As filed with the Securities and Exchange Commission on October 21, 2026

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as specified in its charter)

New Jersey	6021	22-2477875
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Penn Plaza

New York, New York 10119

973-305-8800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ira Robbins

Chairman, President and Chief Executive Officer

Valley National Bancorp

One Penn Plaza

New York, New York 10119

(973) 305-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lyndsey Sloan Senior Executive Vice President and General Counsel Valley National Bancorp One Penn Plaza New York, New York 10119 (973) 305-8800	Matthew M. Guest, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000

Steven G. Van Drunen President and Chief Executive Officer Providence Financial Corporation 630 East 162nd Street South Holland, Illinois 60473 (888) 923-5664	Mark Ryerson, Esq. Dickinson Wright PLLC 71 S. Wacker Drive, Suite 2700 Chicago, Illinois 60606 (312) 377-7863

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and upon completion of the merger described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

The information in this proxy statement/prospectus is not complete and may be changed. A registration statement relating to the securities described in this proxy statement/prospectus has been filed with the U.S. Securities and Exchange Commission. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This proxy statement/prospectus does not constitute an offer to sell or the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY-SUBJECT TO COMPLETION-DATED OCTOBER 21, 2026

To the Shareholders of Providence Financial Corporation

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholders of Providence Financial Corporation:

On behalf of the board of directors of Providence Financial Corporation (“Providence”), we are pleased to provide the accompanying proxy statement/prospectus relating to the proposed merger of Providence with and into Valley National Bancorp (“Valley”). We are requesting that you consider and vote on the proposals described in this proxy statement/prospectus as a holder of shares of common stock of Providence, par value $1.00 per share (“Providence common stock”).

The boards of directors of Providence and Valley (the “Providence board of directors” and “Valley board of directors,” respectively) have each unanimously approved the Agreement and Plan of Merger dated August 24, 2026, by and between Providence and Valley (as amended from time to time, the “merger agreement”), pursuant to which Providence will merge with and into Valley (the “merger”), with Valley as the surviving corporation. Immediately following the merger, Providence Bank & Trust, a wholly owned subsidiary of Providence, will merge with and into Valley National Bank, a wholly owned subsidiary of Valley, with Valley National Bank as the surviving entity.

If the merger is completed, at the effective time each outstanding share of Providence common stock will convert into the right to receive (i) $21.47 in cash, without interest (the “cash merger consideration”) and (ii) 4.3854 shares (the “exchange ratio”) of Valley common stock, no par value (“Valley common stock”) for each share of Providence common stock held as of the effective time of the merger (the aggregate consideration described in clauses (i) and (ii), the “merger consideration”). Holders of Providence common stock (each, a “Providence shareholder”) will receive cash in lieu of fractional shares of Valley common stock issuable in the merger. Holders of Valley common stock will continue to own their existing shares of Valley common stock.

Additionally, no later than thirty (30) days prior to the closing, Providence will, and will cause its subsidiaries to, take all actions necessary, appropriate or advisable to redeem, effective as of immediately prior to the closing, all issued and outstanding shares of Providence preferred stock in accordance with the organizational documents of Providence and applicable law. Under the merger agreement, immediately prior to the effective time, each share of Providence series B preferred stock and series C preferred stock issued and outstanding will be redeemed in accordance with the terms of the merger agreement and will cease to exist as of the effective time, and each share of Providence series B preferred stock and series C preferred stock represented by book-entry will thereafter represent only the right to receive a cash payment equal to the sum of $1,000.00 per share, plus all declared but unpaid dividends, in accordance with the applicable organizational documents of Providence.

Although the number of shares of Valley common stock that Providence shareholders will receive is fixed, the market value of the merger consideration will fluctuate with the market price of Valley common stock and will not be known at the time Providence shareholders vote on the merger. Valley common stock is currently quoted on the Nasdaq Stock Market (the “NASDAQ”) under the symbol “VLY.” Based on the closing price of Valley common stock on the NASDAQ on August 24, 2026, the last trading day before public announcement of the merger, of $14.10, the per share merger consideration represented approximately $83.30 in value for each share of Providence common stock. The outstanding shares of Providence common stock are privately held and are not traded on any public market. Based on the closing price of Valley common stock on the NASDAQ on [    ], 2026, the last practicable trading day before the date of this proxy statement/prospectus, of $[   ], the per share merger consideration represented approximately $[   ] in value for each share of Providence common stock. The price of Valley common stock at the time of completion of the merger may be higher or lower than the price of Valley common stock on the date of this proxy statement/prospectus, which could affect the value of the per share merger consideration. We urge you to obtain current market quotations for Valley common stock (trading symbol “VLY”).

Based on the number of shares of Providence common stock outstanding as of [   ], 2026, Valley expects to issue approximately [   ] shares of Valley common stock to holders of Providence common stock (in the aggregate) and to pay approximately $[   ] in cash in the merger. Based on the number of shares of Providence common stock outstanding as of [    ], 2026, we estimate that, following the completion of the merger, former holders of Providence common stock will own approximately [  ]% of the combined company and existing Valley shareholders will own approximately [  ]% of the combined company.

Providence will hold a special meeting of Providence shareholders (the “Providence special meeting”) at which holders of Providence common stock will be asked to consider and vote upon (1) a proposal to approve the merger agreement and the merger (the “Providence merger proposal”), and (2) a proposal to adjourn the Providence special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment or postponement to approve the merger agreement and the merger (the “Providence adjournment proposal”). Valley and Providence cannot complete the merger unless the Providence shareholders approve the Providence merger proposal. Providence’s board of directors is providing this proxy statement/prospectus to solicit Providence shareholders’ proxy to vote in connection with the Providence merger proposal and the Providence adjournment proposal. This document is also a prospectus that is being delivered to holders of Providence common stock because, in connection with the merger, Valley is offering shares of Valley common stock to Providence shareholders.

The Providence special meeting will be held at [  ] on [    ], 2026 at [  ], Central Time.

Information about the Providence special meeting and the merger is contained in the accompanying proxy statement/prospectus. In particular, see the section entitled “Risk Factors” beginning on page 18, for a discussion of the risks relating to the proposed merger and owning Valley common stock after the merger. We urge you to read this document carefully and in its entirety. You may also obtain information about Valley from documents that Valley has filed with the Securities and Exchange Commission (the “SEC”).

Your vote is important. Whether or not you plan to attend the Providence special meeting, please vote as soon as possible to ensure that your shares are represented at the Providence special meeting. If you do not vote, it will have the same effect as voting “AGAINST” the merger. Holders of Providence preferred stock are not entitled to, and are not being asked to, vote at the Providence special meeting.

The Providence board of directors unanimously recommends that holders of Providence common stock vote “FOR” each of the proposals to be considered at the Providence special meeting.

If you have any questions concerning the merger, please contact Kevin L. Botma at 708-404-9516 or kbotma@providencebank.com.

Sincerely,

Steven G. Van Drunen

President and Chief Executive Officer

Providence Financial Corporation

Neither the SEC nor any state securities regulator has approved or disapproved the merger, including the issuance of the securities to be issued under this proxy statement/prospectus, or passed upon the adequacy or accuracy of the accompanying proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The securities that Valley is offering through this document are not savings accounts, deposit accounts or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or by any other U.S. federal or state governmental agency.

The accompanying proxy statement/prospectus is dated [    ], 2026, and is first being mailed or otherwise delivered to Providence shareholders on or about [    ], 2026.

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Valley from documents filed with the SEC that have not been included in or delivered with this document. This information is described on page 118 under “Where You Can Find More Information.” You can obtain free copies of this information by writing or calling:

Valley National Bancorp

Attention: Investor Relations Department

One Penn Plaza

New York, New York 10119

(551) 288-3182

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them by [    ], 2026, in order to receive them before the Providence special meeting.

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated [    ], 2026, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such incorporated document. Neither the mailing of this proxy statement/prospectus to holders of Providence common stock nor the issuance by Valley of shares of Valley common stock in connection with the merger will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in, or incorporated by reference into, this document regarding Providence has been provided by Providence and information contained in, or incorporated by reference into, this document regarding Valley has been provided by Valley.

See the section entitled “Where You Can Find More Information” beginning on page 118 of this proxy statement/prospectus for further information.

Providence Financial Corporation

630 East 162nd Street

South Holland, Illinois 60473

888-923-5664

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Providence Financial Corporation:

On August 24, 2026, Valley National Bancorp, a New Jersey corporation (“Valley”), and Providence Financial Corporation, an Illinois corporation (“Providence”), entered into an Agreement and Plan of Merger (as amended from time to time, the “merger agreement”), a copy of which is attached as Annex A to the accompanying proxy statement/prospectus of which this notice is a part.

NOTICE IS HEREBY GIVEN that a special meeting of holders of Providence common stock (the “Providence special meeting”) will be held at [  ] on [    ], 2026 at [  ], Central Time.

At the Providence special meeting, you will be asked to vote on the following matters:

•

Proposal 1: To approve and adopt the merger agreement and the transactions contemplated thereby, including the merger of Providence with and into Valley, with Valley as the surviving corporation (the “merger,” and the proposal, the “Providence merger proposal”); and

•

Proposal 2: To adjourn or postpone the Providence special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment or postponement to approve the Providence merger proposal (the “Providence adjournment proposal”).

The Providence board of directors has fixed the close of business on [    ], 2026 as the record date for the Providence special meeting. Only holders of record of Providence common stock as of the close of business on the record date are entitled to notice of, and to vote at, the Providence special meeting or any adjournment or postponement thereof. No other business may be transacted at the Providence special meeting except such business as may properly come before the Providence special meeting or any adjournment or postponement thereof.

Under Illinois law, if the merger is completed, Providence shareholders of record who do not vote in favor of the Providence merger proposal and who follow the required steps under Illinois law may choose to exercise dissenters’ rights. This means you may request to receive a cash payment for the “fair value” of your shares instead of receiving the merger consideration. To do so, you must follow the procedures described in the section of this proxy statement/prospectus entitled “The Merger—Appraisal or Dissenters’ Rights in the Merger” beginning on page 69, as well as the requirements of Illinois law. A copy of Sections 11.65 and 11.70 of the Illinois Business Corporation Act of 1983, as amended (the “IBCA”), the specific Illinois statutes that govern objecting shareholders and dissenters’ rights, is included for your reference as Annex D to this proxy statement/prospectus.

The Providence board of directors unanimously recommends that holders of Providence common stock vote “FOR” the Providence merger proposal, and “FOR” the Providence adjournment proposal.

Your vote is important, regardless of the number of shares you own. Approval of the Providence merger proposal is required to complete the transactions contemplated by the merger agreement. Approval of the merger agreement requires the affirmative vote of at least a majority of the voting power of all outstanding stock of Providence entitled to vote on the Providence merger proposal. Failure to vote will have the same effect as a vote against the Providence merger proposal. Accordingly, we urge all shareholders to vote as promptly as possible.

A proxy card is enclosed. Whether or not you plan to attend the Providence special meeting, please complete, sign and date the proxy card and promptly mail it in the enclosed envelope. You may revoke your proxy card in the manner described in the proxy statement/prospectus at any time before it is exercised. If you attend the Providence special meeting, you may change your vote if you wish, even if you have previously returned your proxy card.

The proxy statement/prospectus of which this notice is a part provides a detailed description of the merger agreement, the transactions contemplated thereby, including the merger, and the other matters to be considered at the Providence special meeting. A summary of the merger agreement is included in the proxy statement/prospectus in the sections entitled “The Merger” and “The Merger Agreement,” and a copy of the merger agreement is attached as Annex A to the proxy statement/prospectus, each of which are incorporated by reference into this notice to the same extent as if fully set forth herein. We encourage you to carefully read this proxy statement/prospectus (including the annexes thereto) and any other documents incorporated by reference herein in their entirety.

If you have any questions or need assistance with voting, please contact Kevin L. Botma at 708-404-9516 or kbotma@providencebank.com.

By Order of the Board of Directors,

Steven G. Van Drunen

President and Chief Executive Officer

Providence Financial Corporation

South Holland, Illinois

[    ], 2026

-i-

-ii-

QUESTIONS AND ANSWERS

The following are some questions that you may have about the merger and the Providence special meeting, and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger and the Providence special meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 118.

In this proxy statement/prospectus, unless the context otherwise requires:

•	“Providence” refers to Providence Financial Corporation;

•	“Providence common stock” refers to the common stock, par value $1.00 per share, of Providence;

•

“Providence preferred stock” refers to Providence’s serial preferred stock, par value $1.00 per share, which has the following designations: (i) 5.00% perpetual series B preferred stock, par value $1.00 per share (“Providence series B preferred stock”) and (ii) 5.00% perpetual series C preferred stock, par value $1.00 per share (“Providence series C preferred stock”);

•	“Valley” refers to Valley National Bancorp;

•	“Valley common stock” refers to the common stock, no par value, of Valley; and

•

“Valley preferred stock” refers to Valley’s serial preferred stock, no par value, which has the following designations: (i) non-cumulative perpetual series A preferred stock, no par value (“Valley series A preferred stock”), (ii) non-cumulative perpetual series B preferred stock, no par value (“Valley series B preferred stock”) and (iii) non-cumulative perpetual series C preferred stock, no par value (“Valley series C preferred stock”).

Q:	Why am I receiving this proxy statement/prospectus?

A:

You are receiving this proxy statement/prospectus because Valley and Providence have entered into an Agreement and Plan of Merger, dated as of August 24, 2026 (as amended from time to time, the “merger agreement”). A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and is incorporated by reference herein. The merger agreement (a) provides that Providence will merge with and into Valley (the “merger”), with Valley as the surviving corporation (the “surviving corporation,” or “Valley,” as the case may be) and (b) contemplates that immediately following the completion of the merger, Providence Bank & Trust (“Providence Bank”), a bank chartered under the laws of the State of Illinois and a wholly owned subsidiary of Providence, will merge with and into Valley National Bank, a national banking association under the laws of the United States and a wholly owned subsidiary of Valley, with Valley National Bank as the surviving bank (the “surviving bank”) (the “bank merger”).

To complete the merger, among other things, holders of at least a majority of the voting power of all outstanding stock of Providence entitled to vote thereon at the Providence special meeting must approve the merger agreement and the transactions contemplated thereby (the “requisite Providence shareholder approval”), including the merger (the “Providence merger proposal”).

Providence is holding a special meeting of holders of Providence common stock (the “Providence special meeting”) to obtain approval of the Providence merger proposal. Holders of Providence common stock will also be asked to approve the proposal to adjourn or postpone the Providence special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment or postponement to approve the Providence merger proposal (the “Providence adjournment proposal”).

This document is also a prospectus that is being delivered to holders of Providence common stock because, in connection with the merger, Valley is offering shares of Valley common stock to holders of Providence common stock.

This proxy statement/prospectus contains important information about the merger agreement, the merger and the proposals being voted on at the Providence special meeting. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares of common stock voted by proxy without attending the meeting. Your vote is important and we encourage you to submit your proxy as soon as possible.

Q:	What will happen in the merger?

A:

In the merger, Providence will merge with and into Valley, with Valley continuing as the surviving corporation. After completion of the merger, Providence will cease to exist and Valley will remain a publicly traded company. See the information provided in the section entitled “The Merger Agreement—Structure of the Merger” beginning on page 73 and the merger agreement for more information about the merger.

Q:	When and where will the Providence special meeting take place?

A:

The Providence special meeting is scheduled to take place at [  ], on [    ], 2026, at [  ], Central Time. Even if you plan to attend the Providence special meeting, Providence recommends that you vote your shares in advance so that your vote will be counted if you later decide not to or become unable to attend the Providence special meeting.

Q:	What matters will be considered at the Providence special meeting?

A:	At the Providence special meeting, holders of Providence common stock will be asked to consider and vote on the following proposals:

•	Proposal 1: The Providence merger proposal. Approval of the merger agreement and the transactions contemplated thereby, including the merger; and

•

Proposal 2: The Providence adjournment proposal. Approval of the adjournment or postponement of the Providence special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment or postponement to approve the Providence merger proposal.

In order to complete the merger, among other things, holders of Providence common stock must approve the Providence merger proposal. Approval of the Providence adjournment proposal is not a condition to the obligations of Valley or Providence to complete the merger.

Q:	What will holders of Providence common stock receive in the merger?

A:

Under the terms and subject to the conditions set forth in the merger agreement, holders of Providence common stock receive (i) $21.47 without interest (the “cash merger consideration”) and (ii) 4.3854 shares (the “exchange ratio”) of Valley common stock (the aggregate consideration described in clauses (i) and (ii), the “merger consideration”) for each share of Providence common stock issued and outstanding immediately prior to the effective time of the merger (excluding dissenting shares and shares of Providence common stock owned by Providence as treasury stock or otherwise owned by Providence or Valley (in each case other than Providence common stock (a) held in trust accounts, managed or custodial accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties and (b) held, directly or indirectly, in respect of debts previously contracted)). No fractional shares of Valley common stock will be issued in the merger, and holders of Providence common stock who would otherwise be entitled to receive a fractional share will instead receive an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of closing sale prices of Valley common stock on the Nasdaq Stock Market (the “NASDAQ”) as reported by The Wall Street Journal for the five (5) consecutive full trading days ending on the trading day immediately preceding the closing date (the “Valley share closing price”) by (ii) the fraction of a share (after taking into account all shares of Providence common stock held by such holder immediately prior to the effective time and rounded to the nearest thousandth when expressed in decimal form) of Valley common stock which such holder would otherwise be entitled to receive. For more information, see the section entitled “The Merger Agreement—Merger Consideration” beginning on page 74.

Q:	Will the value of the merger consideration change between the date of this proxy statement/prospectus and the time the merger is completed?

A:

Yes. Although the number of shares of Valley common stock that holders of Providence common stock will receive for each share of Providence common stock they hold is fixed, the value of the merger consideration will fluctuate between the date of this proxy statement/prospectus and the completion of the merger based upon the market value for Valley common stock. Any change in the market price of Valley common stock prior to the completion of the merger will affect the value of the merger consideration that holders of Providence common stock will receive upon completion of the merger. Neither Valley nor Providence is permitted to terminate the merger agreement as a result, in and of itself, of any increase or decrease in the market price of Valley common stock.

Q:	How will the merger affect Providence stock options?

A:

At the effective time, each Providence stock option that is outstanding immediately prior to the effective time and that has an exercise price per share of Providence common stock underlying such Providence option that is less than the merger consideration value (each such Providence stock option, an “in-the-money Providence stock option”), whether or not exercisable or vested, will be cancelled without any action on the part of any holder thereof in consideration for the right to receive (without interest) the merger consideration (less applicable tax withholdings pursuant to the terms of the merger agreement) in respect of each Providence net option share subject to such in-the-money Providence stock option. A “Providence net option share” means with respect to each Providence stock option, the quotient of (i) the product of (a) the excess, if any, of the merger consideration value over the Providence stock option exercise price of the Providence stock option immediately prior to the effective time multiplied by (b) the number of shares of Providence common stock subject to such Providence stock option immediately prior to the effective time divided by (ii) the merger consideration value. At the effective time, any Providence stock option that is not an in-the-money Providence stock option will be cancelled for no consideration.

Q:	How does the Providence board of directors recommend that I vote at the Providence special meeting?

A:	The Providence board of directors unanimously recommends that you vote “FOR” the Providence merger proposal and “FOR” the Providence adjournment proposal.

In considering the recommendations of the Providence board of directors, holders of Providence common stock should be aware that Providence directors and executive officers may have interests in the merger that are or may be different from, or in addition to, the interests of holders of Providence common stock generally. For a more complete description of these interests, see the information provided in the section entitled “The Merger—Interests of Providence’s Directors and Executive Officers in the Merger” beginning on page 61.

Q:	Who is entitled to vote at the Providence special meeting?

A:

The Providence board of directors has fixed the close of business on [    ], 2026 as the record date (the “record date”) for determination of the holders of Providence common stock entitled to notice of and to vote at the Providence special meeting. Only Providence shareholders at the close of business on the record date will be entitled to vote at the Providence special meeting. Each holder of Providence common stock is entitled to cast one (1) vote on each matter properly brought before the Providence special meeting for each share of Providence common stock that such holder owned of record as of the record date. As of the record date, there were [ ] shares of Providence common stock outstanding and entitled to be voted at the Providence special meeting. Attendance at the Providence special meeting in person is not required to vote. See below and the section entitled “The Providence Special Meeting—Attending the Special Meeting” beginning on page 32 for instructions on how to vote your shares without attending the Providence special meeting.

Q:	What constitutes a quorum for the Providence special meeting?

A:

The presence at the Providence special meeting of a majority of the outstanding shares of Providence common stock entitled to vote at the meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Providence special meeting. Abstentions will be included in determining the number of shares present at the meeting for purposes of establishing a quorum.

Q:	If my shares of common stock are held in “street name” by my bank, broker, trustee or other nominee, will my bank, broker, trustee or other nominee vote my shares for me?

A:

No. If your shares are held in “street name” by a bank, broker, trustee or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. You may not vote shares held in “street name” by returning the proxy directly to Providence or by voting at the Providence special meeting, unless you provide a “legal proxy,” which you must obtain from your bank, broker, trustee or other nominee.

Banks, brokers, trustees or other nominees who hold shares of Providence common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers, trustees or other nominees are not allowed to exercise voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Providence expects that all proposals to be voted on at the Providence special meeting will be “non-routine” matters on which banks, brokers, trustees or other nominees do not have discretionary voting power to vote.

If you are a holder of Providence common stock and you do not instruct your bank, broker, trustee or other nominee on how to vote your shares:

•

your bank, broker, trustee or other nominee may not vote your shares on the Providence merger proposal, which broker non-votes will have the same effect as a vote “AGAINST” the Providence merger proposal (assuming a quorum is present); and

•

your bank, broker, trustee or other nominee may not vote your shares on the Providence adjournment proposal, which broker non-votes will have no effect on such proposal (whether or not a quorum is present).

Q:	What vote is required for the approval of each proposal at the Providence special meeting?

A:	Merger Proposal

Assuming a quorum is present, approval of the Providence merger proposal requires the affirmative vote of the holders of at least a majority of the voting power of all outstanding stock of Providence entitled to vote thereon at the Providence special meeting. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote at the Providence special meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the Providence merger proposal, it will have the same effect as a vote “AGAINST” the Providence merger proposal.

Adjournment Proposal

Assuming a quorum is present, approval of the Providence adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of Providence common stock entitled to vote at the Providence special meeting. If you are a Providence shareholder who is present in person or represented by proxy at the Providence special meeting and you fail to vote on the adjournment proposal, mark “ABSTAIN” on your proxy card or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the Providence adjournment proposal, it will have the same effect as a vote “AGAINST” the proposal. If you are not present in person or represented by proxy at the Providence special meeting, it will have no effect on the Providence adjournment proposal.

Q:	How do I submit a proxy or vote my shares at the Providence special meeting?

A:

Whether you hold your shares directly as the holder of record of Providence common stock or beneficially in “street name,” you may direct your vote by proxy without attending the Providence special meeting in person, as applicable.

Record Holders. If you are a holder of record of Providence common stock, you may vote using any of the following methods:

•	By Telephone: You can vote over the telephone by following the instructions on the proxy card.

•

By Mail: You may vote by indicating on the proxy card(s) applicable to your Providence common stock how you want to vote and signing, dating and mailing your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the Providence special meeting. If you are a Providence shareholder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Providence board of directors.

•	At the Providence special meeting: If you are a record holder on the record date, you may vote by proxy or you may attend the Providence special meeting and vote in person.

Providence must receive your vote no later than the time the polls close for voting at the Providence special meeting for your vote to be counted at the special meeting. Please note that telephone voting will close at 11:59 p.m., Central Time, on [    ], 2026.

Voting your shares by proxy will enable your shares of Providence common stock to be represented and voted at the Providence special meeting if you do not attend the Providence special meeting and vote your shares in person. By following the voting instructions in the materials you receive, you will direct the designated persons (known as “proxies”) to vote your shares of Providence common stock at the Providence special meeting in accordance with your instructions. The Providence board of directors has appointed Steven Van Drunen and Peter Huizenga, Jr. to serve as the proxies for the Providence special meeting. If you vote by telephone, you do not have to return your proxy or voting instruction card.

Beneficial Owners. If you own your shares of Providence common stock beneficially in “street name,” your ability to vote by telephone depends on your broker’s voting process. When your shares are held in a brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” This proxy statement/prospectus has been provided to you by your bank, broker, trustee or other nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instruction card or by following its instructions for voting by telephone provided by your nominee.

To vote the shares that you hold in “street name” in person at the Providence special meeting, you must bring a legal proxy from your broker, bank, trustee or other nominee, (a) confirming that you were the beneficial owner of those shares as of the close of business on the record date, (b) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank, trustee or other nominee, and (c) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the Providence special meeting. If you fail to bring a nominee-issued proxy to the Providence special meeting, you will not be able to vote your nominee-held shares in person at the Providence special meeting.

Additional information on voting procedures can be found under the section entitled “The Providence Special Meeting” on page 30.

Q:	What do I need to do now prior to the Providence special meeting?

A:

After carefully reading and considering the information contained in this proxy statement/prospectus in its entirety, including its annexes and the information incorporated by reference herein, please vote as soon as possible. If you hold shares of Providence common stock, please respond by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-paid envelope, or by submitting your proxy by telephone, as soon as possible by [    ], 2026 so that your shares may be represented at the Providence special meeting. Please note that if you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker, trustee or other nominee.

Q:	Why is my vote important?

A:

If you do not vote, it will be more difficult for Providence to obtain the necessary quorum to hold the Providence special meeting. In addition, your failure to submit a proxy or vote at the Providence special meeting, or failure to instruct your bank, broker, trustee or other nominee how to vote, will have the same effect as a vote “AGAINST” the Providence merger proposal, and an abstention will have the same effect as a vote “AGAINST” the Providence merger proposal. Assuming a quorum is present, approval of the Providence merger proposal requires the affirmative vote of the holders of at least a majority of the voting power of all outstanding stock of Providence entitled to vote thereon at the Providence special meeting (the “requisite Providence shareholder approval”) and approval of the Providence adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Providence common stock present in person or represented by proxy at the Providence special meeting and entitled to vote thereon at the Providence special meeting. The Providence board of directors unanimously recommends that you vote “FOR” the Providence merger proposal, and “FOR” the Providence adjournment proposal.

Q:	Can I revoke my proxy or change my vote?

A:	Yes. Regardless of the method used to cast a vote, if you are the record holder, you may revoke or change your vote by:

•	completing, signing, dating and returning a proxy card with a later date, which must be received by 11:59 p.m. Central Time on the day before the Providence special meeting;

•

delivering a duly executed written revocation letter addressed to Providence’s corporate secretary at: Providence Financial Corporation, 630 East 162nd Street, South Holland, Illinois 60473, Attn: Corporate Secretary, which must be received by 11:59 p.m. Central Time on the day before the Providence special meeting;

•	attending the Providence special meeting, notifying the corporate secretary and voting by ballot at the Providence special meeting; or

•	voting by telephone at a later time (but prior to 11:59 p.m. Central Time on the day before the Providence special meeting).

If you beneficially own your shares in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the bank, broker, trustee or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

Q:	Will Providence be required to submit the Providence merger proposal to its shareholders even if the Providence board of directors has withdrawn, modified or qualified its recommendation?

A:

Yes. Unless the merger agreement is terminated before the Providence special meeting in accordance with its terms, the Providence special meeting will be convened and Providence is required to submit the Providence merger proposal to its shareholders at the Providence special meeting even if the Providence board of directors has withdrawn or modified the Providence board recommendation (as defined in the section entitled “The Merger Agreement—Shareholder Meeting and Recommendation of the Providence Board of Directors”).

Q:	Are there any Providence shareholders already committed to voting in favor of the Providence merger proposal?

A:

Yes. Directors of Providence and Providence Bank who are also shareholders of Providence, and certain other shareholders of Providence, have entered into a voting agreement with Valley pursuant to which, among other things, they have agreed to vote in favor of the approval and adoption of the merger agreement, subject to the terms of the voting agreement. As of the record date for the Providence special meeting, these shareholders collectively and beneficially owned approximately [  ]% of the outstanding shares of Providence common stock. For information regarding the voting agreement and certain holders of shares of Providence common stock, see “Security Ownership of Providence Directors, Executive Officers and Certain Beneficial Owners of Providence” on page 97.

Q:	Are holders of Providence common stock entitled to appraisal or dissenters’ rights?

A:

Providence shareholders who do not vote in favor of approval of the merger agreement and otherwise comply with all of the procedures of the Illinois Business Corporation Act of 1983, as amended (which we refer to as the “IBCA”), will be entitled to receive payment in cash of the “fair value” of their shares of Providence common stock as ultimately determined under the statutory process. This “fair value” could be more than the merger consideration but could also be less.

For more information, see the section entitled “The Merger—Appraisal or Dissenters’ Rights in the Merger” beginning on page 69. In addition, the full text of Sections 11.65 and 11.70 of the IBCA, the statutory provisions governing dissenters’ rights, is enclosed as Annex D to this proxy statement/prospectus.

Q:	Are there any risks that I should consider in deciding whether to vote for the approval of the Providence merger proposal or the Providence adjournment proposal?

A:

Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 18. You also should read and carefully consider the risk factors of Valley in the documents that are incorporated by reference into this proxy statement/prospectus.

Q:	Does Valley pay regular dividends on its shares of common stock?

A:

Yes, Valley pays quarterly cash dividends on its shares of Valley common stock. Valley declared quarterly cash dividends on its common stock in 2025, 2024 and 2023. As approved by Valley’s board of directors, Valley declared and paid a $0.11 per share dividend to holders of Valley common stock for the four fiscal quarters of 2023. Valley declared and paid a $0.11 per share dividend to holders of Valley common stock for the four fiscal quarters of 2024. Valley declared and paid a $0.11 per share dividend to holders of Valley common stock for the four fiscal quarters of 2025 and the first three fiscal quarters of 2026. On October 20, 2026, Valley announced it had declared a $0.11 per share dividend to holders of Valley common stock for the fourth fiscal quarter of 2026, payable on January 4, 2026, to shareholders of record as of December 15, 2026. The amount of quarterly cash dividends paid on shares of Valley common stock is subject to change based on the quarterly dividend amounts approved by the board of directors of Valley.

Q:	What are the material U.S. federal income tax consequences of the merger to U.S. holders of Providence common stock?

A:

The merger is intended to qualify as a “reorganization” (within the meaning of Section 368(a) of the Code) for U.S. federal income tax purposes, and it is a condition to Valley’s and Providence’s respective obligations to complete the merger that Valley and Providence each receive a legal opinion to the effect that the merger will so qualify. Accordingly, a U.S. holder of Providence common stock generally will recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of gain realized (i.e., the excess, if any, of the sum of the cash and the fair market value of the Valley common stock received over the holder’s adjusted tax basis in its Providence common stock surrendered) and (ii) the amount of cash received, in each case excluding any cash received instead of a fractional share of Valley common stock, which will be treated as described in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger.” You should be aware that the tax consequences to you of the merger may depend upon your own situation. In addition, you may be subject to state, local or non-U.S. tax laws that are not discussed in this proxy statement/prospectus. You should therefore consult with your own tax advisor for a full understanding of the tax consequences to you of the merger. For a more complete discussion of the material U.S. federal income tax consequences of the merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 93.

Q:	When is the merger expected to be completed?

A:

Valley and Providence expect to complete the merger in early 2027. However, neither Valley nor Providence can predict the actual date on which the merger will be completed, or if the merger will be completed at all, because completion is subject to conditions and factors outside the control of both companies. Before we can complete the merger, Providence must first obtain the approval of holders of Providence common stock for the merger, and Valley and Providence must obtain necessary regulatory approvals and satisfy certain other conditions to completion of the merger.

Q:	What are the conditions to completion of the merger?

A:

The obligations of Valley and Providence to complete the merger are subject to the satisfaction or waiver of certain closing conditions contained in the merger agreement, including the receipt of required regulatory approvals and the expiration of statutory waiting periods without the imposition of any materially burdensome regulatory condition (as defined in “The Merger—Regulatory Approvals”), receipt of tax opinions, approval by holders of Providence common stock of the Providence merger proposal and other customary conditions. For more information, see the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 87.

Q:	What happens if the merger is not completed?

A:

If the merger is not completed, holders of Providence common stock will not receive any consideration for their shares of Providence common stock in connection with the merger. Instead, Providence will remain an independent company and Valley will not complete the issuance of shares of Valley common stock pursuant to the merger agreement. In addition, if the merger agreement is terminated in certain circumstances, a termination fee of $11,115,000 may be payable by Providence to Valley. See the section entitled “The Merger Agreement—Termination Fee” beginning on page 90 for a more detailed discussion of the circumstances under which a termination fee will be required to be paid.

Q:	Should I send in my Providence common stock certificates now?

A:

No. Please do not send in your stock certificates with your proxy. After the merger is completed, an exchange agent designated by Valley and reasonably acceptable to Providence (the “exchange agent”) will send you instructions for exchanging Providence stock certificates for the consideration to be received in the merger. See the section entitled “The Merger Agreement—Conversion of Shares; Exchange of Providence Stock Certificates” beginning on page 76.

Q:	What should I do if I receive more than one set of voting materials for the same special meeting?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted. For shares held in “street name” through a bank, broker, trustee or other nominee, you should follow the procedures provided by your bank, broker, trustee or other nominee to vote your shares.

Q:	Who can help answer my questions?

A:

If you need assistance in completing your proxy, have questions regarding the Providence special meeting, or would like additional copies of this proxy statement/prospectus, please contact Kevin L. Botma, Secretary of Providence at 708-404-9516 or kbotma@providencebank.com.

SUMMARY

This summary highlights selected information in this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents we refer you to for a more complete understanding of the matters being considered at the Providence special meeting. In addition, we incorporate by reference important business and financial information about Valley into this proxy statement/prospectus. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 118 of this proxy statement/prospectus.

The Parties to the Merger (pages 37 and 38)

Valley National Bancorp

One Penn Plaza

New York, New York 10119

Telephone: (973) 305-8800

Founded in 1927, Valley National Bancorp is a registered bank holding company and financial holding company with the Federal Reserve under the Bank Holding Company Act of 1956, headquartered in Morristown, New Jersey. At June 30, 2026, Valley had consolidated total assets of $66.3 billion, total net loans of $51.9 billion, total deposits of $54.1 billion and total shareholders’ equity of $7.9 billion. Valley’s principal subsidiary, Valley National Bank, has been chartered as a national banking association under the laws of the United States since 1927 and as of June 30, 2026, has more than 220 branch locations and commercial offices nationwide and serves clients across New Jersey, New York, Florida, Alabama, California, Illinois, Pennsylvania and Arizona. Valley, through Valley National Bank and its subsidiaries, offers a full suite of national and regional banking solutions through various commercial, private banking, retail, insurance and wealth management financial services products. Valley provides personalized service and customized solutions to assist its customers with their financial service needs. Valley’s solutions include, but are not limited to, traditional consumer and commercial deposit and lending products, commercial real estate financing, asset-based loans, small business loans, equipment financing, insurance and wealth management solutions, and personal financing solutions, such as residential mortgages, home equity loans and automobile financing.

Valley’s common stock is traded on the NASDAQ under the symbol “VLY.”

Valley’s principal executive office is located at One Penn Plaza, New York, New York 10119 and its telephone number is (973) 305-8800.

Providence Financial Corporation

630 East 162nd Street

South Holland, Illinois 60473

Telephone: (888) 923-5664

Providence Financial Corporation is a one-bank holding company registered with the Federal Reserve under the Bank Holding Company Act of 1956. Established in 2014 and headquartered in South Holland, Illinois, Providence had consolidated total assets of approximately $1.6 billion, total net loans of $1.1 billion, total deposits of $1.3 billion, and total shareholders’ equity of $194.9 million as of June 30, 2026.

Providence conducts its banking operations primarily through its wholly owned subsidiary, Providence Bank & Trust (“Providence Bank”), an Illinois-chartered, nonmember commercial bank that commenced operations in 2004. Providence Bank operates across two states, maintaining fifteen (15) offices across greater Chicago, Illinois and northwest Indiana, including its main office in South Holland, Illinois. The bank’s branch network includes eight offices in Cook County, Illinois, three offices in DuPage County, Illinois, one office in Will County, Illinois, and three offices in Lake County, Indiana.

Providence is a privately held corporation, and the outstanding shares of Providence common stock are not traded on any public market.

Providence’s principal executive office is located at 630 East 162nd Street, South Holland, Illinois 60473, and its telephone number at that location is (888) 923-5664.

The Merger and the Merger Agreement (pages 39 and 73)

The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. You are encouraged to read the merger agreement carefully and in its entirety, as it is the primary legal document that governs the merger.

Subject to the terms and conditions of the merger agreement, at the completion of the merger, Providence will merge with and into Valley, with Valley as the surviving corporation. Immediately following the completion of the merger, Providence Bank, a bank chartered under the laws of the State of Illinois and a wholly owned bank subsidiary of Providence, will merge with and into Valley National Bank, a national banking association and a wholly owned bank subsidiary of Valley, with Valley National Bank as the surviving bank (the “bank merger”).

Merger Consideration (page 74)

Under the terms and subject to the conditions set forth in the merger agreement, holders of Providence common stock receive (i) $21.47 without interest (the “cash merger consideration”) and (ii) 4.3854 shares (the “exchange ratio”) of Valley common stock (the aggregate consideration described in clauses (i) and (ii), the “merger consideration”) for each share of Providence common stock issued and outstanding immediately prior to the effective time of the merger (excluding dissenting shares and shares of Providence common stock owned by Providence as treasury stock or otherwise owned by Providence or Valley (in each case other than Providence common stock (a) held in trust accounts, managed or custodial accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties and (b) held, directly or indirectly, in respect of debts previously contracted)). No fractional shares of Valley common stock will be issued in the merger, and holders of Providence common stock who would otherwise be entitled to receive a fractional share will instead receive an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of closing sale prices of Valley common stock on the Nasdaq Stock Market (the “NASDAQ”) as reported by The Wall Street Journal for the five (5) consecutive full trading days ending on the trading day immediately preceding the closing date (the “Valley share closing price”) by (ii) the fraction of a share (after taking into account all shares of Providence common stock held by such holder immediately prior to the effective time and rounded to the nearest thousandth when expressed in decimal form) of Valley common stock which such holder would otherwise be entitled to receive.

Valley common stock is listed on the NASDAQ under the symbol “VLY.” Providence common stock is not listed or quoted on any exchange. The following table shows the closing sale prices of Valley common stock as reported on the NASDAQ on August 24, 2026, the last full trading day before the public announcement of the merger agreement, and on [    ], 2026, the last practicable trading day before the date of this proxy statement/prospectus. This table also shows the implied value of the merger consideration to be issued in exchange for each share of Providence common stock.

	Valley Common Stock			Implied Value of One Share of Providence Common Stock
August 24, 2026		$14.10			$83.30
[ ], 2026	$	[	]	$	[	]

For more information on the merger consideration, see the section entitled “The Merger—Terms of the Merger” beginning on page 39 and the section entitled “The Merger Agreement—Merger Consideration” beginning on page 74.

Treatment of Providence Stock Options (page 75)

At the effective time, each Providence stock option that is outstanding immediately prior to the effective time and that has an exercise price per share of Providence common stock underlying such Providence option that is less than the merger consideration value (each such Providence stock option, an “in-the-money Providence stock option”), whether or not exercisable or vested, will be cancelled without any action on the part of any holder thereof in consideration for the right to receive (without interest) the merger consideration (less applicable tax withholdings pursuant to the terms of the merger agreement) in respect of each Providence net option share subject to such in-the-money Providence stock option. A “Providence net option share” means with respect to each Providence stock option, the quotient of (i) the product of (a) the excess, if any, of the merger consideration value over the Providence stock option exercise price of the Providence stock option immediately prior to the effective time multiplied by (b) the number of shares of Providence common stock subject to such Providence stock option immediately prior to the effective time divided by (ii) the merger consideration value. At the effective time, any Providence stock option that is not an in-the-money Providence stock option will be cancelled for no consideration.

Providence Preferred Stock (page 75)

No later than thirty (30) days prior to the closing, Providence will, and will cause its subsidiaries to, take all actions necessary, appropriate or advisable to redeem, effective as of immediately prior to the closing, all issued and outstanding shares of Providence preferred stock in accordance with the organizational documents of Providence and applicable law. Immediately prior to the effective time, each share of Providence series B preferred stock and Providence series C preferred stock issued and outstanding immediately prior to the effective time will be redeemed in accordance with the terms of the merger agreement and will cease to exist as of the effective time, and each share of Providence series B preferred stock and Providence series C preferred stock represented by book-entry will thereafter represent only the right to receive a cash payment equal to the sum of (a) $1,000.00 per share of Providence series B preferred stock or Providence series C preferred stock, as applicable, and (b) all declared but unpaid dividends on such share of Providence series B preferred stock or Providence series C preferred stock (such payment, the “Providence series B redemption payment” and the “Providence series C redemption payment,” respectively), in each case, in accordance with the applicable organizational documents of Providence.

Material U.S. Federal Income Tax Consequences of the Merger (page 93)

The merger is intended to qualify as a “reorganization” (within the meaning of Section 368(a) of the Code) for U.S. federal income tax purposes, and it is a condition to Valley’s and Providence’s respective obligations to complete the merger that Valley and Providence each receive a legal opinion to the effect that the merger will so qualify. Accordingly, a U.S. holder of Providence common stock generally will recognize gain (but not loss) for U.S. federal income tax purposes in an amount equal to the lesser of (i) the amount of gain realized (i.e., the excess, if any, of the sum of the cash and the fair market value of the Valley common stock received over the holder’s adjusted tax basis in its Providence common stock surrendered) and (ii) the amount of cash received, in each case excluding any cash received instead of a fractional share of Valley common stock, which will be treated as described in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger.”

For a more complete discussion of the material U.S. federal income tax consequences of the merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 93.

You should be aware that the tax consequences to you of the merger may depend upon your own situation. In addition, you may be subject to state, local or non-U.S. tax laws that are not discussed in this proxy statement/prospectus. You should therefore consult with your own tax advisor for a full understanding of the tax consequences to you of the merger.

Providence’s Reasons for the Merger; Recommendation of the Providence Board of Directors (page 40)

The Providence board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Providence and its shareholders and approved and adopted the merger agreement and the transactions contemplated thereby. In reaching the decision to approve and adopt the merger agreement and recommend the approval of the merger to its shareholders, the Providence board of directors evaluated the merger and the merger agreement, in consultation with Providence’s executive management, as well as Providence’s legal and financial advisors, and considered a number of factors. Accordingly, the Providence board of directors unanimously recommends that holders of Providence common stock vote “FOR” the Providence merger proposal, and “FOR” the Providence adjournment proposal.

For a more detailed discussion of the Providence board of directors’ recommendation and the factors considered by the Providence board of directors, see the section entitled “The Merger—Providence’s Reasons for the Merger; Recommendation of the Providence Board of Directors” beginning on page 40.

Opinion of Providence’s Financial Advisor (page 43)

In connection with the merger, Providence’s financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”), delivered a written opinion, dated August 24, 2026, to the Providence board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Providence common stock of the merger consideration (defined in KBW’s opinion as the cash merger consideration and the stock consideration, taken together) in the proposed merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Annex C to this document. The opinion was for the information of, and was directed to, the Providence board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of Providence to engage in the merger or enter into the merger agreement or constitute a recommendation to the Providence board of directors in connection with the merger, and it does not constitute a recommendation to any holder of Providence common stock or any shareholder of any other entity as to how to vote or act in connection with the merger or any other matter.

For more information, see “The Merger—Opinion of Providence’s Financial Advisor,” beginning on page 43 and Annex C.

Appraisal or Dissenters’ Rights in the Merger (page 69)

As a holder of Providence common stock, you may have dissenters’ rights under Illinois law to demand payment in cash for the “fair value” of your shares if the merger is completed. The appraised fair value of a share of Providence common stock may be higher or lower than the merger consideration payable in the merger. Beneficial owners whose shares are held of record by a broker, bank, trustee or other nominee must act promptly to ensure that the record holder takes all actions required under Illinois law to properly exercise dissenters’ rights on their behalf.

The full text of the applicable provisions of the Illinois Business Corporation Act of 1983, as amended (the “IBCA”), governing dissenters’ rights is attached as Annex D to this proxy statement/prospectus. Strict compliance with these statutory procedures is required, and failure to do so may result in the loss of dissenters’ rights. The value determined in the appraisal process may be more or less than the value a Providence shareholder would receive in the merger under the terms of the merger agreement.

For additional information, please refer to the section entitled “The Merger—Appraisal or Dissenters’ Rights in the Merger” beginning on page 69.

Interests of Providence’s Directors and Executive Officers in the Merger (page 61)

Providence shareholders should be aware that Providence directors and executive officers may have interests in the merger and have arrangements that are different from, or in addition to, the interests of Providence shareholders generally. These interests and arrangements include employment with Valley following the consummation of the merger, rights to severance, potential vesting of Providence equity awards, retention awards and rights to ongoing indemnification and insurance coverage, and may create potential conflicts of interest. The Providence board of directors was aware of these respective interests and considered these interests, among other matters, when making their decisions to approve the merger agreement, and in recommending that Providence shareholders vote to approve the Providence merger proposal, and the Providence adjournment proposal.

For a more complete description of these interests, see “The Merger—Interests of Providence’s Directors and Executive Officers in the Merger” beginning on page 61.

Regulatory Approvals (page 67)

Subject to the terms of the merger agreement, Valley and Providence have agreed to cooperate with each other and use reasonable best efforts to promptly prepare and file all documentation to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the merger and the bank merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and governmental entities. These approvals include, among others, the approval or waiver of prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Office of the Comptroller of the Currency (the “OCC”) and the Illinois DOB. The initial filing of these regulatory applications occurred on September 21, 2026.

Although neither Valley nor Providence knows of any reason why it cannot obtain these regulatory approvals in a timely manner, Valley and Providence cannot be certain when or if they will be obtained, or that the granting of these regulatory approvals will not involve the imposition of conditions on the completion of the merger or the bank merger.

Expected Timing of the Merger

Valley and Providence expect to complete the merger in early 2027. However, neither Valley nor Providence can predict the actual date on which the merger will be completed, or if the merger will be completed at all, because completion is subject to conditions and factors outside the control of both companies. Providence must first obtain the approval of holders of Providence common stock for the merger, and Valley and Providence must obtain necessary regulatory approvals and satisfy certain other closing conditions.

Conditions to Completion of the Merger (page 87)

The completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others:

•	the requisite approval of the merger and the merger agreement by the shareholders of Providence shall have been obtained;

•	the shares of Valley common stock issuable pursuant to the merger agreement having been authorized for listing on the NASDAQ, subject to official notice of issuance;

•

the effectiveness under the Securities Act of 1933, as amended, of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part, and the absence of any stop order suspending the effectiveness of the registration statement or proceedings for that purpose initiated or threatened by the SEC and not withdrawn;

•

no order, injunction or decree issued by any court or governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger, the bank merger or any of the other transactions contemplated by the merger agreement being in effect, and no law, statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal the consummation of the merger, the bank merger or any of the other transactions contemplated by the merger agreement;

•

all requisite regulatory approvals having been obtained and remaining in full force and effect and all statutory waiting periods in respect thereof having expired, and no requisite regulatory approval having resulted in the imposition of any materially burdensome regulatory condition;

•

the accuracy of the representations and warranties of the other party contained in the merger agreement, generally as of the date on which the merger agreement was entered into and as of the closing date, subject to the materiality standards provided in the merger agreement;

•	the performance by the other party in all material respects of the obligations, covenants and agreements required to be performed by it under the merger agreement at or prior to the closing date; and

•

receipt by such party of an opinion of legal counsel, in form and substance reasonably satisfactory to such party, dated as of the closing date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; in rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Valley and Providence reasonably satisfactory in form and substance to such counsel.

Valley’s obligation to complete the merger is subject to the satisfaction or, where legally permissible, waiver of additional conditions. These additional conditions include, among others:

•	receipt of a FIRPTA certificate from Providence stating that the shares of capital stock of Providence do not constitute “United States real property interests” under the Code;

•	Mr. Van Drunen having entered into an offer letter with Valley and/or Valley National Bank and that such offer letter remains in full force and effect;

•	each director of Providence having entered into a voting agreement with Valley and that such voting agreements remain in full force and effect; and

•	no requisite regulatory approval having resulted in the imposition of any materially burdensome regulatory condition (as defined in “The Merger—Regulatory Approvals”).

Termination of the Merger Agreement (page 88)

The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after the receipt of the requisite Providence shareholder approval, in the following circumstances:

•	by mutual consent of Valley and Providence in a written instrument;

•

by either Valley or Providence if any governmental entity that must grant a requisite regulatory approval has denied approval of the merger or the bank merger and such denial has become final and nonappealable or any governmental entity of competent jurisdiction has issued a final nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger or the bank merger, unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements set forth in the merger agreement;

•

by either Valley or Providence if the merger has not been completed on or before August 24, 2027 (the “termination date”) unless the failure of the closing to occur by the termination date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements set forth in the merger agreement; provided that, Valley and Providence may mutually agree in writing to amend the termination date;

•

by either Valley or Providence (provided that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained in the merger agreement) if there is a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or if any such representation or warranty ceases to be true) set forth in the merger agreement on the part of Providence, in the case of a termination by Valley, or Valley, in the case of a termination by Providence, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the closing date, the failure of an applicable closing condition of the terminating party and which is not cured by the earlier of the termination date and forty-five (45) days following written notice to the other party or by its nature or timing cannot be cured during such period;

•

by Valley, prior to such time as the requisite Providence shareholder approval is obtained, if Providence or the Providence board of directors (i) withholds, withdraws, modifies or qualifies in a manner adverse to Valley the Providence board recommendation (as defined in “—Shareholder Meeting and Recommendation of the Providence Board of Directors”), (ii) fails to make the Providence board recommendation in this proxy statement/prospectus, (iii) adopts, approves, recommends or endorses a Providence acquisition proposal (as defined in “—Agreement Not to Solicit Other Offers”) or publicly announces an intention to adopt, approve, recommend or endorse a Providence acquisition proposal, (iv) fails to publicly and without qualification (A) recommend against any Providence acquisition proposal or (B) reaffirm the Providence board recommendation, in each case within ten (10) business days (or such fewer number of days as remains prior to the Providence special meeting) after a Providence acquisition proposal is made public or any request by Valley to do so, (v) publicly proposes to do any of the foregoing clauses (i) through (iv) or (vi) materially breaches its obligations related to Providence shareholder approval or Providence acquisition proposals; or

•

by either Valley or Providence, if the requisite approval of Providence shareholders of the Providence merger proposal is not obtained upon a vote thereon taken at the Providence special meeting (including at any adjournment or postponement thereof).

Termination Fee (page 88)

If the merger agreement is terminated by either Valley or Providence under certain circumstances, including circumstances involving alternative acquisition proposals and changes in the Providence board recommendation, Providence may be required to pay a termination fee to Valley equal to $11,115,000.

Accounting Treatment (page 67)

The merger will be accounted for as an acquisition of Providence by Valley under the acquisition method of accounting in accordance with generally accepted accounting principles (“GAAP”).

The Rights of Holders of Providence Common Stock Will Change as a Result of the Merger (page 99)

The rights of holders of Providence common stock are governed by Illinois law and by the amended and restated articles of incorporation of Providence (the “Providence articles of incorporation”) and the amended and restated bylaws of Providence, as amended (the “Providence bylaws”). In the merger, holders of Providence common stock will become holders of common stock of Valley, and their rights will be governed by New Jersey law and the restated certificate of incorporation (the “Valley articles” or “Valley articles of incorporation”) and bylaws of Valley (the “Valley bylaws”). Holders of Providence common stock will have different rights once they become holders of common stock of Valley due to differences between the Providence governing documents, on the one hand, and the Valley governing documents, on the other hand. These differences are described in more detail under the section entitled “Comparison of Shareholders’ Rights” beginning on page 103.

Listing of Valley Common Stock (page 69)

The shares of Valley common stock are listed for trading on the NASDAQ. Following the merger, shares of Valley common stock will continue to be listed on the NASDAQ.

The Providence Special Meeting (page 30)

The Providence special meeting will be held in person at [  ] on [  ], 2026 at [  ], Central Time. At the Providence special meeting, holders of Providence common stock will be asked to consider and vote on the following proposals:

•	the Providence merger proposal; and

•	the Providence adjournment proposal.

You may vote at the Providence special meeting if you owned shares of Providence common stock at the close of business on [    ], 2026. On that date, there were [  ] shares of Providence common stock outstanding, approximately [  ]% of which were owned and entitled to be voted by Providence directors and executive officers and their affiliates. Each of the directors of Providence and Providence Bank, in each case in their capacities as shareholders, will vote their shares in favor of the Providence merger proposal and the Providence adjournment proposal, as all are parties to the Providence voting agreement, a form of which is attached as Annex B to this proxy statement/prospectus and is incorporated by reference herein, pursuant to which they agreed, among other things, to vote in favor of the Providence merger proposal and certain other matters, subject to the terms of such voting agreement. As of the close of business on [    ], 2026, the record date for the Providence special meeting, parties subject to the Providence voting agreements with Valley were entitled, in the aggregate, to vote approximately [  ]% of Providence’s issued and outstanding common stock.

Assuming a quorum is present, the affirmative vote of the holders of at least a majority of the outstanding shares of Providence common stock entitled to vote thereon at the Providence special meeting is required to approve the Providence merger proposal. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote at the Providence special meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the Providence merger proposal, it will have the same effect as a vote “AGAINST” the Providence merger proposal.

Assuming a quorum is present, approval of the Providence adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of Providence common stock entitled to vote at the Providence special meeting. If you are a Providence shareholder who is present in person or represented by proxy at the Providence special meeting and you fail to vote on the adjournment proposal, mark “ABSTAIN” on your proxy card or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to Providence adjournment proposal, it will have the same effect as a vote “AGAINST” the proposal. If you are not present in person or represented by proxy at the Providence special meeting, it will have no effect on the Providence adjournment proposal.

Risk Factors (page 18)

In evaluating the merger agreement and the merger, including the issuance of shares of Valley common stock in the merger, you should carefully read this proxy statement/prospectus and give special consideration to the factors discussed in the section entitled “Risk Factors” beginning on page 18.

RISK FACTORS

An investment by Providence’s shareholders in Valley common stock as a result of the exchange of shares of Valley common stock for shares of Providence common stock in the merger involves certain risks. Certain material risks and uncertainties connected with the merger agreement and transactions contemplated thereby, including the merger and bank merger, and ownership of Valley common stock are discussed below. In addition, Valley discusses certain other material risks connected with the ownership of Valley common stock and with Valley’s business under the caption entitled “Risk Factors” appearing in its Annual Report on Form 10-K most recently filed with the SEC and may include additional or updated disclosures of such material risks in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that Valley has filed with the SEC or may file with the SEC after the date of this proxy statement/prospectus, each of which reports is or will be incorporated by reference in this proxy statement/prospectus.

Holders of Providence common stock should carefully read and consider all of these risks and all other information contained in this proxy statement/prospectus, including the discussions of risk factors included in the documents incorporated by reference in this proxy statement/prospectus, in deciding whether to vote for approval of the various proposals for which they may be entitled to vote at the Providence special meeting described herein. The risks described in this proxy statement/prospectus and in those documents incorporated by reference may adversely affect the value of Valley common stock that you, as an existing holder of Providence common stock, will hold upon consummation of the merger, and could result in a significant decline in the value of Valley common stock and cause the holders of Providence common stock to lose all or part of the value of their investments in Valley common stock.

Because the market price of Valley common stock may fluctuate, holders of Providence common stock cannot be certain of the market value of the merger consideration they will receive.

In connection with the merger, each share of Providence common stock issued and outstanding immediately prior to the effective time of the merger (excluding dissenting shares, treasury shares and shares owned by Providence or Valley (other than the exception shares)) will be converted into the right to receive the cash merger consideration, consisting of $21.47 without interest, and the stock consideration, consisting of 4.3854 shares of Valley common stock. Accordingly, the market value of Valley common stock will vary from the closing price of Valley common stock on the date that parties announced the merger, on the date that this proxy statement/prospectus is mailed to Providence shareholders, and on the date of the Providence special meeting, and any change in the market price of Valley common stock prior to the completion of the merger will affect the value of the stock consideration that will be received by Providence shareholders. Stock price changes may result from a variety of factors, including, but not limited to, general market and economic conditions, changes in Valley’s business, operations, financial performance or prospects, volatility in the prices of securities in global financial markets, regulatory considerations and tax laws, many of which factors are beyond Valley’s or Providence’s control. Therefore, at the time of the Providence special meeting, Providence shareholders will not know the market value of the stock consideration to be received at the effective time. Providence shareholders should obtain current market quotations for shares of Valley stock before voting their shares at the Providence special meeting.

The market price of Valley common stock after the merger may be affected by factors different from those currently affecting the independent businesses of Valley and Providence.

Upon completion of the merger, holders of Providence common stock will become holders of Valley common stock. Valley’s business differs in important respects from that of Providence, and, accordingly, the results of operations of Valley and the market price of Valley common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of Valley and Providence. For a discussion of the businesses of Valley and Providence and of some important factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 118.

There has been no public market for Providence common stock and the lack of a public market may make it more difficult to determine the fair value of Providence common stock than if there were such a public market.

The outstanding shares of Providence common stock are privately held and are not traded on any public market. The lack of a public market may make it more difficult to determine the fair value of Providence than if the outstanding shares of Providence common stock were traded publicly. The consideration to be paid to Providence shareholders in the merger was determined based on negotiations between the parties and likewise may not be indicative of the price at which the outstanding shares of Providence common stock may have traded on a public market.

Providence and Valley are expected to incur substantial costs related to the merger and integration. If the merger is not completed, Providence and Valley will have incurred substantial expenses without realizing the expected benefits of the merger.

Each of Providence and Valley has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement. These costs include legal, financial advisory, accounting, consulting and other advisory fees, severance/employee benefit-related costs, filing fees and other regulatory fees, printing costs and other related costs. Some of these costs are payable by either Providence or Valley regardless of whether or not the merger is completed. If the merger is not completed, Providence and Valley would have to recognize these expenses without realizing the expected benefits of the merger.

Combining Valley and Providence may be more difficult, costly or time consuming than expected and Valley and Providence may fail to realize the anticipated benefits of the merger.

The success of the merger will depend, in part, on the ability to realize the anticipated cost savings from combining the businesses of Valley and Providence. To realize the anticipated benefits and cost savings from the merger, Valley and Providence must successfully integrate and combine their businesses in a manner that permits those cost savings to be realized. If Valley and Providence are not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. In addition, the actual cost savings and anticipated benefits of the merger could be less than anticipated, and integration may result in additional unforeseen expenses.

Valley and Providence have operated and, until the completion of the merger, must continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the companies’ ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. Integration efforts between the two companies may also divert management attention and resources. These integration matters could have an adverse effect on each of Valley and Providence during this transition period and for an undetermined period after completion of the merger on Valley.

Valley may be unable to retain Providence personnel successfully while the merger is pending or after the merger is completed.

The success of the merger and the bank merger will depend in part on Valley’s ability to retain the talents and dedication of key employees currently employed by Providence. It is possible that these employees may decide not to remain with Providence while the merger is pending or with Valley after the merger is completed.

If key employees terminate their employment, or if an insufficient number of employees are retained to maintain effective operations, Valley’s business activities may be adversely affected and management’s attention may be diverted from successfully integrating Providence to hiring suitable replacements, all of which may cause Valley’s business to suffer. In addition, Valley may not be able to locate suitable replacements for any key employees who leave Valley, or to offer employment to potential replacements on reasonable terms.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on Valley following the merger.

Before the merger and the bank merger may be completed, various approvals, consents, orders, waivers and non-objections must be obtained from the Federal Reserve Board, the OCC and the Illinois DOB. In determining whether to grant these approvals, the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under “The Merger—Regulatory Approvals” beginning on page 67. These approvals could be delayed or not obtained at all, including due to any or all of the following: an adverse development in either party’s regulatory standing, or any other factors considered by regulators in granting such approvals; governmental, political or community group inquiries, investigations or opposition; or changes in legislation or the political environment.

The approvals that are granted may impose terms and conditions, limitations, obligations or costs, require branch divestitures, or place restrictions on the conduct of Valley’s business or require changes to the terms of the transactions contemplated by the merger agreement. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions or that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the merger agreement, imposing additional material costs on or materially limiting the revenues of Valley following the merger or will otherwise reduce the anticipated benefits of the merger. In addition, there can be no assurance that any such conditions, limitations, obligations or restrictions will not result in the delay or abandonment of the merger. Additionally, the completion of the merger is conditioned on the absence of certain orders, injunctions or decrees by any governmental entity of competent jurisdiction that would prohibit or make illegal the completion of any of the transactions contemplated by the merger agreement.

Despite the parties’ commitments to use their reasonable best efforts to promptly prepare and file all necessary documentation in connection with regulatory approvals and cooperate with each other to respond to any request for information and resolve any objection that may be asserted by any governmental entity with respect to the merger agreement, neither Valley, Providence, nor their respective subsidiaries is required under the terms of the merger agreement to take any action, or commit to take any action, or agree to any condition or restriction in connection with obtaining these approvals, that would, individually or in the aggregate, reasonably be likely to have a material adverse effect on the surviving corporation and its subsidiaries, taken as a whole and considered on a scale relative to Providence and its subsidiaries, after giving effect to the merger. See the section entitled “The Merger—Regulatory Approvals” beginning on page 67.

Certain of Providence’s directors and executive officers may have interests in the merger that may differ from, or be in addition to, the interests of holders of Providence common stock generally.

Holders of Providence common stock should be aware that some of Providence’s directors and executive officers may have interests in the merger and have arrangements that are different from, or in addition to, those of Providence shareholders generally. Such interests include payments in connection with existing change in control agreements with certain executive officers of Providence and Providence Bank, Providence Bank and Valley National Bank entering into new employment agreements with certain executive officers of Providence and Providence Bank, the acceleration and settlement of certain outstanding equity awards, and the right to indemnification and insurance coverage following the consummation of the merger. The Providence board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger and merger agreement, and in recommending that shareholders approve the

Providence merger proposal. For a more complete description of these interests, please see the section entitled “The Merger—Interests of Providence’s Directors and Executive Officers in the Merger” beginning on page 61.

Termination of the merger agreement could negatively affect Providence or Valley.

If the merger is not completed for any reason, including as a result of Providence shareholders failing to approve the Providence merger proposal, there may be various adverse consequences. For example, Valley or Providence’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the merger agreement is terminated, the market price of Valley common stock could decline to the extent that the current market prices reflect a market assumption that the merger will be completed. If the merger agreement is terminated under certain circumstances, Providence may be required to pay a termination fee of $11,115,000 to Valley. See the section entitled “The Merger Agreement—Termination Fee” on page 90 for a complete discussion of the circumstances under which any such termination fee will be required to be paid.

Providence will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Providence. These uncertainties may impair Providence’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Providence to seek to change existing business relationships with Providence. In addition, subject to certain exceptions, Providence has agreed to operate its business in the ordinary course prior to closing, and not to take certain actions which could cause Providence to be unable to pursue other beneficial opportunities that may arise prior to the completion of the merger. See the section entitled “The Merger Agreement—Covenants and Agreements” beginning on page 79 for a description of the restrictive covenants applicable to Valley and Providence.

The shares of Valley common stock to be received by holders of Providence common stock as a result of the merger will have different rights from the shares of Providence common stock.

In the merger, holders of Providence common stock will become holders of Valley common stock and while their rights as shareholders will be governed by New Jersey law, their rights as shareholders of Valley will be governed by the governing documents of Valley. The rights associated with Valley common stock are different from the rights associated with Providence common stock. See the section entitled “Comparison of Shareholders’ Rights” beginning on page 103 for a discussion of the different rights associated with Valley common stock.

Holders of Providence common stock will have a reduced ownership and voting interest in Valley after the merger and will exercise less influence over management.

Holders of Providence common stock currently have the right to vote in the election of the board of directors and on other matters affecting Providence. When the merger is completed, holders of Providence common stock will become holders of Valley common stock, with a percentage ownership of Valley that is smaller than the holder’s percentage ownership of Providence. Based on the number of shares of Valley and Providence common stock outstanding as of the close of business on the record date, and based on the number of shares of Valley common stock expected to be issued in the merger, the former holders of Providence common stock, as a group, are estimated to own approximately [    ] percent ([  ]%) of the fully diluted shares of Valley immediately after the merger. Because of this, holders of Providence common stock will have less influence on the management and policies of Valley than they now have on the management and policies of Providence.

Holders of Providence common stock have appraisal rights and dissenters’ rights in the merger.

Appraisal rights (also known as dissenters’ rights) are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. If the merger agreement is adopted by Providence shareholders, Providence shareholders who vote against the approval of the merger agreement and who properly demand payment of the fair value of their shares of Providence common stock under the applicable provisions of the IBCA will be entitled to appraisal rights in connection with the merger under the applicable provisions of the IBCA. Neither Providence nor Valley can predict the number of Providence shareholders who will seek payment of fair cash value of their shares. See the section entitled “The Merger—Appraisal or Dissenters’ Rights in the Merger” beginning on page 69.

The merger agreement limits Providence’s ability to pursue alternatives to the merger and may discourage other companies from trying to acquire Providence.

The merger agreement contains “no shop” covenants that restrict Providence’s ability to, directly or indirectly, initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to, engage or participate in any negotiations with any person concerning, provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any acquisition proposal, subject to certain exceptions, or, during the term of the merger agreement, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement relating to any acquisition proposal (whether written or oral, binding or nonbinding).

The merger agreement further provides that, during the twelve (12)-month period following the termination of the merger agreement under specified circumstances, including the entry into a definitive agreement or consummation of a transaction with respect to an alternative acquisition proposal, Providence may be required to pay to Valley a cash termination fee equal to $11,115,000. See the section entitled “The Merger Agreement—Termination Fee” beginning on page 90.

These provisions could discourage a potential third-party acquirer that might have an interest in acquiring all or a significant portion of Providence from considering or proposing that acquisition.

The merger agreement subjects Providence to certain restrictions on its business activities prior to the effective time.

The merger agreement subjects Providence to certain restrictions on its business activities prior to the effective time. Subject to certain specified exceptions, the merger agreement obligates Providence to, and to cause each of its subsidiaries to, (a) conduct its business in the ordinary course in all material respects consistent with past practice, (b) use commercially reasonable best efforts to maintain and preserve intact its business organization, and relationships with employees, customers, and governmental entities, and advantageous business relationships and (c) take no action that would be reasonably expected to adversely affect or materially delay the ability to obtain any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the merger agreement or the ability of Providence to perform its covenants and agreements under the merger agreement or to consummate the transactions contemplated by the merger agreement on a timely basis. These restrictions could prevent Providence from pursuing certain business opportunities that arise prior to the effective time. See the section entitled “The Merger Agreement—Covenants and Agreements—Conduct of Business Prior to the Completion of the Merger” beginning on page 79.

The opinion of Providence’s financial advisor delivered to the Providence board of directors prior to the signing of the merger agreement will not reflect changes in circumstances occurring after the date of such opinion.

The opinion of Providence’s financial advisor was delivered on, and dated, August 24, 2026. Changes in the operations and prospects of Valley and Providence, general market and economic conditions and other factors which may be beyond the control of Valley and Providence may have altered the value of Valley or Providence or the price of shares of Valley common stock as of the date of this proxy statement/prospectus, or may alter such values and price by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of the opinion. See the section entitled “The Merger—Opinion of Providence’s Financial Advisor” beginning on page 43.

Risks Relating to Valley’s Business

You should read and consider risk factors specific to Valley’s business that will also affect Valley after the merger. These risks are described in the sections entitled “Risk Factors” in Valley’s Annual Report on Form 10-K most recently filed with the SEC and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 118 of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains statements regarding the merger between Valley and Providence; future financial and operating results; benefits and synergies of the transaction; future opportunities for the surviving corporation; the issuance of common stock of Valley contemplated by the merger agreement; the expected timing of the closing of the merger; the ability of the parties to complete the merger considering the various closing conditions and any other statements about future expectations that constitute forward-looking statements within the meaning of the federal securities laws, including the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, oral or written forward-looking statements may also be included in other information released to the public. Such forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates, and projections about Valley and Providence or related to the merger and are subject to significant risks and uncertainties that could cause actual results to differ materially from the results expressed in such statements.

These forward-looking statements may include information about the surviving corporation’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for credit losses, provision for taxes, effective tax rate, earnings per share and cash flows and the surviving corporation’s future capital expenditures and dividends, future financial condition and changes therein, including changes in the surviving corporation’s loan portfolio and allowance for credit losses, changes in deposits, borrowings and the investment securities portfolio, future capital structure or changes therein, as well as the plans and objectives of management for the surviving corporation’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on the surviving corporation’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of the proposed transaction, and statements about the assumptions underlying any such statement.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors, in addition to the factors relating to the merger discussed under the caption entitled “Risk Factors” beginning on page 18 and the factors previously disclosed in Valley’s reports filed with the SEC and incorporated by reference into this proxy statement/prospectus, which could cause actual results to differ materially from those contained or implied in the forward-looking statements or historical performance:

•	the risk that the cost savings and synergies from the merger may not be fully realized or may take longer than anticipated to be realized;

•	disruption to Valley’s business and to Providence’s business as a result of the announcement and pendency of the merger;

•

the risk that the integration of Providence’s business and operations into Valley will be materially delayed or will be more costly or difficult than expected, or that Valley is otherwise unable to successfully integrate Providence’s business into its own, including as a result of unexpected factors or events;

•	the failure to obtain the necessary approval by the shareholders of Providence;

•

the ability of each of Valley and Providence to obtain required governmental approvals of the merger on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect Valley after the closing of the merger or adversely affect the expected benefits of the merger;

•	reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the merger;

•

the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the merger or the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•

the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger, and Valley’s ability to complete the acquisition and integration of Providence successfully;

•	the dilution caused by the issuance of additional shares of Valley’s common stock in the merger;

•	Valley’s revenues after the merger may be less than expected;

•	the outcome of any legal or regulatory proceedings that may be currently pending or later instituted against Valley before or after the merger, or against Providence;

•	diversion of management’s attention from ongoing business operations;

•	general competitive, economic, political and market conditions and other factors that may affect future results of Valley and Providence;

•	changes in economic and market conditions that affect the number and value of the assets of Valley National Bank and Providence Bank;

•	inaccuracy of the assumptions and estimates that the managements of Valley or Providence make in establishing reserves for probable loan losses and other estimates;

•	lack of liquidity, including as a result of a reduction in the amount of sources of liquidity, that Valley or Providence currently have;

•	material increases or decreases in the amount of deposits held by Valley National Bank or Providence Bank and the cost of those deposits;

•	access to the debt and equity markets and the overall cost of funding operations;

•

changes in market interest rates that affect the pricing of the loans and deposits of each of Valley National Bank and Providence Bank, and the net interest income of each of Valley National Bank and Providence Bank;

•	fluctuations in the market value and liquidity of the securities Valley and Providence hold for sale, including as a result of changes in market interest rates;

•	effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•	the occurrence of market conditions adversely affecting the financial industry generally;

•

the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by Valley’s regulators, such as the Dodd-Frank Act, and changes in federal government policies;

•

changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board, as the case may be;

•	governmental monetary and fiscal policies, including the policies of the Federal Reserve;

•	changes in the scope and cost of FDIC insurance and other coverage;

•	changes in inflation;

•	an increase in the rate of personal or commercial customers’ bankruptcies;

•	technology-related changes may be harder to make or may be more expensive than expected;

•

attacks on the security of, and breaches of, Valley’s or Providence’s digital information systems, the costs Valley or Providence incurs to provide security against such attacks and any costs and liability Valley or Providence may incur in connection with any breach of those systems;

•	the potential impact of technology and “FinTech” entities and digital currencies on the banking industry generally;

•

the impacts related to or resulting from bank failures and other volatility, including potential increased regulatory requirements and costs, such as FDIC special assessments, long-term debt requirements and heightened capital requirements, and potential impacts to macroeconomic conditions, which could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital;

•	the effects of social media on market perceptions of Valley or Providence and banks generally;

•	volatility and disruptions in global capital, foreign exchange and credit markets;

•	the ability of the surviving corporation to successfully identify acquisition targets and integrate the businesses of acquired companies and banks;

•	the possibility that the surviving corporation will be unable to sustain its current internal growth rate and total growth rate, or achieve its sales objectives;

•	the possibility that credit quality could deteriorate;

•	the potential changes in customer and consumer demand, including customer and consumer response to marketing;

•	the possibility that effectiveness of spending, investments or programs will decline;

•	fluctuations in the cost and availability of supply chain resources;

•	changes in economic conditions, including currency rate, interest rate and commodity price fluctuations;

•	changes in trade policies by the United States or other countries, such as tariffs or retaliatory tariffs;

•	the effect, impact, potential duration or other implications of weather and climate-related events; and

•	other factors that may affect the future results of Valley and Providence.

Additional factors that could cause results to differ materially from those described above can be found in Valley’s filings with the SEC that are incorporated by reference into this proxy statement/prospectus, as described in the section entitled “Where You Can Find More Information.”

All forward-looking statements are expressly qualified in their entirety by the cautionary statements set forth above. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement/prospectus or the dates of the documents incorporated by reference in this proxy statement/prospectus and are based on information available at that time. Neither Valley nor Providence assume any obligation to update forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in circumstances or other factors affecting forward-looking statements that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. If Valley or Providence update one or more forward-looking statements, no inference should be drawn that Valley or Providence will make additional updates with respect to those or other forward-looking statements. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the reports that Valley has filed with the SEC as described under “Where You Can Find More Information” beginning on page 118.

Valley and Providence expressly qualify in their entirety all forward-looking statements attributable to either of them or any person acting on their behalf by the cautionary statements contained or referred to in this proxy statement/prospectus.

COMPARATIVE STOCK PRICES AND DIVIDENDS

Valley

The following table shows (1) the market value of Valley common stock at the close of business on August 24, 2026, the last trading day prior to the announcement of the merger, and as of the most recent practicable date preceding the date of this proxy statement/prospectus, and (2) the equivalent pro forma value of a share of Providence common stock at such date based on the value of the merger consideration.

For illustration purposes only, if the merger occurs and assuming there are [   ] shares of Providence common stock issued and outstanding at the closing of the merger (including [   ] shares of Providence common stock issued and outstanding pursuant to Providence in-the-money stock options) and the price per share of Valley common stock received in the merger is equal to $[   ], which was the closing price per share of Valley common stock on [    ], 2026, then Providence shareholders will receive 4.3854 shares of Valley common stock with a value of $[   ] (before adjusting for fractional shares) plus $21.47 cash per share not including interest for each share of Providence common stock.

	Valley Common Stock(1)			Implied Value of One Share of Providence Common Stock(2)
August 24, 2026		$14.10			$83.30
[ ], 2026	$	[	]	$	[	]

(1)	Represents the closing price of Valley common stock on the NASDAQ.

(2)	Calculated by adding (i) the price of Valley common stock on the NASDAQ as of the specified date multiplied by the exchange ratio plus (ii) the cash merger consideration.

As approved by Valley’s board of directors, Valley declared and paid a $0.11 per share dividend to holders of Valley common stock for the four fiscal quarters of 2023, 2024 and 2025 and the first three fiscal quarters of 2026. On October 20, 2026, Valley announced it had declared a $0.11 per share dividend to holders of Valley common stock for the fourth fiscal quarter of 2026, payable on January 4, 2026, to shareholders of record as of December 15, 2026.

Valley intends to continue to pay regular quarterly cash dividends on its common stock in the fourth fiscal quarter of 2026 and following the merger, when, as and if declared by Valley’s board of directors out of funds legally available for that purpose and subject to regulatory restrictions. Except as described herein, no dividends payable in the future have been declared by Valley’s board of directors.

Valley’s dividend policy may change with respect to the payment of dividends as a return on investment, and Valley’s board of directors may change or eliminate the payment of future dividends at its discretion, without notice to Valley’s shareholders. There can be no assurance that Valley will continue to pay dividends in the future. Future dividends on Valley’s common stock will depend upon its earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, its ability to service any equity or debt obligations senior to the common stock and other factors deemed relevant by the board of directors of Valley.

Providence

There is no established public trading market for the shares of Providence common stock, and no market for Providence common stock is expected to develop if the merger does not occur. No registered broker/dealer makes a market in the Providence common stock, and no shares of such stock are listed for trading or quoted on any stock exchange or automated quotation system. As of the Providence record date, there were approximately [    ] holders of record of Providence common stock.

The following table shows, for the periods indicated, the high and low sales prices per share for Providence common stock, to the extent management of Providence is aware of such sales, as well as per share dividends paid by Providence on its common stock. Shares of Providence common stock are traded by individuals on a personal basis, are infrequent in nature, and Providence may not become aware of all trades in its common stock or the prices at which such trades are completed. The prices shown on the table below are the result of limited transactions, including transactions involving Providence, and may not have been representative of the actual fair market value of Providence common stock at the time of the respective transactions. Providence has historically paid regular annual dividends on its common stock as depicted in the table below. However, Providence is not legally required to pay such dividends.

	Low	High	Dividend
2024
First Quarter	$50.00	$55.00	$0.32
Second Quarter	$50.00	$55.00	$0.00
Third Quarter	$50.00	$55.00	$0.00
Fourth Quarter	$50.00	$55.00	$0.00
2025
First Quarter	$50.00	$55.00	$0.32
Second Quarter	$50.00	$58.00	$0.00
Third Quarter	$50.00	$55.00	$0.00
Fourth Quarter	$50.00	$50.00	$0.00
2026
First Quarter	$50.00	$60.00	$0.32
Second Quarter	$55.00	$60.00	$0.00
Third Quarter	—	—	—
Fourth Quarter (through [ ], 2026)	—	—	—

Providence’s shareholders are entitled to receive dividends out of legally available funds when, as and if declared by the Providence board of directors, in its sole discretion. As an Illinois corporation, Providence is subject to certain restrictions on dividends under the IBCA. Generally, an Illinois corporation may pay dividends to its shareholders out of its surplus (the excess of its assets over its liabilities and stated capital) unless the corporation is insolvent or the payment of the dividend would render the corporation insolvent. Federal and state banking laws and regulations and state corporate laws restrict the amount of dividends we may declare and pay and that Providence Bank may declare and pay to Providence.

THE PROVIDENCE SPECIAL MEETING

This section contains information for Providence shareholders about the Providence special meeting. Providence is mailing or otherwise delivering this proxy statement/prospectus to you, as a Providence shareholder, on or about [    ], 2026. This proxy statement/prospectus is also being delivered to Providence shareholders as Valley’s prospectus for its offering of Valley common stock in connection with the merger. This proxy statement/prospectus is accompanied by a notice of the Providence special meeting and a proxy that the Providence board of directors is soliciting for use by Providence shareholders at the Providence special meeting and at any adjournments or postponements of the Providence special meeting. References to “you” and “your” in this section are to Providence shareholders.

Date, Time and Place of the Meeting

The Providence special meeting will be held in person on [    ], 2026 at [  ], Central Time, at [  ]. If you hold your shares of Providence common stock in your name as a shareholder of record, you may attend the Providence special meeting and cast your vote in person at the Providence special meeting at any time before the closing of the polls at the Providence special meeting.

Matters to Be Considered

At the Providence special meeting, holders of Providence common stock will be asked to consider and vote on the following proposals:

•

proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including the merger of Providence with and into Valley, with Valley as the surviving corporation (the “merger,” and the proposal, the “Providence merger proposal”); and

•

proposal to adjourn or postpone the Providence special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment or postponement to approve the Providence merger proposal (the “Providence adjournment proposal”).

Recommendation of Providence’s Board of Directors

The Providence board of directors has unanimously approved the merger agreement and determined that the merger and the bank merger are advisable and in the best interests of Providence and its shareholders.

Accordingly, the Providence board of directors recommends that Providence shareholders vote as follows:

•	“FOR” the Providence merger proposal; and

•	“FOR” the Providence adjournment proposal.

Holders of Providence common stock should carefully read this proxy statement/prospectus, including any documents incorporated by reference, and the annexes in their entirety for more detailed information concerning the merger and the transactions contemplated by the merger agreement. For a more detailed discussion of the Providence board of directors’ recommendation, see the section entitled “The Merger—Providence’s Reasons for the Merger; Recommendation of the Providence Board of Directors” beginning on page 40.

Completion of the merger is conditioned upon the approval of the Providence merger proposal, but is not conditioned upon the approval of the Providence adjournment proposal.

Record Date; Shareholders Entitled to Vote

The Providence board of directors has set [    ], 2026, as the record date for the Providence special meeting. Only record holders of Providence common stock at the close of business on the record date will be entitled to notice of, to attend and to vote at, the Providence special meeting and any adjournments or postponements thereof. At the close of business on the record date, there were [   ] shares of Providence common stock outstanding and entitled to vote at the Providence special meeting held by [   ] record holders.

At the Providence special meeting, each share of Providence common stock is entitled to one (1) vote on all matters properly submitted to holders of Providence common stock.

Voting by Providence’s Directors and Executive Officers

At the close of business on the record date for the Providence special meeting, directors of Providence and Providence Bank and their affiliates were entitled to vote approximately [   ] shares of Providence common stock, representing approximately [   ]% of the shares of Providence common stock outstanding on the record date.

Each of the directors of Providence and Providence Bank, in their capacities as shareholders, have individually entered into voting agreements with Valley pursuant to which they agreed to vote their beneficially owned shares of Providence common stock in favor of the Providence merger proposal and certain related matters and against alternative transactions. For further information, see the section entitled “The Merger Agreement—Voting Agreements” beginning on page 91.

Quorum and Adjournment

No business may be transacted at the Providence special meeting unless a quorum is present. Holders of a majority of the outstanding shares of Providence common stock entitled to vote at the Providence special meeting must be present, either in person or represented by proxy, to constitute a quorum. If you do not submit a proxy before the Providence special meeting or otherwise vote at the Providence special meeting, your shares of Providence common stock will not be counted toward a quorum. Abstentions are considered present for purposes of establishing a quorum.

Under the Providence bylaws, if a quorum is not present at the Providence special meeting, the Providence shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting, without further notice other than an announcement at the meeting, to such time and place as may be determined by the Providence board of directors or by the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting, until a quorum is present.

All shares of Providence common stock represented at the Providence special meeting, including shares of Providence common stock that are represented but that abstain and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum.

Participation in the Providence special meeting in accordance with the instructions provided above will constitute presence in person at the Providence special meeting.

Vote Required; Treatment of Abstentions; Broker Non-Votes and Failure to Vote

The required votes to approve the Providence proposals are as follows:

Merger proposal:

•

Vote required: Assuming a quorum is present, approval of the Providence merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Providence common stock entitled to vote thereon at the Providence special meeting.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote at the Providence special meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the Providence merger proposal, it will have the same effect as a vote “AGAINST” the Providence merger proposal.

Adjournment proposal:

•

Vote required: Assuming a quorum is present, approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of Providence common stock entitled to vote at the Providence special meeting. Approval of the Providence adjournment proposal is not a condition to the completion of the merger.

•

Effect of abstentions and broker non-votes: If you are present at the Providence special meeting and abstain from voting, or respond by proxy with an “ABSTAIN,” it will have the same effect as a vote “AGAINST” the Providence adjournment proposal. If you are not present at the Providence special meeting and do not respond by proxy or do not provide your bank, broker, trustee or other nominee with instructions, as applicable, it will have no effect on the vote count for such proposal.

Attending the Special Meeting

If you are a holder of record of Providence common stock on the record date, you will be able to attend and vote at the Providence special meeting and vote during the meeting. Each person attending the Providence special meeting must present a valid, government-issued form of identification in order to be admitted to the Providence special meeting. Each shareholder attending also must provide proof of ownership of shares of Providence common stock as of the record date. If you are a record holder, proof of ownership will be established by Providence’s verification of your name against Providence’s list of record holders as of the record date.

If you hold Providence common stock through a broker, bank, trustee or other nominee, you must bring a copy of a statement reflecting your stock ownership as of the record date, and if you wish to vote in person, you must also bring a legal proxy from your bank, broker, trustee or other nominee. Due to space limitations, attendance is limited to shareholders and persons holding valid legal proxies from those shareholders. Admission to the Providence special meeting is on a first-come, first-served basis.

If you hold your shares through a bank, broker, trustee or other nominee and you do not want to attend the Providence special meeting, please contact the respective entity for instructions on how to vote your shares of Providence common stock at the Providence special meeting. Cameras, recording devices, and other electronic devices are not permitted.

Even if you plan to attend the Providence special meeting, Providence recommends that you vote your shares in advance by proxy as described below so that your vote will be counted if you later decide not to or become unable to attend the Providence special meeting.

Voting and Revocation of Proxies

Proxies, in the form enclosed, which are properly executed and returned and not subsequently revoked, will be voted in accordance with the instructions indicated on the proxies. Any properly executed proxy on which voting instructions are not specified will be voted “FOR” the Providence merger proposal and “FOR” the Providence adjournment proposal. The proxy also grants authority to the persons designated in such proxy to vote in accordance with their own judgment if an unscheduled matter is properly brought before the Providence special meeting. The Providence board of directors has appointed Steven Van Drunen and Peter Huizenga, Jr. to serve as the proxies for the Providence special meeting.

If you hold your shares of Providence common stock in your name as a shareholder of record, you may attend the Providence special meeting and cast your vote in person at the Providence special meeting at any time before the closing of the polls at the Providence special meeting.

A holder of Providence common stock of record may revoke a previously delivered proxy at any time before it is voted at the Providence special meeting by:

•	completing, signing, dating and returning a proxy card with a later date, which must be received by 11:59 p.m. Central Time on the day before the Providence special meeting;

•

delivering a duly executed written revocation letter addressed to Providence’s corporate secretary at: Providence Financial Corporation, 630 East 162nd Street, South Holland, Illinois 60473, Attn: Corporate Secretary, which must be received by 11:59 p.m. Central Time on the day before the Providence special meeting;

•	attending the Providence special meeting, notifying the corporate secretary and voting by ballot at the Providence special meeting; or

•	voting by telephone at a later time (but prior to 11:59 p.m. Central Time on the day before the Providence special meeting).

If you hold your shares of Providence common stock through a bank, broker, trustee or other nominee, you should contact your bank, broker, trustee or other nominee to change your vote.

Attending the Providence special meeting without voting in person will not revoke your proxy. A revocation or later-dated proxy received by Providence after the vote will not affect the vote. Written notices of revocation and other communications about revoking your proxy card should be addressed to:

Providence Financial Corporation

630 East 162nd Street

South Holland, Illinois 60473

Attn: Corporate Secretary

If your shares are held in “street name” by a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies.

If the Providence special meeting is postponed or adjourned, it will not affect the ability of holders of Providence common stock of record as of the record date to exercise their voting rights or to revoke any previously granted proxy using the methods described above.

Dissenters’ Rights

Providence shareholders are entitled to dissenters’ rights with respect to the Providence merger proposal. These dissenters’ rights are conditioned on strict compliance with requirements of the applicable provisions of the Illinois Business Corporation Act of 1983, as amended (the “IBCA”). Please see the section entitled “The Merger—Appraisal or Dissenters’ Rights in the Merger,” and the full text of the applicable provisions of the IBCA, which are reproduced in full in Annex D to this proxy statement/prospectus.

Solicitation of Proxies

The Providence board of directors is soliciting proxies for the Providence special meeting from holders of shares of Providence common stock entitled to vote at such special meeting. Providence is responsible for its expenses incurred in preparing, assembling, printing, and mailing this proxy statement/prospectus. Proxies will be solicited through the mail. Additionally, directors and officers of Providence intend to solicit proxies personally or by telephone or other means of communication. The directors and officers of Providence will not be additionally compensated for any such solicitation. Providence will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners.

Other Matters to Come Before the Providence Special Meeting

Providence management knows of no other business to be presented at the Providence special meeting, but if any other matters are properly presented to the meeting or any adjournments thereof, the persons named in the proxies will vote upon them in accordance with the Providence board of directors’ recommendations.

Assistance

If you have any questions about the merger or how to submit your proxy or voting instruction card, or if you need additional copies of this document or the enclosed proxy card or voting instruction card, please contact Kevin L. Botma at 708-404-9516 or kbotma@providencebank.com.

PROVIDENCE PROPOSALS

Proposal 1: Providence Merger Proposal

Providence is asking holders of Providence common stock to approve the merger agreement and the transactions contemplated thereby, including the merger. Holders of Providence common stock should read this proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.

After careful consideration, the Providence board of directors unanimously (i) determined that the merger and the bank merger are advisable and in the best interests of Providence and its shareholders, (ii) adopted and approved the merger agreement and the transactions contemplated thereby, (iii) authorized the execution of the merger agreement, (iv) directed that the merger agreement be submitted to the holders of Providence common stock for approval and (v) recommended approval of the merger agreement and the transactions contemplated thereby by the holders of Providence common stock. See the section entitled “The Merger—Providence’s Reasons for the Merger; Recommendation of the Providence Board of Directors” for a more detailed discussion of the recommendation of the Providence board of directors.

Approval of the Providence merger proposal is a condition to the completion of the merger. If the Providence merger proposal is not approved, the merger will not occur. For a detailed discussion of the terms and conditions of the merger, see the section entitled “The Merger—Terms of the Merger.”

Vote Required for Approval

Approval of the Providence merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Providence common stock entitled to vote on the proposal. If you are a Providence shareholder and mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the Providence special meeting on the Providence merger proposal, or if you fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the Providence merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Recommendation of the Providence Board of Directors

THE PROVIDENCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROVIDENCE MERGER PROPOSAL.

Proposal 2: Providence Adjournment Proposal

The Providence special meeting may be adjourned or postponed, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment or postponement to approve the Providence merger proposal.

If, at the Providence special meeting, the number of shares of Providence common stock present or represented by proxy and voting in favor of the Providence merger proposal is insufficient to approve the Providence merger proposal, Providence intends to move to adjourn the Providence special meeting to enable the Providence board of directors to solicit additional proxies for approval of the Providence merger proposal. In that event, Providence will ask holders of Providence common stock to vote on the Providence adjournment proposal, but not the Providence merger proposal.

In this proposal, Providence is asking holders of Providence common stock to authorize the holder of any proxy solicited by the Providence board of directors, on a discretionary basis, to vote in favor of adjourning or postponing the Providence special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment or postponement to approve the Providence merger proposal, including the solicitation of proxies from holders of Providence common stock who have previously voted. Under the Providence bylaws, if a quorum is not present at the Providence special meeting, the Providence shareholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Providence special meeting by a vote of the holders of the majority of the shares who are present or represented by proxy at the meeting, without notice other than announcement at the Providence special meeting, until a quorum shall be present or represented. The approval of the Providence adjournment proposal by holders of Providence common stock is not a condition to the completion of the merger.

Vote Required for Approval

The vote on the Providence adjournment proposal is a vote separate and apart from the vote on the Providence merger proposal. Accordingly, if you are a holder of Providence common stock, you may vote to approve the Providence merger proposal and vote not to approve the Providence adjournment proposal, and vice versa. The approval of the Providence adjournment proposal by holders of Providence common stock is not a condition to the completion of the merger.

Assuming a quorum is present, approval of the Providence adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Providence common stock present in person or represented by proxy at the Providence special meeting and entitled to vote. If you are a Providence shareholder who is present in person or represented by proxy at the Providence special meeting and you mark “ABSTAIN” on your proxy, fail to vote on the Providence adjournment proposal or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the Providence adjournment proposal, it will have the same effect as a vote “AGAINST” the proposal. If you are not present in person or represented by proxy at the Providence special meeting, it will have no effect on the Providence adjournment proposal.

Recommendation of the Providence Board of Directors

THE PROVIDENCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROVIDENCE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT VALLEY

Valley National Bancorp

One Penn Plaza

New York, New York 10119

Telephone: (973) 305-8800

Founded in 1927, Valley National Bancorp is a registered bank holding company and financial holding company with the Federal Reserve under the Bank Holding Company Act of 1956, headquartered in Morristown, New Jersey. At June 30, 2026, Valley had consolidated total assets of $66.3 billion, total net loans of $51.9 billion, total deposits of $54.1 billion and total shareholders’ equity of $7.9 billion. Valley’s principal subsidiary, Valley National Bank, has been chartered as a national banking association under the laws of the United States since 1927 and as of June 30, 2026, has more than 220 branch locations and commercial offices nationwide and serves clients across New Jersey, New York, Florida, Alabama, California, Illinois, Pennsylvania and Arizona. Valley, through Valley National Bank and its subsidiaries, offers a full suite of national and regional banking solutions through various commercial, private banking, retail, insurance and wealth management financial services products. Valley provides personalized service and customized solutions to assist its customers with their financial service needs. Valley’s solutions include, but are not limited to, traditional consumer and commercial deposit and lending products, commercial real estate financing, asset-based loans, small business loans, equipment financing, insurance and wealth management solutions, and personal financing solutions, such as residential mortgages, home equity loans and automobile financing.

Valley’s common stock is traded on the NASDAQ under the symbol “VLY.”

Valley’s principal executive office is located at One Penn Plaza, New York, New York 10119 and its telephone number at that location is (973) 305-3380. Valley’s website is https://www.valley.com/. The information on Valley’s website is not part of this proxy statement/prospectus, and the references to the Valley website address do not constitute incorporation by reference of any information on that website into this proxy statement/prospectus.

Additional information about Valley and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 118.

INFORMATION ABOUT PROVIDENCE

Providence Financial Corporation 630 East 162nd Street

South Holland, Illinois 60473

Telephone: (888) 923-5664

Providence Financial Corporation is a one-bank holding company registered with the Federal Reserve under the Bank Holding Company Act of 1956. Established in 2014 and headquartered in South Holland, Illinois, Providence had consolidated total assets of approximately $1.6 billion, total net loans of $1.1 billion, total deposits of $1.3 billion, and total shareholders’ equity of $194.9 million as of June 30, 2026.

Providence conducts its banking operations primarily through its wholly owned subsidiary, Providence Bank & Trust (“Providence Bank”), an Illinois-chartered, nonmember commercial bank that commenced operations in 2004. Providence Bank operates across two states, maintaining fifteen (15) offices across greater Chicago, Illinois and northwest Indiana, including its main office in South Holland, Illinois. The bank’s branch network includes eight offices in Cook County, Illinois, three offices in DuPage County, Illinois, one office in Will County, Illinois, and three offices in Lake County, Indiana.

Providence is a privately held corporation, and the outstanding shares of Providence common stock are not traded on any public market.

Providence’s principal executive office is located at 630 East 162nd Street, South Holland, Illinois 60473, and its telephone number at that location is (888) 923-5664. Providence’s website address is https://www.providence.bank/. The information on Providence’s website is not part of this proxy statement/prospectus, and the references to the Providence website address do not constitute incorporation by reference of any information on that website into this proxy statement/prospectus.

THE MERGER

This section of the proxy statement/prospectus describes material aspects of the merger. This summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents we refer you to for a more complete understanding of the merger. In addition, we incorporate important business and financial information about Valley into this proxy statement/prospectus by reference. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 118.

Terms of the Merger

Each of Valley’s and Providence’s respective board of directors has approved the merger agreement. The merger agreement provides that Providence will merge with and into Valley, with Valley as the surviving corporation. Following the completion of the merger, Providence Bank, a bank chartered under the laws of the State of Illinois and a wholly owned bank subsidiary of Providence, will merge with and into Valley National Bank, a national banking association and a wholly owned bank subsidiary of Valley, with Valley National Bank as the surviving bank.

Under the terms and subject to the conditions set forth in the merger agreement, holders of Providence common stock receive (i) $21.47 without interest (the “cash merger consideration”) and (ii) 4.3854 shares (the “exchange ratio”) of Valley common stock (the aggregate consideration described in clauses (i) and (ii), the “merger consideration”) for each share of Providence common stock issued and outstanding immediately prior to the effective time of the merger (excluding dissenting shares and shares of Providence common stock owned by Providence as treasury stock or otherwise owned by Providence or Valley (in each case other than Providence common stock (a) held in trust accounts, managed or custodial accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties and (b) held, directly or indirectly, in respect of debts previously contracted)).

No fractional shares of Valley common stock will be issued in the merger, and holders of Providence common stock who would otherwise be entitled to receive a fractional share will instead receive an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of closing sale prices of Valley common stock on the Nasdaq Stock Market (the “NASDAQ”) as reported by The Wall Street Journal for the five (5) consecutive full trading days ending on the trading day immediately preceding the closing date (the “Valley share closing price”) by (ii) the fraction of a share (after taking into account all shares of Providence common stock held by such holder immediately prior to the effective time and rounded to the nearest thousandth when expressed in decimal form) of Valley common stock which such holder would otherwise be entitled to receive.

Holders of Providence common stock are being asked to approve the merger and the merger agreement. See the section entitled “The Merger Agreement” beginning on page 73 for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

From time to time and on a regular basis, the Providence board of directors has reviewed and discussed its long-term strategies and objectives, considering various alternatives to enhance Providence’s shareholder value, performance and prospects in light of competitive factors, geography, risk appetite and other relevant factors, including ongoing consolidation in the financial services industry.

The strategic alternatives considered by Providence included continued organic growth, registration as a public-reporting company, selling to a larger company, acquiring a smaller company, or merging with a similarly sized company. Keefe, Bruyette & Woods Inc. (“KBW”) and other investment banking firms have periodically assisted Providence with its evaluation of the merits of each alternative.

In the second half of 2025, Providence held discussions with several investment banking firms regarding Providence’s strategic alternatives, including a sale of Providence. On January 27, 2026, the Providence board considered three investment banking firms as financial advisor to Providence in connection with a potential sale of Providence and authorized the engagement by Providence of KBW.

In late April and May, 2026, in accordance with Providence’s directives, KBW contacted twelve financial institutions identified as potential buyers of Providence. In June and July, 2026, two rounds of bidding occurred. On July 15, 2026, a 45-day exclusivity agreement was signed with Valley providing a 45-day period to negotiate a mutually agreeable merger agreement.

On July 28, 2026 the Providence board of directors agreed to continue preliminary discussions about a potential strategic combination with Valley. On July 28, 2026, Valley’s outside legal counsel, Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), sent an initial draft of the merger agreement to Providence’s outside legal counsel, Dickinson Wright LLP (“Dickinson Wright”). Between July 28, 2026 and August 24, 2026, representatives of Valley and Providence, with the assistance of representatives of Wachtell Lipton, on behalf of Valley, and Dickinson Wright and KBW, on behalf of Providence, negotiated the specific terms of the merger agreement and the related ancillary documents.

On August 24, 2026 a special meeting of the Providence board of directors was held to discuss the proposed merger agreement with Valley, Providence’s due diligence report on Valley, KBW’s financial presentation, and the proposed voting agreement with Valley. The Providence board also reviewed the negotiation history of the exchange ratio, including discussions with Valley regarding price, structure and key terms. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered to the Providence board of directors an opinion, dated August 24, 2026, as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Providence common stock of the merger consideration (defined in KBW’s opinion as the cash merger consideration and the stock consideration, taken together) in the proposed merger. After deliberation, the Providence board of directors determined that the merger and the merger agreement were advisable, fair to, and in the best interests of, Providence and its shareholders, adopted the merger agreement and approved the merger and related transactions and recommended the approval of the merger agreement by Providence shareholders.

Also on August 24, 2026, the Valley board of directors met and approved the proposed transaction and the entry into the merger agreement by Valley.

On the evening of August 24, 2026, Providence and Valley executed the merger agreement.

The transaction was announced the morning of August  25, 2026, before the opening of the financial markets in New York, in a press release jointly issued by Valley and Providence.

Providence’s Reasons for the Merger; Recommendation of the Providence Board of Directors

The Providence board of directors believes that partnering with Valley will maximize the long-term value of its shareholders’ investment in Providence, and that the merger will provide the combined company with additional resources necessary to compete and expand more effectively in Illinois and Indiana.

In reaching a determination to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, and recommend approval thereof by Providence’s shareholders, the Providence board of directors considered a number of factors, both positive and negative, and potential benefits and detriments of the merger to Providence and its shareholders. The Providence board of directors evaluated the merger and the merger agreement, in consultation with Providence’s executive management, as well as Providence’s legal and financial advisors, and identified the following factors and benefits of the merger that, among others, the Providence board of directors believes generally support its determination and recommendation:

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the Providence board of directors’ understanding of, and management’s presentations regarding, the business capabilities, earnings and growth prospects, current and projected financial and regulatory condition, assets, results of operations, business strategy and current and prospective regulatory environment of both Providence and Valley;

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the Providence board of directors’ analysis of other strategic alternatives for Providence, including continuing to operate as a standalone company and the potential to acquire, be acquired or combine with other third parties, and the risks and uncertainties associated with each alternative, as well as the Providence board of directors’ assessment that none of these alternatives was reasonably likely to present superior opportunities in the near term for Providence to create greater value for Providence’s shareholders, taking into account the timing and the likelihood of accomplishing such alternatives and the risks of execution, as well as business, competitive, industry and market risks;

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the structure of the transaction and the financial and other terms of the merger agreement, including the adequacy of the merger consideration, not only in relation to the stock purchase price for Providence common stock, but also in relation to the historical, present and anticipated future operating results and financial position of Providence in relation to the historical, present and anticipated future operating results and financial position of Valley;

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the fact that the portion of the merger consideration to be paid in the form of Valley common stock will provide Providence’s shareholders the opportunity to participate in any future earnings or growth of the combined company and future appreciation in the value of the combined company’s common stock following the transaction;

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Providence’s closing condition in the merger agreement that Dickinson Wright PLLC (or other independent legal counsel to Providence) will have rendered its opinion that the merger will qualify as a “reorganization” within Section 368(a) of the Code, and the Providence board of directors’ expectation that Providence’s shareholders will not recognize any gain or loss for U.S. federal income tax purposes as a result of the completion of the merger, except with respect to the portion of the merger consideration received in cash and any cash they receive in lieu of fractional shares of Valley common stock;

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the results of Providence’s due diligence investigation of Valley, including the Providence board of directors’ opinion of the reputation, competence, business practices, integrity and experience of Valley and its management;

•	that the merger will result in a combined company with greater financial resources and a higher lending limit than Providence would have if it were to continue its operations as an independent entity;

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the anticipated cost savings from expected increases in operating efficiency, reduced payments to vendors and third parties and elimination of duplicative positions, while increasing responsiveness to compliance and regulatory requirements;

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the lack of geographic overlap between Providence and Valley, whereby the merger will expand and diversify the areas in which the combined company operates and is expected to result in a high rate of retention of Providence and Valley employees after the announcement of the merger, which retention is expected to benefit the combined company;

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the greater size of the combined company will result in less susceptibility to economic downturns and Providence’s management’s view that the combined greater resources provide the combined company greater resiliency;

•	the combined breadth and depth of management will strengthen the resulting team’s expertise and provide an ability to offset staffing deficiencies and succession issues and greater bench strength;

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Providence’s management’s view that the merger will allow for greater opportunities for Providence’s clients, customers and other constituencies within the communities in which Providence operates, and that the potential synergies, low loan and deposit concentration levels allowing greater growth in all classes of commercial lending and diversification resulting from the merger will enhance product offerings and customer service beyond the level believed to be reasonably achievable by Providence on an independent basis;

•	the recommendation of Providence’s management in favor of the merger, considered in light of the benefits to be received by them in connection with the merger;

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the financial presentation, dated August 24, 2026, of KBW and the opinion, dated August 24, 2026, of KBW to the Providence board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Providence common stock of the merger consideration (defined in KBW’s opinion as the cash merger consideration and the stock consideration, taken together) in the proposed merger, as more fully described below under the section entitled “The Merger—Opinion of Providence’s Financial Advisor”;

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that the terms and conditions of the merger agreement, including, but not limited to, the representations, warranties and covenants of the parties, the conditions to closing and the form and structure of the merger consideration, are reasonable;

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subject to certain limits set forth in the merger agreement, the merger consideration is a fixed exchange ratio of shares of Providence common stock to Valley common stock; as a result, Providence’s shareholders could benefit from an increase in the trading price of Valley common stock (or a decrease in the trading price of Providence common stock) during the pendency of the merger;

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the ability of the Providence board of directors to change its recommendation that Providence’s shareholders vote to approve the merger agreement, subject to the terms and conditions set forth in the merger agreement (including the right of Valley to match any competing bid and the payment of a termination fee by Providence); and

•	post-transaction indemnification and tail D&O coverage afforded the former directors, officers, employees and agents of Providence under the terms of the merger agreement.

The Providence board of directors also identified and considered a variety of uncertainties and risks concerning the merger, including, but not limited to, the following:

•	the possibility that the merger may not be completed, or that its completion may be unduly delayed, for reasons beyond the control of Providence or Valley;

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the regulatory approvals required to complete the merger, the potential length of the regulatory approval process and the risks that the regulators could impose materially burdensome regulatory conditions that would allow either party to terminate the merger agreement or refuse to complete the merger;

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the diversion of time, attention and effort required from Providence’s management and employees, and Providence employee attrition, during the period prior to the completion of the merger and the potential effect on Providence’s and Valley’s respective business and relationships with customers, service providers and other stakeholders (including creditors), whether or not the merger is completed;

•	the risk that certain members of Providence’s management and employees might choose not to remain employed with the combined company;

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the requirement that Providence conduct itself in the ordinary course of business and the other restrictions on the conduct of Providence’s business prior to completion of the merger, which may delay or prevent Providence from undertaking business opportunities that may arise pending completion of the merger;

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the potential that certain provisions of the merger agreement prohibiting Providence from soliciting, and limiting its ability to respond to, proposals for alternative transactions and requiring the payment of a termination fee that could have the effect of discouraging an alternative proposal;

•	the transaction costs and expenses that will be incurred in connection with the merger, including the costs of integrating the businesses of Providence and Valley;

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the risk that benefits and synergies currently expected to result from the merger may not be realized or may not be realized within the expected time period, and the risks associated with the integration of Providence and Valley;

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the merger consideration is a fixed exchange ratio of shares of Providence common stock to Valley common stock; as a result, Providence’s shareholders could be adversely affected by a decrease in the trading price of Valley common stock (or an increase in the trading price of Providence common stock) during the pendency of the merger; and

•	the interests that certain officers and directors of Providence have in the merger.

The foregoing discussion of information and factors considered by the Providence board of directors is not intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger agreement and the transactions contemplated thereby, the Providence board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Providence board of directors applied his or her own personal business judgment to the process and may have given different weight to different factors than other members gave to such factors.

The Providence board of directors unanimously recommends that Providence shareholders vote “FOR” the proposal to approve the merger agreement and “FOR” the Providence adjournment proposal.

Each of the Providence directors has entered into a voting agreement with Valley, pursuant to which such director has agreed to vote in favor of the merger agreement at the Providence special meeting in his or her capacity as a shareholder of Providence. For more information regarding the voting agreements, please see the section entitled “The Merger Agreement—Voting Agreements” beginning on page 91.

Opinion of Providence’s Financial Advisor

Providence engaged KBW to render financial advisory and investment banking services to Providence, including an opinion to the Providence board of directors as to the fairness, from a financial point of view, to the common shareholders of Providence of the merger consideration in the proposed merger. Providence selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of its engagement, representatives of KBW attended the meeting of the Providence board of directors held on August 24, 2026, at which the Providence board of directors evaluated the proposed merger. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered to the Providence board of directors an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the merger consideration (defined in KBW’s opinion as the cash consideration and the stock consideration, taken together) in the proposed merger was fair, from a financial point of view, to the holders of Providence common stock. The Providence board of directors approved the merger agreement at this meeting.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex C to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.

KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Providence board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the merger consideration in the merger to the holders of Providence common stock. It did not address the underlying business decision of Providence to engage in the merger or enter into the merger agreement or constitute a recommendation to the Providence board of directors in connection with the merger, and it does not constitute a recommendation to any holder of Providence common stock or any shareholder of any other entity as to how to vote or act in connection with the merger or any other matter, nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, support, or shareholders’ agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Providence and Valley and bearing upon the merger, including, among other things:

•	a draft of the merger agreement dated August 24, 2026 (the most recent draft then made available to KBW);

•	the audited financial statements for the three fiscal years ended December 31, 2025 of Providence;

•	the unaudited financial statements for the fiscal quarters ended March 31, 2026 and June 30, 2026 of Providence;

•	the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2025 of Valley;

•	the unaudited quarterly financial statements and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026 of Valley;

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certain regulatory filings of Providence and Valley and their respective subsidiaries, including, as applicable, the quarterly reports on Form FR Y-9C and call reports filed with respect to each quarter during the three-year period ended December 31, 2025, and the quarters ended March 31, 2026 and June 30, 2026;

•	certain other interim reports and other communications of Providence and Valley provided to their respective shareholders; and

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other financial information concerning the businesses and operations of Providence and Valley furnished to KBW by Providence and Valley or which KBW was otherwise directed to use for purposes of KBW’s analyses.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

•	the historical and current financial position and results of operations of Providence and Valley;

•	the assets and liabilities of Providence and Valley;

•	the nature and terms of certain other merger transactions and business combinations in the banking industry;

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a comparison of certain financial information for Providence and certain financial and stock market information for Valley with similar information for certain other companies, the securities of which are publicly traded;

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financial and operating forecasts and projections of Providence that were prepared by Providence management, provided to and discussed with KBW by such management, and used and relied upon by KBW at the direction of such management and with the consent of the Providence board of directors; and

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publicly available consensus “street estimates” of Valley, as well as assumed Valley long-term growth rates that were provided to KBW by Providence management, all of which information was discussed with KBW by Valley management and used and relied upon by KBW based on such discussions, at the direction of Providence management and with the consent of the Providence board of directors.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions held by the managements of Providence and Valley regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as KBW deemed relevant to its inquiry. In addition, KBW considered the results of the efforts undertaken by Providence, with KBW’s assistance, to solicit indications of interest from third parties regarding a potential transaction with Providence.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to or discussed with it or that was publicly available and KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of Providence as to the reasonableness and achievability of the financial and operating forecasts and projections of Providence referred to above (and the assumptions and bases therefor), and KBW assumed that such forecasts and projections were reasonably prepared and represented the best currently available estimates and judgments of such management and that such forecasts and projections would be realized in the amounts and in the time periods estimated by such management. KBW further relied, with the consent of Providence, upon Valley management as to the reasonableness and achievability of the publicly available consensus “street estimates” of Valley and the assumed Valley long-term growth rates, all as referred to above (and the assumptions and bases for all such information), and KBW assumed that all such information represented reasonable estimates and that the forecasts and projections reflected in such information would be realized in the amounts and in the time periods estimated.

It is understood that the portion of the foregoing financial information of Providence and Valley that was provided to KBW was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available consensus “street estimates” of Valley referred to above, was based on numerous variables and assumptions that are inherently uncertain and, accordingly, actual results could vary significantly from those set forth in such information. KBW assumed, based on discussions with the managements of Providence and Valley and with the consent of the Providence board of directors, that all such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Providence or Valley since the date of the last financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for credit losses and KBW assumed, without independent verification and with Providence’s consent, that the aggregate allowances for credit losses for each of Providence and Valley are adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Providence or Valley, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did

KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of Providence or Valley under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. KBW made note of the classification by Providence and Valley of their respective loans and owned securities as either held to maturity or held for investment, on the one hand, or available or held for sale, on the other hand, and also reviewed reported fair value marks-to-market and other reported valuation information, if any, relating to such loans or owned securities contained in the parties’ respective financial statements, but KBW expressed no view as to any such matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as KBW’s view of the actual value of any companies or assets.

KBW assumed, in all respects material to its analyses:

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that the merger and any related transactions (including, without limitation, the bank merger) would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the draft reviewed by KBW and referred to above), with no adjustments to the merger consideration and no other consideration or payments in respect of Providence common stock;

•	that the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

•	that each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

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that there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transactions and that all conditions to the completion of the merger and any related transactions would be satisfied without any waivers or modifications to the merger agreement or any of the related documents; and

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that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of Providence, Valley or the pro forma entity, or the contemplated benefits of the merger.

KBW assumed that the merger would be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. KBW was further advised by representatives of Providence that Providence relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Providence, Valley, the merger and any related transactions, and the merger agreement. KBW did not provide advice with respect to any such matters.

KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of the opinion, of the merger consideration to the holders of Providence common stock. KBW expressed no view or opinion as to any other terms or aspects of the merger or any term or aspect of any related transactions (including the bank merger or the redemption by Providence of the outstanding preferred stock of Providence immediately prior to the effective time), including without limitation, the form or structure of the merger or any such related transactions (including the form or structure of the merger consideration or the allocation thereof between cash and stock), the treatment of the outstanding preferred stock of Providence in connection with the merger, any consequences of the merger or any such related transactions to Providence, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder, charitable foundation or other agreements, arrangements or understandings contemplated or entered into in connection with the merger or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through the date of such opinion. There is currently significant volatility in the stock and other financial markets arising from global tensions and political division, economic uncertainty, recently announced actual or threatened imposition of tariff increases, inflation, and prolonged higher interest rates. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:

•	the underlying business decision of Providence to engage in the merger or any related transactions or enter into the merger agreement;

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the relative merits of the merger or any related transactions as compared to any strategic alternatives that are, have been or may be available to or contemplated by Providence or the Providence board of directors;

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the fairness of the amount or nature of any compensation to any of Providence’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of Providence common stock;

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the effect of the merger or any related transactions on, or the fairness of the consideration to be received by, holders of any class of securities of Providence (other than holders of Providence common stock solely with respect to the merger consideration (as described in KBW’s opinion) and not relative to the consideration to be received by holders of any class of preferred stock or other class of securities) or holders of any class of securities of Valley or any other party to any transaction contemplated by the merger agreement;

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whether Valley has sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate cash consideration to the holders of Providence common stock at the closing of the merger; the actual value of Valley common stock to be issued in the merger;

•	the prices, trading range or volume at which Valley common stock would trade following the public announcement of the merger or the consummation of the merger;

•	any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

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any legal, regulatory, accounting, tax or similar matters relating to Providence, Valley, their respective shareholders, or relating to or arising out of or as a consequence of the merger or any related transactions (including the bank merger), including whether or not the merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, Providence and Valley. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, KBW’s opinion was among several factors taken into consideration by the Providence board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Providence board of directors with respect to the fairness of the merger consideration. The type and amount of consideration payable in the merger were determined through negotiation between Providence and Valley and the decision of Providence to enter into the merger agreement was solely that of the Providence board of directors.

The following is a summary of the material financial analyses presented by KBW to the Providence board of directors in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the Providence board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

For purposes of the financial analyses described below, KBW utilized an indicative merger consideration value of $83.57 per outstanding share of Providence common stock, or an implied aggregate transaction value for the proposed merger of approximately $247.7 million (inclusive of the implied transaction value of in-the-money Providence stock options), based on the sum of the cash consideration and the implied value of the stock consideration derived by multiplying the 4.3854x exchange ratio provided for in the merger agreement by the closing price of Valley common stock on August 21, 2026. In addition to the financial analyses described below, KBW reviewed with the Providence board of directors for informational purposes, among other things, the implied transaction multiple for the proposed merger (based on the indicative merger consideration value of $83.57 per outstanding share of Providence common stock) of 9.9x Providence’s estimated calendar year 2026 earnings per share (“EPS”) using financial forecasts and projections of Providence provided by Providence management.

Providence Selected Companies Analysis #1. Using publicly available information, KBW compared the financial performance and financial condition of Providence to 15 selected major exchange-traded banks headquartered in the Midwest region of the U.S. (defined as Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin) with total assets between $500 million and $4 billion. KBW also reviewed the market performance of the selected companies. Mutual holding companies and merger targets were excluded from the selected companies.

The selected companies were as follows (shown by column in descending order of total assets):

Farmers and Merchants Bancorp, Inc.

Waterstone Financial, Inc.

LCNB Corp.

Isabella Bank Corporation

CF Bankshares, Inc.

Ames National Corporation

Citizens Community Bancorp, Inc.

Hawthorn Bancshares, Inc.

Ohio Valley Banc Corp. SB Financial Group, Inc. Landmark Bancorp, Inc. Richmond Mutual Bancorporation, Inc. First Capital, Inc. United Bancorp, Inc. Central Plains Bancshares, Inc.

To perform this analysis, KBW used profitability and other financial information for the latest 12 months (“LTM”) available or as of the end of such period and market price information as of August 21, 2026. In addition, KBW used 2026 and 2027 EPS estimates of the selected companies taken from consensus “street estimates” for the selected companies to the extent publicly available (consensus “street estimates” were not publicly available for six of the selected companies). Where consolidated holding company level financial data for Providence and the selected companies was unreported, subsidiary bank level data was utilized to calculate ratios. Data necessary to calculate CET1 Ratio and Total Capital Ratio was not available for Providence and two of the selected companies. Certain financial data presented in the tables below may not correspond to the data presented in Providence’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of Providence and the selected companies:

		Selected Companies
	Providence Financial Corporation	Average	Median	25th Percentile	75th Percentile
LTM Core Return on Average Assets(1)	1.86%	1.09%	1.09%	0.92%	1.26%
LTM Core Return on Average Tangible Common Equity(1)	16.3%	12.0%	11.2%	10.3%	14.5%
LTM Net Interest Margin	4.15%	3.48%	3.46%	3.16%	3.81%
LTM Fee Income / Revenue Ratio(2)	10.5%	19.9%	17.3%	15.2%	20.9%
LTM Efficiency Ratio	47.6%	64.0%	62.4%	67.4%	60.2%

(1)

Based on core net income after taxes and before extraordinary items, which excluded gain / (loss) on sale of securities, amortization of intangibles, and nonrecurring items as defined by S&P Capital IQ Pro.

(2)	Excluded gains/losses on sale of securities

KBW’s analysis showed the following concerning the financial condition of Providence and the selected companies to the extent publicly available:

			Selected Companies
	Providence Financial Corporation		Average	Median	25th Percentile	75th Percentile
Tangible Common Equity / Tangible Assets	10.48	%(1)	9.77%	9.23%	8.64%	10.17%
CET1 Ratio	—		13.3%	12.4%	11.6%	13.6%
Total Capital Ratio	—		15.1%	14.6%	13.6%	16.1%
Loans / Deposits	80.7%		89.4%	89.0%	85.0%	96.2%
CRE / TRBC(2)	317%		238%	225%	193%	279%
Loan Loss Reserves / Loans	1.48%		1.23%	1.32%	1.00%	1.38%
Nonperforming Assets / Loans + OREO	1.12%		0.91%	0.59%	1.44%	0.40%
LTM Net Charge-Offs / Average Loans	0.12%		0.10%	0.06%	0.12%	0.03%

(1)	Reflected consolidated figure.
(2)	Regulatory definition included Non-Owner Occupied Commercial Real Estate, Construction and Development, and Multifamily loans.

In addition, KBW’s analysis showed the following concerning the market performance of the selected companies to the extent publicly available:

	Selected Companies
	Average		Median		25th Percentile		75th Percentile
One-Year Stock Price Change	35.2%		31.1%		26.2%		40.3%
One-Year Total Return	39.6%		34.9%		31.1%		43.6%
Year-To-Date Stock Price Change	18.7%		18.5%		12.6%		25.7%
Stock Price / Tangible Book Value per Share	1.34	x	1.41	x	1.22	x	1.49	x
Stock Price / LTM EPS	12.6	x	11.9	x	11.3	x	13.9	x
Stock Price / 2026 Estimated EPS	11.3	x	10.8	x	10.4	x	12.0	x
Stock Price / 2027 Estimated EPS	10.0	x	10.1	x	9.7	x	10.4	x
Dividend Yield	2.6%		2.6%		2.1%		3.1%
LTM Dividend Payout	31.9%		32.1%		23.4%		40.4%

No company used as a comparison in the above selected companies analysis is identical to Providence. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Providence Selected Companies Analysis #2. Using publicly available information, KBW compared the financial performance and financial condition of Providence to 20 selected major exchange-traded U.S. banks with total assets between $750 million and $2.5 billion and CRE / TRBC ratios above 300%. KBW also reviewed the market performance of the selected companies. Mutual holding companies and merger targets were excluded from the selected companies.

The selected companies were as follows (shown by column in descending order of total assets):

John Marshall Bancorp, Inc.

Commercial Bancgroup, Inc.

First Community Corporation

Hanover Bancorp, Inc.

Franklin Financial Services Corporation

Princeton Bancorp, Inc.

MainStreet Bancshares, Inc.

LCNB Corp.

Northeast Community Bancorp, Inc.

Citizens Community Bancorp, Inc.

ECB Bancorp, Inc.

Broadway Financial Corporation

Union Bankshares, Inc.

Richmond Mutual Bancorporation, Inc.

Riverview Bancorp, Inc.

AmeriServ Financial, Inc.

GBank Financial Holdings Inc.

OptimumBank Holdings, Inc.

Provident Financial Holdings, Inc.

Summit State Bank

To perform this analysis, KBW used profitability and other financial information for the latest 12 months available or as of the end of such period and market price information as of August 21, 2026. In addition, KBW used 2026 and 2027 EPS estimates of the selected companies taken from consensus “street estimates” for the selected companies to the extent publicly available (consensus “street estimates” were not publicly available for six of the selected companies). Where consolidated holding company level financial data for Providence and the selected companies was unreported, subsidiary bank level data was utilized to calculate ratios. Data necessary to calculate CET1 Ratio and Total Capital Ratio was not available for Providence and three of the selected companies. Certain financial data presented in the tables below may not correspond to the data presented in Providence’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of Providence and the selected companies:

		Selected Companies
	Providence Financial Corporation	Average	Median	25th Percentile	75th Percentile
LTM Core Return on Average Assets(1)	1.86%	0.95%	0.87%	0.61%	1.16%
LTM Core Return on Average Tangible Common Equity(1)	16.3%	9.8%	9.7%	6.5%	14.0%
LTM Net Interest Margin	4.15%	3.43%	3.34%	2.98%	3.74%
LTM Fee Income / Revenue Ratio(2)	10.5%	14.6%	12.3%	8.2%	20.9%
LTM Efficiency Ratio	47.6%	64.3%	63.1%	70.2%	60.2%

(1)

Based on core net income after taxes and before extraordinary items, which excluded gain / (loss) on sale of securities, amortization of intangibles, and nonrecurring items as defined by S&P Capital IQ Pro.

(2)	Excluded gains/losses on sale of securities.

KBW’s analysis showed the following concerning the financial condition of Providence and the selected companies to the extent publicly available:

			Selected Companies
	Providence Financial Corporation		Average	Median	25th Percentile	75th Percentile
Tangible Common Equity / Tangible Assets	10.48	%(1)	9.66%	9.26%	8.06%	10.92%
CET1 Ratio	—		13.6%	13.6%	12.8%	14.4%
Total Capital Ratio	—		15.0%	14.8%	14.1%	15.3%
Loans / Deposits	80.7%		97.6%	99.7%	88.4%	102.6%
CRE / TRBC(2)	317%		375%	350%	336%	398%
Loan Loss Reserves / Loans	1.48%		1.06%	1.00%	0.88%	1.29%
Nonperforming Assets / Loans + OREO	1.12%		0.99%	0.75%	1.18%	0.12%
LTM Net Charge-Offs / Average Loans	0.12%		0.16%	0.03%	0.15%	0.01%

(1)	Reflected consolidated figure.
(2)	Regulatory definition included Non-Owner Occupied Commercial Real Estate, Construction and Development, and Multifamily loans.

In addition, KBW’s analysis showed the following concerning the market performance of the selected companies to the extent publicly available (excluding the impact of the LTM EPS multiples of three of the selected companies, which multiples were considered not meaningful because they were less than 0.0X or greater than 30.0x, and excluding the impact of the LTM dividend payout ratio of one of the selected companies, which ratio was considered not meaningful because it was greater than 100.0%):

	Selected Companies
	Average		Median		25th Percentile		75th Percentile
One-Year Stock Price Change	27.4%		24.4%		13.7%		31.1%
One-Year Total Return	30.2%		27.7%		17.2%		34.9%
Year-To-Date Stock Price Change	23.2%		17.7%		12.9%		22.8%
Stock Price / Tangible Book Value per Share	1.21	x	1.11	x	0.98	x	1.53	x
Stock Price / LTM EPS	13.0	x	12.2	x	11.2	x	15.1	x
Stock Price / 2026 Estimated EPS	12.1	x	11.2	x	10.8	x	13.1	x
Stock Price / 2027 Estimated EPS	10.2	x	10.2	x	9.0	x	10.9	x
Dividend Yield	2.0%		1.9%		1.1%		3.2%
LTM Dividend Payout	25.0%		24.8%		8.1%		34.5%

No company used as a comparison in the above selected companies analysis is identical to Providence. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Valley Selected Companies Analysis #1. Using publicly available information, KBW compared the financial performance, financial condition and market performance of Valley to 26 selected major exchange-traded U.S. banks with total assets between $30 billion and $100 billion. Mutual holding companies, merger targets and banks headquartered in Puerto Rico were excluded from the selected companies.

The selected companies were as follows (shown by column in descending order of total assets):

Western Alliance Bancorporation

Zions Bancorporation, National Association

Flagstar Bank, National Association

East West Bancorp, Inc.

First Horizon Corporation

Wintrust Financial Corporation

Old National Bancorp

UMB Financial Corporation

SouthState Bank Corporation

Columbia Banking System, Inc.

Cullen/Frost Bankers, Inc.

BOK Financial Corporation

Associated Banc-Corp

F.N.B. Corporation

Prosperity Bancshares, Inc.

Bank OZK

Atlantic Union Bankshares Corporation

Hancock Whitney Corporation

Commerce Bancshares, Inc.

Banc of California, Inc.

BankUnited, Inc.

Fulton Financial Corporation

Texas Capital Bancshares, Inc.

United Bankshares, Inc.

Glacier Bancorp, Inc.

Eastern Bankshares, Inc.

To perform this analysis, KBW used profitability and other financial information for the latest 12 months available or as of the end of such period and market price information as of August 21, 2026. In addition, KBW used 2026 and 2027 EPS estimates of Valley and the selected companies taken from publicly available consensus “street estimates.” Where consolidated holding company level financial data for the selected companies was unreported, subsidiary bank level data was utilized to calculate ratios. Certain financial data presented in the tables below may not correspond to the data presented in Valley’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of Valley and the selected companies:

		Selected Companies
	Valley National Bancorp	Average	Median	25th Percentile	75th Percentile
LTM Core Return on Average Assets(1)	1.09%	1.28%	1.31%	1.15%	1.53%
LTM Core Return on Average Tangible Common Equity(1)	12.2%	14.4%	14.9%	13.0%	15.8%
LTM Net Interest Margin	3.15%	3.46%	3.52%	3.26%	3.67%
LTM Fee Income / Revenue Ratio(2)	13.2%	18.7%	18.4%	13.1%	21.4%
LTM Efficiency Ratio	55.4%	54.7%	55.0%	59.5%	48.6%

(1)

Based on core net income after taxes and before extraordinary items, which excluded gain / (loss) on sale of securities, amortization of intangibles, and nonrecurring items as defined by S&P Capital IQ Pro.

(2)	Excluded gains/losses on sale of securities.

KBW’s analysis showed the following concerning the financial condition of Valley and the selected companies:

		Selected Companies
	Valley National Bancorp	Average	Median	25th Percentile	75th Percentile
Tangible Common Equity / Tangible Assets	8.74%	9.03%	8.64%	8.20%	9.84%
CET1 Ratio	10.7%	12.3%	12.0%	11.1%	13.1%
Total Capital Ratio	13.8%	14.6%	14.2%	13.7%	15.4%
Loans / Deposits	96.9%	84.7%	88.2%	81.9%	91.3%
CRE / TRBC(1)	329%	198%	189%	156%	256%
Loan Loss Reserves / Loans	1.13%	1.15%	1.14%	1.03%	1.26%
Nonperforming Assets / Loans + OREO	0.89%	0.72%	0.47%	0.78%	0.32%
LTM Net Charge-Offs / Average Loans	0.15%	0.25%	0.19%	0.25%	0.14%

(1)	Regulatory definition included Non-Owner Occupied Commercial Real Estate, Construction and Development, and Multifamily loans.

In addition, KBW’s analysis showed the following concerning the market performance of Valley and the selected companies (excluding the impact of the LTM EPS multiples, the estimated 2026 EPS multiples and the LTM dividend payout ratios for two of the selected companies, which multiples were considered not meaningful because they were less than 0.0x or greater than 30.0x and which ratios were considered not meaningful because they were less than 0.0% or greater than 100.0%):

			Selected Companies
	Valley National Bancorp		Average		Median		25th Percentile		75th Percentile
One-Year Stock Price Change	46.3%		19.3%		21.0%		12.7%		27.0%
One-Year Total Return	51.7%		22.6%		25.0%		14.7%		30.8%
Year-To-Date Stock Price Change	21.2%		12.8%		12.5%		7.3%		18.5%
Stock Price / Tangible Book Value per Share	1.39	x	1.65	x	1.68	x	1.42	x	1.87	x
Stock Price / LTM EPS	12.0	x	12.3	x	12.3	x	11.3	x	12.9	x
Stock Price / 2026 Estimated EPS	11.1	x	11.6	x	11.6	x	10.8	x	12.6	x
Stock Price / 2027 Estimated EPS	9.2	x	10.6	x	10.4	x	9.9	x	11.4	x
Dividend Yield	3.1%		2.6%		2.6%		2.1%		3.0%
LTM Dividend Payout	37.3%		32.4%		32.1%		25.4%		39.0%

No company used as a comparison in the above selected companies analysis is identical to Valley. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Valley Selected Companies Analysis #2. Using publicly available information, KBW compared the financial performance, financial condition and market performance of Valley to 10 selected major exchange-traded U.S. banks with total assets above $10.0 billion and CRE / TRBC ratios over 300%. Mutual holding companies and merger targets were excluded from the selected companies.

The selected companies were as follows (shown by column in descending order of total assets):

Flagstar Bank, National Association WaFd, Inc. Provident Financial Services, Inc. OceanFirst Financial Corp. Beacon Financial Corporation	Mechanics Bancorp ServisFirst Bancshares, Inc. Dime Commercial Bancshares, Inc. ConnectOne Bancorp, Inc. Burke & Herbert Financial Services Corp.

To perform this analysis, KBW used profitability and other financial information for the latest 12 months available or as of the end of such period and market price information as of August 21, 2026. In addition, KBW used 2026 and 2027 EPS estimates of Valley and the selected companies taken from publicly available consensus “street estimates.” Where consolidated holding company level financial data for the selected companies was unreported, subsidiary bank level data was utilized to calculate ratios. Certain financial data presented in the tables below may not correspond to the data presented in Valley’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of Valley and the selected companies:

		Selected Companies
	Valley National Bancorp	Average	Median	25th Percentile	75th Percentile
LTM Core Return on Average Assets(1)	1.09%	1.09%	1.14%	0.89%	1.24%
LTM Core Return on Average Tangible Common Equity(1)	12.2%	12.2%	13.5%	10.3%	14.9%
LTM Net Interest Margin	3.15%	3.24%	3.35%	2.99%	3.50%
LTM Fee Income / Revenue Ratio(2)	13.2%	10.5%	10.6%	9.0%	12.6%
LTM Efficiency Ratio	55.4%	54.5%	53.1%	56.8%	48.9%

(1)

Based on core net income after taxes and before extraordinary items, which excluded gain / (loss) on sale of securities, amortization of intangibles, and nonrecurring items as defined by S&P Capital IQ Pro.

(2)	Excluded gains/losses on sale of securities.

KBW’s analysis showed the following concerning the financial condition of Valley and the selected companies:

		Selected Companies
	Valley National Bancorp	Average	Median	25th Percentile	75th Percentile
Tangible Common Equity / Tangible Assets	8.74%	8.82%	8.61%	8.37%	9.09%
CET1 Ratio	10.7%	11.8%	11.7%	10.9%	12.0%
Total Capital Ratio	13.8%	14.7%	14.4%	13.6%	16.0%
Loans / Deposits	96.9%	92.7%	94.1%	89.5%	98.8%
CRE / TRBC(1)	329%	351%	340%	332%	358%
Loan Loss Reserves / Loans	1.13%	1.17%	1.18%	1.08%	1.28%
Nonperforming Assets / Loans + OREO	0.89%	1.16%	0.71%	1.07%	0.67%
LTM Net Charge-Offs / Average Loans	0.15%	0.21%	0.21%	0.33%	0.05%

(1)	Regulatory definition included Non-Owner Occupied Commercial Real Estate, Construction and Development, and Multifamily loans.

In addition, KBW’s analysis showed the following concerning the market performance of Valley and the selected companies (excluding the impact of the LTM EPS multiple and the estimated 2026 EPS multiple for one of the selected companies, which multiples were considered not meaningful because they were greater than

30.0x, and excluding the impact of the LTM dividend payout ratios of two of the selected companies, which ratios were considered not meaningful because they were less than 0.0% or greater than 100.0%):

			Selected Companies
	Valley National Bancorp		Average		Median		25th Percentile		75th Percentile
One-Year Stock Price Change	46.3%		21.3%		19.3%		15.0%		25.7%
One-Year Total Return	51.7%		25.9%		26.6%		17.5%		31.4%
Year-To-Date Stock Price Change	21.2%		17.1%		17.4%		11.4%		20.6%
Stock Price / Tangible Book Value per Share	1.39	x	1.45	x	1.38	x	1.21	x	1.45	x
Stock Price / LTM EPS	12.0	x	13.9	x	13.6	x	11.5	x	14.8	x
Stock Price / 2026 Estimated EPS	11.1	x	11.4	x	10.7	x	9.9	x	12.1	x
Stock Price / 2027 Estimated EPS	9.2	x	10.0	x	9.4	x	8.9	x	10.6	x
Dividend Yield	3.1%		4.3%		3.0%		2.4%		4.1%
LTM Dividend Payout	37.3%		44.8%		35.7%		32.0%		46.9%

No company used as a comparison in the above selected companies analysis is identical to Valley. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis #1. KBW reviewed publicly available information related to 18 selected whole bank acquisitions of acquired banks headquartered in the Midwest region of the U.S. announced since January 1, 2024 with an announced deal value between $100 million and $500 million. Transactions involving credit union acquirors or mutual holding company acquirors were excluded from the selected transactions.

The selected transactions were as follows:

Acquiror	Acquired Company

HBT Financial, Inc.

First Financial Bancorp.

Bank First Corporation

OppFi Inc.

Esquire Financial Holdings, Inc.

Stock Yards Bancorp, Inc.

Farmers National Banc Corp.

HBT Financial, Inc.

First Merchants Corporation

Equity Bancshares, Inc.

First Financial Bancorp.

Bank First Corporation

First Financial Bancorp.

Old Second Bancorp, Inc.

EverBank Financial Corp

German American Bancorp, Inc.

ChoiceOne Financial Services, Inc.

Alerus Financial Corporation

Tri-County Financial Group, Inc.

Finward Bancorp

PSB Holdings, Inc.

BNCCORP, Inc.

Signature Bancorporation, Inc.

Field & Main Bancorp, Inc.

Middlefield Banc Corp.

CNB Bank Shares, Inc.

First Savings Financial Group, Inc.

Frontier Holdings, LLC

BankFinancial Corporation

Centre 1 Bancorp, Inc.

Westfield Bancorp

Bancorp Financial, Inc.

Sterling Bank and Trust, FSB

Heartland BancCorp

Fentura Financial, Inc.

HMN Financial, Inc.

For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements prior to the announcement of the respective selected transaction and, to the extent then publicly available from consensus “street estimates” or public investor presentations filed by the transaction parties, the one-year forward EPS estimate for the acquired company at the announcement of the respective selected transaction:

•

Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

•

Pay to Trade ratio (calculated as the price to tangible book value per share multiple paid in the respective selected transaction divided by the acquiror’s standalone closing stock price to tangible book value per share multiple) in the 16 selected transactions in which all or a portion of the transaction consideration was in the form of publicly traded common stock of the acquiror;

•	Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium;

•

Price per common share to LTM core EPS of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM core earnings); and

•

Price per common share to estimated EPS of the acquired company for the first full year after the announcement of the respective selected transaction, referred to as FWD EPS, in the case of the nine selected transactions in which FWD EPS estimates for the acquired company were then publicly available from consensus “street estimates” or public investor presentations filed by the transaction parties at the announcement of the respective selected transaction.

The resulting transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the proposed merger based on the indicative merger consideration value of $83.57 per outstanding share of Providence common stock and using historical financial information for Providence as of, or for the 12-month period ended, June 30, 2026, Valley’s tangible book value per share as of June 30, 2026 and Providence’s estimated 2027 EPS taken from financial forecasts and projections of Providence provided by Providence management.

The results of the analysis are set forth in the following table (excluding the impact of the LTM EPS multiples of two of the selected transactions, which multiples were considered not meaningful because they were less than 0.0x or greater than 30.0x):

	Valley National Bancorp / Providence Financial Corporation		Selected Transactions
			75th Percentile		Average		Median		25th Percentile
Price / Tangible Book Value Per Share	1.45	x	1.52	x	1.37	x	1.35	x	1.21	x
Pay to Trade	1.04	x	0.88	x	0.77	x	0.81	x	0.65	x
Core Deposit Premium	7.7%		7.7%		5.1%		4.7%		2.6%
Price / LTM Core EPS	8.6	x	17.2	x	15.6	x	14.2	x	12.6	x
Price / FWD EPS	9.4	x	14.9	x	12.6	x	14.5	x	9.5	x

No company or transaction used as a comparison in the above selected transaction analysis is identical to Providence or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis #2. KBW reviewed publicly available information related to 17 selected U.S. whole bank acquisitions announced since January 1, 2024 with an announced deal value between $100 million and $750 million and an acquired company with a CRE / TRBC ratio above 300%. Transactions involving credit union acquirors or mutual holding company acquirors were excluded from the selected transactions.

The selected transactions were as follows:

Acquiror	Acquired Company

Hancock Whitney Corporation

Columbia Financial, Inc.

OceanFirst Financial Corp.

Burke & Herbert Financial Services Corp.

Home Bancshares, Inc.

Fulton Financial Corporation

Third Coast Bancshares, Inc.

Prosperity Bancshares, Inc.

First Merchants Corporation

First Financial Bancorp.

Eastern Bankshares, Inc.

Independent Bank Corp.

NBT Bancorp Inc.

ConnectOne Bancorp, Inc.

ChoiceOne Financial Services, Inc.

Alerus Financial Corporation

United Bankshares, Inc.

OFB Bancshares, Inc.

Northfield Bancorp, Inc.

Flushing Financial Corporation

LINKBANCORP, Inc.

Mountain Commerce Bancorp, Inc.

Blue Foundry Bancorp

Keystone Bancshares, Inc.

Southwest Bancshares, Inc.

First Savings Financial Group, Inc.

BankFinancial Corporation

HarborOne Bancorp, Inc.

Enterprise Bancorp, Inc.

Evans Bancorp, Inc.

The First of Long Island Corporation

Fentura Financial, Inc.

HMN Financial, Inc.

Piedmont Bancorp, Inc.

For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements prior to the announcement of the respective selected transaction and, to the extent then publicly available from consensus “street estimates” or public investor presentations filed by the transaction parties, the one-year forward EPS estimate for the acquired company at the announcement of the respective selected transaction:

•

price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

•	pay to trade ratio;

•	core deposit premium;

•

price per common share to LTM core EPS of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM core earnings); and

•

price per common share to estimated FWD EPS of the acquired company in the case of the 14 selected transactions in which FWD EPS estimates for the acquired company were then publicly available from consensus “street estimates” or public investor presentations filed by the transaction parties at the announcement of the respective selected transaction.

The resulting transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the proposed merger based on the indicative merger consideration value of $83.57 per outstanding share of Providence common stock and using historical financial information for Providence as of, or for the 12-month period ended, June 30, 2026, Valley’s tangible book value per share as of June 30, 2026 and Providence’s estimated 2027 EPS taken from financial forecasts and projections of Providence provided by Providence management.

The results of the analysis are set forth in the following table (excluding the impact of the LTM core EPS multiples of three of the selected transactions, which multiples were considered not meaningful because they were less than 0.0x or greater than 30.0x, and excluding the impact of the FWD EPS multiple of one of the selected transactions, which multiple was considered not meaningful because it was less than 0.0x):

	Valley National Bancorp / Providence Financial Corporation		Selected Transactions
			75th Percentile		Average		Median		25th Percentile
Price / Tangible Book Value Per Share	1.45	x	1.52	x	1.22	x	1.30	x	0.91	x
Pay to Trade	1.04	x	1.00	x	0.87	x	0.91	x	0.73	x
Core Deposit Premium	7.7%		4.8%		2.3%		3.7%		(1.2%)
Price / LTM Core EPS	8.6	x	17.5	x	14.0	x	14.0	x	11.1	x
Price / FWD EPS	9.4	x	11.7	x	11.6	x	10.8	x	10.1	x

No company or transaction used as a comparison in the above selected transaction analysis is identical to Providence or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Relative Contribution Analysis. KBW analyzed the relative standalone contribution of Valley and Providence to various pro forma balance sheet and income statement items of the companies. This analysis did not include purchase accounting adjustments or cost savings. To perform this analysis, KBW used (i) historical balance sheet and income statement data for Providence and Valley as of or for the 12-month period ended June 30, 2026, (ii) financial forecasts and projections of Providence provided by Providence management, and (iii) publicly available consensus “street estimates” of Valley. The results of KBW’s analysis are set forth in the following table, which also compares the results of KBW’s analysis with the implied pro forma ownership percentages of Valley shareholders and Providence shareholders in the combined company based on the 4.3854x exchange ratio of the stock consideration provided for in the merger agreement and also with the implied pro forma ownership percentages of Valley shareholders and Providence shareholders in the combined company hypothetically assuming 100% stock consideration in the merger for illustrative purposes:

Pro Forma Ownership	Valley National Bancorp as a % of Total	Providence Financial Corporation as a % of Total
Ownership at 4.3854x Exchange Ratio of Stock Consideration	97.7%	2.3%
Illustrative Ownership at Hypothetical 100% Stock	97.0%	3.0%
Balance Sheet
Assets	97.7%	2.3%
Gross Loans Held for Investment	98.0%	2.0%
Deposits	97.6%	2.4%
Tangible Common Equity	97.2%	2.8%
Income Statement
LTM Core Earnings(1)	96.2%	3.8%
2026 Estimated Earnings	96.7%	3.3%
2027 Estimated Earnings	97.1%	2.9%

(1)	Core earnings excluded extraordinary items, nonrecurring items and gains/losses on sale of securities.

Providence Dividend Discount Model Analysis. KBW performed a dividend discount model analysis of Providence to estimate a range for the implied equity value of Providence. In this analysis, KBW used financial forecasts and projections relating to the net income and assets of Providence provided by Providence management, and KBW assumed discount rates ranging from 11.5% to 15.5%. The range of values was derived by adding (i) the present value of the implied future excess capital available for dividends that Providence could generate over the period from December 31, 2026 through December 31, 2031 as a standalone company, and (ii) the present value of Providence’s implied terminal value at the end of such period. KBW assumed that Providence would maintain a tangible common equity to tangible asset ratio of 9.50% and would retain sufficient earnings to maintain that level. In calculating the terminal value of Providence, KBW applied a range of 9.0x to 11.0x to Providence’s estimated 2032 earnings. This dividend discount model analysis resulted in a range of implied values per share of Providence common stock of $72.97 to $92.95.

The dividend discount model analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, and discount rates. The foregoing dividend discount model analysis did not purport to be indicative of the actual values or expected values of Providence.

Valley Dividend Discount Model Analysis. KBW performed a dividend discount model analysis of Valley to estimate a range for the implied equity value of Valley. In this analysis, KBW used publicly available consensus “street estimates” for Valley and assumed long-term growth rates for Valley provided by Providence management, and KBW assumed discount rates ranging from 11.5% to 15.5%. The range of values was derived by adding (i) the present value of the implied future excess capital available for dividends that Valley could generate over the period from December 31, 2026 through December 31, 2031 as a standalone company, and (ii) the present value of Valley’s implied terminal value at the end of such period. KBW assumed that Valley would maintain a tangible common equity to tangible asset ratio of 8.50% and would retain sufficient earnings to maintain that level. In calculating the terminal value of Valley, KBW applied a range of 10.0x to 12.0x Valley’s estimated 2032 earnings. This dividend discount model analysis resulted in a range of implied values per share of Valley common stock of $13.21 to $17.37.

The dividend discount model analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, and discount rates. The foregoing dividend discount model analysis did not purport to be indicative of the actual values or expected values of Valley or the pro forma combined entity.

Miscellaneous. KBW acted as financial advisor to Providence in connection with the proposed merger and did not act as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. KBW and its affiliates, in the ordinary course of its and their broker-dealer businesses, may from time to time purchase securities from, and sell securities to, Providence and Valley. In addition, as market makers in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Valley for its and their own respective accounts and for the accounts of its and their respective customers and clients.

Pursuant to the KBW engagement agreement, Providence agreed to pay KBW a cash fee equal to 1.25% of the aggregate consideration in the merger, $500,000 of which became payable to KBW with the rendering of its opinion and the balance of which is contingent upon the closing of the merger. Providence also has agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. Other than in connection with the present engagement, KBW did not provide investment banking or financial advisory services to Providence during the two years preceding the date of its opinion. During the two years preceding the date of its opinion, KBW provided investment banking and financial advisory services to Valley and received compensation for such services. KBW acted as left bookrunning manager to Valley in connection with Valley’s May 2026 offering of subordinated notes. KBW may in the future provide investment banking and financial advisory services to Providence or Valley and receive compensation for such services.

Certain Unaudited Prospective Financial Information

Valley and Providence do not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates of any such projections. However, Providence is including in this proxy statement/prospectus certain unaudited prospective financial information that was made available by Providence to KBW for the purpose of KBW performing financial analyses in connection with its opinion to the Providence board of directors, as described above under the section entitled “The Merger—Opinion of Providence’s Financial Advisor.” This unaudited prospective financial information was prepared solely by the Providence executive management team and was not prepared, provided to, reviewed or approved by Valley management or the Valley board of directors. By inclusion of this information, the respective managements and boards of directors of Valley and Providence and Providence’s financial advisor, assume no responsibility for the unaudited prospective financial information. The inclusion of this information should not be regarded as an indication that any of Valley, Providence, KBW, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.

The information regarding Providence below was prepared solely by Providence management for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made solely by Providence management with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to Providence’s business, all of which are difficult to predict and many of which are beyond Providence’s control. The unaudited prospective financial information of Providence reflects both assumptions solely by Providence management as to certain business decisions that are subject to change and, in many respects, subjective judgment solely by Providence management, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. No assurance can be given that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to Providence’s business, industry performance, general business and economic conditions, competition, customer requirements and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, see the sections entitled “Risk Factors” beginning on page 18 and “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 24.

The unaudited prospective financial information was not prepared by Providence management with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, the prevailing practices in the banking industry, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in Valley’s and Providence’s respective historical GAAP financial statements. Neither Valley’s nor Providence’s independent public accountants nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. No assurance can be given that, had the unaudited prospective financial information been prepared as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used. Neither Valley nor Providence intends to, and each expressly disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects of the merger and does not attempt to predict or suggest future results of the surviving company. The unaudited prospective financial information of Providence is presented strictly on a standalone basis and does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the surviving company as a result of the merger, the effect on Providence of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on Providence of any possible failure of the merger to occur.

None of Valley, Providence, KBW, or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of Valley or Providence or other persons regarding Providence’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved. The summary of the unaudited prospective financial information included below is not being included to influence your decision whether to vote for the Providence merger proposal, but is being provided solely because it was made available to KBW in connection with the merger.

In light of the foregoing, and considering that the Providence special meeting will be held many months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Providence shareholders are cautioned not to place unwarranted reliance on such information, and all Providence shareholders are urged to review the other information contained elsewhere in this proxy statement/prospectus for a description of Valley’s and Providence’s respective businesses, as well as Valley’s most recent SEC filings for a description of its reported financial results. See the section entitled “Where You Can Find More Information” beginning on page 118.

In performing financial analyses with respect to Providence, KBW used the following for 2026 and 2027: projected 2026 net income of $23.8 million and projected December 31, 2026 total assets of $1.6 billion prepared by Providence management and estimated net income of $25.0 million for the fiscal year ending December 31, 2027 based on applying an assumed 5.0% growth rate provided by Providence management to projected 2026 net income.

The following table presents certain unaudited prospective financial information regarding Providence for the years ending 2026 and 2027, which KBW used at the direction of Providence management in the financial analyses performed in connection with KBW’s opinion:

	As of and for the years ended December 31,
Metric	2026	2027
Net Income ($ millions)	$23.8	$25.0
Total Assets ($ billions)	$1.6	$—

Interests of Providence’s Directors and Executive Officers in the Merger

In considering the recommendation of the Providence board of directors that you vote “FOR” approval of the Providence merger proposal and the Providence adjournment proposal, holders of Providence common stock should be aware that the directors and executive officers of Providence have interests in the merger that are different from, or in addition to, the interests of holders of Providence common stock generally. The Providence board of directors was aware of these interests and considered them, among other matters, in making its recommendation that Providence shareholders vote “FOR” approval of the Providence merger proposal and the Providence adjournment proposal.

The following discussion sets forth the interests in the merger of each person serving as a director or executive officer of Providence. Except as described below, to the knowledge of Providence, the directors and executive officers of Providence do not have any substantial interest in the merger apart from their interests as shareholders of Providence. The amounts presented in the following discussion do not reflect the impact of applicable withholding or other taxes.

The Providence board of directors was aware of and considered these respective interests, among other matters, in evaluating and negotiating the merger agreement, when deciding to adopt and approve the merger agreement and in making its recommendation that Providence shareholders vote “FOR” approval of the Providence merger proposal and the Providence adjournment proposal.

Stock Ownership

At the close of business on the record date for the Providence special meeting, the directors of Providence, as a group, beneficially owned and had the power to vote a total of 532,269 shares of Providence common stock, representing approximately 18.9% of the outstanding shares. All such shares of Providence common stock beneficially owned by the directors of Providence are expected to be voted in favor of the proposal to approve the merger agreement at the Providence special meeting pursuant to the voting agreements entered into between Valley and each director of Providence. See “The Merger Agreement—Voting Agreements” beginning on page 91.

Treatment of Providence Stock Options

Each of Providence’s directors and executive officers holds Providence stock options. Upon completion of the merger, outstanding Providence stock options will be treated as follows:

•

at the effective time, each Providence stock option that is outstanding immediately prior to the effective time and that has an exercise price per share of Providence common stock underlying such Providence option that is less than the merger consideration value (each such Providence stock option, an “in-the-money Providence stock option”), whether or not exercisable or vested, will be cancelled without any action on the part of any holder thereof in consideration for the right to receive (without interest) the merger consideration (less applicable tax withholdings pursuant to the terms of the merger agreement) in respect of each Providence net option share subject to such in-the-money Providence stock option; and

•	at the effective time, any Providence stock option that is not an in-the-money Providence stock option will be cancelled for no consideration.

At or prior to the effective time, Providence, the Providence board of directors and its compensation committee, as applicable, will adopt any resolutions and take any actions that are necessary for the treatment of the Providence stock options under the merger agreement.

Providence Executive Benefits Agreements

Providence Bank has entered into separate Executive Benefits Agreements, each dated May 20, 2025, with Steven G. Van Drunen, David A. DeGroot, Michele Madia-Bradley, Wayne Postma, Clair J. Johnson, and Kimberly Lesniak, which we refer to collectively as the Executive Benefits Agreements. Pursuant to the Executive Benefits Agreements each executive is entitled to receive a change-in-control bonus payment.

Under the terms of the Executive Benefits Agreements, upon the earlier of (i) the effective date of a change in control (provided the executive remains continuously employed by Providence Bank through such date) or (ii) the executive’s termination of employment by Providence Bank other than for cause or by the executive for good reason, within the period beginning six (6) months prior to a change in control and ending upon the effective date of the change in control, each executive is entitled to receive a single lump-sum cash change-in-control bonus payable within five (5) days following the triggering event. The merger will constitute a change in control for purposes of the Executive Benefits Agreements. Accordingly, each executive who remains continuously employed by Providence Bank through the effective time will be entitled to receive the change-in-control bonus at that time, without any requirement of a termination of employment. The change-in-control bonus is equal to 200% (or 300% in the case of Mr. Van Drunen) of the executive’s then-current base salary, plus, in the case of a payment triggered by the occurrence of a change in control while employed, a cash equivalent amount, as determined by the Providence Bank board of directors in its sole discretion, intended to approximate the value of health continuation coverage. Payment of the change-in-control bonus is subject to repayment by the executive if the executive fails to comply with the obligations set forth in the agreement. Receipt of the change-in-control bonus and the health continuation benefits described below is conditioned on the executive delivering an executed general release of claims within 45 days following the effective date of the change in control or the termination of employment, as applicable, and not revoking that release. If an executive has received the change-in-control bonus or the health continuation benefits and fails to deliver, or revokes, the release, the executive must repay the gross amount received.

In addition, upon a termination of employment by Providence Bank other than for cause or by the executive for good reason within the period beginning six (6) months prior to a change in control and ending upon the effective date of the change in control, Providence Bank will provide the executive and eligible dependents continued coverage under Providence Bank’s medical, dental, and vision plans equivalent to active employee coverage for as long as the executive is eligible for and elects COBRA continuation coverage, with the executive paying the same cost share as active employees. These health continuation benefits will cease if the executive or dependents become eligible for comparable coverage under a subsequent employer’s plan or to the extent such coverage would result in adverse tax consequences or penalties under Section 2716 of the Public Health Service Act or Section 4980D of the Internal Revenue Code of 1986, as amended, which we refer to as the Code.

The Executive Benefits Agreements also contain Section 280G cutback provisions designed to ensure that no payments or benefits payable under the agreements, together with any other payments or benefits provided by Providence Bank or its affiliates under any other plan, agreement, or arrangement, will constitute an “excess parachute payment” under Section 280G(b) of the Code. The present value of all payments and benefits to or for the benefit of the executive that are contingent on a change in control and subject to Section 280G of the Code will not exceed an amount equal to $1.00 less than the maximum amount that Providence Bank and its affiliates may pay without loss of deduction under Section 280G(a) of the Code, with any necessary reductions executed in compliance with Section 409A of the Code. The Executive Benefits Agreements do not provide for any gross-up or reimbursement of excise or other taxes.

The Executive Benefits Agreements have an initial term of two (2) years commencing on May 20, 2025, subject to automatic 12-month extensions beginning on May 20, 2027 and on each anniversary thereafter unless either Providence Bank or the executive provides written notice of non-renewal at least four (4) months prior to the applicable anniversary date. If Providence Bank provides notice of non-renewal but a change in control occurs within four (4) months following the effective date of expiration set forth in such notice, the notice of non-renewal will be deemed ineffective and the agreement will remain in effect.

The Executive Benefits Agreements also subject each executive to customary restrictive covenants, including obligations regarding the nondisclosure of confidential information at all times during and after employment, as well as non-competition and non-solicitation restrictions during employment and for specified post-termination periods.

Employment Agreement with Steven G. Van Drunen Following the Merger

Effective immediately following the effective time of the merger, contingent upon the closing of the merger, Mr. Van Drunen will serve as Market President of Valley Bank.

In connection with the merger, Valley Bank has entered into an employment agreement with Mr. Van Drunen, which we refer to as the Van Drunen Employment Agreement, the term of which will commence upon the effective time of the merger, and will provide for certain compensation and benefits, including severance in connection with Mr. Van Drunen’s employment following the closing of the merger. The Van Drunen Employment Agreement provides for an initial term of two (2) years commencing upon the effective time of the merger. The Van Drunen Employment Agreement will terminate automatically, with no liability to any party, if the merger agreement is terminated before the merger becomes effective or if Mr. Van Drunen is not employed by Providence Bank immediately prior to the closing of the merger.

The Van Drunen Employment Agreement provides for a base salary of $590,389 per year, eligibility to earn an annual bonus with a target incentive opportunity of 30% of base salary beginning in calendar year 2027 (and, for calendar year 2026, continued eligibility for a bonus under Providence Bank’s annual incentive plan to the extent not paid before the effective time), and eligibility to participate in Valley’s equity and/or other long-term compensation plans covering Mr. Van Drunen and similarly situated executives of Valley.

Pursuant to the terms of the Van Drunen Employment Agreement, in the event of Mr. Van Drunen’s termination of employment without cause (and other than due to death or disability) during the term of the agreement, Mr. Van Drunen would be entitled to accrued but unpaid compensation and benefits, and, subject to Mr. Van Drunen’s execution and effectiveness of a release of claims, (i) normal base salary payments that Mr. Van Drunen would have earned had he remained employed until the later of six (6) months from the termination date or the end of the employment term, and (ii) any earned but unpaid annual bonus with respect to any completed calendar year immediately preceding the termination date and, if the termination date is December 31, with respect to the year during which the termination date occurs, which shall be paid on the otherwise applicable payment date. In the event of termination for cause, disability, voluntary resignation, expiration of the agreement, or death, Mr. Van Drunen (or his legal representatives, as applicable) would be entitled only to accrued but unpaid compensation and vested benefits, with the post-termination non-competition and non-solicitation obligations continuing for the periods specified in the agreement.

The Van Drunen Employment Agreement also contains restrictive covenants relating to the nondisclosure of confidential information at all times during and after employment, as well as non-competition and non-solicitation obligations that apply during employment and for specified periods following termination of employment.

New Valley Arrangements with Other Providence Executive Officers

Any executive officers and directors who become officers, directors or employees or who otherwise are retained to provide services to Valley or any of its affiliates may enter into new individualized compensation arrangements with Valley. As of the date of this proxy statement, no compensation arrangements between such persons and Valley and/or its affiliates have been established (other than the employment agreement with Mr. Van Drunen, certain retention award agreements with Providence executives and employment agreements with certain other Providence Bank executives), although Valley has discussed with certain Valley executives the possibility of their continued service with Valley and the potential compensation terms associated therewith. Such compensation terms may include, in addition to the executive’s annual compensation opportunity, the payment of all or a portion of the severance amounts that would be due to the executive under his individual agreement with Providence upon an involuntary termination following a change in control and/or retention awards that vest based on service with Valley following the closing of the merger. Further, Providence has entered into, or expects to enter into, retention award agreements with certain employees of Providence and

Providence Bank. Additionally, Valley Bank has entered into employment agreements with certain officers of Providence Bank who will continue their employment with Valley Bank following the closing of the merger.

Indemnification; Directors’ and Officers’ Insurance

Under the merger agreement, from and after the effective time, Valley will indemnify and hold harmless, and will advance expenses as incurred, to the fullest extent permitted by applicable law, each present and former director and officer of Providence and its subsidiaries (in each case, when acting in such capacity), to the extent such persons are entitled to indemnification as of the date of the merger agreement pursuant to Providence’s organizational documents and any indemnification agreements in effect as of the date of the merger agreement, with respect to claims arising out of matters existing or occurring at or prior to the effective time, including the transactions contemplated by the merger agreement.

In addition, at or prior to the effective time, Valley is required to purchase past acts and extended reporting period insurance coverage under Providence’s current directors’ and officers’ liability insurance policy, employment practices liability insurance policy and bankers professional liability insurance policy, or substitute policies with a substantially comparable insurer and coverage, in each case providing coverage for claims arising from facts or events occurring at or prior to the effective time or during at least the six (6) year period immediately preceding the effective time (including the transactions contemplated by the merger agreement) for a period of at least six years following the effective time. Valley will not be required to expend, on an annual basis, an amount in excess of 300% of the annual premium paid as of the date of the merger agreement for such insurance coverage (the “premium cap”). In lieu of the foregoing, Providence may, in consultation with Valley, obtain at or prior to the effective time a six-year “tail” policy under Providence’s existing directors and officers insurance policy providing equivalent coverage to the insurance coverage described above, provided that the aggregate cost for such tail policy does not exceed the premium cap. If Valley or Providence purchases such a tail policy, Valley is required to maintain the tail policy in effect for its full term and honor all obligations thereunder; provided, however, that if the tail policy is terminated by the insurance provider, Valley must use its commercially reasonable efforts to obtain and maintain a replacement tail policy on terms and conditions providing substantially equivalent benefits as the terminated tail policy, for an aggregate cost not exceeding the premium cap.

Merger-Related Compensation for Providence’s Named Executive Officers

This section sets forth the information required by Item 402(t) of Regulation S-K regarding compensation that is based on, or otherwise relates to, the merger for each named executive officer of Providence.

Providence’s named executive officers include the following executive officers, as determined in accordance with applicable SEC rules:

•	Steven G. Van Drunen – President and Chief Executive Officer of Providence and Providence Bank

•	David A. DeGroot – Treasurer of Providence and Chief Financial Officer of Providence Bank

•	Wayne Postma – Executive Vice President and Senior Lender of Providence Bank

The amounts of payments and benefits that each named executive officer would receive (on a pre-tax basis), as set forth in the table below, are based on the following assumptions:

•

the change of control is assumed to occur on [    ], 2026 and is used solely for purposes of the disclosure in this section, and, for purposes of benefits that are payable only upon a qualifying termination of employment, each named executive officer is assumed to experience a qualifying termination of employment immediately following the effective time;

•	the named executive officers’ base salary rates and target annual incentive opportunities remain unchanged from those in effect as of the date of this proxy statement/prospectus;

•

the Providence equity awards outstanding as of [    ], 2026, the latest practicable date prior to the filing of this proxy statement/prospectus, are the equity awards outstanding immediately prior to the effective time of the merger;

•	a per share value of Providence common stock of $[ ]; and

•

the health continuation cash equivalent payable under the Executive Benefits Agreements, which has not yet been determined by the Providence Bank board of directors, is assumed to equal eighteen (18) months of the employer-subsidized premium for the coverage each named executive officer currently has elected.

Golden Parachute Compensation

Name	Cash ($)		Equity ($)		Pension and Nonqualified Deferred Compensation ($)	Perquisites/ Benefits ($)		Total ($)
Steven G. Van Drunen	2,951,945	(1)(2)	404,087	(3)	—	32,967	(4)	$3,338,999
David A. DeGroot	612,560	(1)	269,421	(3)	—	30,794	(4)	$912,775
Wayne Postma	601,536	(1)	269,421	(3)	—	30,794	(4)	$901,751

(1)

Represents the lump-sum change-in-control bonus payable under the executive’s Executive Benefits Agreement, equal to 300% (Mr. Van Drunen) or 200% (Mr. DeGroot and Mr. Postma) of base salary of $590,389, $306,280 and $300,768, respectively. This amount is “single-trigger” and is payable within five days following the effective time, subject to the executive’s delivery of a release. The Executive Benefits Agreements limit change-in-control payments to $1.00 less than the amount that would cause a loss of deduction under Section 280G(a) of the Code; the amounts shown do not reflect any such reduction. (The Van Drunen Employment Agreement instead provides for a reduction only if it results in a greater after-tax amount to Mr. Van Drunen.)

(2)

Includes $1,180,778 of “double-trigger” severance payable to Mr. Van Drunen under the Van Drunen Employment Agreement upon a termination without cause, which is assumed for this purpose to occur immediately following the effective time and which equals base salary payable through the end of the two-year initial term.

(3)

Represents the value of unvested Providence stock options for which vesting will accelerate at the effective time (“single-trigger”), calculated as the excess of the per share value of $83.80 over the exercise price of each option multiplied by the number of unvested shares, based on 15,000 unvested shares for Mr. Van Drunen and 10,001 unvested shares for each of Mr. DeGroot and Mr. Postma as of October 20, 2026.

(4)

Represents the cash equivalent of health continuation coverage included in the change-in-control bonus (“single-trigger”). The Providence Bank board of directors has not yet determined this amount; the amount shown assumes eighteen (18) months of employer-subsidized premiums for the coverage currently elected by each executive.

(5)

None of the named executive officers is entitled to pension or nonqualified deferred compensation benefits or to any tax reimbursement in connection with the merger. Annual bonuses payable in December 2026 under Providence’s Employee Bonus Plan in the ordinary course are not merger-related and are not included.

Governance of Valley After the Merger

Certificate of Incorporation

At the effective time, the restated certificate of incorporation of Valley, as in effect immediately prior to the effective time of the merger, will be the certificate of incorporation of Valley until thereafter amended in accordance with applicable law.

Bylaws

At the effective time, the bylaws, as amended and restated, of Valley, as in effect immediately prior to the effective time of the merger, will be the bylaws of Valley until thereafter amended in accordance with applicable law.

Board of Directors and Management of Valley National Bank After the Merger

At the effective time and until thereafter changed in accordance with law or the articles of incorporation or bylaws of Valley National Bank, the members of the board of directors of Valley National Bank as of immediately prior to the effective time of the bank merger will be the members of the board of directors of the surviving bank.

Accounting Treatment

Valley prepares its financial statements in accordance with GAAP. The merger will be accounted for as an acquisition of Providence by Valley under the acquisition method of accounting in accordance with GAAP. Valley will be treated as the acquirer for accounting purposes.

Regulatory Approvals

To complete the merger and bank merger, Valley and Providence need to obtain approvals, waivers of prior approval or consents from, or make filings with, the Federal Reserve Board, the OCC and the Illinois DOB. Subject to the terms of the merger agreement, Valley and Providence have agreed to cooperate with each other and use reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (and in the case of the applications, notices, petitions and filings required to obtain the requisite regulatory approvals, to use their reasonable best efforts to make such filings within forty-five (45) days of the date of the merger agreement), to obtain as promptly as practicable all permits, consents, approvals, waivers of prior approval and authorizations of all third parties, regulatory agencies and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the merger and the bank merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties, regulatory agencies and governmental entities. These approvals are the approval of the merger and bank merger by the Federal Reserve Board, the OCC or the Illinois DOB, as applicable. In connection with resolving any objection that may be asserted by any governmental entity, nothing in the merger agreement will be deemed to require Valley or Providence, and neither Valley nor Providence will be permitted (without the written consent of the other party), to take any action, or commit to take any action, or agree to any condition or restriction, that would reasonably be expected to have a material adverse effect on the surviving corporation and its subsidiaries, taken as a whole, after giving effect to the merger (measured on a scale relative to Providence and its subsidiaries, taken as a whole) (a “materially burdensome regulatory condition”).

The approval of an application means only that the statutory and regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by holders of Providence common stock in the merger is fair. Regulatory approval does not constitute an endorsement or recommendation of the merger.

Valley and Providence believe that the merger does not raise significant regulatory concerns and that they will be able to obtain all requisite regulatory approvals. However, there can be no assurance that all of the regulatory approvals described below will be obtained and, if obtained, there can be no assurances regarding the timing of the approvals, the companies’ ability to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have an adverse effect on the financial condition, results of operations, assets or business of the surviving corporation following completion of the merger. There can likewise be no assurances that U.S. federal or state regulatory or competition authorities will not attempt to challenge the merger or, if such a challenge is made, what the result of such challenge will be.

Federal Reserve Board

The merger is subject to approval or waiver of prior approval by the Federal Reserve Board pursuant to section 3 of the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Federal Reserve Board takes into consideration a number of factors when acting on applications under section 3 of the BHC Act. These factors include the financial and managerial resources of the companies and banks involved (including consideration of the capital adequacy, liquidity, and earnings performance, as well as the competence, experience and integrity of the officers, directors and principal shareholders, and the records of compliance with applicable laws and regulations) and future prospects of the surviving corporation. The Federal Reserve Board also considers the effectiveness of the applicant in combatting money laundering, the convenience and needs of the communities to be served, as well as the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The Federal Reserve Board may not approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market.

In considering an application under section 3 of the BHC Act, the Federal Reserve Board also reviews the records of performance of the relevant insured depository institutions under the Community Reinvestment Act (the “CRA”), pursuant to which the Federal Reserve Board must also take into account the record of performance of each of Valley and Providence in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by their depository institution subsidiaries. In their most recent CRA performance evaluation, Valley’s wholly owned subsidiary, Valley National Bank, received an overall regulatory rating of “Outstanding,” and Providence’s wholly owned subsidiary, Providence Bank, received an overall regulatory rating of “Satisfactory.”

The Federal Reserve Board may not approve an application that would substantially lessen competition or tend to create a monopoly unless the Federal Reserve Board finds that any anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the proposal in meeting the convenience and needs of the communities to be served. In evaluating the potential competitive effects of a proposed transaction, the Federal Reserve Board consults with the Department of Justice (the “DOJ”), and upon request, the DOJ will prepare a competitive factors report for the Federal Reserve Board’s consideration.

The initial filing of the application to the Federal Reserve Board occurred on September 21, 2026.

The Office of the Comptroller of the Currency

The merger of Providence Bank with and into Valley National Bank requires the prior approval of the OCC under the Bank Merger Act. In evaluating the application, the OCC will consider: (a) the financial and managerial resources of the banks party to the bank merger and the future prospects of the surviving corporation, (b) the convenience and needs of the community to be served and the record of the banks under the CRA, including their CRA ratings, (c) the banks’ effectiveness in combating money-laundering activities, and (d) the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system.

Additionally, the OCC considers the capital level of the resulting bank, the conformity of the bank merger to applicable law, the purpose of the bank merger, the impact of the bank merger on the safety and soundness of the bank, and the effect on the bank’s shareholders, depositors, other creditors and customers.

The filing of the application to the OCC occurred on September 21, 2026.

Public Notice and Comments

The BHC Act, the Bank Merger Act, the Federal Reserve Board and the OCC require published notice of, and the opportunity for public comment on, applications to the Federal Reserve and the OCC. These agencies take into account the views of third-party commenters, particularly on the subject of the merging parties’ CRA performance and record of service to their communities. As part of the review process in merger transactions, the Federal Reserve Board and the OCC frequently receive protests from community groups and others. These agencies are also authorized to hold one or more public hearings or meetings if the agencies determine that such hearings or meetings would be appropriate. The receipt of written comments or any public meeting or hearing could prolong the period during which the applicable application is under review by these agencies.

Department of Justice Review and Waiting Periods

In addition to the Federal Reserve Board, the DOJ conducts a concurrent competitive review of the merger to analyze the merger’s competitive effects and determine whether the merger would result in a violation of the antitrust laws. Transactions approved under section 3 of the BHC Act generally may not be completed until thirty (30) days after the approval of the applicable federal agency is received, during which time the DOJ may challenge the merger on antitrust grounds. With the approval of the applicable federal agency and the concurrence of the DOJ, the waiting period may be reduced to no less than fifteen (15) days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise.

In reviewing the merger, the DOJ could analyze the merger’s effect on competition differently than the Federal Reserve Board, and, thus, it is possible that the DOJ could reach a different conclusion than the Federal Reserve Board regarding the merger’s effects on competition. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general. There can be no assurance if and when DOJ clearance will be obtained, or as to the conditions or limitations that such DOJ approval may contain or impose.

Stock Exchange Listings

Valley common stock is listed for trading on the NASDAQ under the symbol “VLY.” Under the terms of the merger agreement, Valley will cause the shares of Valley common stock to be issued in the merger to be approved for listing on the NASDAQ, subject to official notice of issuance, prior to the effective time. The merger agreement provides that neither Valley nor Providence will be required to complete the merger if such shares are not authorized for listing on the NASDAQ, subject to official notice of issuance. Following the merger, shares of Valley common stock will continue to be listed on the NASDAQ.

Appraisal or Dissenters’ Rights in the Merger

The following is a brief summary of the material statutory procedures to be followed by a holder of Providence common stock in order to dissent from the merger and exercise dissenters’ rights. Holders of Providence common stock who wish to exercise dissenters’ rights should review carefully Sections 11.65 and 11.70 of the IBCA and are urged to consult a legal advisor because the failure to precisely follow all the necessary legal requirements may result in the loss of such dissenters’ rights. This description is not complete and is qualified in its entirety by the full text of the relevant provisions of the IBCA, which are reprinted in their entirety as Annex D to this proxy statement/prospectus. Providence shareholders seeking to exercise dissenters’ rights must strictly comply with these provisions.

General. Under Illinois law, holders of shares of Providence common stock who deliver written demand for payment and do not vote in favor of the Providence merger proposal have the right to dissent and receive the “fair value” of their Providence common stock in cash. Dissenters’ rights with respect to Providence common stock are governed by Sections 11.65 and 11.70 of the Illinois Business Corporation Act of 1983, as amended

(the “IBCA”), copies of which are attached to this proxy statement/prospectus as Annex D. Providence shareholders have the right to dissent from the merger and to obtain payment of the “fair value” of their shares in the event the merger is completed. Strict compliance with the dissent procedures is mandatory. Subject to the terms of the merger agreement, the parties could elect to terminate the merger agreement even if it is approved by Providence shareholders, thus terminating dissenters’ rights available to Providence shareholders.

Providence urges any Providence shareholder who contemplates exercising his, her or its right to dissent to read carefully the provisions of Sections 11.65 and 11.70 of the IBCA, copies of which are attached to this proxy statement/prospectus as Annex D. A more detailed discussion of the provisions of the statute is included below. This discussion describes the steps that each Providence shareholder must take to exercise his, her or its right to dissent. Each Providence shareholder who wishes to dissent should read both the summary and the full text of the law. Providence cannot give any Providence shareholder legal advice. To completely understand this law, each Providence shareholder may want, and Providence encourages any Providence shareholder seeking to dissent, to consult with his, her or its legal counsel.

The following is a brief summary of the material statutory procedures to be followed by a holder of Providence common stock in order to dissent from the merger and exercise dissenters’ rights. This discussion is qualified by reference to the text of Sections 11.65 and 11.70 of the IBCA.

Providence common shareholders who comply with the provisions of Sections 11.65 and 11.70 of the IBCA, upon completion of the merger, will become entitled to receive payment in cash from Valley, as successor to Providence, for the “fair value” of such shareholders’ shares as of the closing date, with accrued interest. The term “fair value,” with respect to a dissenting shareholder’s shares, means the proportionate interest of the shareholder in Providence, without discount for minority status or, absent extraordinary circumstance, lack of marketability, immediately before the consummation of the merger to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable. Investment banker opinions as to the fairness of the consideration payable in a transaction such as the merger are not opinions as to, and do not address in any respect, “fair value” under the IBCA. If Valley and a dissenting shareholder cannot agree on the “fair value” of such dissenting shareholder’s shares or the accrued interest, then the IBCA provides for a judicial determination of these amounts. The value determined by an Illinois court may be more or less than the value that a holder of Providence common stock might ultimately receive from Valley in connection with and after the closing of the merger. Providence shareholders desiring to exercise dissenters’ rights should refer to the statute in its entirety and should consult with legal counsel before taking any action to ensure strict compliance with the applicable statutory provisions.

A Providence common shareholder who desires to submit the written demand for payment required by Sections 11.65 and 11.70 of the IBCA prior to the Providence special meeting must send or deliver such objection to Providence Financial Corporation, Attn: David A. DeGroot, Treasurer, 630 East 162nd Street, South Holland, Illinois 60473. Shareholders may contact Kevin L. Botma with any questions by phone at (708) 404-9516, or by email at kbotma@providencebank.com. Providence urges any shareholder who wishes to dissent to act carefully. Providence cannot and does not accept the risk of late or undelivered written demands for payment. Providence shareholders bear the risk of non-delivery and of untimely delivery.

Summary of Sections 11.65 and 11.70 of the IBCA. To exercise dissenters’ rights under Sections 11.65 and 11.70 of the IBCA and be entitled to obtain a cash payment of the “fair value” of his, her or its shares under the IBCA, a Providence common shareholder must:

•	before the vote on the merger is taken at the Providence special meeting, deliver to Providence a written demand for payment of such shareholder’s shares;

•

not vote in favor of the Providence merger proposal (note, however, that solely a vote, in person or by proxy, against approval of the Providence merger proposal will not constitute a written demand for appraisal under the IBCA); and

•	continue to hold such shareholder’s shares of Providence common stock through the effective time of the merger.

Voting in favor of the Providence merger proposal will constitute a waiver of dissenters’ rights under the IBCA. However, a vote against approval of the Providence merger proposal will not by itself be sufficient to satisfy a shareholder’s notice obligations under the IBCA if he, she or it is seeking an appraisal. Providence common shareholders must follow the procedures set forth in Sections 11.65 and 11.70 of the IBCA to exercise dissenters’ rights.

Each outstanding share of Providence common stock for which a legally sufficient demand in accordance with Sections 11.65 and 11.70 of the IBCA has been made and that was not voted in favor of approval of the merger will, after the effective time of the merger, represent only the rights of a dissenting shareholder under the IBCA. This includes the right to obtain payment for the “fair value” of those shares as provided under the IBCA.

Where a Providence common shareholder makes a legally sufficient demand, within ten (10) days after the effective date of the merger or thirty (30) days after such shareholder has delivered his, her or its written demand for payment, whichever is later, Valley, as the surviving corporation, will send to such shareholder a statement setting forth its opinion as to the fair value of such shareholder’s shares, as well as certain financial statements and a commitment to pay to such shareholder the estimated “fair value” for his, her or its shares. If the shareholder does not agree with the opinion of Valley as to the estimated “fair value” of the shares, then within thirty (30) days of receipt of Valley’s valuation statement, the shareholder must notify Valley of his, her or its estimated “fair value” of such shares and demand the difference between the shareholder’s estimated “fair value” and the amount of the proposed payment by Valley.

If within sixty (60) days after delivery to Valley of the shareholder’s written notification of the shareholder’s estimate of fair value, a shareholder and Valley have not agreed in writing to the “fair value” of such shareholder’s shares, Valley either will pay the difference in value demanded by such shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of Providence is located, requesting the court to determine the “fair value” of the shares and interest due. Valley will be required to then make all dissenters to the merger whose demands remain unsettled parties to this proceeding. If Valley does not commence the action, a dissenting shareholder is permitted by law to commence an action.

In a proceeding brought by Valley to determine value, the court will determine the costs of the proceeding, including the reasonable compensation and expenses of the appraisers appointed by the court and excluding fees and expenses of counsel and experts for the respective parties. If the “fair value” of the shares as determined by the court materially exceeds the price that Valley estimated to be the “fair value” of the shares or if no estimate was given, then all or any part of the costs may be assessed against Valley. If the amount that any dissenter estimated to be the “fair value” of the shares materially exceeds the “fair value” of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The costs may also be awarded to the dissenter if the court finds that Valley did not substantially comply with the procedure to dissent in the statute. In addition, costs can be assessed against either party if the court finds that that party acted arbitrarily, vexatiously or not in good faith with respect to the dissenter’s rights.

A share for which a Providence common shareholder has properly exercised his, her or its dissenters’ rights and followed the correct procedures in the IBCA will no longer constitute a share of the common stock of Providence. None of these dissenting shares after the effective time of the merger will be entitled to vote for any purpose or receive any dividends or other distributions. If, however, a Providence shareholder fails to properly perfect, effectively withdraws, waives or loses or otherwise becomes ineligible to exercise dissenters’ rights under the IBCA, then such shareholder’s shares of Providence common stock will be deemed to have been converted, as of the effective time of the merger, into the right to receive the merger consideration in accordance with the merger agreement and will no longer constitute dissenting shares.

The foregoing does not purport to be a complete statement of the provisions of the IBCA relating to statutory dissenters’ rights and is qualified in its entirety by the statutory dissenters’ rights provisions, copies of which are attached to this proxy statement/prospectus as Annex D and which are incorporated herein by reference. If any Providence common shareholder intends to dissent, or if such shareholder believes that dissenting might be in his, her or its best interests, such shareholder should read Annex D carefully.

The process of demanding and exercising appraisal rights requires strict compliance with technical prerequisites under Sections 11.65 and 11.70 of the IBCA. In view of the complexity of these appraisal provisions, Providence shareholders who may wish to dissent from the merger and pursue appraisal rights with respect to their shares of Providence common stock are urged to consult their legal advisors. Failure to take any required step in connection with exercising appraisal rights may result in the termination or waiver of such rights. To the extent there are any inconsistencies between the foregoing summary and Sections 11.65 and 11.70 of the IBCA, Sections 11.65 and 11.70 of the IBCA will govern.

THE MERGER AGREEMENT

This section of the proxy statement/prospectus describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement/prospectus is subject to, and qualified in its entirety by reference to, the complete text of the merger agreement, which is attached as Annex A to this proxy statement/prospectus and incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We urge you to read the full text of the merger agreement, as it is the legal document governing the merger. This section is not intended to provide you with any factual information about Valley or Providence. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings Valley makes with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 118 of this proxy statement/prospectus.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about Valley and Providence contained in this proxy statement/prospectus or in the public reports of Valley filed with the SEC may supplement, update or modify the factual disclosures about Valley and Providence contained in the merger agreement. The merger agreement contains representations and warranties by Valley, on the one hand, and by Providence, on the other hand, made solely for the benefit of the other. The representations, warranties and covenants made in the merger agreement by Valley and Providence were qualified and subject to important limitations agreed to by Valley and Providence in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and reports and documents filed with the SEC, and some were qualified by the matters contained in the confidential disclosure schedules that Valley and Providence each delivered in connection with the merger agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement. Accordingly, the representations and warranties in the merger agreement should not be relied on by any persons as characterizations of the actual state of facts about Valley and Providence at the time they were made or otherwise and should be read only in conjunction with the other information provided elsewhere in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 118.

Structure of the Merger

Each of Valley’s and Providence’s respective board of directors unanimously adopted and approved the merger agreement and the transactions contemplated thereby. The merger agreement provides for the merger of Providence with and into Valley, with Valley continuing as the surviving corporation in the merger. Immediately following the merger, Providence Bank, a bank chartered under the laws of the State of Illinois and wholly owned bank subsidiary of Providence, will merge with and into Valley National Bank, a national banking association and wholly owned bank subsidiary of Valley, with Valley National Bank as the surviving entity in the bank merger.

Valley may at any time prior to the effective time, change the method of effecting the merger if and to the extent requested by Valley, and Providence has agreed to enter into such amendments to the merger agreement as

Valley may reasonably request in order to give effect to such restructuring; provided, however, that no such change or amendment may (i) alter or change the exchange ratio or the amount of cash merger consideration per share of Providence common stock provided for in the merger agreement, (ii) be reasonably expected to prevent the parties from obtaining the tax opinions of counsel in connection with closing or adversely affect the tax treatment of the merger with respect to Providence’s shareholders, (iii) be reasonably expected to cause the closing of the merger to be materially delayed or the receipt of the requisite regulatory approvals to be prevented or materially delayed or (iv) require submission to or approval of the Providence shareholders after the merger has been approved by Providence’s shareholders.

Merger Consideration

Under the terms and subject to the conditions set forth in the merger agreement, holders of Providence common stock receive (i) $21.47 without interest (the “cash merger consideration”) and (ii) 4.3854 shares (the “exchange ratio”) of Valley common stock (the aggregate consideration described in clauses (i) and (ii), the “merger consideration”) for each share of Providence common stock issued and outstanding immediately prior to the effective time of the merger (excluding dissenting shares and shares of Providence common stock owned by Providence as treasury stock or otherwise owned by Providence or Valley (in each case other than Providence common stock (a) held in trust accounts, managed or custodial accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties and (b) held, directly or indirectly, in respect of debts previously contracted)).

All of the shares of Providence common stock converted into the right to receive the merger consideration will no longer be outstanding and will automatically be cancelled and will cease to exist as of the effective time, and each old certificate (which includes reference to book-entry account statements relating to the ownership of shares of Providence common stock) previously representing any such shares of Providence common stock will thereafter represent only the right to receive (i) the merger consideration, (ii) cash in lieu of a fractional share which the shares of Providence common stock represented by such old certificate have been converted into the right to receive pursuant to the terms of the merger agreement and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to the terms of the merger agreement, in each case without any interest thereon. Old certificates previously representing shares of Providence common stock will be exchanged for the merger consideration and the other amounts specified in the immediately preceding sentence, including evidence of shares in book-entry form representing whole shares of Valley common stock (together with any dividends or distributions with respect thereto and cash in lieu of fractional shares issued in consideration therefor) upon the surrender of such old certificates pursuant to the terms of the merger agreement, without any interest thereon.

If, prior to the effective time, the outstanding shares of Valley common stock or Providence common stock have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in any such case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there is any extraordinary dividend or extraordinary distribution, an appropriate and proportionate adjustment will be made to the merger consideration to give the holders of Providence common stock and Providence stock options the same economic effect as contemplated by the merger agreement prior to such event; provided that this will not permit Valley or Providence to take any action with respect to its securities that is prohibited by the terms of the merger agreement; provided, further that no adjustment will be made in the event of the issuance of additional shares of (i) Valley common stock or options to purchase shares of Valley common stock, as applicable, pursuant to any stock option plan or other compensation or benefit plan of Valley or its subsidiaries, or (ii) shares of Providence common stock or Providence stock options, as applicable, pursuant to the Providence stock plan.

At the effective time, all shares of Providence common stock that are owned by Providence or Valley (in each case other than shares of Providence common stock (a) held in trust accounts, managed or custodial accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties and (b) held, directly or indirectly, in respect of debts previously contracted) will be cancelled and will cease to exist, and neither the merger consideration nor any other consideration will be delivered in exchange therefor.

Providence Preferred Stock

No later than thirty (30) days prior to the closing, Providence will, and will cause its subsidiaries to, take all actions necessary, appropriate or advisable to redeem, effective as of immediately prior to the closing, all issued and outstanding shares of Providence preferred stock in accordance with the organizational documents of Providence and applicable law. Immediately prior to the effective time, each share of Providence series B preferred stock and Providence series C preferred stock issued and outstanding immediately prior to the effective time will be redeemed in accordance with the terms of the merger agreement and will cease to exist as of the effective time, and each share of Providence series B preferred stock and Providence series C preferred stock represented by book-entry will thereafter represent only the right to receive a cash payment equal to the sum of (a) $1,000.00 per share of Providence series B preferred stock or Providence series C preferred stock, as applicable, and (b) all declared but unpaid dividends on such share of Providence series B preferred stock or Providence series C preferred stock (such payment, the “Providence series B redemption payment” and the “Providence series C redemption payment,” respectively), in each case, in accordance with the applicable organizational documents of Providence.

Fractional Shares

No new book-entry certificates or scrip representing fractional shares of Valley common stock will be issued upon the surrender for exchange of old certificates or otherwise pursuant to the merger agreement, no dividend or distribution with respect to Valley common stock will be payable on or with respect to any fractional share, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Valley. In lieu of the issuance of any such fractional share, Valley will pay to each former holder who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of closing sale prices of Valley common stock on the Nasdaq Stock Market (the “NASDAQ”) as reported by The Wall Street Journal for the five (5) consecutive full trading days ending on the trading day immediately preceding the closing date (the “Valley share closing price”) by (ii) the fraction of a share (after taking into account all shares of Providence common stock held by such holder immediately prior to the effective time and rounded to the nearest thousandth when expressed in decimal form) of Valley common stock which such holder would otherwise be entitled to receive pursuant to the merger agreement.

Governing Documents

At the effective time, the restated certificate of incorporation, of Valley, as in effect immediately prior to the effective time, will be the certificate of incorporation of Valley until thereafter amended in accordance with applicable law, and the bylaws, as amended and restated, of Valley, as in effect immediately prior to the effective time, will be the bylaws of Valley until thereafter amended in accordance with applicable law. See the section entitled “The Merger—Governance of Valley After the Merger” beginning on page 66.

Treatment of Providence Stock Options

At the effective time, each Providence stock option that is outstanding immediately prior to the effective time and that has an exercise price per share of Providence common stock underlying such Providence option that is less than the merger consideration value (each such Providence stock option, an “in-the-money Providence stock option”), whether or not exercisable or vested, will be cancelled without any action on the part of any holder thereof in consideration for the right to receive (without interest) the merger consideration (less applicable tax withholdings pursuant to the terms of the merger agreement) in respect of each Providence net option share subject to such in-the-money Providence stock option. A “Providence net option share” means with respect to each Providence stock option, the quotient of (i) the product of (a) the excess, if any, of the merger consideration value over the Providence stock option exercise price of the Providence stock option immediately prior to the effective time multiplied by (b) the number of shares of Providence common stock subject to such Providence stock option immediately prior to the effective time divided by (ii) the merger consideration value. At the effective time, any Providence stock option that is not an in-the-money Providence stock option will be cancelled for no consideration.

At or prior to the effective time, Providence, the Providence board of directors and its compensation committee, as applicable, will adopt any resolutions and take any actions that are necessary for the treatment of the Providence stock options under the merger agreement.

Closing and Effective Time of the Merger

On the terms and subject to the conditions set forth in the merger agreement, the closing of the merger will occur by electronic exchange of documents at 10:00 a.m., New York City time, on the first business day of the month immediately following the month during which the satisfaction or waiver (subject to applicable law) of all the conditions precedent set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions at the closing), unless another date, time or place is agreed to in writing by Valley and Providence (the date on which the closing occurs is referred to as the “closing date”).

On or before the closing date, Valley will cause to be filed a certificate of merger with respect to the merger with the Secretary of the State of New Jersey and the articles of merger with respect to the merger with the Secretary of the State of Illinois (such certificate of merger and articles of merger, the “certificates of merger”). The merger will become effective as of the date and time specified in the certificates of merger in accordance with the relevant provisions of the New Jersey Business Corporation Act (the “NJBCA”) and the Illinois Business Corporation Act of 1983, as amended (the “IBCA”), or at such other date and time as provided by applicable law (such date and time being the “effective time”). Neither party can take any action to revoke the certificates of merger after their filing without the written consent of the other party.

Conversion of Shares; Exchange of Providence Stock Certificates

Letter of Transmittal

As promptly as practicable after the effective time, but in no event later than five (5) business days thereafter, Valley will cause the exchange agent to mail to each holder of record of one or more old certificates representing shares of Providence common stock immediately prior to the effective time that have been converted at the effective time into the right to receive the merger consideration, a letter of transmittal (which will be in customary form agreed by the parties and will specify that delivery will be effected, and risk of loss and title to the old certificates, will pass, only upon proper delivery of the old certificates to the exchange agent) and instructions for use in effecting the surrender of the old certificates, in exchange for the merger consideration to be issued or paid in consideration thereof as well as any dividends or distributions to be paid pursuant to the terms of the merger agreement, and the old certificate or old certificates so surrendered will be cancelled. In the event any old certificate for Providence common stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such old certificate to be lost, stolen or destroyed and, if required by Valley or the exchange agent, the posting by such person of a bond in such amount as Valley or the exchange agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such old certificate (which amount will be consistent with Valley’s or the exchange agent’s customary procedure for Valley’s existing shareholders), the exchange agent will issue in exchange for such lost, stolen or destroyed old certificate the merger consideration, the Providence series B redemption payment or Providence series C redemption payment and any cash in lieu of fractional shares deliverable in respect thereof pursuant to the merger agreement.

After the effective time, there will be no transfers on the stock transfer books of Providence of the shares of Providence common stock that were issued and outstanding immediately prior to the effective time. If, after the effective time, old certificates representing such shares are presented for transfer to the exchange agent, they will be cancelled and exchanged for the merger consideration and cash in lieu of fractional shares and dividends or distributions that the holder presenting such old certificates is entitled to, as provided in the merger agreement.

None of Valley, Providence, the exchange agent or any other person will be liable to any former holder of shares of Providence common stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

Withholding

Each of Valley, the exchange agent and any other applicable withholding agent will be entitled to deduct and withhold, from the cash merger consideration, any cash in lieu of fractional shares of Valley common stock, cash dividends or distributions payable pursuant to the merger agreement or any amounts otherwise payable pursuant to the merger agreement and such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or non-U.S. tax law. To the extent that amounts are so withheld by Valley, the exchange agent or any other applicable withholding agent, as the case may be, and paid over to the appropriate governmental authority, such withheld amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which the deduction and withholding was made by Valley, the exchange agent or such other applicable withholding agent, as the case may be. Any amounts payable in connection with the closing in respect of any Providence stock options pursuant to the terms of the merger agreement, with respect to the holders of Providence stock options, may be made through the payroll system of the surviving corporation or one of its subsidiaries no later than the first regular payroll date that covers a full payroll period commencing on or after the closing date, subject to any applicable withholding taxes.

Dividends and Distributions

No dividends or other distributions declared with respect to Valley common stock will be paid to the holder of any unsurrendered old certificate until the holder thereof surrenders such old certificate in accordance with the merger agreement. After the surrender of an old certificate in accordance with the merger agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Valley common stock which the shares of Providence common stock represented by such old certificate have been converted into the right to receive under the merger agreement.

Representations and Warranties

The merger agreement contains representations and warranties made by each of Valley and Providence relating to a number of matters, including the following:

•	corporate matters, including due organization, qualification and subsidiaries;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	required governmental and other regulatory and self-regulatory filings and consents and approvals in connection with the merger;

•	reports to regulatory agencies;

•	financial statements, internal controls and books and records;

•	broker’s fees payable in connection with the merger;

•	the absence of certain changes or events;

•	legal and regulatory proceedings;

•	compliance with applicable laws;

•	absence of action or circumstance that could reasonably be expected to prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•	tax matters; and

•	absence of agreements with regulatory agencies.

The merger agreement contains additional representations and warranties by Providence with respect to:

•	the absence of undisclosed liabilities;

•	employee benefit matters;

•	certain material contracts;

•	derivative instruments;

•	environmental matters;

•	investment securities and commodities;

•	real property;

•	intellectual property;

•	related party transactions;

•	takeover restrictions;

•	the opinion of Providence’s financial advisor;

•	the accuracy of information relating to Providence supplied for inclusion in this proxy statement/prospectus and other similar documents;

•	loan portfolio matters;

•	deposits;

•	insurance matters;

•	investment adviser matters; and

•	absence of broker-dealer subsidiaries.

The merger agreement contains an additional representation and warranty by Valley with respect to Valley’s SEC reports.

Certain representations and warranties of Valley and Providence are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to either Valley or Providence or the surviving corporation, means any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, assets, results of operations or financial condition of such party and its subsidiaries, taken as a whole or (ii) the ability of such party to timely consummate the transactions contemplated by the merger agreement.

However, a material adverse effect with respect to the business, assets, results of operations or financial condition of such party and its subsidiaries, taken as a whole, will not be deemed to include the impact of:

•	changes, after the date of the merger agreement, in GAAP or applicable regulatory accounting requirements;

•

changes, after the date of the merger agreement, in laws, rules or regulations of general applicability to companies in the industries in which such party and its subsidiaries operate, or interpretations thereof by courts or governmental entities;

•

changes, after the date of the merger agreement, in global, national or regional political conditions (including the outbreak or escalation of hostilities, war (whether or not declared), military action or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its subsidiaries;

•

changes, after the date of the merger agreement, resulting from hurricanes, earthquakes, tornados, floods or other natural disasters, occurrence of any man-made disaster, or from any outbreak of any disease or other public health event, including pandemics, endemics or disease outbreaks, public health emergencies or widespread occurrences of infectious disease;

•

public disclosure of the execution of the merger agreement, public disclosure of the transactions contemplated by the merger agreement or actions or omissions expressly required by the merger agreement or that are taken or omitted at the written request of a party or with the prior written consent of the other party in contemplation of the transactions contemplated by the merger agreement; or

•

a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying causes of such decline or failure may be taken into account in determining whether a material adverse effect has occurred);

except, with respect to the first, second, third and fourth bullets described above, to the extent that the effects of such change are disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other banks or savings associations and their holding companies operating principally in the areas in which such party and its subsidiaries are located.

The representations and warranties in the merger agreement do not survive the effective time.

Covenants and Agreements

Conduct of Business Prior to the Completion of the Merger

Prior to the effective time or earlier termination of the merger agreement, except as expressly contemplated or permitted by the merger agreement, required by law or as consented to in writing by Valley (such consent not to be unreasonably withheld, conditioned or delayed), and subject to certain specified exceptions, (a) Providence will, and will cause its subsidiaries to, (i) conduct its business in the ordinary course in all material respects and (ii) use reasonable best efforts to maintain and preserve intact its business organization relationships with employees, officers, directors, customers, depositors, suppliers, correspondent banks, governmental entities with jurisdiction over its operations and other third parties having material business relationships with Providence or any of its subsidiaries, and (b) Providence will, and will cause its subsidiaries to, take no action that would reasonably be likely to adversely affect or materially delay the receipt of any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the merger agreement or the ability of Providence to perform its covenants and agreements under the merger agreement or to consummate the transactions contemplated by the merger agreement on a timely basis.

In addition, prior to the effective time or earlier termination of the merger agreement, subject to certain specified exceptions or as consented to in writing by Valley (such consent not to be unreasonably withheld, conditioned or delayed), Providence will not, and will not permit any of its subsidiaries to:

•

in each case, other than (i) federal funds borrowings and Federal Home Loan Bank borrowings, in each case with a maturity not in excess of six (6) months, (ii) the creation of deposit liabilities, (iii) issuances of letters of credit, (iv) purchases of federal funds, (v) sales of certificates of deposit and (vi) entry into repurchase agreements, in each case in the ordinary course of business with terms and conditions consistent with past practice, incur any indebtedness for borrowed money, obligations evidenced by notes, debentures or similar instruments, sale and leaseback transactions, capital or finance leases or other similar financing arrangements (other than indebtedness solely between or among Providence and any of its wholly owned subsidiaries), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person (other than any wholly owned subsidiary of Providence);

•	adjust, split, combine or reclassify any capital stock;

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make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or other equity or voting securities (except (i) regular quarterly cash dividends by Providence at a rate not in excess of $0.32 per share of Providence common stock, (ii) quarterly cash dividends to the extent necessary for the payment of taxes resulting from the ownership of Providence common stock by the holders of Providence common stock in amounts computed and paid (consistent with past practice), (iii) the acceptance of shares of Providence common stock as payment for the exercise price of Providence stock options or for withholding taxes incurred in connection with the exercise of Providence stock options (in each case, in accordance with past practice and to the extent required or permitted by the terms of the applicable award agreements) or (iv) dividends paid by any of the subsidiaries of Providence to Providence or any of its wholly owned subsidiaries);

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grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, including Providence stock options, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock or other equity or voting securities;

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issue, sell or otherwise permit to become outstanding any additional shares of capital stock or other equity or voting securities or securities convertible or exchangeable into, or exercisable for or valued by reference to, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, except for the issuance of shares upon the exercise of Providence Stock Options or the vesting or settlement of Providence Stock Options outstanding as of the date hereof;

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sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or material assets to any individual, corporation or other entity other than a wholly owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any person, in each case other than in the ordinary course of business;

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except for foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith in the ordinary course of business, make any investment or acquisition, whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation or formation of a joint venture or otherwise, in or of any property or assets of any other individual, corporation or other entity, other than a wholly owned subsidiary of Providence;

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(i) terminate, materially amend, or waive any material provision of, certain material contracts, or make any material change in any instrument or agreement governing the terms of any of its securities, other than normal renewals of contracts in the ordinary course of business without material adverse changes to terms with respect to Providence or its subsidiaries or (ii) enter into certain material contracts;

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except as required by the terms of any Providence benefit plan as in effect as of the date of the merger agreement, (i) enter into, adopt or terminate any Providence benefit plan (including any plans, programs, policies, agreements or arrangements that would be considered a Providence benefit plan if in effect as of the date of the merger agreement), (ii) amend any Providence benefit plan, other than de minimis administrative amendments in the ordinary course of business consistent with past practice that do not increase the cost or expense of maintaining, or increase the benefits payable under, such plan, program, policy or arrangements, (iii) except for customary payment of bonus compensation in the ordinary course of business consistent with past practice, pay, grant or award, or commit to pay, grant or award, any bonuses or incentive compensation, (iv) accelerate the vesting, funding or payment of, or otherwise deviate from the terms provided in the applicable award agreement with respect to the vesting, payment, settlement or exercisability of, any Providence stock options or other equity-based awards or other compensation or benefit, (v) enter into any collective bargaining agreement or similar agreement or arrangement, (vi) increase the compensation, bonus, severance, termination pay or other benefits payable to any of their respective current, prospective or former employees, officers, directors or independent contractors, except for ordinary course annual and promotion or elevation-related increases, (vii) fund or provide any funding for any rabbi trust or similar arrangement, (viii) terminate the employment or services of any employee, officer, director or any independent contractor or consultant whose annual base salary or wage or annual consulting fee is greater than $125,000, in each case other than for cause, or (ix) hire or promote any employee, officer, director or any independent contractor or consultant whose annual base fee or base wage is or would be greater than $125,000;

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settle or compromise any claim, suit, action or proceeding other than any settlement involving solely money damages not in excess of $10,000 individually or $100,000 in the aggregate that does not involve or create an adverse precedent and that would not impose any material restriction on the business of Providence or its subsidiaries or the surviving corporation or its subsidiaries;

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(i) agree or consent to the issuance of any injunction, decree, order or judgment restricting or adversely affecting Providence’s or its subsidiaries’ respective businesses or operations or (ii) waive or release any material rights or claims other than in the ordinary course of business;

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take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•	amend its articles of incorporation, its bylaws or comparable governing documents of its subsidiaries;

•	merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries;

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materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, except as may be required by GAAP;

•	implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

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enter into a new line of business or change in any material respect its lending, collateral eligibility, investment, underwriting, risk and asset liability management, interest rate or fee pricing policies and other banking and operating, hedging, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by such policies or applicable law, regulation or policies imposed by any governmental entity;

•	except pursuant to existing commitments entered into prior to the date of the merger agreement and disclosed to Valley prior to the date of the merger agreement, make or acquire, renew, modify or extend any loans that, (i) are outside of the ordinary course of business consistent with past practice or inconsistent with, or in excess of the limitations contained in, Providence’s loan policy or (ii) increase the aggregate outstanding commitments or credit exposure to any customer by more than $5,000,000 on a fully-secured basis (or $1,500,000 on any loan that is not on a fully-secured basis)without first notifying and, if requested by Valley within two (2) business days of receipt of such notice, consulting with Valley (which notification will be made through certain designated representatives of Valley);

•	make, or commit to make, any capital expenditures that exceed $100,000 in the aggregate;

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make, change or revoke any material tax election (including any election in respect of the tax treatment of Providence as an “S corporation” within the meaning of Sections 1361 and 1362 of the Code (and any analogous provisions of applicable state or local law) or the tax treatment of any subsidiary of Providence as either a “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code (and any similar provision of applicable state or local law) or as disregarded as an entity separate from its owner in accordance with Treasury Regulations Section 301.7701-3 (and any similar provision of applicable state, local or foreign law), as applicable (collectively, the “Providence tax treatment”), change an annual tax accounting period, adopt or change any material tax accounting method, file any amended tax return, enter into any closing agreement with respect to taxes, or settle any material tax claim, audit, assessment or dispute or surrender any right to claim a refund of a material amount of taxes, take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to adversely impact the Providence tax treatment), or permit a shareholder to take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to adversely impact the Providence tax treatment;

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(i) make any application for the opening or relocation of, or open or relocate, any branch office, loan production office or other significant office or operations facility of Providence or its subsidiaries, (ii) other than in consultation with Valley, make any application for the closing of or close any branch or (iii) other than in consultation with Valley, purchase any new real property (other than other real estate owned properties in the ordinary course of business) or enter into, amend or renew any lease with respect to real property;

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foreclose upon or otherwise acquire any commercial real property (i) in excess of $50,000; or (ii) that would reasonably be expected to raise environmental concerns (e.g., gas stations, dry cleaners, etc.), in each case, prior to receipt of a Phase I environmental review thereof;

•	cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar (in amount, scope and insurer) to that in effect as of the date of merger agreement;

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knowingly take any action that is intended to or would reasonably be likely to adversely affect or materially delay the ability of Providence or its subsidiaries to obtain any necessary approvals of any governmental entity required for the transactions contemplated by the merger agreement or by the bank merger agreement or the requisite Providence shareholder approval or to perform its covenants and agreements under the merger agreement or the bank merger agreement or to consummate the transactions contemplated thereby; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing.

Regulatory Matters

Valley and Providence have agreed to cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (and in the case of the applications, notices, petitions and filings required to obtain the requisite regulatory approvals, use their reasonable best efforts to make such filings within forty-five (45) days of the date of the merger agreement), to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the merger and the bank merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and governmental entities. Each of Valley and Providence has agreed to, and to cause their applicable subsidiaries to, cooperate with each other in connection therewith (including the furnishing of any information that may be reasonably requested or required to obtain the requisite regulatory approvals) and will cause their respective subsidiaries to respond and comply as promptly as practicable to any requests by governmental entities for documents and information. Each of Valley and Providence has the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Providence or Valley, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written materials submitted to, any governmental entity in connection with the transactions contemplated by the merger agreement. In exercising the foregoing right, each of the parties has agreed to act reasonably and as promptly as practicable. Each of Valley and Providence has agreed to consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the merger agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by the merger agreement. Each party has agreed to consult with the other in advance of any communication, meeting or conference with any governmental entity in connection with the transactions contemplated by the merger agreement and, to the extent permitted by such governmental entity, give the other party and/or its counsel the opportunity to attend and participate in such communications, meetings and conferences.

In furtherance of the foregoing, each of Valley and Providence has agreed to use its reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the closing, and (ii) avoid or eliminate each and every impediment so as to enable the closing to occur as soon as possible, provided, however, that notwithstanding anything in merger agreement to the contrary, Valley will not be required to, and Providence will not (without the written consent of Valley), take any action, or commit to take any action, or agree to any condition or restriction, in order to resolve any objections to the transactions contemplated by the merger agreement or in connection with obtaining any permits, consents, approvals and authorizations of governmental entities that would, individually or in the aggregate, reasonably be likely to have a material adverse effect on the surviving corporation and its subsidiaries, taken as a whole, after giving effect to the merger (measured on a scale relative to Providence and its subsidiaries, taken as a whole) (a “materially burdensome regulatory condition”).

Each of Valley and Providence has agreed to promptly advise the other upon receiving any communication from any governmental entity whose consent or approval is required for consummation of the transactions contemplated by the merger agreement that causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

Employee Matters

Valley shall provide the employees of Providence as of the effective time (the “continuing employees”), during the period commencing at the effective time and ending on the first anniversary of the effective time (the “continuation period”): (i) annual base salary or wages, as applicable, that are no less than the annual base salary or wages in effect for each such continuing employee immediately prior to the effective time, and (ii) incentive and commission compensation opportunities and employee benefits (excluding non-qualified deferred compensation, equity or equity-based incentive compensation, change in control or retention arrangements or any other one-time payments) that are substantially comparable in the aggregate to those provided to similarly situated employees of Valley. Each continuing employee who is not party to an individual agreement providing for severance or termination benefits and is terminated during the continuation period under severance qualifying circumstances shall be provided severance benefits under the broad-based severance policy maintained by Valley.

With respect to any employee benefit plans of Valley in which any continuing employees become eligible to participate on or after the effective time (the “new plans”), Valley will use commercially reasonable efforts to: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any new plans, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Providence benefit plan; (ii) provide each such employee and their eligible dependents with credit for any co-payments or coinsurance and deductibles paid prior to the effective time under a Providence benefit plan that provides health care benefits (including medical, dental and vision), to the same extent that such credit was given under the analogous Providence benefit plan prior to the effective time, in satisfying any applicable deductible, co-payment, coinsurance or maximum out-of-pocket requirements under any new plans; and (iii) recognize all service of such employees with Providence for all purposes in any new plan to the same extent that such service was taken into account under the analogous Providence benefit plan prior to the effective time. Recognition will not apply (a) to the extent it would result in duplication of benefits for the same period of service, (b) for purposes of any defined benefit pension or retiree welfare plan, (c) for purposes of any benefit plan that is a frozen plan or provides grandfathered benefits, or (d) for purposes of any equity incentive awards granted by Valley.

Unless otherwise requested by Valley in writing delivered to Providence at least five (5) business days before the closing date, Providence and its appropriate subsidiary have agreed to execute and deliver such instruments and take such other actions to cause any 401(k) plan sponsored or maintained by Providence (a “Providence 401(k) plan”) to be terminated effective as of immediately prior to the effective time and contingent upon the occurrence of the closing. If the Providence 401(k) plan is terminated, the continuing employees will be eligible to participate, effective as soon as reasonably practicable following the effective time, in a 401(k) plan sponsored or maintained by Valley, and Providence and Valley will take any and all actions as may be required, to permit the continuing employees who are then actively employed to roll over “eligible rollover distributions” to the 401(k) plan sponsored by Valley in the form of cash, notes (in the case of loans) or a combination thereof.

Director and Officer Indemnification and Insurance

The merger agreement provides that at or prior to the effective time, Providence will purchase past acts and extended reporting period insurance coverage under its (i) current directors and officers insurance policy, (ii) employment practices liability insurance policy and (iii) bankers professional insurance policy (provided, that Providence may substitute such policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured for each of the foregoing), in each case that (x) provides coverage with respect to claims arising from facts or events which occurred at the effective time or during at least the six (6)-year period immediately preceding the effective time (including the transactions contemplated by the merger agreement) and (y) is in effect for a period of at least six (6) years from and after the effective time (except that Providence will not expend for such extended insurance coverage an amount in excess of three hundred percent (300%) of the current annual premium paid as of the date hereof by Providence for such insurance, applied over a six (6)-year term of such extended coverage).

The merger agreement provides that, for a period of no less than six (6) years from and after the effective time, the surviving corporation will indemnify and hold harmless and will advance expenses as incurred, in each case to the extent (subject to applicable law) such persons are indemnified as of the date of the merger agreement by Providence pursuant to the Providence articles of incorporation, the Providence bylaws, the governing or organizational documents of any subsidiary of Providence and certain other indemnification agreements in existence as of the date of the merger agreement, each present and former director or officer of Providence and its subsidiaries (in each case, when acting in such capacity) (collectively, the “Providence indemnified parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the effective time, arising out of the fact that such person is or was a director or officer of Providence or any of its subsidiaries and pertaining to matters existing or occurring at or prior to the effective time, including the transactions contemplated by the merger agreement; provided, that in the case of advancement of expenses the Providence indemnified party to whom expenses are advanced provides an undertaking (in a reasonable and customary form) to repay such advances if it is ultimately determined that such Providence indemnified party is not entitled to indemnification.

Certain Additional Covenants

The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement/prospectus, obtaining required consents, the listing of the shares of Valley common stock to be issued in the merger, access to information of the other company, Providence’s allowance for loan losses, advice of changes, takeover restrictions, shareholder litigation relating to the transactions contemplated by the merger agreement, termination of related party agreements, the assumption by Valley or Valley National Bank of Providence and Providence Bank indebtedness and public announcements with respect to the transactions contemplated by the merger agreement. Additionally, the merger agreement provides that Providence must take all actions to cause all agreements between Providence and its related parties (including the fourth amended and restated agreement of shareholders of Providence, effective as of November 30, 2016, as amended by the first amendment, effective as of October 25, 2018 and that certain addendum agreement, dated as of September 20, 2022) to be terminated effective at or prior to the closing.

Shareholder Meeting and Recommendation of the Providence Board of Directors

Providence has agreed to take, in accordance with applicable law and the Providence articles of incorporation and Providence bylaws, as amended, all actions necessary to convene a meeting of its shareholders (the “Providence special meeting”) to be held as soon as reasonably practicable after the registration on Form S-4 of which this proxy statement/prospectus forms a part is declared effective for the purpose of obtaining the requisite Providence shareholder approval required in connection with the merger agreement and the merger. Except in the case of a Providence adverse recommendation change (as defined below), the Providence board of directors will use its reasonable best efforts to obtain from the shareholders of Providence the requisite Providence shareholder approval, including by communicating to its shareholders its recommendation (and including such recommendation in this proxy statement/prospectus) that they approve the merger agreement and the transactions contemplated thereby (the “Providence board recommendation”). If requested by Valley, Providence will engage a proxy solicitor reasonably acceptable to Valley to assist in the solicitation of proxies from Providence shareholders relating to the requisite Providence shareholder approval. Providence and its board of directors will not (i) withhold, withdraw, modify or qualify in a manner adverse to Valley the Providence board recommendation, (ii) fail to make the Providence board recommendation in this proxy statement/prospectus, (iii) adopt, approve, recommend or endorse a Providence acquisition proposal or publicly announce an intention to adopt, approve, recommend or endorse a Providence acquisition proposal, (iv) fail to publicly and without qualification (A) recommend against any Providence acquisition proposal or (B) reaffirm the Providence board recommendation, in each case within ten (10) business days (or such fewer number of days as remains prior to the Providence special meeting) after a Providence acquisition proposal is made public or any request by Valley to do so or (v) publicly propose to do any of the foregoing clauses (i) through (iv) (any of the foregoing, an “Providence adverse recommendation change”). However, subject to certain termination rights in favor of Valley as described in the sections entitled “—Termination of the Merger Agreement” and “—Effect of Termination,” if the Providence board of directors, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would more likely than not result in a violation of its fiduciary duties under applicable law to make or continue to make the Providence board recommendation, then, prior to the receipt of the requisite Providence shareholder approval, in submitting the merger agreement and the merger to its shareholders, the Providence board of directors may withhold or withdraw or modify or qualify in a manner adverse to Valley the Providence board recommendation or may submit the merger agreement and the merger to its shareholders without recommendation (although the resolutions approving the merger agreement as of the date thereof may not be rescinded or amended), in which event the Providence board of directors may communicate the basis for the Providence adverse recommendation change to its shareholders in the proxy statement/prospectus or an appropriate amendment or supplement thereto; provided that the Providence board of directors may not take any actions under this sentence unless (i) it gives Valley at least three (3) business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken by the Providence board of directors in response to a Providence acquisition proposal, the latest material terms and conditions and the identity of the third party in any such Providence acquisition proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (ii) at the end of such notice period, the Providence board of directors takes into account any amendment or modification to the merger agreement proposed by Valley and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless more likely than not result in a violation of its fiduciary duties under applicable law to continue to make the Providence board recommendation. Any material amendment to any Providence acquisition proposal will be deemed to be a new Providence acquisition proposal for purposes of such notice requirement and will require a new notice period.

Providence will adjourn or postpone the Providence special meeting if, as of the time for which such meeting is originally scheduled, there are insufficient shares of Providence common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting, Providence has not received proxies representing a sufficient number of shares necessary to obtain the requisite Providence shareholder approval. Notwithstanding anything to the contrary in the merger agreement, unless the merger agreement has been terminated in accordance with its terms, the Providence special meeting will be convened and the merger agreement and the merger will be submitted to the shareholders of Providence at the Providence special meeting for the purpose of voting on the approval of the merger and the other matters contemplated thereby, and nothing contained in the merger agreement will be deemed to relieve Providence of such obligation. Providence will only be required to adjourn or postpone the Providence special meeting two (2) times pursuant to the first sentence of this paragraph.

Agreement Not to Solicit Other Offers

Providence has agreed that it will not, and will cause its subsidiaries, officers and directors, and use its reasonable best efforts to cause its and their respective employees, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to, (ii) engage or participate in any negotiations with any person concerning or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any Providence acquisition proposal (as defined below), except to notify a person that has made or, to the knowledge of Providence, is making any inquiries with respect to, or is considering making a Providence acquisition proposal of the existence of the foregoing agreement. Unless the merger agreement is terminated in accordance with its terms, Providence has also agreed that it will not, and will cause its subsidiaries and its and their Representatives not to on its behalf, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (whether written or oral, binding or nonbinding) (other than a confidentiality agreement referred to and entered into in accordance with the merger agreement relating to a Providence acquisition proposal). For purposes of the merger agreement, an “Providence acquisition proposal” means, other than the transactions contemplated by the merger agreement, any offer, inquiry or proposal relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of twenty percent (20%) or more of the consolidated assets of Providence and its subsidiaries or twenty percent (20%) or more of any class of equity or voting securities of Providence or its subsidiaries whose assets, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated assets of Providence, (ii) any tender offer or exchange offer that, if consummated, would result in such third party beneficially owning twenty percent (20%) or more of any class of equity or voting securities of Providence or its subsidiaries whose assets, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated assets of

Providence or (iii) a merger, consolidation, share exchange or other business combination, reorganization recapitalization, liquidation, dissolution or similar transaction involving a party or its subsidiaries whose assets, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated assets of Providence.

However, prior to the receipt of the requisite Providence shareholder approval, in the event Providence receives an unsolicited bona fide written Providence acquisition proposal, it may, and may permit its subsidiaries and its and its subsidiaries’ Representatives to, furnish or cause to be furnished confidential or nonpublic information or data and participate in such negotiations or discussions to the extent that its board of directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable law, provided that, prior to providing any confidential or nonpublic information permitted to be so provided, Providence has provided such information to Valley, and has entered into a confidentiality agreement with such third party on terms no less favorable to it than the confidentiality agreement between Valley and Providence, which confidentiality agreement may not provide such person with any exclusive right to negotiate with Providence.

Providence has also agreed to, and to cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of the merger agreement with any person other than Valley with respect to any Providence acquisition proposal. Further, Providence has agreed to, and to cause its subsidiaries to, promptly request (to the extent it has not already done so prior to the date of the merger agreement) any person that has executed a confidentiality or non-disclosure agreement in connection with any actual or potential Providence acquisition proposal that remains in effect as of the date of the merger agreement to return or destroy all confidential information of Providence or its subsidiaries in the possession of such person or its Representatives. In addition, Providence has agreed to promptly (and in any event within twenty-four (24) hours) advise Valley following receipt of any Providence acquisition proposal or any inquiry which could reasonably be expected to lead to a Providence acquisition proposal, and the substance thereof (including the material terms and conditions of and the identity of the person making such inquiry or Providence acquisition proposal), to provide Valley with an unredacted copy of any such Providence acquisition proposal and any draft agreements, proposals or other materials received in connection with any such inquiry or Providence acquisition proposal and to keep Valley reasonably apprised of any related developments, discussions and negotiations on a current basis, including by providing to Valley within twenty-four (24) hours any amendments to or revisions of the terms of such inquiry or Providence acquisition proposal. Providence will use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its subsidiaries is a party in accordance with the terms thereof.

Conditions to Completion of the Merger

Valley’s and Providence’s respective obligations to complete the merger are subject to the satisfaction or waiver, at or prior to the effective time, of the following conditions:

•	the requisite approval of the merger and the merger agreement by the shareholders of Providence shall have been obtained;

•	the shares of Valley common stock issuable pursuant to the merger agreement having been authorized for listing on the NASDAQ, subject to official notice of issuance;

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the effectiveness under the Securities Act of 1933, as amended, of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part, and the absence of any stop order suspending the effectiveness of the registration statement or proceedings for that purpose initiated or threatened by the SEC and not withdrawn;

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no order, injunction or decree issued by any court or governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger, the bank merger or any of the other transactions contemplated by the merger agreement being in effect, and no law, statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal the consummation of the merger, the bank merger or any of the other transactions contemplated by the merger agreement;

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all requisite regulatory approvals having been obtained and remaining in full force and effect and all statutory waiting periods in respect thereof having expired, and no requisite regulatory approval having resulted in the imposition of any materially burdensome regulatory condition;

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the accuracy of the representations and warranties of the other party contained in the merger agreement, generally as of the date on which the merger agreement was entered into and as of the closing date, subject to the materiality standards provided in the merger agreement;

•	the performance by the other party in all material respects of the obligations, covenants and agreements required to be performed by it under the merger agreement at or prior to the closing date; and

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receipt by such party of an opinion of legal counsel, in form and substance reasonably satisfactory to such party, dated as of the closing date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; in rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Valley and Providence reasonably satisfactory in form and substance to such counsel.

Valley’s obligation to complete the merger is subject to the satisfaction or, where legally permissible, waiver of additional conditions. These additional conditions include, among others:

•	receipt of a FIRPTA certificate from Providence stating that the shares of capital stock of Providence do not constitute “United States real property interests” under the Code;

•	Mr. Van Drunen having entered into an offer letter with Valley and/or Valley National Bank and that such offer letter remains in full force and effect;

•	each director of Providence having entered into a voting agreement with Valley and that such voting agreements remain in full force and effect; and

•	no requisite regulatory approval having resulted in the imposition of any materially burdensome regulatory condition (as defined in “The Merger—Regulatory Approvals”).

Neither Valley nor Providence can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party.

Termination of the Merger Agreement

The merger agreement can be terminated at any time prior to completion of the merger, whether before or after the receipt of the requisite Providence shareholder approval, in the following circumstances:

•	by mutual consent of Valley and Providence in a written instrument;

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by either Valley or Providence if any governmental entity that must grant a requisite regulatory approval has denied approval of the merger or the bank merger and such denial has become final and nonappealable or any governmental entity of competent jurisdiction has issued a final nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger or the bank merger, unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements set forth in the merger agreement;

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by either Valley or Providence if the merger has not been completed on or before August 24, 2027 (the “termination date”) unless the failure of the closing to occur by the termination date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements set forth in the merger agreement; provided that, Valley and Providence may mutually agree in writing to amend the termination date;

•

by either Valley or Providence (provided that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained in the merger agreement) if there is a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or if any such representation or warranty ceases to be true) set forth in the merger agreement on the part of Providence, in the case of a termination by Valley, or Valley, in the case of a termination by Providence, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the closing date, the failure of an applicable closing condition of the terminating party and which is not cured by the earlier of the termination date and forty-five (45) days following written notice to the other party or by its nature or timing cannot be cured during such period;

•

by Valley, prior to such time as the requisite Providence shareholder approval is obtained, if Providence or the Providence board of directors (i) withholds, withdraws, modifies or qualifies in a manner adverse to Valley the Providence board recommendation (as defined in “The Merger Agreement—Shareholder Meeting and Recommendation of the Providence Board of Directors”), (ii) fails to make the Providence board recommendation in this proxy statement/prospectus, (iii) adopts, approves, recommends or endorses a Providence acquisition proposal (as defined in “The Merger Agreement—Agreement Not to Solicit Other Offers”) or publicly announces an intention to adopt, approve, recommend or endorse a Providence acquisition proposal, (iv) fails to publicly and without qualification (A) recommend against any Providence acquisition proposal or (B) reaffirm the Providence board recommendation, in each case within ten (10) business days (or such fewer number of days as remains prior to the Providence special meeting) after a Providence acquisition proposal is made public or any request by Valley to do so, (v) publicly proposes to do any of the foregoing clauses (i) through (iv) or (vi) materially breaches its obligations related to Providence shareholder approval or Providence acquisition proposals; or

•

by either Valley or Providence, if the requisite Providence shareholder approval is not obtained upon a vote thereon taken at the Providence special meeting (including at any adjournment or postponement thereof).

Neither Valley nor Providence is permitted to terminate the merger agreement as a result, in and of itself, of any increase or decrease in the market price of Valley common stock.

Effect of Termination

If the merger agreement is terminated by either Valley or Providence, as provided under “—Termination of the Merger Agreement” above, the merger agreement will become void and have no effect, and none of Valley, Providence, any of their respective subsidiaries or any of the officers or directors of any of them will have any liability of any nature whatsoever under the merger agreement, or in connection with the transactions contemplated thereby, except that (i) designated provisions of the merger agreement will survive the termination, including those relating to the confidential treatment of information, public announcements, the effect of termination, including the termination fee described below, and certain general provisions, and (ii) notwithstanding anything to the contrary in the merger agreement, neither Valley nor Providence will be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of any provision of the merger agreement.

Termination Fee

Providence will pay Valley a termination fee equal to $11,115,000 by wire transfer of same-day funds (the “termination fee”) if the merger agreement is terminated in the following circumstances:

•

In the event that the merger agreement is terminated by Valley pursuant to the second to last bullet set forth under “—Termination of the Merger Agreement” above. In such case, the termination fee must be paid to Valley as promptly as reasonably practicable after the date of termination (and in any event, within three (3) business days of the date of termination).

•

In the event that, after the date of the merger agreement and prior to the termination of the merger agreement, a bona fide Providence acquisition proposal has been communicated to or otherwise made known to the Providence board of directors or Providence’s senior management or has been made directly to Providence’s shareholders generally, or any person has publicly announced (and not withdrawn at least two (2) business days prior to the Providence special meeting) a Providence acquisition proposal, and (a) (i) thereafter the merger agreement is terminated by either Valley or Providence pursuant to the third bullet set forth under “—Termination of the Merger Agreement” above without the requisite Providence shareholder approval having been obtained (and all other closing conditions set forth in the merger agreement and applicable to Providence were satisfied or were capable of being satisfied prior to such termination), (ii) thereafter the merger agreement is terminated by Valley pursuant to the fourth bullet set forth under “—Termination of the Merger Agreement” above as a result of a willful and material breach or (iii) thereafter the merger agreement is terminated by either Valley or Providence pursuant to the sixth bullet set forth under “—Termination of the Merger Agreement” above, and (B) prior to the date that is twelve (12) months after the date of such termination, Providence enters into a definitive agreement or consummates a transaction with respect to a Providence acquisition proposal (whether or not the same Providence acquisition proposal as that referred to above), provided that for purposes of the foregoing, all references in the definition of Providence acquisition proposal to “twenty percent (20%)” will instead refer to “fifty percent (50%).” In such case, the termination fee must be paid to Valley on the earlier of the date Providence enters into such definitive agreement and the date of consummation of such transaction.

Fees and Expenses

Except as otherwise expressly provided in the merger agreement, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the merger is consummated, except that Valley will pay and bear the cost of (a) each regulatory filing, application, notification, registration or similar fee required to be paid by any party in connection with the merger agreement and the transactions contemplated thereby under applicable law and (b) any fees and expenses (excluding each party’s internal costs and fees and expenses of attorneys, accountants and financial and other advisors) incurred in respect of printing, filing and mailing of this proxy statement/prospectus.

Amendment, Waiver and Extension of the Merger Agreement

Subject to compliance with applicable law, the merger agreement may be amended by the parties at any time before or after the receipt of the requisite Providence shareholder approval, except that after the receipt of the requisite Providence shareholder approval, there may not be, without further approval of the shareholders of Providence, any amendment of the merger agreement that requires such further approval under applicable law.

At any time prior to the effective time, the parties may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered by such other party pursuant to the merger agreement, and waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained in the merger agreement; provided, however, that after the receipt of the requisite Providence shareholder approval, there may not be, without further approval of the shareholders of Providence, any extension or waiver of the merger agreement or any portion thereof that requires further approval under applicable law.

Voting Agreements

Each of the directors of Providence and Providence Bank, in each case in their capacities as shareholders, have individually entered into a Providence voting agreement. Under the voting agreements, each such shareholder agrees to, among other things, at the Providence special meeting and at any other meeting of shareholders of Providence (a) appear at each such meeting or otherwise cause such shareholder’s shares of Providence common stock to be counted as present thereat for the purpose of establishing a quorum, (b) vote (or cause to be voted), in person or by proxy, all of such shareholder’s Providence common stock (i) in favor of any proposals for the approval and adoption of the merger agreement or any other proposal submitted to Providence shareholders pursuant to, or necessary or advisable for, the consummation of the transactions contemplated by the merger agreement and (ii) in favor of any proposal to adjourn or postpone any meeting of the shareholders of Providence at which any of the foregoing matters are submitted for consideration and vote of the shareholders of Providence to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (iii) against any alternative acquisition proposal, without regard to any recommendation to the shareholders of Providence by the Providence board of directors concerning such alternative acquisition proposal, and against any other action, agreement or transaction involving Providence or any of its subsidiaries that would reasonably be expected to materially impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the merger or any other transactions contemplated by the merger agreement or the shareholder voting agreements or the performance by Providence of its obligations under the merger agreement or by such shareholder of its obligations under the voting agreement and (c) not vote or execute any written consent to rescind or amend in any manner any prior vote of written consent, as a shareholder of Providence, to approve or adopt the merger agreement unless the voting agreement has been terminated in accordance with its terms. In addition, the Providence voting agreements provide that such shareholders will not sell or transfer any of their shares of Providence common stock of which they are a record or beneficial owner, subject to certain exceptions, until the voting agreement is terminated in accordance with its terms.

The Providence voting agreements will remain in effect until the earlier to occur of: (1) the closing of the merger, (2) the date of termination of the merger agreement in accordance with its terms and (3) entry into certain amendments, modifications, waivers or other changes to any provision of the merger agreement, as in effect on the date of the voting agreement, without the shareholder’s prior written consent.

As of the Providence record date, shares constituting approximately 18.9% of the Providence common stock entitled to vote at the Providence special meeting are subject to Providence voting agreements.

The foregoing description of the Providence voting agreements is subject to, and qualified in its entirety by reference to the Providence voting agreements, a form of which is attached to this proxy statement/prospectus as Annex B and is incorporated by reference into this proxy statement/prospectus.

For information regarding the voting agreement and certain holders of shares of Providence common stock, see “Security Ownership of Providence Directors, Executive Officers and Certain Beneficial Owners of Providence” on page 97.

Governing Law

The merger agreement is governed by and will be construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles (except that matters relating to the fiduciary duties of the board of directors of Valley and Providence shall be subject to the laws of the States of New Jersey and Illinois, respectively).

Specific Performance

Valley and Providence will be entitled to specific performance of the terms of the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement or to enforce specifically the performance of the terms and provisions thereof (including the parties’ obligation to consummate the merger), in addition to any other remedy to which they are entitled at law or in equity. Each of Valley and Providence waives any defense in any action for specific performance that a remedy at law would be adequate and any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following general discussion sets forth the anticipated material U.S. federal income tax consequences of the merger to U.S. holders (as defined in this section) who exchange their Providence common stock for a combination of Valley common stock and cash in the merger. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or under any U.S. federal laws other than those pertaining to the income tax (such as estate or gift tax laws) and, except as expressly addressed below, any U.S. tax reporting requirements. This discussion is based upon the Code, the U.S. Treasury Regulations promulgated thereunder and court and administrative rulings and decisions in effect on the date of this proxy statement/prospectus. These laws may change, possibly in a material and adverse manner and/or retroactively, or be subject to differing interpretations, and any such change or differing interpretation could affect the continuing validity and accuracy of this discussion.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Providence common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (a) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership, including for this purpose any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds Providence common stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partners, the status and activities of the partnership and certain determinations made at the partner level. If you are a partner of a partnership holding Providence common stock, you should consult your tax advisors regarding the specific U.S. federal income tax consequences of the merger in light of your particular circumstances.

This discussion is applicable to you only if you hold your shares of Providence common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a bank or other financial institution;

•	a tax-exempt organization or governmental organization;

•	an S corporation, partnership or other pass-through entity (or a shareholder, partner or investor therein);

•	an underwriter or insurance company;

•	a mutual fund;

•	a pension fund, retirement plan, individual retirement account or other tax-deferred account;

•	a broker, dealer or trader in securities (including traders in securities that elect to apply a mark-to-market accounting method), currencies or commodities;

•	a holder of Providence common stock subject to the alternative minimum tax provisions of the Code;

•	a holder of Providence common stock subject to the U.S. anti-inversion rules or the base erosion and anti-abuse tax;

•

a holder of Providence common stock who holds such stock (or who will hold Valley common stock after the merger) in connection with a trade or business, permanent establishment or fixed base outside the United States;

•	a holder of Providence common stock required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;

•	a holder of Providence common stock who received Providence common stock through the exercise of employee stock options or through a tax-qualified retirement plan or otherwise as compensation;

•	a holder who exercises dissenters’ rights;

•	a person who is not a U.S. holder;

•	a real estate investment trust;

•	a regulated investment company;

•	a person who uses a functional currency other than the U.S. dollar;

•	an expatriate or former citizen or long-term resident of the United States;

•	a holder who owns (or who has owned or will own, directly, indirectly, or constructively, at any time) 5% or more of the total combined voting power or value of Providence;

•	a holder of options granted under any Providence benefit plan; or

•	a holder of Providence common stock who holds Providence common stock as part of a hedge, straddle or a constructive sale or conversion transaction.

If you are a U.S. holder subject to special provisions and/or tax treatment under the Code, including but not limited to those described immediately above, you should consult your own tax advisors regarding the tax consequences relating to the merger in light of your particular circumstances. This discussion is not a complete description of all of the U.S. federal income tax consequences of the merger and, in particular, does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or any consequences under the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith).

This discussion is not intended to be, and should not be construed as, legal or tax advice and does not purport to be a complete analysis or discussion of all U.S. federal income tax considerations relating to the merger. The tax consequences of the merger are complex and will depend on your specific situation and factors not within Valley’s or Providence’s control. No ruling from the Internal Revenue Service (“IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences applicable to U.S. holders as discussed herein. This discussion is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this discussion. In addition, because the authorities on which this discussion is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this discussion. You should consult your own tax advisor as to the tax consequences of the merger in light of your particular circumstances, including the ability and effect of the alternative minimum tax and any U.S. federal, U.S. state or local, non-U.S. or other tax laws and of changes in such laws.

Tax Consequences of the Merger Generally

U.S. Holders

Valley and Providence intend the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. As described below, it is a condition to each party’s respective obligations to complete the merger that Valley and Providence each receive a legal opinion that the merger will so qualify. Assuming the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences of the merger to a U.S. holder generally will be as follows:

•

you will recognize gain (but not loss) in an amount equal to the lesser of (i) the excess, if any, of (a) the sum of the amount of cash (excluding any cash received instead of a fractional share of Valley common stock) and the fair market value of the Valley common stock received in the merger over (b) your adjusted tax basis in the Providence common stock surrendered in exchange therefor, and (ii) the amount of cash received (excluding any cash received instead of a fractional share of Valley common stock);

•

your aggregate tax basis in the Valley common stock that you receive in exchange for Providence common stock in the merger (including any fractional share interest you are deemed to receive and exchange for cash, as described below) will equal your aggregate tax basis in the Providence common stock exchanged therefor, decreased by the amount of cash received (excluding any cash received instead of a fractional share of Valley common stock) and increased by the amount of gain recognized (excluding any gain recognized with respect to cash received instead of a fractional share of Valley common stock); and

•

your holding period for the Valley common stock that you receive in exchange for Providence common stock in the merger (including any fractional share interest you are deemed to receive and exchange for cash, as described below) will include your holding period for the shares of Providence common stock exchanged therefor.

If you acquired different blocks of Providence common stock at different times and at different prices, your tax basis and holding period in your Valley common stock may be determined with reference to each block of Providence common stock. You should consult your tax advisor regarding the determination of the tax basis and/or holding periods of the particular shares of Valley common stock received in the merger.

Cash Instead of Fractional Shares

If you receive cash instead of a fractional share of Valley common stock, you generally will be treated as having received the fractional share of Valley common stock pursuant to the merger and then as having exchanged that fractional share for cash in redemption by Valley. You generally will recognize capital gain or loss on any cash received instead of a fractional share of Valley common stock equal to the difference between the amount of cash received and your adjusted tax basis in such fractional share. Any capital gain or loss will constitute long-term capital gain or loss if your holding period in Providence common stock surrendered in the merger is greater than one (1) year as of the effective time of the merger. Long-term capital gains recognized by certain non-corporate taxpayers, including individuals, are generally taxed at preferential U.S. federal income tax rates. There are currently no preferential U.S. federal income tax rates for long-term capital gains of a U.S. holder that is a corporation. The deductibility of a capital loss is subject to significant limitations under the Code.

Closing Condition Tax Opinions

It is a condition to the closing of the merger that Valley and Providence receive an opinion from Wachtell, Lipton, Rosen & Katz and Dickinson Wright PLLC, respectively, dated as of the closing date of the merger, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. These opinions will be based upon and rely on, among other things, various facts, assumptions, representations and warranties and covenants, including those contained in the merger agreement and in representation letters provided by Valley and Providence. If any of these facts, assumptions, representations and warranties or covenants underlying the tax opinions described above is or becomes incorrect, incomplete, inaccurate or is violated, the validity of, and the conclusions reached in, such tax opinions may be affected, no longer accurate or jeopardized. In addition, the opinions will be subject to certain qualifications and limitations as set forth therein.

An opinion of counsel represents such counsel’s judgment and is not binding on the IRS or any court. Valley and Providence have not and do not intend to seek any ruling from the IRS regarding any matters relating to the merger, and as a result, there can be no assurance that the IRS or a court will not disagree with or challenge any of the conclusions described herein or in such opinions of counsel.

Information Reporting and Backup Withholding

You may be subject to U.S. information reporting and backup withholding (currently at a rate of 24%) on any cash payments received in connection with the merger. You will not be subject to backup withholding, however, if you:

•

furnish your correct taxpayer identification number and certify, among other information, that you are not subject to backup withholding on the IRS Form W-9 (or a suitable substitute or successor form) included in the letter of transmittal to be delivered to you following the completion of the merger and otherwise comply with all applicable requirements of the backup withholding rules; or

•	otherwise establish an exemption from backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against your U.S. federal income tax liability, if any, provided that you timely furnish the required information to the IRS. You should consult your own tax advisors to determine your qualification for exemption from backup withholding and the procedure for establishing an exemption in light of your particular circumstances.

The preceding discussion is intended only as a summary of the material U.S. federal income tax consequences of the merger and is not tax or legal advice. It is not a complete analysis or discussion of all potential tax considerations that may be important or applicable to a particular holder of Providence common stock. The tax consequences of the merger to any holder of Providence common stock will depend on such holder’s specific situation and circumstances. Holders of Providence common stock should consult their own tax advisors with respect to the tax consequences of the merger in light of their particular circumstances, including the applicability and effect of any U.S. federal, U.S. state or local, non-U.S. or other tax laws and of changes in such laws.

SECURITY OWNERSHIP OF PROVIDENCE DIRECTORS, EXECUTIVE OFFICERS

AND CERTAIN BENEFICIAL OWNERS OF PROVIDENCE

The following table sets forth information with respect to the beneficial ownership of Providence common stock as of September 30, 2026, the record date for the Providence special meeting. The information is presented, subject to certain assumptions set forth in the footnotes, for:

•	each person known by Providence to beneficially own more than 5% of the outstanding shares of Providence common stock;

•	each of Providence’s directors;

•	each of Providence’s named executive officers; and

•	all named executive officers and directors as a group.

Beneficial ownership has been determined in accordance with SEC beneficial ownership rules, which generally attribute to a person any shares over which the person has sole or shared voting or investment power. In calculating the number and percentage of shares beneficially owned by a particular person, Providence has included shares underlying stock options, warrants, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of September 30, 2026, even though such shares are not treated as outstanding for purposes of computing the beneficial ownership percentage of any other person. Except as otherwise indicated, Providence believes the beneficial owners of Providence common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names. Percentage ownership is based on 2,820,825 shares of Providence common stock outstanding as of September 30, 2026.

Unless otherwise indicated, the address of each of the individuals named in the table below under “Named Executive Officers and Directors” is c/o Providence Financial Corporation, 630 East 162nd Street, South Holland, Illinois 60473.

Name of Beneficial Owner	Shares of Providence Common Stock Beneficially Owned (1)	Percentage Beneficially Owned (2)
Named Executive Officers and Directors
Steven G. Van Drunen (Director, President/CEO)	160,975	5.7%
Kevin L. Botma (Director, Secretary)	44,917	1.6%
David A. DeGroot (Director, Treasurer)	108,174	3.8%
Douglas A. DeGroot (Director)	55,722	2.0%
Louis Dodd (Director)	7,000	*
Henry Doorn Jr. (Director)	21,000	*
Peter H. Huizenga, Jr (Director)	167,330	5.9%
James Lanting (Director)	80,110	2.8%
Tenay Mazumdar (Director)	14,568	*
William Gleason	3,000	*
Eugene C. Varnado (VP/Secretary)	49,644	1.8%
All executive officers and directors as a group (consisting of 11 persons)	712,440	25.3%

*	Represents less than 1% of the outstanding shares of Providence common stock.
(1)	Includes shares of Providence common stock underlying Providence stock options that are exercisable within 60 days of September 30, 2026 (consisting of 8,001 shares for Mr. Huizenga, 37,500 shares for

Mr. Van Drunen, 35,000 shares for Mr. David DeGroot, 8,001 shares for Mr. Lanting, 8,001 shares for Mr. Varnado, 14,000 shares for Mr. Botma, 40,000 shares for Mr. Douglas DeGroot, 8,001 shares for Mr. Doorn, 4,667 shares for Mr. Dodd, 14,000 shares for Mr. Mazumdar, and 3,000 shares for Mr. Gleason).
(2)

Calculated on the basis of 2,820,825 shares of Providence common stock outstanding as of September 30, 2026, plus, for each applicable person, the number of shares subject to stock options exercisable within 60 days of such date.

DESCRIPTION OF VALLEY CAPITAL STOCK

As a result of the merger, Providence shareholders will receive shares of Valley common stock in the merger and will become Valley shareholders. The following description summarizes the terms of Valley’s capital stock but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of federal law governing bank holding companies, New Jersey law and the Valley articles of incorporation and the Valley bylaws. The Valley articles and the Valley bylaws are filed as exhibits to the registration statement of which this proxy statement/prospectus forms a part.

Valley’s authorized capital stock consists of 650,000,000 authorized shares of common stock, no par value (the “Valley common stock”) and 50,000,000 authorized shares of preferred stock, no par value (the “Valley preferred stock”). As of the date of this proxy statement/prospectus, there were [   ] shares of Valley common stock issued and outstanding and [   ] shares of Valley preferred stock issued and outstanding. All outstanding shares of Valley capital stock are fully paid and non-assessable.

Valley Common Stock

Voting Rights

At meetings of shareholders, holders of Valley common stock are entitled to one (1) vote per share. The quorum for shareholders’ meetings is a majority of the outstanding shares of Valley common stock represented in person or by proxy. Generally, actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of Valley common stock at a meeting at which a quorum is present. Valley shareholders do not have cumulative voting rights in the election of directors.

Dividend Rights

Subject to the rights of holders of preferred stock as set forth in the Valley articles of incorporation, if any, holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the Valley board of directors in its discretion out of funds legally available for the payment of dividends.

Liquidation Rights

Subject to the rights of holders of preferred stock as set forth in the Valley articles of incorporation, in the event of any liquidation, dissolution or winding up of Valley, the holders of Valley common stock are entitled to share pro rata in the assets of Valley legally available for distribution after payment of debts and liabilities.

Redemption Rights

Valley common stock is not redeemable at the option of Valley or holders thereof.

Preemptive and Conversion Rights

Holders of Valley common stock do not have any preemptive, conversion or exchange rights.

Transfer Agent and Registrar

The transfer agent and registrar for Valley common stock is Equiniti Trust Company, LLC, at 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120-4100.

Listing

Valley common stock is listed on the Nasdaq under the symbol “VLY.”

A provision of New Jersey law, the New Jersey Shareholders’ Protection Act, applies to Valley and prohibits certain transactions involving an “interested stockholder” and a resident domestic corporation. When used in reference to any such corporation, an “interested stockholder” is generally defined as one who is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of that corporation or who is an affiliate or associate of that corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of that corporation.

For more information regarding the rights of holders of Valley common stock, see “Comparison of Shareholders’ Rights” beginning on page 103.

Valley Preferred Stock

The Valley board of directors expressly authorized from time to time to adopt and to cause to be executed and filed without further approval of the Valley shareholders amendments to the Valley articles of incorporation authorizing the issuance of one or more classes or series of Valley preferred stock for such consideration as the Valley board of directors may fix. Except as otherwise limited by the Valley articles or applicable laws, rules or regulations, the Valley board has the authority to determine the preferences, qualifications, privileges, options and other relative or special rights and limitations of the preferred stock and any class or series thereof. In an amendment authorizing any class or series of Valley preferred stock, the Valley board of directors is expressly authorized to determine:

•

distinctive designation of the class or series and the number of shares which will constitute the class or series, which number may be increased or decreased (but not below the number of shares then outstanding in that class or above the total shares authorized herein) from time to time by action of the Valley board of directors;

•	dividend rate on the shares of the class or series, whether dividends will be cumulative, and, if so, from what date or dates;

•	price or prices at which, and the terms and conditions on which, the shares of the class or series may be redeemed at the option of Valley;

•

whether or not the shares of the class or series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

•

whether or not the shares of the class or series will be convertible into, or exchangeable for, any other shares of stock of Valley or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

•	rights of the shares of the class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of Valley;

•

whether or not the shares of the class or series will have priority over, parity with, or be junior to the shares of any other class or series in any respect, whether or not the shares of the class or series will be entitled to the benefit of limitations restricting the issuance of shares of any other class or series having priority over or on parity with the shares of such class or series and whether or not the shares of the class or series are entitled to restrictions on the payment of dividends on, the making of other distributions in respect of, and the purchase or redemption of shares of any other class or series of Valley preferred stock or Valley common stock ranking junior to the shares of the class or series;

•	whether the class or series will have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights; and

•	any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that class or series.

Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of Valley’s shareholders might believe to be in their best interests or in which Valley’s shareholders might receive a premium for their stock over Valley’s then-market price. The effects of the issuance of the preferred stock on the holders of Valley common stock could include:

•	reduction of the amount otherwise available for payments of dividends on Valley common stock if dividends are payable on the series of preferred stock;

•	restrictions on dividends on Valley common stock if dividends on the series of preferred stock are in arrears;

•	dilution of the voting power of Valley common stock if the series of preferred stock has voting rights, including a possible “veto” power if the series of preferred stock has class voting rights;

•	dilution of the equity interest of holders of Valley common stock if the series of preferred stock is convertible, and is converted, into Valley common stock; and

•

restrictions on the rights of holders of Valley common stock to share in Valley’s assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the series of Valley preferred stock.

As of the date of this proxy statement/prospectus, Valley has 50,000,000 authorized shares of Valley preferred stock, of which [   ] shares are issued and outstanding.

The Valley board does not intend to seek shareholder approval prior to any issuance of Valley preferred stock or any series thereof, unless otherwise required by law or the rules of any applicable securities exchange. Under New Jersey law, shareholder approval prior to the issuance of shares of Valley common stock is required in connection with certain mergers. Frequently, opportunities arise that require prompt action, such as the possible acquisition of a property or business or the private sale of securities, and it is the belief of the Valley board that the delay necessary for shareholder approval of a specific issuance could be to the detriment of Valley and its shareholders.

Certain Charter and Bylaw Provisions Potentially Having an Anti-Takeover Effect

Valley’s articles of incorporation and bylaws contain certain provisions that could have an anti-takeover effect and thus discourage potential takeover attempts and make it more difficult for Valley’s shareholders to change management or receive a premium for their shares. In addition to the actions described above under “—Valley Preferred Stock” that could have an anti-takeover effect, these provisions include:

•	authorization for Valley’s board of directors to issue shares of one or more series of preferred stock without shareholder approval;

•

a requirement under New Jersey law that shareholder action without a meeting requires unanimous written consent of all the shareholders entitled to vote thereon consent thereto, except for approvals of a merger, or, other than the annual election of directors, upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting;

•

a limitation on the ability of shareholders to call special meetings to those shareholders entitled to cast not less than twenty-five percent (25%) of the outstanding shares entitled to vote at the proposed special meeting that have been held for at least one year prior to the date of the request and continue to hold such shares through the applicable record date;

•

the requirement under the NJBCA that provides that Valley’s certificate of incorporation may be amended or changed by approval of the Valley board of directors and the affirmative vote of a majority of the votes cast by holders of shares entitled to vote thereon, and in addition, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote;

•

the requirement that any shareholders that wish to bring business before Valley’s annual meeting of shareholders or nominate candidates for election as directors at Valley’s annual meeting of shareholders must provide timely notice of their intent in writing and comply with the other requirements set forth in Valley’s bylaws; and

•	a prohibition on cumulative voting in the election of directors.

Limitation of Liability and Indemnification of Officers and Directors

Valley’s articles of incorporation provide for indemnification to the fullest extent allowed by the NJBCA for all former or present officers, directors, employees and agents and all other persons who are or were serving at the request of Valley as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise. Valley’s articles of incorporation further provide that no director of Valley will be personally liable to Valley or its shareholders for damages for breach of any duty owed to Valley or its shareholders, except to the extent any breach of duty is based upon an act or omission (a) in breach of such person’s duty of loyalty to Valley or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

COMPARISON OF SHAREHOLDERS’ RIGHTS

If the merger is completed, holders of Providence common stock will receive shares of Valley common stock in the merger and they will cease to be shareholders of Providence. Valley is organized under the laws of the State of New Jersey, and Providence is organized under the laws of the State of Illinois. The following is a summary of the material differences between (i) the current rights of holders of Providence common stock under Illinois law and the Providence articles of incorporation and Providence bylaws and (ii) the current rights of holders of Valley common stock under New Jersey law and the Valley articles of incorporation and the Valley bylaws.

Valley and Providence believe that this summary describes the material differences between the rights of holders of Valley common stock as of the date of this proxy statement/prospectus and the rights of holders of Providence common stock as of the date of this proxy statement/prospectus; however, it does not purport to be a complete description of those differences. The summary is qualified in its entirety by reference to Valley’s and Providence’s governing documents, which we urge you to read carefully and in their entirety. Copies of Valley’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see the section entitled “Where You Can Find More Information” beginning on page 118.

	Valley	Providence
Authorized and Outstanding Capital Stock:

The Valley articles authorize it to issue 650,000,000 shares of common stock, no par value per share, and 50,000,000 shares of preferred stock, no par value per share.

As of [    ], 2026, there were [   ] shares of common stock outstanding, and [   ] shares of Valley preferred stock outstanding.

The Providence articles authorize Providence to issue up to 5,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share, including (i) 15,000 shares of 5.00% perpetual series B preferred stock, par value $1.00 per share (“Providence series B preferred stock”) and 24,000 shares of 5.00% perpetual series C preferred stock, par value $1.00 per share (“Providence series C preferred stock”).

As of [    ], 2026, there were [   ] shares of common stock outstanding, [   ] shares of Providence series B preferred stock outstanding, and [   ] shares of Providence series C preferred stock outstanding.

Preferred Stock:	The Valley articles provide that the Valley board of directors may provide for the issuance of shares of preferred stock, in one or more classes or series, and to fix the relative rights and preferences of the shares of a series of preferred stock, including voting rights, dividend rights, redemption rights and conversion privileges.	The Providence articles provide that the Providence board of directors may provide for the issuance of shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares of a series of preferred stock, including voting rights, dividend rights, redemption rights and conversion privileges.

	Valley	Providence
Voting Rights:	Each share of Valley common stock carries one vote and has unrestricted voting rights.	Each share of Providence common stock carries one vote and has unrestricted voting rights.

Size of Board of Directors:

The Valley bylaws provide that the Valley board of directors will consist of not less than five (5) nor more than twenty-five (25) directors, the exact number to be determined by the vote of the majority of directors. The Valley board of directors has the power to increase the number of directors between annual meetings and to fill vacancies so created and other vacancies occurring for any reason.

Currently, the Valley board of directors consists of eleven (11) members.

The Providence articles and bylaws provide that the Providence board of directors will consist of not less than eight (8) nor more than thirteen (13) directors, the exact number to be determined from time to time by resolution of not less than two-thirds of the directors. A decrease in the number of directors does not shorten the time of any incumbent directors.

The current size of the Providence board of directors is eleven (11) directors.

Classes of Directors:	The Valley articles do not separate the directors into classes with staggered, multi-year terms of office. Directors hold office until the next annual meeting of shareholders and until the director’s successor is elected and qualified or, if earlier, until the director’s death, resignation, or removal from office.	The Providence articles and bylaws separate the directors into three (3) classes, as nearly equal in number as possible, with staggered, multi-year terms of office. Each director serves for a term ending on the date of the third (3rd) annual meeting of shareholders following the annual meeting at which such director was elected. This means that only one-third (1/3) of the board is elected at each annual meeting of shareholders and until the director’s successor is elected and qualified or, if earlier, until the director’s death, resignation or removal from office.

Election of Directors:	Directors are elected by the shareholders at each annual meeting and hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Directors are elected by a majority of the votes cast by the shareholders present in person or represented by proxy and entitled to vote thereon in an uncontested election. If an election is contested, directors are elected by a plurality of the votes cast by the shareholders present in person or represented by proxy and entitled to vote thereon. The Valley articles, Valley bylaws and NJBCA do not provide for cumulative voting in the election of directors by Valley shareholders.	Directors are elected by the shareholders at each annual meeting and serve a three-year term, ending at the third annual meeting following the meeting at which they were elected, and continue in office until their successors are elected and qualified. Directors are elected by a majority of the votes cast by shareholders present in person or represented by proxy and entitled to vote. Providence shareholders may not cumulate their votes in the election of directors. Each share of Providence common stock carries one vote for each director nominee.

	Valley	Providence
Vacancies on the Board of Directors:	The Valley bylaws provide that any vacancy on the Valley board of directors, including resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors. Section 6-5 of the NJBCA provides that any vacancy may be filled by the majority of the remaining directors even though less than a quorum of the board, or by a sole remaining director, and that a director so elected will hold office until the next annual shareholders’ meeting and until his successor is elected and qualified.	The Providence bylaws provide that any vacancy on the Providence board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of not less than two-thirds of the remaining directors, even if the remaining directors constitute less than a quorum. Any director elected to fill a vacancy serves until the next election of the class of directors for which such director was chosen and until his or her successor is elected and qualified.

Removal of Directors:	The Valley articles and Valley bylaws do not address the removal of directors, except that the Valley bylaws state that the executive committee or other committees of the Valley board of directors may not remove directors. Section 6-6 of the NJBCA provides that one or more or all the directors of a corporation may be removed for cause or, unless otherwise provided in the certificate of incorporation, without cause by the shareholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors, except in the following circumstances: (a) if cumulative voting is authorized, if less than the total number of directors then serving is to be removed by shareholders, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then voted cumulatively at an election of the entire board, or, if there are classes of directors, at an election of the class of directors of which he is a part; (b) a director elected by a class vote may only be removed by a vote of that class; (c) if the certificate of incorporation requires greater than a plurality of the votes cast for the election of directors, no director may be removed except by such greater vote; or (d) directors on a classified board may not be removed without cause.	Under Providence’s articles and bylaws, any director or the entire Providence board of directors may be removed at any time, but only for cause, by shareholder action taken at an annual meeting or at a meeting of shareholders called for that purpose. Removal requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote generally in the election of directors.

	Valley	Providence
Votes on Extraordinary Corporate Transactions:

Pursuant to Sections 10-1 through 10-3 of the NJBCA, to approve a merger, consolidation or sale or other disposition of assets other than in the regular course of business, the board of directors of a corporation must first approve a plan of merger or consolidation or any sale or disposition and present it to the shareholders. The board of directors must provide written notice not less than twenty (20) nor more than sixty (60) days prior to the shareholders’ meeting to each shareholder of record, whether or not entitled to vote at such meeting. The affirmative vote of a majority of the votes cast by the holders of shares of a corporation entitled to vote thereon is required to approve a merger or consolidation. The Valley articles contain no provisions specifying the required vote for approving mergers or consolidations. The Valley bylaws require a majority of the votes cast by shareholders entitled to vote to approve any matter submitted to the shareholders, unless otherwise provided by the NJBCA or bylaws.

Section 10-3 of the NJBCA further provides that shareholder approval is not required if a merger does not amend the surviving corporation’s certificate of incorporation, each shareholder of the surviving corporation will hold the same number of shares with the same designations and rights after the merger, and the number of voting shares and participating shares outstanding after the merger does not exceed those outstanding immediately prior to the merger by more than 40%.

The Valley articles provide that a vote of at least sixty-six and two-thirds percent (66 2/3%) of the shares of either Valley series A preferred stock or Valley series B preferred stock must approve any share exchanges, reclassifications, mergers and consolidations that would adversely affect such preferred stock.

Under Providence’s articles, the issuance of additional shares of capital stock, any merger or consolidation involving Providence, any sale, lease, exchange, or other disposition of assets constituting all or substantially all of Providence’s assets, the voluntary dissolution of Providence, and any amendment or repeal of Providence’s articles require the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding shares of Providence capital stock entitled to vote thereon.

Notwithstanding the foregoing, no shareholder approval is required for the issuance of additional shares of capital stock if the transaction has been approved prior to its consummation by a resolution adopted by not less than two-thirds of the directors then constituting the entire Providence board of directors.

In addition, the shareholder voting requirement for any merger or consolidation, any sale or other disposition of substantially all of Providence’s assets, any voluntary dissolution, and any amendment to Providence’s articles is reduced to the affirmative vote of a majority of the voting power of all outstanding shares entitled to vote thereon if any of the following conditions is satisfied: (a) the transaction has been approved prior to its consummation by a resolution adopted by not less than two-thirds of the directors then constituting the entire Providence board of directors; (b) the transaction is with a corporation of which Providence beneficially owns, directly or indirectly, a majority of the outstanding shares of all classes of stock; or (c) the transaction is a merger that may be effected without shareholder approval under the IBCA.

	Valley	Providence
Amendments to Organizational Documents:

Section 9-1 of the NJBCA provides that a corporation may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired so long as the amendment contains only such provisions as might lawfully be contained in an original certificate of incorporation filed at the time of making such amendment. Section 9-2 of the NJBCA provides that a corporation’s certificate of incorporation may be amended or changed by a vote of the board of directors and the affirmative vote of a majority of the votes cast by shares entitled to vote, and in addition, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote.

The Valley articles provide that the Valley board of directors may amend the Valley articles without the approval of the Valley shareholders to authorize the issuance of one or more classes or series of preferred stock.

The Valley articles further provide that a vote of at least sixty-six and two-thirds percent (66 2/3%) of the shares of either Valley series A preferred stock, Valley series B preferred stock or Valley series C preferred stock must approve an amendment to the Valley articles of incorporation to authorize stock senior to such preferred stock or any amendment to the Valley articles that would adversely affect such preferred stock.

The Valley bylaws provide that they may be amended, altered, or repealed by the Valley shareholders or by the Valley board of directors, and that any bylaw adopted, amended or repealed by the Valley shareholders may be adopted, amended or repealed by the Valley board of directors, unless the resolution of the shareholders adopting such bylaw expressly reserves to the Valley shareholders the right to amend or repeal

The Providence articles provide that amendments to the Providence articles require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Providence capital stock entitled to vote thereon. In addition, the Providence articles provide that the bylaws may be amended, altered, or repealed only by either: (i) the shareholders, acting by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote generally in the election of directors; or (ii) the board of directors, acting by the affirmative vote of not less than two-thirds of the directors then serving.

The Providence articles provide that the Providence board of directors may, without the approval of the Providence shareholders, authorize the issuance of one or more classes or series of preferred stock.

The Providence articles further provide that a vote of a majority of the outstanding shares of Providence series B preferred stock and Providence series C preferred stock must approve an amendment to the Providence articles to authorize stock senior to such preferred stock, increase the authorized Providence preferred stock, or any amendment to the Providence articles that would adversely affect such preferred stock.

The Providence bylaws provide that they may be altered, amended or repealed, and new bylaws may be adopted, at any meeting of the Providence board of directors by the affirmative vote of not less than two-thirds of the directors then serving, unless specifically reserved to the shareholders by the articles.

Section 2.25 of the IBCA provides that either the shareholders or the board of directors may make, alter, amend and repeal bylaws, unless such power is reserved to the shareholders in the

	Valley	Providence
	it. Section 2-9 of the NJBCA provides that a board of directors may make, alter and repeal bylaws unless such power is reserved to the shareholders in the certificate of incorporation, but bylaws made by the board may be altered or repealed, and new bylaws made, by the shareholders and that shareholders may prescribe that any bylaw made by them cannot be altered or repealed by the board of directors.	articles of incorporation, but bylaws made by the shareholders may not be altered, amended or repealed by the board of directors if the bylaws so provide.

Shareholder Action by Written Consent:

The Valley bylaws and articles of incorporation do not address whether shareholders have the ability to act by written consent.

Pursuant to Section 5-6 of the NJBCA, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if all the shareholders entitled to vote thereon consent thereto in writing, except for approvals of a merger, or, other than the annual election of directors, upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

The Providence articles do not permit shareholder action to be taken without a meeting, and therefore, no action may be taken by written consent.

Special Meetings of Shareholders:

The Valley bylaws provide that special meetings of shareholders may be called by the chairman of the Valley board of directors, president, chief executive officer or by the majority of the Valley board of directors, and may be called by the secretary upon written request of the holders of not less than twenty-five percent (25%) of the outstanding shares of Valley common stock that have been held for at least one (1) year prior to the date of the request and continue to hold such shares through the applicable record date.

Section 5-3 of the NJBCA, provides that, upon the application of the holders of not less than ten percent (10%) of all the

The Providence bylaws provide that special meetings of shareholders may be called by the chairman of the Providence board of directors, the president, a majority of the Providence board of directors, or by the holders of not less than one-fifth of all outstanding shares entitled to vote on the matter for which the meeting is called, upon notice to the secretary.

Section 7.05 of the IBCA similarly provides that the holders of at least one-fifth of all outstanding shares entitled to vote on the matter for which the meeting is called may call a special meeting of shareholders.

	Valley	Providence
shares entitled to vote at a meeting, the Superior Court of New Jersey may, in an action in which the court may proceed in a summary manner, for good cause shown, for good cause shown, order a special meeting of the shareholders to be called and held at such time and place, upon such notice and for the transaction of such business as may be designated in such order.

Record Date:	Pursuant to the Valley bylaws, the Valley board of directors shall fix a record date for each meeting of Valley shareholders and for other corporate action for purposes of determining the Valley shareholders who are entitled to: (a) notice of or to vote at any meeting of shareholders; (b) give a written consent to any action without a meeting; or (c) receive payment of any dividend, distribution, or allotment of any right. The record date may not be more than sixty (60) days nor less than ten (10) days prior to the shareholders’ meeting, or other corporate action or event to which it relates.	Pursuant to the Providence bylaws, the Providence board of directors may fix a record date to determine which shareholders are entitled to receive notice of or vote at a shareholders’ meeting, receive a dividend, or be recognized for any other proper corporate purpose. The record date must be no more than 60 days before the relevant action and, for shareholder meetings, at least 10 days before the meeting (or 20 days in the case of a merger, consolidation, share exchange, dissolution, or major asset transaction). If the board does not fix a record date, the record date defaults to the mailing date of the meeting notice or the date the board adopts the dividend resolution, as applicable.

Quorum:	The holders of a majority of the outstanding Valley common stock represented in person or by proxy, constitutes a quorum at any meeting of Valley shareholders. The holders of a majority of the shares entitled to vote and present in person or by proxy at a meeting, though less than a quorum, may adjourn any meeting. Valley is not required to give notice of an adjourned meeting if the time and place of the meeting are announced at the meeting from which an adjournment is taken and the business transacted at the adjourned meeting is limited to that which might have been transacted at the original meeting.

The Providence bylaws provide that the holders of a majority of the outstanding shares of Providence common stock, represented in person or by proxy, constitute a quorum for the transaction of business at any meeting of Providence shareholders; provided, however, that a quorum may not consist of fewer than one-third of the outstanding shares entitled to vote.

The holders of a majority of the shares entitled to vote and present in person or by proxy, even if less than a quorum, may adjourn any meeting of Providence shareholders. Providence is not required to provide additional notice of an adjourned meeting held within thirty (30) days of the original meeting, if the time and place of the adjourned meeting

	Valley	Providence
are announced at the meeting at which the adjournment is taken, no new record date is fixed for the adjourned meeting, and the business transacted at the adjourned meeting is limited to that which might have been transacted at the original meeting.

Notice of Shareholder Actions/Meetings:	Pursuant to the Valley bylaws and under New Jersey law, a meeting of shareholders must be held upon not less than ten (10) nor more than sixty (60) days written notice of the time, place and purpose of the meeting.	Pursuant to the Providence bylaws and under Section 7.15 of the IBCA, written notice stating the place, day and hour of any meeting of shareholders must be delivered not less than ten (10) nor more than sixty (60) days before the meeting, and in the case of a meeting to consider a merger, consolidation, share exchange, dissolution, or a sale, lease or exchange of assets, not less than twenty (20) nor more than sixty (60) days before the meeting. In the case of a special meeting, the notice must also state the purpose or purposes for which the meeting is called.

Advance Notice Requirements for Shareholder Nominations and Other Proposals:	The Valley bylaws provide that any shareholder who is a shareholder of record on the date of the giving of proper notice, and on the record date for the applicable meeting, may nominate directors by providing written notice to Valley’s secretary not later than one-hundred and twenty (120) days nor earlier than one-hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders, provided that in the event that the annual meeting is not called for a date that is within thirty (30) days of such anniversary date (or if a special meeting is called for the purpose of the election of directors), notice must be received by Valley’s secretary at Valley’s principal executive offices not later than close of business on the tenth (10th) day following the day on which such notice of the date of the annual or special meeting is first publicly announced or disclosed. The written notice must contain certain information enumerated in the Valley bylaws about the nominee and the shareholder making the proposal, including, among other	The Providence bylaws provide that any shareholder who is a shareholder of record on the date proper notice is given, and on the record date for the applicable meeting, may nominate directors by delivering written notice to Providence’s secretary not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the previous year’s annual meeting. If a special meeting is called for the election of directors, the shareholder’s notice must be delivered not less than sixty (60) days nor more than ninety (90) days before the date of the special meeting, regardless of any postponements or adjournments of that meeting. The written notice must contain the information specified in the Providence bylaws regarding both the proposed nominee and the nominating shareholder, including, among other things, the nominee’s name, age, business and residential address, principal occupation, beneficial ownership of Providence stock, and any information relating to the nominee required to be disclosed in a proxy

	Valley	Providence
	things, the nominee’s name, age, home and business address, principal occupation, shares of our common stock owned beneficially or of record as of the date of the nomination, and any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required pursuant to SEC rules and regulations.	statement or other filings under Schedule 13D and Regulation 14A of the Securities Exchange Act of 1934. The notice must also include specified information about the nominating shareholder and any other beneficial owners known to support the nomination.

Limitation of Liability of Directors and Officers:

The Valley articles provide that no director or officer of Valley will be personally liable to Valley or its shareholders for damages for breach of any duty owed to Valley or is shareholders, except that a director or officer will not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to Valley or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. If the NJBCA is further amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director and/or officer of Valley will be eliminated or limited to the fullest extent permitted by the NJBCA as so amended.

The Valley articles provide that Valley will have the power to purchase and maintain insurance on behalf of any person who is or was an officer, director, employee or agent, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the NJBCA.

Providence’s articles and bylaws provide that its directors are not personally liable to Providence or its shareholders for monetary damages for breach of fiduciary duty, to the fullest extent permitted under the IBCA. Under the IBCA, a director may not be relieved from liability in certain circumstances, including (a) liability for unlawful distributions, (b) failure to provide required notice to known creditors in dissolution, and (c) carrying on business after dissolution in violation of the IBCA. These statutory exceptions apply notwithstanding Providence’s exculpation provisions. Providence’s articles and bylaws also provide that any future expansion of permissible director exculpation under Illinois law will apply automatically, allowing Providence to limit director liability to the maximum extent permitted by statute.

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Indemnification of Directors and Officers:

The Valley articles provide that Valley must indemnify its present and former officers, directors, employees, and agents and persons serving at its request against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, incurred in connection with any pending or threatened civil, criminal administrative or investigative proceeding to the full extent permitted by the NJBCA.

Section 3-5 of the NJBCA permits a New Jersey corporation, by including a provision in its certificate of incorporation, to eliminate the liability of directors or officers to the corporation or its shareholders for the breach of any duty owed to the corporation or its shareholders, except for any breach of duty based upon an act or omission: (a) in breach of such person’s duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by the person of an improper personal benefit. In this context, an act or omission in breach of a director or officer’s duty of loyalty is defined as an act or omission which the director or officer knows or believes to be contrary to the best interests of the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest. The Valley articles adopt such exculpation provisions.

With respect to any derivative action, the Valley articles provide that Valley is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the New Jersey Superior Court or the court

Providence’s articles and bylaws require the corporation to indemnify its directors and officers to the fullest extent authorized by the IBCA, subject to applicable federal and Illinois banking law and regulation. Indemnification extends to expenses, judgments, fines, and amounts paid in settlement in connection with civil, criminal, administrative, or investigative proceedings, provided the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in criminal matters, had no reasonable cause to believe the conduct was unlawful. In derivative actions, indemnification is available for expenses actually and reasonably incurred, except where the individual has been adjudged liable to the corporation, unless a court determines indemnification is nevertheless appropriate.

Providence’s bylaws also authorize the advancement of expenses to directors, officers, employees, and agents in connection with covered proceedings, upon receipt of an undertaking to repay such amounts if it is ultimately determined that the individual did not act in good faith or reasonably believe the conduct to be in the corporation’s best interests. These rights are preserved against future amendments, meaning that no repeal or modification of the indemnification provisions will affect rights relating to acts or omissions occurring before such changes.

Providence is further authorized to purchase and maintain insurance on behalf of any director, officer, employee, or agent against liabilities incurred in such capacities, whether or not Providence would have the power to indemnify the individual under the IBCA.

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in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable to the corporation.

Anti-Takeover Provisions:	No “control share acquisition,” “business combination moratorium,” “fair price” or other form of anti-takeover statute or regulation is applicable to Valley under the NJBCA.

Illinois law contains a business combination statute that restricts an Illinois corporation from engaging in certain business combinations, including mergers, consolidations, significant asset sales, and other specified transactions, with a person, or any affiliate or associate of such person, who is an “interested shareholder” (generally defined as the holder of fifteen percent (15%) or more of the corporation’s voting shares) for a period of three (3) years after the date such person becomes an interested shareholder. The statute permits such transactions only if one of several statutory exceptions is satisfied: (i) the board of directors approved either the business combination or the acquisition that resulted in the shareholder becoming an interested shareholder before the shareholder crossed the fifteen percent (15%) threshold; (ii) upon consummation of the transaction in which the shareholder became an interested shareholder, the shareholder owned at least eighty-five percent (85%) of the corporation’s voting shares outstanding at the time the transaction commenced, excluding shares held by director-officers and certain employee stock plans; or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote of at least two-thirds (66 2/3%) of the outstanding voting shares not owned by the interested shareholder, at an annual or special meeting of shareholders called for that purpose and not by written consent.

The Providence articles expressly elect to have Providence governed by this Illinois business combination statute. Accordingly, the statutory three-year

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moratorium and its related approval requirements apply to acquisitions of Providence common stock.

Shareholder Rights Plan:	Valley does not currently have a shareholder rights plan in effect.	Providence does not currently have a shareholder rights plan in effect.

Exclusive Forum:	Neither the Valley articles nor the Valley bylaws contain an exclusive forum provision.	Neither the Providence articles nor the Providence bylaws contain an exclusive forum provision.

PROVIDENCE SHAREHOLDER’S RIGHT TO DISSENT

To the extent that Providence shareholders are entitled to appraisal rights under Chapter 805, Act 5, Article 11 of the IBCA, dissenting shares will not be converted into the right to receive the merger consideration, but the holders of such dissenting shares shall be entitled to receive such consideration as will be determined pursuant to Chapter 805, Act 5, Article 11 of the IBCA (it being understood and acknowledged that at the effective time of the merger, such dissenting shares will no longer be outstanding, will automatically be canceled and shall cease to exist and such holder will cease to have any rights with respect thereto other than the right to receive the “fair value” of such dissenting shares as determined in accordance with Chapter 805, Act 5, Article 11 of the IBCA); provided that, if any such holder will have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the IBCA (whether occurring before, at or after the effective time of the merger), such holder’s shares of Providence common stock will be deemed to have been converted as of the effective time of the merger into the right to receive the merger consideration, without any interest thereon, and such shares will not be deemed to be dissenting shares.

For more information, see the section entitled “The Merger—Appraisal or Dissenters’ Rights in the Merger” beginning on page 69. In addition, the full text of Sections 11.65 and 11.70 of the IBCA, the statutory provisions governing dissenters’ rights, is enclosed as Annex D to this proxy statement/prospectus.

LEGAL MATTERS

The validity of the shares of Valley common stock to be issued by Valley in connection with the merger will be passed upon by Day Pitney LLP.

Certain U.S. federal income tax consequences of the merger will be passed upon for Valley by Wachtell, Lipton, Rosen & Katz, New York, New York, counsel for Valley, and for Providence by Dickinson Wright PLLC, counsel for Providence.

EXPERTS

The consolidated financial statements of Valley National Bancorp as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Valley files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Valley, which can be accessed at http://www.sec.gov.

Documents filed by Valley with the SEC are available from Valley without charge. You may obtain documents filed by Valley with the SEC by requesting them in writing or by telephone from Valley at the following address:

Valley National Bancorp

One Penn Plaza

New York, New York 10119

Attention: Investor Relations Department

Telephone: (551) 288-3182

Documents filed with the SEC by Valley, including the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, will also be available free of charge by accessing the Investor Relations section of Valley’s website at www. ir.valleynationalbank.com, under the heading “Investor Relations.”

The web addresses of the SEC and Valley are included as inactive textual references only. Except as specifically incorporated by reference into this proxy statement/prospectus, information on those websites is not part of this proxy statement/prospectus.

Valley has filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to Valley’s securities to be issued in the merger. This document constitutes the prospectus of Valley filed as part of the registration statement. This document does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

Statements contained in this proxy statement/prospectus, or in any document incorporated by reference into this proxy statement/prospectus, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Valley to incorporate by reference into this document documents filed with the SEC by Valley. This means that Valley can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document, and later information that we file with the SEC will update and supersede that information. Valley incorporates by reference the documents listed below and any documents filed by Valley under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and until the date that the offering is terminated:

Valley Filings (SEC File No. 001-11277)	Periods Covered or Date of Filing with the SEC
Annual Report on Form 10-K	Fiscal year ended December 31, 2025, filed February 27, 2026

Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2026, filed May 7, 2026 and June 30, 2026, filed August 6, 2026

Current Reports on Form 8-K	Filed January 28, 2026, February 24, 2026, February 25, 2026, May 14, 2026, May 18, 2026, August 25, 2026 and September 28, 2026 (other than the portions of those documents not deemed to be filed)

Valley Filings (SEC File No. 001-11277)	Periods Covered or Date of Filing with the SEC
Definitive Proxy Statement on Schedule 14A Description of Valley common stock

Filed April 3, 2026

The description of Valley’s common stock contained in Valley’s registration statement on Form 8-A filed on October 9, 2018, including any amendment or report filed for the purpose of updating such description

Notwithstanding the foregoing, information furnished by Valley on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act will not be deemed to be incorporated by reference into this proxy statement/prospectus. For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

In addition to being a proxy statement of Providence, this document is the prospectus of Valley for the shares of its common stock that will be issued in connection with the merger.

Providence does not have a class of securities registered under Section 12 of the Exchange Act, and Providence is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act and, accordingly, Providence does not file documents or reports with the SEC.

If you are a Providence shareholder and (a) have any questions concerning (i) the Providence special meeting or the merger or (ii) the proxy statement/prospectus, (b) would like additional copies of the proxy statement/prospectus without charge or (c) need help voting your shares of Providence common stock, please contact Providence at the following address:

Providence Financial Corporation

630 East 162nd Street

South Holland, Illinois 60473

Attention: Kevin L. Botma

Telephone: (708) 404-9516

These documents are available without charge upon written or oral request. To obtain timely delivery of these documents, Providence shareholders must request them no later than [    ], 2026 in order to receive them before the Providence special meeting. If you request any documents from Valley or Providence, then Valley or Providence (as applicable) will mail them to you by first class mail, or another equally prompt means, within one (1) business day after receiving your request.

This document does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities (including the securities offered by this document), or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this document nor any distribution of securities pursuant to this document shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this document by reference or in Valley’s or Providence’s affairs since the date of this document. Neither Valley nor Providence has authorized anyone to give any information or make any representation about the merger or Valley or Providence that is different from, or in addition to, that contained in this proxy and information statement/prospectus, the annexes hereto or in any of the materials that Valley or Providence has incorporated by reference into this proxy and information statement/prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it. This proxy and information

statement/prospectus is dated [    ] , 2026. You should not assume that the information is accurate as of any date other than that date, and neither its mailing to Providence shareholders or Valley shareholders nor the issuance of shares of Valley common stock in the merger will create any implication to the contrary. Neither Valley nor Providence assumes any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law. The information contained in this document with respect to Valley was provided by Valley and the information contained in this document with respect to Providence was provided by Providence.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and between

VALLEY NATIONAL BANCORP

and

PROVIDENCE FINANCIAL CORPORATION

Dated as of August 24, 2026

A-i

A-ii

EXHIBITS

Exhibit A – Form of Voting Agreement
Exhibit B – Bank Merger Agreement

SCHEDULES

Providence Disclosure Schedule
Valley Disclosure Schedule

A-iii

INDEX OF DEFINED TERMS

Section
280G Equityholder Vote	6.6(d)
280G Equityholders	6.6(d)
Advisory Agreement	3.29(b)
Advisory Entity	3.29(a)
Agreement	Preamble
Appraisal Demand	1.6(c)
Balance Sheet Date	3.6(a)
Bank Merger	1.13
Bank Merger Agreement	1.13
Bank Merger Certificates	1.13
BHC Act	3.1(a)
Book Entry Shares	2.2(b)
Cash Merger Consideration	1.5(a)
Certificates of Merger	1.3
Chosen Courts	9.10(b)
Closing	1.2
Closing Date	1.2
Code	Recitals
Confidentiality Agreement	6.2(b)
Continuation Period	6.6(a)
Continuing Employees	6.6(a)
Derivative Transactions	3.16
Dissenting Share	1.6(a)
Effective Time	1.3
Enforceability Exceptions	3.3(a)
Environmental Laws	3.17
ERISA	3.12(a)
Exception Shares	1.5(a)
Exchange Act	3.4
Exchange Agent	2.1
Exchange Fund	2.1
Exchange Ratio	1.5(a)
FDIC	3.1(b)
Federal Banking Agencies	3.13(c)
Federal Reserve Board	3.1(a)
Form ADV	3.29(i)
Foundation	6.15
Governmental Entity	3.4
IBCA	1.1
Illinois DOB	3.4
Illinois Secretary	1.3
Intellectual Property	3.20
In-the-Money Providence Stock Option	1.9(a)
In-the-Money Providence Stock Option Merger Consideration	1.9(a)
Investment Advisers Act	3.29(a)
Investment Advisory Services	3.29(a)
Investment Company Act	3.29(b)
IRS	3.11(a)
Liens	3.2(d)

A-iv

Section
List Date	3.26(d)
Loan	3.26(a)
Material Adverse Effect	3.1(a)
Materially Burdensome Regulatory Condition	6.1(c)
Merger	Recitals
Merger Consideration	1.5(a)
Merger Consideration Value	1.9(c)(i)
Multiemployer Plan	3.12(g)
Multiple Employer Plan	3.12(g)
NASDAQ	2.2(f)
Net Option Share	1.9(c)(ii)
New Certificates	2.1
New Client	6.18(a)
New Jersey Treasury	1.3
New Plans	6.6(b)
NJBC	1.1
Offer Letters	Recitals
Old Certificate	1.5(b)
Parachute Payment	6.6(d)
Permitted Encumbrances	3.19(a)
Personal Data	3.13(b)
Preferred Stock Redemption	6.19
Premium Cap	6.7(a)
Providence	Preamble
Providence 401(k) Plan	6.6(c)
Providence Acquisition Proposal	6.10
Providence Adverse Recommendation Change	6.3(a)
Providence Articles	3.1(a)
Providence Audited Financial Statements	3.6(a)
Providence Bank	1.13
Providence Benefit Plans	3.12(a)
Providence Board Recommendation	6.3(a)
Providence Bylaws	3.1(a)
Providence Common Stock	3.2(a)
Providence Contract	3.14(a)
Providence Disclosure Schedule	Article III
Providence ERISA Affiliate	3.12(a)
Providence Financial Statements	3.6(a)
Providence Indemnified Parties	6.7(b)
Providence Leased Properties	3.19(a)
Providence Meeting	6.3(a)
Providence Owned Properties	3.19(a)
Providence Preferred Stock	3.2(a)
Providence Real Property	3.19(a)
Providence Real Property Leases	3.19(a)
Providence Regulatory Agreement	3.15
Providence Series B Certificate of Designation	1.7(a)
Providence Series B Preferred Stock	3.2(a)
Providence Series B Redemption Payment	1.7(a)
Providence Series C Certificate of Designation	1.7(b)
Providence Series C Preferred Stock	3.2(a)

A-v

Section
Providence Series C Redemption Payment	1.7(b)
Providence Stock Option	1.9(c)(iii)
Providence Stock Option Exercise Price	1.9(a)
Providence Stock Plan	1.9(c)(iv)
Providence Subsidiary	3.1(b)
Proxy Statement	6.1(a)
Regulation O	3.21
Regulatory Agencies	3.5
Related Parties	3.21
Representatives	6.2(a)
Requisite Providence Shareholder Approval	3.3(a)
Requisite Regulatory Approvals	7.1(e)
S-4	3.4
SBA	3.26(d)
SEC	3.4
SRO	3.4
Subsequent Unaudited Monthly Financial Statements	6.2(d)
Subsidiary	3.1(a)
Surviving Corporation	Recitals
Takeover Restrictions	3.22
Tax	3.11(g)
Tax Return	3.11(h)
Taxes	3.11(g)
Termination Date	8.1(c)
Termination Fee	8.2(b)(i)
Treasury Regulations	3.11(i)
USDA	3.26(d)
Valley	Preamble
Valley 401(k) Plan	6.6(c)
Valley Bank	1.13
Valley Bylaws	4.1(a)
Valley Charter	4.1(a)
Valley Common Stock	1.5(a)
Valley Disclosure Schedule	Article IV
Valley Preferred Stock	4.2(a)
Valley Regulatory Agreement	4.13
Valley Reports	4.5(b)
Valley Series A Preferred Stock	4.2(a)
Valley Series B Preferred Stock	4.2(a)
Valley Series C Preferred Stock	4.2(a)
Valley Share Closing Price	2.2(f)
Valley Subsidiary	4.1(b)
Volcker Rule	3.13(c)
Voting Agreement	Recitals

A-vi

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of August 24, 2026 (this “Agreement”), by and between Valley National Bancorp, a New Jersey corporation (“Valley”) and Providence Financial Corporation, an Illinois corporation (“Providence”).

W I T N E S S E T H:

WHEREAS, the boards of directors of Valley and Providence have determined that it is advisable and in the best interests of their respective companies and their shareholders to enter into this Agreement, pursuant to which Providence will, subject to the terms and conditions set forth herein, merge with and into Valley (the “Merger”), so that Valley is the surviving corporation (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”);

WHEREAS, the parties intend that for U.S. federal (and, as applicable, state and local) income Tax purposes, the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and that this Agreement shall be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury Regulation Section 1.368-2(g);

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to Valley’s willingness to enter into this Agreement, certain officers of Providence and Providence Bank (as defined herein) are entering into offer letters (“Offer Letters”) with Valley and/or Valley Bank;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to Valley’s willingness to enter into this Agreement, each of the directors of Providence is entering into a voting agreement with Valley (“Voting Agreement”), in the form attached hereto as Exhibit A pursuant to which each such person has agreed, among other things, to vote all issued and outstanding shares of Providence Common Stock (as defined below) beneficially owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the New Jersey Business Corporation Act, as amended (the “NJBC”), and the Illinois Business Corporation Act of 1983, as amended (the “IBCA”), at the Effective Time, Providence shall merge with and into Valley. Valley shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of New Jersey. Upon consummation of the Merger, the separate corporate existence of Providence shall terminate.

1.2 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) will occur by electronic exchange of documents at 10:00 a.m., New York City time, on the first business day of the month immediately following the month during which the satisfaction or waiver (subject to applicable law) of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing), unless another date, time or place is agreed to in writing by Valley and Providence. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. Subject to Article VIII, failure to consummate the Merger on the date and time and at the place determined pursuant to this Section 1.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

1.3 Effective Time. Subject to the terms and conditions of this Agreement, on or before the Closing Date, Valley shall cause to be filed a certificate of merger with respect to the Merger as provided under the NJBC with the Department of Treasury (the “New Jersey Treasury”) of the State of New Jersey and the articles of merger with respect to the Merger as provided under the IBCA with the Secretary of State (the “Illinois Secretary”) of the State of Illinois (such certificate of merger and articles of merger, the “Certificates of Merger”). The Merger shall become effective as of the date and time specified in the Certificates of Merger in accordance with the relevant provisions of the NJBC and the IBCA, or at such other date and time as shall be provided by applicable law (such date and time, the “Effective Time”). No party shall take any action to revoke the Certificates of Merger after their filing without the written consent of the other party.

1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the NJBC and the IBCA and this Agreement.

1.5 Conversion of Providence Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Valley, Providence, or the holder of any of the following securities:

(a) Subject to Section 2.2(f), each share of Providence Common Stock issued and outstanding immediately prior to the Effective Time, except for (i) shares of Providence Common Stock owned by Providence as treasury stock or otherwise owned by Providence or Valley (in each case other than shares of Providence Common Stock (A) held in trust accounts, managed or custodial accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties and (B) held, directly or indirectly, in respect of debts previously contracted (collectively, the “Exception Shares”)) or (ii) Dissenting Shares, shall be converted, in accordance with the procedures set forth in this Agreement, into the right to receive $21.47 without interest (such consideration, the “Cash Merger Consideration”) and 4.3854 fully paid and nonassessable shares (as may be adjusted pursuant to Section 1.14, the “Exchange Ratio”) of common stock, no par value per share, of Valley (the “Valley Common Stock”) (such consideration, together with the Cash Merger Consideration, the “Merger Consideration”).

(b) All of the shares of Providence Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate,” it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Providence Common Stock) previously representing any such shares of Providence Common Stock shall thereafter represent only the right to receive (i) the Merger Consideration, (ii) cash in lieu of a fractional share which the shares of Providence Common Stock represented by such Old Certificate have been converted into the right to receive pursuant to this Section 1.5 and Section 2.2(f), and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2, in each case without any interest thereon. Old Certificates previously representing shares of Providence Common Stock shall be exchanged for the Merger Consideration and the other amounts specified in the immediately preceding sentence, including evidence of shares in book-entry form representing whole shares of Valley Common Stock as set forth in Section 1.5(a) (together with any dividends or distributions with respect thereto and cash in lieu of fractional shares issued in consideration therefor) upon the surrender of such Old Certificates in accordance with Section 2.2, without any interest thereon. If, between the date of this Agreement and the Effective Time, the outstanding shares of Valley Common Stock or Providence Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in any such case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall be any extraordinary dividend or extraordinary distribution, an appropriate and proportionate adjustment shall be made to the Merger Consideration to give holders of Providence Common Stock and Providence Stock Options the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this sentence shall be construed to permit Valley or Providence to take any action with respect to its securities that is prohibited by the terms of this Agreement; provided, further that no adjustment shall be made in the event of the issuance of additional shares of (x) Valley Common Stock or options to purchase shares of Valley Common Stock, as applicable, pursuant to any stock option plan or other compensation or benefit plan of Valley or its Subsidiaries, or (y) shares of Providence Common Stock or Providence Stock Options, as applicable, pursuant to the Providence Stock Plan.

(c) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of Providence Common Stock that are owned by Providence or Valley (in each case other than the Exception Shares) immediately prior to the Effective Time shall be cancelled and shall cease to exist, and neither the Merger Consideration nor any other consideration shall be delivered in exchange therefor.

1.6 Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary, other than as provided in this Section 1.6, any shares of Providence Common Stock that are issued and outstanding immediately prior to the Effective Time and are held by a holder of Providence Common Stock who (i) has duly and validly demanded appraisal of such shares in connection with the Merger in accordance with Chapter 805, Act 5, Article 11 of the IBCA and (ii) as of the Effective Time, has not effectively withdrawn or lost such appraisal rights (through failure to perfect or otherwise) (a “Dissenting Share”) shall not be converted into or represent the right to receive any portion of the consideration to be paid pursuant to Section 1.5 but instead shall be converted into the right to receive only such consideration as may be determined to be due with respect to such Dissenting Shares under Chapter 805, Act 5, Article 11 of the IBCA. From and after the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Surviving Corporation.

(b) If any holder of Providence Common Stock who has duly and validly demanded appraisal of such shares in connection with the Merger in accordance with Chapter 805, Act 5, Article 11 of the IBCA effectively withdraws or loses such appraisal rights (through failure to perfect or otherwise), then such shares shall no longer be Dissenting Shares and, as of the later of the Effective Time and the occurrence of such withdrawal or loss, such shares shall automatically be converted into the right to receive, without interest, the consideration to be paid pursuant to Section 1.5 with respect to such shares pursuant to and in accordance with this Agreement.

(c) Providence shall give Valley reasonably prompt written notice of the receipt of any written notice of any demand for appraisal for any Providence Common Stock, withdrawals of such demands or any intent to demand or withdraw the foregoing, and any other instruments served pursuant to applicable law and received by Providence that relate to any such demand for appraisal (each, an “Appraisal Demand”), and Valley shall have the right to participate in all negotiations and proceedings with respect to any Appraisal Demand or any threatened Appraisal Demand, including those that take place prior to the Effective Time, in each case consistent with Providence’s obligations thereunder. Providence shall not voluntarily make any payment with respect to, or settle or offer to settle, any Appraisal Demand prior to the Effective Time, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such holder of Providence Common Stock as may be necessary to perfect appraisal rights under applicable law, without the prior written approval of Valley.

1.7 Providence Preferred Stock.

(a) Immediately prior to the Effective Time, each share of Providence Series B Preferred Stock, issued and outstanding immediately prior to the Effective Time shall be redeemed in accordance with Section 6.17 and shall cease to exist as of the Effective Time, and each share of Providence Series B Preferred Stock represented by book-entry shall thereafter represent only the right to receive a cash payment equal to the sum of (a) $1,000.00 per share of Providence Series B Preferred Stock and (b) all declared but unpaid dividends on such share of Providence Series B Preferred Stock (such payment, the “Providence Series B Redemption Payment”), in each case, in accordance with the Certificate of Designations of the Providence Series B Preferred Stock (the “Providence Series B Certificate of Designation”).

(b) Immediately prior to the Effective Time, each share of Providence Series C Preferred Stock, issued and outstanding immediately prior to the Effective Time shall be redeemed in accordance with Section 6.17 and shall cease to exist as of the Effective Time, and each share of Providence Series C Preferred Stock represented by book-entry shall thereafter represent only the right to receive a cash payment equal to the sum of (a) $1,000.00 per share of Providence Series C Preferred Stock and (b) all declared but unpaid dividends on such share of Providence Series C Preferred Stock (such payment, the “Providence Series C Redemption Payment”), in each case, in accordance with the Certificate of Designations of the Providence Series C Preferred Stock (the “Providence Series C Certificate of Designation”).

1.8 Valley Common Stock. At and after the Effective Time, each share of Valley Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

1.9 Treatment of Providence Stock Options.

(a) At the Effective Time, each Providence Stock Option that is outstanding immediately prior to the Effective Time and that has an exercise price per share of Providence Common Stock underlying such Providence Stock Option (the “Providence Stock Option Exercise Price”) that is less than the Merger Consideration Value (each such Providence Stock Option, an “In-the-Money Providence Stock Option”), whether or not exercisable or vested, shall be cancelled without any action on the part of any holder thereof in consideration for the right to receive (without interest) the Merger Consideration (less applicable Tax withholdings pursuant to Section 2.2(h)) in respect of each Net Option Share subject to such In-the-Money Providence Stock Option (the “In-the-Money Providence Stock Option Merger Consideration”). At the Effective Time, any Providence Stock Option that is not an In-the-Money Providence Stock Option, whether or not exercisable or vested, shall be cancelled for no consideration and shall cease to exist. Subject to Section 2.2(h), Valley will cause the Surviving Corporation to make all payments to former holders of Providence Stock Options required under this Section 1.9(a) no later than the first regular payroll date that covers a full payroll period commencing on or after the Closing Date.

(b) At or prior to the Effective Time, Providence, the board of directors of Providence and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Providence Stock Options as provided under this Section 1.9.

(c) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Merger Consideration Value” means (A) the Cash Merger Consideration, plus (B) the product of (x) the Exchange Ratio multiplied by (y) the Valley Share Closing Price (such product rounded down to the nearest penny).

(ii) “Net Option Share” means with respect to each Providence Stock Option, the quotient of (A) the product of (i) the excess, if any, of the Merger Consideration Value over the Providence Stock Option Exercise Price of the Providence Stock Option immediately prior to the Effective Time multiplied by (ii) the number of shares of Providence Common Stock subject to such Providence Stock Option immediately prior to the Effective Time divided by (B) the Merger Consideration Value.

(iii) “Providence Stock Option” means an option to purchase shares of Providence Common Stock granted under the Providence Stock Plan that is outstanding immediately prior to the Effective Time.

(iv) “Providence Stock Plan” means the Providence 2023 Equity Incentive Plan.

1.10 Certificate of Incorporation of Surviving Corporation. At the Effective Time, the restated certificate of incorporation, as amended, of Valley, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

1.11 Bylaws of Surviving Corporation. At the Effective Time, the bylaws, as amended and restated, of Valley, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

1.12 Tax Consequences. The parties intend that for U.S. federal (and, as applicable, state and local) income Tax purposes, the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement shall be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury Regulation Section 1.368-2(g). Providence and Valley shall use commercially reasonable efforts, and shall cause their respective Subsidiaries to use commercially reasonable efforts, to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, including providing reasonable and customary representations, covenants and certificates requested by counsel under Sections 7.2(c) and 7.3(c).

1.13 Bank Merger. Immediately following the Effective Time, Providence Bank & Trust, a bank chartered under the laws of the State of Illinois and a wholly-owned Subsidiary of Providence (“Providence Bank”), will merge (the “Bank Merger”) with and into Valley National Bank, a national banking association under the laws of the United States and a wholly-owned Subsidiary of Valley (“Valley Bank”). Valley Bank shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of Providence Bank shall cease. Promptly after the date of this Agreement, Valley Bank and Providence Bank shall enter into an agreement and plan of merger in substantially the form attached hereto as Exhibit B (the “Bank Merger Agreement”). Each of Valley and Providence shall approve the Bank Merger Agreement and the Bank Merger as the sole shareholder of Valley Bank and Providence Bank, respectively. Prior to the Effective Time, Providence shall cause Providence Bank, and Valley shall cause Valley Bank, to execute such certificates or articles of merger and such other documents and certificates as are necessary to effectuate the Bank Merger (“Bank Merger Certificates”). The parties will cooperate and cause their Subsidiaries to cooperate in all reasonable respects to facilitate the mailing or posting in a timely fashion of any notices to customers of the banks with respect to the Bank Merger reasonably deemed necessary or appropriate by a party.

ARTICLE II

EXCHANGE OF SHARES

2.1 Valley to Make Merger Consideration Available. At or prior to the Effective Time, Valley shall deposit, or shall cause to be deposited, with a bank or trust company designated by Valley and reasonably acceptable to Providence (the “Exchange Agent”), for the benefit of the holders of Old Certificates, for exchange in accordance with this Article II, (a) evidence in book-entry form, representing shares of Valley Common Stock to be issued pursuant to Article I and exchanged pursuant to Section 2.2(a) in exchange for outstanding shares of Providence Common Stock (collectively, referred to herein as “New Certificates”), and (b) an amount in cash by wire transfer of immediately available funds constituting the Cash Merger Consideration, the aggregate Providence Series B Redemption Payment, the aggregate Providence Series C Redemption Payment and aggregate cash in lieu of any fractional shares to be paid to holders of Providence Common Stock pursuant to Article I (such New Certificates and cash described in the foregoing clauses (a) and (b), together with any dividends or distributions with respect thereto payable in accordance with Section 2.2(b), being hereinafter referred to as the “Exchange Fund”).

2.2 Exchange of Shares.

(a) As promptly as practicable after the Effective Time, but in no event later than five (5) business days thereafter, Valley shall cause the Exchange Agent to mail to each holder of record of one (1) or more Old Certificates representing shares of Providence Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive the Merger Consideration pursuant to Article I, a letter of transmittal (which shall be in customary form agreed by the parties and shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates, shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates, in exchange for the Merger Consideration, and any cash in lieu of fractional shares to be issued or paid in consideration therefor in accordance with Section 2.2(f) as well as any dividends or distributions to be paid pursuant to Section 2.2(b). From and after the Effective Time, upon proper surrender of an Old Certificate or Old Certificates, for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Certificate or Old Certificates, shall be entitled to receive in exchange therefor, as applicable, with respect to each holder of Old Certificates, (A) a New Certificate representing that number of whole shares of Valley Common Stock to which such holder of Providence Common Stock shall have become entitled pursuant to the provisions of Article I and (B) a check representing the amount of (i) the aggregate Cash Merger Consideration to which such holder of Providence Common Stock shall have become entitled pursuant to the provisions of Article I, (ii) any cash in lieu of a fractional share which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of this Article II and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to this Section 2.2, and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Merger Consideration or any cash in lieu of fractional shares or dividends or distributions payable to holders of Old Certificates. Until surrendered as contemplated by this Section 2.2, each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the Merger Consideration and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.2.

(b) As promptly as practicable after the Effective Time, but in no event later than five (5) business days thereafter, Valley shall cause the Exchange Agent to mail to each holder of record of one (1) or more shares of Providence Preferred Stock represented by book-entry (the “Book Entry Shares”) (representing shares of Providence Preferred Stock immediately prior to the Effective Time that have been redeemed into the right to receive the Providence Series B Redemption Payment or Providence Series C Redemption Payment, as applicable, pursuant to Article I), a letter of transmittal (which shall be in customary form agreed to by the parties and shall specify that delivery shall be effected, and risk of loss and title to the Book Entry Shares, shall pass, only upon proper delivery of the Book Entry Shares to the Exchange Agent) and instructions for use in effecting the surrender of the Book Entry Shares, in exchange for the Providence Series B Redemption Payment or Providence Series C Redemption Payment, as applicable. From and after the Effective Time, upon proper surrender of a Book Entry Share or Book Entry Shares, for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Book Entry Share or Book Entry Shares, shall be entitled to receive in exchange therefor, as applicable, with respect to each holder of Book Entry Shares, a check representing the amount of the aggregate Providence Series B Redemption Payment or Providence Series C Redemption Payment, as may be applicable, to which such holder of Providence Preferred Stock shall have become entitled pursuant to the provisions of Article I. No interest will be paid or accrued on any Providence Series B Redemption Payment or Providence Series C Redemption Payment. Until surrendered as contemplated by this Section 2.2, each Book Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the Providence Series B Redemption Payment or Providence Series C Redemption Payment, as applicable.

(c) No dividends or other distributions declared with respect to Valley Common Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with this Article II. After the surrender of an Old Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Valley Common Stock which the shares of Providence Common Stock represented by such Old Certificate have been converted into the right to receive.

(d) If any New Certificate representing shares of Valley Common Stock is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a New Certificate representing shares of Valley Common Stock in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(e) After the Effective Time, there shall be no transfers on the stock transfer books of Providence of the shares of Providence Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration and cash in lieu of fractional shares and dividends or distributions that the holder presenting such Old Certificates is entitled to, as provided in this Article II.

(f) Notwithstanding anything to the contrary contained herein, no New Certificates or scrip representing fractional shares of Valley Common Stock shall be issued upon the surrender for exchange of Old Certificates or otherwise pursuant to this Agreement, no dividend or distribution with respect to Valley Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Valley. In lieu of the issuance of any such fractional share, Valley shall pay to each former holder who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing sale prices of Valley Common Stock on the Nasdaq Stock Market (the “NASDAQ”) as reported by The Wall Street Journal for the five (5) consecutive full trading days ending on the trading day immediately preceding the Closing Date (the “Valley Share Closing Price”) by (ii) the fraction of a share (after taking into account all shares of Providence Common Stock held by such holder immediately prior to the Effective Time and rounded to the nearest thousandth when expressed in decimal form) of Valley Common Stock which such holder would otherwise be entitled to receive pursuant to Article I. The parties acknowledge that payment of such cash consideration in lieu of issuing fractional shares is not separately bargained-for consideration, but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares.

(g) Any portion of the Exchange Fund that remains unclaimed by the Shareholders for one (1) year after the Effective Time shall be paid to the Surviving Corporation. Any former holders of Providence Common Stock or Providence Preferred Stock who have not theretofore exchanged their Old Certificates or Book Entry Shares pursuant to this Article II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Valley Common Stock deliverable in respect of each former share of Providence Common Stock that such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Valley, Providence, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Providence Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(h) Each of Valley, the Exchange Agent and any other applicable withholding agent shall be entitled to deduct and withhold, from the Cash Merger Consideration, any cash in lieu of fractional shares of Providence

Common Stock, dividends or distributions payable pursuant to this Section 2.2(h) or any amounts otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Valley, the Exchange Agent or any other applicable withholding agent, as the case may be, and paid over to the appropriate governmental authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which the deduction and withholding was made by Valley, the Exchange Agent or such other applicable withholding agent, as the case may be. Notwithstanding anything herein to the contrary, any amounts payable in connection with the Closing in respect of any Providence Stock Options pursuant to Section 1.9, with respect to the Providence Stock Option holders may be made through the payroll system of the Surviving Corporation or one of its Subsidiaries no later than the first regular payroll date that covers a full payroll period commencing on or after the Closing Date, subject to any applicable withholding Taxes.

(i) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Valley or the Exchange Agent, the posting by such person of a bond in such amount as Valley or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate (which amount shall be consistent with Valley’s or the Exchange Agent’s customary procedure for Valley’s existing shareholders), the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the Merger Consideration, the Providence Series B Redemption Payment or Providence Series C Redemption Payment and any cash in lieu of fractional shares and any unpaid dividends and distributions on the Valley Common Stock pursuant to Section 2.2(b) deliverable in respect thereof pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PROVIDENCE

Except as disclosed in the disclosure schedule delivered by Providence to Valley concurrently herewith (the “Providence Disclosure Schedule”); provided that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the Providence Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Providence that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to result in a Material Adverse Effect and (c) any disclosures made with respect to a section of this Article III shall be deemed to qualify (1) any other section of this Article III specifically referenced or cross-referenced and (2) other sections of this Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, Providence hereby represents and warrants to Valley as follows:

3.1 Corporate Organization.

(a) Providence is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and is a bank holding company duly registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the Bank Holding Company Act of 1956, as amended (“BHC Act”). Providence has the corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted in all material respects. Providence is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Providence. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Valley, Providence or the Surviving Corporation, as the case may be, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, assets, results of operations or financial condition of such party and its Subsidiaries, taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in GAAP or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak or escalation of hostilities, war (whether or not declared), military action or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, floods or other natural disasters, occurrence of any man-made disaster, or from any outbreak of any disease or other public health event, including pandemics, endemics or disease outbreaks, public health emergencies or widespread occurrences of infectious disease, (E) public disclosure of the execution of this Agreement, public disclosure of the transactions contemplated hereby or actions or omissions expressly required by this Agreement or that are taken or omitted at the at the written request of a party or with the prior written consent of the other party in contemplation of the transactions contemplated hereby, or (F) a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying causes of such decline or failure may be taken into account in determining whether a Material Adverse Effect has occurred); except, with respect to subclauses (A), (B), (C) or (D) above, to the extent that the effects of such change are disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other banks or savings associations and their holding companies operating principally in the areas in which such party and its Subsidiaries are located) or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the term “Subsidiary,” when used with respect to any person, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, which is consolidated with such person for financial reporting purposes. True and complete copies of the articles of incorporation of Providence, as amended (the “Providence Articles”) and the bylaws of Providence, as amended (the “Providence Bylaws”), as in effect as of the date of this Agreement, have previously been made available by Providence to Valley. True and complete copies of the organizational documents of Providence Bank, as in effect as of the date of this Agreement, have previously been made available by Providence to Valley. Providence is not in violation of any of the provisions of the Providence Articles or the Providence Bylaws, and Providence Bank is not in violation of any provisions of the organizational documents of Providence Bank.

(b) Except, in the case of clauses (ii) and (iii) only, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Providence, each Subsidiary of Providence (a “Providence Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of Providence to pay dividends or distributions, except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of Providence that is an insured depository institution are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the knowledge of Providence, threatened. Section 3.1(b) of the Providence Disclosure Schedule sets forth a true and complete list of all Subsidiaries of Providence as of the date hereof.

3.2 Capitalization.

(a) The authorized capital stock of Providence consists of (i) 5,000,000 shares of common stock, par value $1.00 per share, of Providence (“Providence Common Stock”), and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of Providence (“Providence Preferred Stock”), including 15,000 shares of 5.00% Perpetual Series B Preferred Stock (“Providence Series B Preferred Stock”) and 24,000 shares of 5.00% Perpetual Series C Preferred Stock (“Providence Series C Preferred Stock”). As of August 24, 2026, no shares of capital stock or other voting securities of Providence are issued, reserved for issuance or outstanding, other than (i) 2,820,825 shares of Providence Common Stock issued and outstanding, (ii) 12,000 shares of Providence Series B Preferred Stock issued and outstanding, (iii) 14,785 shares of Providence Series C Preferred Stock issued and outstanding, (iv) 333,206 shares of Providence Common Stock reserved for issuance upon the exercise of outstanding Providence Stock Options, (v) 418,071 shares of Providence Common Stock reserved for issuance for future grants under the Providence Stock Plan, and (vi) 118,052 shares of Providence Common Stock held in treasury. As of the date of this Agreement, except as set forth in the immediately preceding sentence, there are no shares of capital stock or other voting securities or equity interests of Providence issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Providence Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Providence may vote are issued or outstanding. Except as set forth in Section 3.2(a) of the Providence Disclosure Schedule, as of the date of this Agreement, no trust preferred or subordinated debt securities of Providence are issued or outstanding. Other than Providence Stock Options issued prior to the date of this Agreement as described in this Section 3.2(a), as of the date of this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating Providence to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

(b) Section 3.2(b) of the Providence Disclosure Schedule sets forth a true and complete list of all Providence Stock Options outstanding as of August 24, 2026, specifying (i) the name of each holder, (ii) the number of shares subject to each such Providence Stock Option, (iii) the grant date of each such Providence Stock Option, (iv) the vesting schedule of each such Providence Stock Option, (v) the exercise price for each such Providence Stock Option, (vi) the expiration date of each such Providence Stock Option, and (vii) whether such Providence Stock Option is intended to qualify as an “incentive stock option” under Section 422 of the Code. Each grant of Providence Stock Options was made in accordance with the terms of the Providence Stock Plan and all applicable laws. The Providence Stock Option Exercise Price for each outstanding Providence Stock Option was not less than the fair market value of the underlying share of Providence Common Stock on the applicable date of grant, as determined in compliance in all material respects with Section 409A of the Code and the Treasury Regulations promulgated thereunder.

(c) Except as set forth in Section 3.2(b) of the Providence Disclosure Schedule and the Voting Agreement, there are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which Providence or any of the Providence Subsidiaries has a contractual or other obligation with respect to the voting or transfer of Providence Common Stock or other equity interests of Providence. Other than the Providence Stock Options, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of Providence or any of its Subsidiaries) are outstanding. No Subsidiary of Providence owns any shares of capital stock of Providence. There has been no (and there has not been required any) adjustment relating to the conversion of any shares of Providence Preferred Stock since their respective dates of issuance.

(d) Providence owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Providence Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to

Providence Subsidiaries that are insured depository institutions, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Providence Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

(e) Section 3.2(e) of the Providence Disclosure Schedule contains a true, correct and complete list of the record holders of shares of Providence Common Stock and Providence Stock Options as of August 24, 2026, containing each such holder’s name, address and the number of shares of Providence Common Stock and Providence Stock Options, as applicable, held of record by such holder.

3.3 Authority; No Violation.

(a) Providence has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Requisite Providence Shareholder Approval, to consummate the transactions contemplated hereby, including the Preferred Stock Redemption. The execution and delivery of this Agreement, the consummation of the Merger and the Preferred Stock Redemption, subject to and contingent upon the satisfaction of the conditions set forth in Section 7.1 and Section 7.3, have been duly and validly approved by the board of directors of Providence. The board of directors of Providence has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of Providence and has directed that this Agreement and the Merger be submitted to Providence’s shareholders for approval at a duly held meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by the affirmative vote of the holders of at least a majority of the voting power of all outstanding stock of Providence entitled to vote on this Agreement (the “Requisite Providence Shareholder Approval”), and the adoption and approval of the Bank Merger Agreement by the board of directors of Providence Bank and Providence as its sole shareholder, no other corporate proceedings on the part of Providence are necessary to approve this Agreement or to consummate the transactions contemplated hereby, including the Preferred Stock Redemption. This Agreement has been duly and validly executed and delivered by Providence and (assuming due authorization, execution and delivery by Valley) constitutes a valid and binding obligation of Providence, enforceable against Providence in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws of general applicability relating to or affecting insured depository institutions or their parent companies or the rights of creditors generally and subject to general principles of equity (the “Enforceability Exceptions”)).

(b) Subject to the receipt of the Requisite Providence Shareholder Approval, neither the execution and delivery of this Agreement by Providence nor the consummation by Providence of the transactions contemplated hereby, including the Preferred Stock Redemption, nor compliance by Providence with any of the terms or provisions hereof, will (i) violate any provision of the Providence Articles, the Providence Bylaws or comparable governing documents of any Providence Subsidiary or (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained and/or made, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Providence or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Providence or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Providence or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole.

3.4 Consents and Approvals. Except for (a) the filing of any required applications, filings and notices, as applicable, with the NASDAQ, (b) the filing of any required applications, filings and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval or waiver of prior approval of such applications, filings and notices, (c) the filing of any required applications, filings and notices, as applicable, with the Office of the Comptroller of the Currency under the Bank Merger Act and approval or waiver of prior approval of such applications, filings and notices, (d) the filing of any required applications, filings and notices, as applicable, with the Illinois Department of Financial and Professional Regulation, Division of Banking (the “Illinois DOB”) in connection with the Bank Merger, including under the Bank Merger Act, and approval or waiver of prior approval of such applications, filings and notices, (e) the filing of any required applications, filings or notices listed in Section 3.4 of the Providence Disclosure Schedule or Section 4.4 of the Valley Disclosure Schedule and approval of such applications, filings and notices, (f) the filing with the Securities and Exchange Commission (the “SEC”) of the registration statement on Form S-4 in which the Proxy Statement will be included as a prospectus, in connection with the transactions contemplated by this Agreement (the “S-4”) and declaration of effectiveness of the S-4, (g) the filing of the Certificates of Merger with the Illinois Secretary pursuant to the IBCA and the New Jersey Treasury pursuant to the NJBC, as applicable, and the filing of the Bank Merger Certificates with the applicable Governmental Entities as required by applicable law, and (h) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Valley Common Stock pursuant to this Agreement and the approval of the listing of such Valley Common Stock on the NASDAQ, no notices to, consents or approvals of or non-objections of, waivers or authorizations by, or applications, filings or registrations with any court or administrative agency or commission or other governmental authority or instrumentality or SRO (each, a “Governmental Entity”) are necessary in connection with (i) the execution and delivery by Providence of this Agreement or (ii) Providence’s consummation of the Merger and the other transactions contemplated hereby (including the Bank Merger and the Preferred Stock Redemption). As used in this Agreement, “SRO” means (A) any “self-regulatory organization” as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (B) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market. As of the date hereof, to the knowledge of Providence, there is no reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger, the Bank Merger and the Preferred Stock Redemption on a timely basis.

3.5 Reports. Providence and each of its Subsidiaries have timely filed (or furnished, as applicable) all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2023 with (a) any state regulatory authority, (b) the SEC, (c) the Federal Reserve Board, (d) the FDIC, (e) the Illinois DOB, (f) any SRO and (g) any other federal, state or foreign governmental or regulatory agency or authority having jurisdiction over the parties or their respective Subsidiaries ((a) – (g) above, collectively, “Regulatory Agencies”), including any report, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole. Subject to Section 9.7, except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of Providence and its Subsidiaries, (i) no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Providence, investigation into the business or operations of Providence or any of its Subsidiaries since January 1, 2023, (ii) there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Providence or any of its Subsidiaries, and (iii) there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Providence or any of its Subsidiaries since January 1, 2023, in each case of clauses (i) through (iii) above, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole.

3.6 Financial Statements.

(a) Providence has previously made available to Valley copies of the following financial statements (the “Providence Audited Financial Statements”), copies of which are attached as Section 3.6(a) of the Providence Disclosure Schedule: (i) the audited consolidated balance sheets of Providence and its Subsidiaries as of December 31, 2025, 2024 and 2023, and the related audited consolidated statements of income and cash flow for the years ended December 31, 2025, 2024 and 2023 and (ii) the unaudited consolidated balance sheet and the related unaudited consolidated statement of income of Providence and its Subsidiaries as of and for the six-month period ended June 30, 2026 (such date, the “Balance Sheet Date”) ((i) and (ii), collectively, the “Providence Financial Statements”). The Providence Financial Statements (i) have been prepared from, and are in accordance with, the books and records of Providence and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, and consolidated financial position of Providence and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), and (iii) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Providence and its Subsidiaries have been, since January 1, 2023, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Since January 1, 2023, Forvis Mazars, LLP has not resigned (or informed Providence that it intends to resign) or been dismissed as independent public accountants of Providence as a result of or in connection with any disagreements with Providence on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) The records, systems, controls, data and information of Providence and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Providence or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole. Providence maintains a system of internal accounting controls sufficient to comply in all material respects with all legal and accounting requirements applicable to the business of Providence and its Subsidiaries. Except as set forth in Section 3.6(b) of the Providence Disclosure Schedule, since January 1, 2023, Providence has not identified any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting. Since January 1, 2023, Providence has not experienced or effected any significant deficiencies or weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Providence’s ability to record, process, summarize and report financial information.

(c) Since January 1, 2023, (i) neither Providence nor any of its Subsidiaries, nor, to the knowledge of Providence, any director, officer, auditor, accountant or representative of Providence or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or, to the knowledge of Providence, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Providence or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or written claim that Providence or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing Providence or any of its Subsidiaries, whether or not employed by Providence or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Providence or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the board of directors of Providence or any committee thereof or similar governing body of any Providence Subsidiary or any committee thereof, or, to the knowledge of Providence, to any director or officer of Providence or any Providence Subsidiary.

(d) The books and records kept by Providence and any of its Subsidiaries are maintained in all material respects in accordance with GAAP and, to the knowledge of Providence, are, in the aggregate, complete and accurate in all material respects.

(e) Neither Providence nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among Providence and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose person, on the other hand, or any “off-balance sheet arrangement”), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Providence or any of its Subsidiaries in Providence’s or such Subsidiary’s financial statements.

3.7 Undisclosed Liabilities. Except for (a) those liabilities that are set forth on the Providence Financial Statements, (b) liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice and that are not, individually or in the aggregate, material to Providence and its Subsidiaries, and (c) liabilities incurred in connection with this Agreement and the transactions contemplated hereby, neither Providence nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), whether or not the same would have been required to be reflected on the Providence Financial Statements if it had existed on or before the Balance Sheet Date.

3.8 Broker’s Fees. Neither Providence nor any Providence Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement other than Keefe, Bruyette & Woods, A Stifel Company. A true and complete copy of the engagement letter with Keefe, Bruyette & Woods, A Stifel Company in connection with this Agreement and the transactions contemplated hereby has been made available to Valley.

3.9 Absence of Certain Changes or Events.

(a) Since December 31, 2025, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Providence.

(b) Since December 31, 2025 through the date of this Agreement, except with respect to the transactions contemplated hereby, Providence and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course consistent with past practice (other than discussions and negotiations related to this Agreement or any other potential strategic transactions).

3.10 Legal Proceedings.

(a) Neither Providence nor any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of Providence, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature (i) that is against Providence or any of its Subsidiaries or any of their current or former directors or executive officers in their capacities as such or (ii) that is of a material nature challenging the validity or propriety of this Agreement or the transactions contemplated hereby, in each case that would reasonably be expected to be, individually or in the aggregate, material to Providence and its Subsidiaries, taken as a whole.

(b) There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon Providence, any of its Subsidiaries or the assets of Providence or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates).

3.11 Taxes and Tax Returns.

(a) Each of Providence and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither Providence nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course). Except as would not, individually or in the aggregate, be material to Providence and its Subsidiaries, taken as a whole, all Taxes of Providence and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Providence and its Subsidiaries do not have any liability for Taxes in excess of the amount reserved or provided for on their financial statements. Each of Providence and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Each of Providence and its Subsidiaries has complied in all material respects with all information reporting and backup withholding provisions of applicable law, including the collection, review and retention of any required withholding certificates or comparable documents and any notice received pursuant to Section 3406(a)(1)(B) or (C) of the Code. Neither Providence nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. The federal income Tax Returns of Providence and its Subsidiaries for all years up to and including December 31, 2022 have been examined by the Internal Revenue Service (the “IRS”) or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired.

(b) No deficiency with respect to a material amount of Taxes has been proposed, asserted or assessed against Providence or any of its Subsidiaries. There are no pending or threatened (in writing) disputes, claims, audits, examinations or other proceedings regarding any material Taxes of Providence and its Subsidiaries or the assets of Providence and its Subsidiaries. Neither Providence nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that Providence or any of its Subsidiaries was required to file any Tax Return that was not filed or was liable for any amount of Taxes that was not paid. Within the past six (6) years, Providence has not requested any private letter rulings and is not, and has not been, party to any closing agreements, gain recognition agreements or other written agreements with respect to Taxes. There are no Liens for material Taxes (except Taxes not yet due and payable) on any of the assets of Providence or any of its Subsidiaries. Neither Providence nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Providence and its Subsidiaries).

(c) Neither Providence nor any of its Subsidiaries (A) is or has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Providence or any of its Subsidiaries) or (B) has any liability for the Taxes of any person (other than Providence) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither Providence nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. Neither Providence nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1) (or any similar provision of state, local or foreign law).

(d) Neither Providence nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income as a result of any: (i) adjustment required by a change in or incorrect method of accounting, (ii) closing agreement, (iii) installment sale or open transaction disposition made, or prepaid amount received, on or prior to the Closing Date, or (iv) intercompany transaction. Neither Providence nor any of its Subsidiaries has taken any action that would defer any material liability for Taxes of Providence or any of its Subsidiaries from any taxable period (or portion thereof) ending on or prior to the Closing Date, to any taxable period (or portion thereof) beginning after the Closing Date. Neither Providence nor any of its Subsidiaries has been required (or has applied) to include in income any material adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Providence or any of its Subsidiaries, and the IRS has not initiated or proposed any such material adjustment or change in accounting method. Neither Providence nor any of its Subsidiaries has any application pending with any Governmental Entity requesting permission for any changes in any material accounting method. At no time during the past five (5) years has Providence or any of its Subsidiaries been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. Neither Providence nor any of its Subsidiaries has made an election pursuant to Section 965(h) of the Code.

(e) There are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which Providence or any of its Subsidiaries is a party and that could be treated as a partnership for federal income Tax purposes. Neither Providence nor any of its Subsidiaries has, nor has it ever had, a “permanent establishment” in any foreign country, as such term is defined in any applicable Tax treaty or convention between the United States and such foreign country, nor has it otherwise taken steps that have exposed, or will expose, it to the taxing jurisdiction of a foreign country. Providence has not, in the past ten (10) years, acquired assets from another corporation in a transaction in which Providence’s Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor.

(f) Section 3.11(f) of the Providence Disclosure Schedule sets forth the entity classification of Providence and each of its Subsidiaries for U.S. federal income Tax purposes.

(g) As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, sales and use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, fees, levies or like assessments together with all penalties and additions to tax and interest thereon.

(h) As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, estimate, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

(i) As used in this Agreement, the term “Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of the provisions of the Code.

3.12 Employees and Employee Benefit Plans.

(a) Section 3.12(a) of the Providence Disclosure Schedule lists all Providence Benefit Plans. For purposes of this Agreement, “Providence Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and all material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, medical, life or other insurance or welfare, retiree medical or life insurance, pension or retirement, supplemental retirement, severance or other compensation or benefit plans, programs, agreements or arrangements, and all retention, bonus, employment, consulting, termination or severance plans, programs or arrangements or other contracts or agreements to or with respect to which Providence or any Subsidiary or any trade or business of Providence or any of its Subsidiaries, whether or not incorporated, all of which together with Providence would be deemed a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (a “Providence ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by Providence or any of its Subsidiaries or any Providence ERISA Affiliate, or to which Providence or any of its Subsidiaries is required or obligated to maintain, contribute to or sponsor or with respect to which Providence or any of its Subsidiaries has any direct or indirect liability, for the benefit of any current or former employee, officer, director or independent contractor of Providence or any of its Subsidiaries or any Providence ERISA Affiliate.

(b) Providence has heretofore made available to Valley true and complete copies of each of the Providence Benefit Plans and the following related documents, to the extent applicable: (i) the current plan document (or for an unwritten material Providence Benefit Plan, a written description of the material terms thereof) and the current trust agreement or other funding documents, (ii) all summary plan descriptions, amendments, modifications or material supplements to any Providence Benefit Plan, (iii) the annual report (Form 5500), if any, filed with the IRS for the last two (2) plan years, (iv) the most recently received IRS determination or opinion letter, if any, relating to any such Providence Benefit Plan, (v) the most recently prepared actuarial report for each such Providence Benefit Plan (if applicable) for each of the last two (2) years and (vi) all material non-routine correspondence received from or sent to any Governmental Entity within the past three (3) years.

(c) Each Providence Benefit Plan has been established, operated, maintained and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. Neither Providence nor any of its Subsidiaries has, within the prior three (3) years, taken any material corrective action or made a filing under any voluntary correction program of the IRS, Department of Labor or any other Governmental Entity with respect to any Providence Benefit Plan, and neither Providence nor any of its Subsidiaries has any knowledge of any material plan defect that would qualify for correction under any such program.

(d) Each Providence Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS with respect to such qualification, which letter has not been revoked (nor has revocation been threatened), or is in a form that is the subject of a favorable advisory or opinion letter from the IRS, and, to the knowledge of Providence, there are no existing circumstances and no events have occurred that would have a material adverse effect on the qualified status of any such Providence Benefit Plan or the related trust or increase the costs relating thereto.

(e) Except as set forth on Section 3.12(e) of the Providence Disclosure Schedule, no Providence Benefit Plan is a nonqualified deferred compensation or salary continuation arrangement. Each Providence Benefit Plan has been maintained in documentary and operational compliance, in all material respects, with Section 409A of the Code and the regulations thereunder or an available exemption therefrom.

(f) No Providence Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, and none of Providence and its Subsidiaries nor any Providence ERISA Affiliate has, at any time during the last six (6) years, maintained, sponsored, contributed to or been obligated to contribute to any plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code.

(g) None of Providence and its Subsidiaries nor any Providence ERISA Affiliate has, at any time during the last six (6) years, maintained, sponsored, contributed to or been obligated to contribute to any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of Providence and its Subsidiaries nor any Providence ERISA Affiliate has incurred any material liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan that has not been satisfied in full.

(h) Neither Providence nor any of its Subsidiaries sponsors, has sponsored or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance or any other welfare benefits for any current or former employees or other service providers or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.

(i) All contributions required to be made to any Providence Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Providence Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Providence in accordance with GAAP.

(j) There are no pending or, to the knowledge of Providence, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of Providence, no set of circumstances exists that may reasonably be expected to give rise to a material claim or lawsuit, against any Providence Benefit Plan, any fiduciaries thereof with respect to their duties to any Providence Benefit Plan or the assets of any of the trusts under any of the Providence Benefit Plans that could in any case reasonably be expected to result in any material liability of Providence or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the IRS, the Department of Labor, any Multiemployer Plan, a Multiple Employer Plan, any participant in any Providence Benefit Plan, or any other party.

(k) None of Providence or its Subsidiaries nor any Providence ERISA Affiliate nor, to the knowledge of Providence, any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) which could subject any of the Providence Benefit Plans or their related trusts, Providence, any of its Subsidiaries, any Providence ERISA Affiliate or any person that Providence or any of its Subsidiaries has an obligation to indemnify to any material tax or material penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(l) Except as set forth on Section 3.12(l) of the Providence Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) (i) entitle any employee, officer, director or independent contractor of Providence or any of its Subsidiaries to any payment or benefit, including severance pay, unemployment compensation, accrued pension benefit, or a change-in-control bonus or retention payment, (ii) result in, accelerate, cause the vesting, exercisability, funding, payment or delivery of, or increase the amount or value of, any payment, right or other benefit to any employee, officer, director or independent contractor of Providence or any of its Subsidiaries, (iii) accelerate the timing of or trigger any funding obligation under a rabbi trust or similar funding vehicle under any Providence Benefit Plan, or (iv) result in any limitation on the right of Providence or any of its Subsidiaries or Providence ERISA Affiliates to amend, merge, terminate or receive a reversion of assets from any Providence Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by Providence or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(m) No Providence Benefit Plan provides for, and Providence does not have any obligation to provide, the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise.

(n) There are, and since January 1, 2023 have been, no pending or, to the knowledge of Providence, threatened labor grievances or unfair labor practice claims or charges against Providence or any of its Subsidiaries, or any strikes or other labor disputes against Providence or any of its Subsidiaries. Neither Providence nor any of its Subsidiaries are or have ever been party to or bound by any collective bargaining or similar agreement with any labor union, works council or similar labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Providence or any of its Subsidiaries, and, to the knowledge of Providence, there are, and since January 1, 2023 have been, no organizing efforts by any union or other group seeking to represent any employees of Providence or any of its Subsidiaries.

(o) Providence and its Subsidiaries are in compliance in all material respects with, and since January 1, 2023 have complied in all material respects with, all laws regarding employment and employment practices, terms and conditions of employment, wages and hours, plant closing notification, worker classification (including the proper classification of workers as independent contractors and consultants and employees as exempt or non-exempt), equitable pay practices, privacy right, labor disputes, employment discrimination, sexual harassment or discrimination, workers’ compensation or long-term disability policies, retaliation, immigration, family and medical leave, occupational safety and health and other laws in respect of any reduction in force (including notice, information and consultation requirements). There are no claims or actions pending or, to Providence’s knowledge, threatened between Providence or any of its Subsidiaries and any employee of Providence or any of its Subsidiaries.

(p) During the past three (3) years, (i) Providence and its Subsidiaries have reasonably investigated and responded to all formal allegations related to sexual harassment or misconduct, or other discrimination, or retaliation policy violations, and (ii) neither Providence nor any of its Subsidiaries has entered into any settlement agreement related to allegations of sexual harassment or other discrimination by any current or former member of the board of directors of Providence or any current or former executive officer of Providence.

3.13 Compliance with Applicable Law.

(a) Providence and each of its Subsidiaries hold, and have at all times since January 1, 2023 held, all licenses, registrations, franchises, certificates, variances, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole. Neither Providence nor any of its Subsidiaries has knowledge of, or has received written notice of, any material violations since January 1, 2023 of any licenses, registrations, franchises, certificates, variances, permits and authorizations necessary for the lawful conduct of their respective businesses and properties or any applicable law, and to the knowledge of Providence no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit or authorization that is material to Providence and its Subsidiaries taken as a whole, is pending or threatened.

(b) Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole, Providence and each of its Subsidiaries have complied with and are not in default or violation under any law, statute, order, rule, regulation, policy or guideline of any Governmental Entity applicable to Providence or any of its Subsidiaries, including (to the extent applicable to Providence or its Subsidiaries) all laws related to data protection or privacy (including laws relating to the privacy and security of data or information that constitutes personal data or personal information under applicable law (“Personal Data”)), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act and Regulation V, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act and Regulation C, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act and Regulation E, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of Treasury and any other law or regulation relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act and Regulation W, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans.

(c) Providence Bank has a Community Reinvestment Act rating of “satisfactory” or better. Providence and each of its affiliates and subsidiaries have complied in all material respects with and are not in material default or violation under 12 U.S.C. § 1851 and the regulations promulgated by the Federal Reserve Board and the FDIC (together, “Federal Banking Agencies”) in connection therewith (the “Volcker Rule”). Section 3.13 of the Providence Disclosure Schedule sets forth (i) all Providence affiliates and subsidiaries (including Providence) engaged in proprietary trading (as defined in the Volcker Rule) that would be prohibited upon application of the Volcker Rule and (ii) all covered funds (as defined in the Volcker Rule) that Providence or any of its affiliates or subsidiaries sponsors or invests in that would be prohibited upon application of the Volcker Rule. For the purpose of the preceding two sentences, “affiliate” and “subsidiary” shall have their respective meanings under 12 U.S.C. § 1813.

(d) Providence maintains a written information privacy and security program that includes commercially reasonable measures designed to protect the privacy, confidentiality and security of all Personal Data against any (i) loss or misuse of Personal Data, (ii) unauthorized or unlawful operations performed upon Personal Data, or (iii) other act or omission that compromises the security or confidentiality of Personal Data.

(e) Without limitation, none of Providence or any of its Subsidiaries, or to the knowledge of Providence, any director, officer, employee, agent or other person acting on behalf of Providence or any of its Subsidiaries has, directly or indirectly, (i) used any funds of Providence or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Providence or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of Providence or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of Providence or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for Providence or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Providence or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, except in each case as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole.

(f) As of the date hereof, Providence, Providence Bank and each other insured depository institution Subsidiary of Providence is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary bank regulator) and, as of the date hereof, neither Providence nor any of its Subsidiaries has received any written indication from a Governmental Entity that its status as “well-capitalized” or that Providence Bank’s Community Reinvestment Act rating will change within one (1) year from the date of this Agreement.

(g) Except as would not reasonably be likely to result, either individually or in the aggregate, in a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole, (i) Providence and each of its Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations, (ii) none of Providence, any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers or employees thereof, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets and results of such fiduciary account and (iii) neither Providence nor any of its Subsidiaries has received any written customer demands, complaints or other communications that are unresolved and which assert facts or circumstances that would, if true, constitute a breach of trust with respect to any fiduciary or agency account.

3.14 Certain Contracts.

(a) Except as set forth in Section 3.14(a) of the Providence Disclosure Schedule, as of the date hereof, neither Providence nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral, but excluding any Providence Benefit Plan):

(i) which contains a provision that materially restricts the conduct of any line of business by Providence or any of its Subsidiaries or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation or any of its affiliates to engage in any line of business or in any geographic region;

(ii) which contains a provision prohibiting Providence or its Subsidiaries or upon consummation of the Merger will prohibit the Surviving Corporation or any of its affiliates from soliciting customers, clients or employees;

(iii) which is a collective bargaining agreement or similar agreement with any labor organization;

(iv) any of the benefits of or obligations under which will arise or be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the execution and delivery of this Agreement, receipt of the Requisite Providence Shareholder Approval or the consummation of any of the transactions contemplated by this Agreement, or under which a right of cancellation or termination will arise as a result thereof, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(v) (A) that relates to the incurrence of indebtedness by Providence or any of its Subsidiaries, including any debt for borrowed money, obligations evidenced by notes, debentures or similar instruments, sale and leaseback transactions, capitalized or finance leases and other similar financing arrangements, or any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case, incurred in the ordinary course of business consistent with past practice), or (B) that provides for the guarantee, support, indemnification, assumption or endorsement by Providence or any of its Subsidiaries of, or any similar commitment by Providence or any of its Subsidiaries with respect to, the obligations, liabilities or indebtedness of any other person, other than those entered into in the ordinary course of business, in the case of each of clauses (A) and (B) above, in the principal amount of $50,000 or more;

(vi) that is any alliance, cooperation, joint venture, shareholders’, partnership or similar agreement involving a sharing of profits or losses relating to Providence or any of its Subsidiaries;

(vii) any broker, distributor, dealer, agency, sales promotion, customer or client referral, underwriter, administrative services, market research, market consulting or advertising agreement;

(viii) that grants or contains any (A) exclusive dealing obligation, (B) “clawback” or similar undertaking requiring the reimbursement or refund of any fees, (C) “most favored nation” or similar provision granted by Providence or any of its Subsidiaries or (D) right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of Providence or its Subsidiaries, taken as a whole;

(ix) which creates or is expected to create future payment obligations in excess of $50,000 per annum (other than any such contracts which are terminable by Providence or any of its Subsidiaries on sixty (60) days or less notice without any required payment or other conditions, other than the condition of notice), other than extensions of credit, other customary banking products offered by Providence or its Subsidiaries, or derivatives issued or entered into in the ordinary course of business consistent with past practice;

(x) that is a settlement, consent or similar agreement and contains any material continuing obligations of Providence or any of its Subsidiaries;

(xi) that relates to the acquisition or disposition of any person, business or asset and under which Providence or its Subsidiaries have or may have a material obligation or liability (including with respect to any “earn-out,” contingent purchase price or similar contingent payment obligation, or any material indemnification liability after the date hereof);

(xii) that is any lease or other similar contract (whether real, personal or mixed, tangible or intangible) pursuant to which the annualized rent or lease payments for the lease year that includes December 31, 2025, as applicable, were in excess of $50,000;

(xiii) that is any contract or agreement that (A) grants Providence or one of its Subsidiaries any right to use any Intellectual Property (other than “shrink-wrap,” “click-wrap” or “web-wrap” licenses in respect of commercially available software) and that provides for payments in excess of $25,000, (B) permits any third person (including pursuant to any license agreement, coexistence agreements and covenants not to use) to use, enforce or register any Intellectual Property that is owned by Providence or any of its Subsidiaries and that is material to their business, taken as a whole or (C) restricts the right of Providence or one of its Subsidiaries to use or register any Intellectual Property that is owned or purported to be owned by Providence or any of its Subsidiaries; or

(xiv) that relates to the pledge of or Lien on any assets of Providence or its Subsidiaries.

Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth on the Providence Disclosure Schedule, is referred to herein as a “Providence Contract,” and neither Providence nor any of its Subsidiaries has knowledge of, or has received written, or to the knowledge of Providence, oral notice of, any violation of any Providence Contract by any of the other parties thereto which would reasonably have, either individually or in the aggregate, a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole. Providence has made available to Valley true, correct and complete copies of each Providence Contract in effect as of the date hereof.

(b) In each case, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole: (i) each Providence Contract is valid and binding on Providence or one of its Subsidiaries, as applicable, and in full force and effect, (ii) Providence and each of its Subsidiaries has performed all obligations required to be performed by it prior to the date hereof under each Providence Contract, (iii) to the knowledge of Providence each third-party counterparty to each Providence Contract has performed all obligations required to be performed by it to date under such Providence Contract, and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of Providence or any of its Subsidiaries or, to the knowledge of Providence, any counterparty thereto, under any such Providence Contract.

3.15 Agreements with Regulatory Agencies. Subject to Section 9.7, neither Providence nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2023, a recipient of any supervisory letter from, or since January 1, 2023, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material respect relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Providence Disclosure Schedule, a “Providence Regulatory Agreement”), nor has Providence or any of its Subsidiaries been advised in writing or, to the knowledge of Providence, orally, since January 1, 2023, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Providence Regulatory Agreement.

3.16 Derivative Instruments. (a) All Derivative Transactions, whether entered into for the account of Providence or one of its Subsidiaries or for the account of a customer of Providence or one of its Subsidiaries, were entered into in the ordinary course of business of Providence and its Subsidiaries and in compliance in all material respects with applicable laws and other policies, practices and procedures employed by Providence and its Subsidiaries, as applicable, and are legal, valid and binding obligations of Providence or one of their respective Subsidiaries, as applicable, enforceable against it in accordance with their terms (except as such enforcement may be limited by Enforceability Exceptions), and are in full force and effect; (b) Providence and its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent required, and, to the knowledge of Providence, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder; and (c) the financial position of Providence and its Subsidiaries on a consolidated basis under or with respect to each such Derivative Transaction has been reflected in the books and records of Providence and such Subsidiaries in accordance with GAAP in all material respects. As used herein, “Derivative Transactions” shall mean any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, prices, values, or other financial or non-financial assets, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including any collateralized debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

3.17 Environmental Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole, Providence and its Subsidiaries are in compliance, and, since January 1, 2023, have complied, with all applicable federal, state and local laws, regulations, orders, decrees, permits, authorizations, common laws and other legal requirements relating to: (a) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions, or, to the knowledge of Providence, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Providence or any of its Subsidiaries of any liability or obligation arising under any Environmental Law, pending or, to the knowledge of Providence, threatened against Providence, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole. To the knowledge of Providence, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole. Providence is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, Governmental Entity, regulatory agency or third party imposing any liability or obligation with respect to any Environmental Law that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole. There has been no written third-party environmental site assessment conducted since January 1, 2023 assessing the presence of hazardous materials located on any property owned or leased by Providence or any of its Subsidiaries that is within the possession or control of Providence and its affiliates as of the date of this Agreement that has not been delivered to Valley prior to the date of this Agreement.

3.18 Investment Securities.

(a) Except as would not reasonably be expected to be, either individually or in the aggregate, material to Providence and its Subsidiaries, taken as a whole, each of Providence and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except as set forth in the Providence Financial Statements or to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Providence or its Subsidiaries. Such securities and commodities are valued on the books of Providence in accordance with GAAP in all material respects.

(b) Providence and its Subsidiaries employ, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that Providence believes are prudent and reasonable in the context of their respective businesses, and Providence and its Subsidiaries have, since January 1, 2023, been in compliance with such policies, practices and procedures in all material respects.

3.19 Real Property.

(a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Providence, Providence or a Providence Subsidiary (i) has good and indefeasible title to all of the real property reflected in the latest audited balance sheet included in the Providence Audited Financial Statements as being owned by Providence or a Subsidiary of Providence or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Providence Owned Properties”), free and clear of all material Liens, except (A) statutory Liens securing payments not yet due or that are being contested in good faith for which adequate accruals or reserves have been established on the books and records of Providence or Valley as applicable, (B) Liens for Taxes not yet due and payable or that are being contested in good faith for which adequate accruals or reserves have been established on the books and records of Providence or Valley as applicable, (C) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (D) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (E) Liens that will be released prior to or as of the Closing, (F) Liens that are expressly disclosed on the Providence Audited Financial Statements or the Valley Audited Financial Statements as applicable, (G) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with the repurchase or reverse repurchase agreements, securing any discount with, borrowing from, or obligations to any Federal Reserve Bank or FHLB, interbank credit facilities or any transaction by a Providence Subsidiary or Valley Subsidiary as applicable acting in a fiduciary capacity, and (H) Liens on property required by Regulation W of the Federal Reserve Board (collectively, “Permitted Encumbrances”), and (ii) is the lessee of all leasehold estates reflected in the latest audited Providence Audited Financial Statements or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the “Providence Leased Properties” and, collectively with the Providence Owned Properties, the “Providence Real Property”), free and clear of all Liens of any nature created by Providence or any of its Subsidiaries or, to the knowledge of Providence, any other person, except for Permitted Encumbrances, and is in sole possession of the properties purported to be leased thereunder, subject and pursuant to the terms of the leases, subleases, licenses or other contracts (including all amendments, modifications and supplements thereto) (the “Providence Real Property Leases”), and each such Providence Real Property Lease is valid without material default thereunder by the lessee or, to the knowledge of Providence, the lessor. There are no pending or, to the knowledge of Providence, threatened condemnation proceedings against any Providence Real Property.

(b) No person other than Providence and its Subsidiaries has (i) any right in any of the Providence Owned Properties or any right to use or occupy any portion of the Providence Owned Properties or (ii) any right to use or occupy any portion of the Providence Leased Properties.

(c) Each of the Providence Real Property Leases is valid and binding on Providence or its applicable Subsidiary and is in full force and effect, and there exists no material default or event of default or event, occurrence, condition or act, with respect to Providence or its Subsidiaries or, to the knowledge of Providence, with respect to the other parties thereto, which, with the giving of notice or the lapse of time, or both, would become a material default or event of default thereunder.

(d) To the knowledge of Providence, there are no deferred maintenance, repairs or unrepaired defects that are the responsibility of Providence or any of its Subsidiaries and, in the aggregate, exceed $100,000 at all of the Providence Real Property.

3.20 Intellectual Property. Providence and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens other than any Permitted Encumbrances), all material Intellectual Property necessary for the conduct of its business as currently conducted; it being understood that the foregoing shall not be construed to expand or diminish the scope of the non-infringement representations and warranties that follow in this Section 3.20. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Providence, (a) to the knowledge of Providence, the use of any Intellectual Property by Providence and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Providence or any Providence Subsidiary acquired the right to use any Intellectual Property; (b) no person has asserted to Providence in writing that Providence or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person; (c) to the knowledge of Providence, no person is challenging, infringing on or otherwise violating any right of Providence or any of its Subsidiaries with respect to any Intellectual Property owned by or licensed to Providence or its Subsidiaries; (d) neither Providence nor any Providence Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property owned by Providence or any Providence Subsidiary; and (e) to the knowledge of Providence, since January 1, 2023, no third party has gained unauthorized access to any information technology networks or assets controlled by and material to the operation of the business of Providence and its Subsidiaries and to the knowledge of Providence. there has been no cybersecurity attack, breach or other incident involving the unauthorized access, use, or disclosure of any personal data or personally identifiable information owned or controlled by the Company or any of its Subsidiaries. Providence and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by Providence and its Subsidiaries. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, trade names, brand names, Internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto and any re-examinations, renewals, extensions or reissues thereof, in any jurisdiction; trade secrets and know-how (including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person); writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

3.21 Related Party Transactions. Other than agreements or arrangements that are part of normal and customary terms of an individual’s employment or service as a director, officer or employee, or Loans that are subject to and that were made and continue to be in compliance with Regulation O of the Federal Reserve Board (12 C.F.R. Part 215) (“Regulation O”), there are (a) no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Providence or any of its Subsidiaries, on the one hand, and any current or former director, officer or shareholder (or any member of such shareholder’s family or any trusts or other entities established for the benefit of such shareholder or members of such shareholder’s family) of Providence or any of its Subsidiaries (other than Providence or its Subsidiaries) (collectively, “Related Parties”), on the other hand, and (b) no agreements or arrangements pursuant to which any Related Party or any affiliate of any Related Party or other entity in which one or more Related Parties directly or indirectly owns more than five percent (5%) or more of any class of equity securities (in each case other than (x) Providence and its direct or indirect wholly-owned Subsidiaries and (y) persons who would be covered by clause (b) above but for this clause (y) only as a result of an equity ownership interest in Providence of less than five percent (5%)) is a party and Providence or any Providence Subsidiary receives or provides services or goods or otherwise has any other liabilities, obligations or restrictions.

3.22 Takeover Restrictions. The board of directors of Providence has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to this Agreement and the transactions contemplated hereby any applicable provisions of the takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law or any similar provisions of the Providence Articles or Providence Bylaws (any such laws, collectively with any similar provisions of the Providence Articles or Providence Bylaws, “Takeover Restrictions”).

3.23 Reorganization. Providence has not taken any action and, to the knowledge of Providence, there is no fact or circumstance that could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.24 Opinion. Prior to the execution of this Agreement, the board of directors of Providence has received an opinion (which, if initially rendered orally, has been or will be confirmed by a written opinion, dated the same date) from Keefe, Bruyette & Woods, A Stifel Company, to the effect that, as of the date thereof, and based upon and subject to the factors, assumptions and limitations set forth therein, the Merger Consideration to be received in the Merger by the holders of Providence Common Stock pursuant to this Agreement is fair, from a financial point of view, to the holders of Providence Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

3.25 Providence Information. The information relating to Providence and its Subsidiaries that is provided in writing by Providence or its representatives specifically for inclusion in (a) the Proxy Statement, (b) the S-4 or (c) any other document filed with any other Regulatory Agency or Governmental Entity in connection herewith will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Providence with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of Valley or its Subsidiaries for inclusion in the Proxy Statement or the S-4.

3.26 Loan Portfolio.

(a) All loans and other extensions of credit (including overdrafts and commitments to extend credit) (each a “Loan”) as of the date hereof by Providence or its Subsidiaries to any directors, executive officers and principal shareholders (as the terms directors, executive officers and principal shareholders are defined in Regulation O) of Providence or any of its Subsidiaries, are and were originated in compliance in all material respects with all applicable laws.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to Providence and its Subsidiaries, taken as a whole, each outstanding Loan (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in accordance with the relevant notes or other credit or security documents, Providence’s written underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors), with all applicable regulatory guidelines and with all applicable law.

(c) None of the agreements pursuant to which Providence or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan (other than first payment defaults).

(d) Section 3.26(d) of the Providence Disclosure Schedule identifies (A) each Loan that as of the date set forth in each clause below (each applicable date, the “List Date”) (i) as of June 30, 2026, was contractually past due thirty (30) days or more in the payment of principal and/or interest, (ii) as of June 30, 2026, was on non-accrual status, (iii) as of June 30, 2026, was classified by Providence or its Subsidiaries on its system of record or by any Regulatory Agency as “substandard,” “doubtful,” “loss,” “classified,” “criticized,” “credit risk assets,” “concerned loans,” “watch list” or “special mention” (or words of similar import), (iv) as of June 30, 2026, the interest rate terms had been reduced and/or the maturity dates had been extended subsequent to the agreement under which the Loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, (v) as of June 30, 2026, a specific reserve allocation existed in connection therewith, (vi) as of June 30, 2026, was required to be accounted for as a troubled debt restructuring in accordance with ASC 310-40, (vii) as of June 30, 2026, was a high-volatility commercial real estate loan or (viii) as of June 30, 2026, to the knowledge of Providence, have been originated or serviced in a manner that would result in the diminution or loss of any associated Small Business Administration (“SBA”), United States Department of Agriculture (“USDA”) or similar guarantee and (B) each asset of Providence or any of its Subsidiaries that as of June 30, 2026 was classified as OREO or as an asset to satisfy Loans, including repossessed equipment, and the book value thereof as of such date. For each Loan identified in response to clause (A) above, Section 3.26(d) of the Providence Disclosure Schedule sets forth the outstanding balance, including accrued and unpaid interest, on each such Loan and the identity (by account number or similar identifier) of the borrower thereunder as of the List Date.

(e) Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole, each outstanding Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected (including, if applicable, by the timely filing of UCC financing statements (and, if applicable, extensions thereof) or timely recording of deeds of trust), except as may be limited by Enforceability Exceptions, and the collateral for such Loan (x) to the extent such collateral is required to be insured, is so insured and (y) has not been foreclosed upon, sold or transferred and (iii) to the knowledge of Providence, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(f) Each Loan which is indicated in the related loan documents to have or participate in an SBA, USDA or other governmental or quasi-governmental guarantee or insurance program qualifies for such guarantee or program. As to each Loan which is indicated in the related loan documents to be so guaranteed or insured, Providence has complied with applicable provisions of the guarantee or insurance contract and applicable Law in all material respects, the guarantee or insurance is in full force and effect with respect to each such Loan, and there does not exist any event or condition which, but for the passage of time or the giving of notice or both, would result in a revocation of any such guarantee or insurance or constitute adequate grounds for the applicable insurer or guarantor to refuse to provide guarantee or insurance payments thereunder. Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole, neither Providence nor any of its Subsidiaries has done or failed to do, or caused to be done or omitted to be done, any act, the effect of which would operate to invalidate or impair any such guarantee or commitment of the applicable guarantor or insurer related to the Loans.

3.27 Deposits. No deposit of Providence Bank is a “brokered” deposit (as such term is defined in 12 C.F.R. § 337.6(a)(2)) or is subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set-off rights, escrow limitations and similar actions taken in the ordinary course of business).

3.28 Insurance. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Providence, (a) Providence and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Providence reasonably has determined to be prudent and consistent with industry practice, and neither Providence nor any of its Subsidiaries has received written notice to the effect that any of them are in default under any material insurance policy, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of Providence and its Subsidiaries, Providence or the relevant Subsidiary thereof is the sole beneficiary of such policies, and (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

3.29 Investment Adviser Representations.

(a) Section 3.29 of the Providence Disclosure Schedule lists each Subsidiary of Providence that provides investment management, investment advisory or sub-advisory services (“Investment Advisory Services”) to any person (including management and advice provided to separate accounts and participation in wrap fee programs), and that is required to register with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) (each, an “Advisory Entity”). Each Advisory Entity is registered as an investment adviser under the Investment Advisers Act and has operated since January 1, 2023 and is currently operating in compliance with all laws applicable to it or its business and has all registrations, permits, licenses, exemptions, orders and approvals required for the operation of its business or ownership of its properties and assets substantially as presently conducted, except, in each case, as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole. There is no action, suit, proceeding or investigation pending or, to Providence’s knowledge, threatened that would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such registrations, permits, licenses, exemptions, orders and approvals in any material respect.

(b) Each Advisory Entity has been since January 1, 2023 and is in compliance with each contract for services provided in its capacity as an Advisory Entity to which it is a party (each such contract, an “Advisory Agreement”), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Providence and its Subsidiaries. Each Advisory Agreement includes all provisions required by and complies in all material respects with the Investment Advisers Act, and no Advisory Entity provides Investment Advisory Services to any person other than advisory clients of the Advisory Entity and such services are in each case provided pursuant to a written Advisory Agreement. No advisory client is, to the knowledge of Providence is registered or required to be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). No Advisory Entity sponsors any public or private investment funds.

(c) The accounts of each advisory client of Providence or its Subsidiaries, for purposes of the Investment Advisers Act, that are subject to ERISA have been managed by the applicable Advisory Entity in all material respects in compliance with the applicable requirements of ERISA.

(d) Each Advisory Entity has designated and approved an appropriate chief compliance officer in accordance with Rule 206(4)-7 under the Investment Advisers Act. Each Advisory Entity has established in compliance with requirements of applicable law, and maintained in effect at all times required by applicable law since January 1, 2023, (i) written policies and procedures reasonably designed to prevent violation, by the Advisory Entity and its supervised persons, of the Investment Advisers Act and the rules thereunder, (ii) written anti-money laundering policies and procedures that incorporate, among other things, a written customer identification program, (iii) a code of ethics and a written policy regarding insider trading and the protection of material non-public information, (iv) written cyber security and identity theft policies and procedures, (v) written supervisory procedures and a supervisory control system, (vi) written policies and procedures designed to protect non-public personal information about customers, clients and other third parties, (vii) written recordkeeping policies and procedures and (viii) other policies required to be maintained by such Advisory Entity under applicable law, including Rules 204A-1 and 206(4)-7 under the Investment Advisers Act, except, in each case under clauses (i)-(viii), as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole.

(e) With respect to each Advisory Entity, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such Advisory Entity, (i) none of such Advisory Entity, its control persons, its directors, officers or employees (other than employees whose functions are solely clerical or ministerial), nor, to the knowledge of Providence, any of such Advisory Entity’s other “associated persons” (as defined in the Investment Advisers Act) is (A) subject to ineligibility pursuant to Section 203 of the

Investment Advisers Act to serve as a registered investment adviser or as an “associated person” of a registered investment adviser, (B) subject to ineligibility pursuant to Section 9(a) of the Investment Company Act to serve as investment adviser of an investment company registered under the Investment Company Act, (C) subject to disqualification pursuant to Rule 206(4)-1 under the Investment Advisers Act or (D) subject to disqualification under Rule 506(d) of Regulation D under the Securities Act, unless in the case of clause (A), (B), (C) or (D), such Advisory Entity or “associated person” has received effective exemptive relief from the SEC with respect to such ineligibility or disqualification, nor (ii) is there any proceeding pending or, to the knowledge of Providence, threatened in writing by any Governmental Entity that would reasonably be expected to result in the ineligibility or disqualification of such Advisory Entity, or any of its “associated persons” to serve in such capacities or that would provide a basis for such ineligibility or disqualification which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole.

(f) Providence has made available to Valley true and complete copies of all deficiency letters and inspection reports or similar documents furnished to any Advisory Entity by the SEC since January 1, 2023 and the Advisory Entity’s responses thereto, if any. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole, there are no unresolved issues with the SEC with respect to any Advisory Entity.

(g) As of the date hereof, each Advisory Entity is not currently subject to, and has not received written notice of, an examination, inspection, investigation or inquiry by a Governmental Entity.

(h) No Advisory Entity is prohibited from charging fees to any person pursuant to Rule 206(4)-5 under the Investment Advisers Act or any similar “pay-to-play” rule or requirement, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Providence and its Subsidiaries, taken as a whole.

(i) Providence has made available to Valley true and complete copies of each Uniform Application for Investment Adviser Registration on Form ADV filed since January 1, 2023 by each Advisory Entity, including any predecessor or constituent entities of an Advisory Entity, that is required to be registered as an investment adviser under the Investment Advisers Act, reflecting all amendments thereto to the date hereof (each a “Form ADV”). The Forms ADV are in compliance in all material respects with the applicable requirements of the Investment Advisers Act. Since January 1, 2023, each Advisory Entity has made available to each advisory client its Form ADV to the extent required by the Investment Advisers Act.

3.30 No Broker-Dealer Subsidiary. Neither Providence nor any Subsidiary of Providence is a broker-dealer required to be registered under the Exchange Act with the SEC.

3.31 No Other Representations or Warranties.

(a) Except for the representations and warranties made by Providence in this Article III (as qualified by the applicable items disclosed in the Providence Disclosure Schedules in accordance with the introduction to Article III), neither Providence nor any other person makes any express or implied representation or warranty with respect to Providence, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Providence hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Providence nor any other person on behalf of Providence makes or has made any representation or warranty to Valley or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Providence, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by Providence in this Article III (as qualified by the applicable items disclosed in the Providence Disclosure Schedules in accordance with the introduction to Article III), any oral or written information presented to Valley or any of its affiliates or representatives in the course of their due diligence investigation of Providence, including in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b) Providence acknowledges and agrees that neither Valley nor any other person on behalf of Valley has made or is making any express or implied representation or warranty other than those contained in Article IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF VALLEY

Except (a) as disclosed in the disclosure schedule delivered by Valley to Providence concurrently herewith (the “Valley Disclosure Schedule”); provided that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Valley Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Valley that such item represents a material exception or fact, event or circumstance or that such item is reasonably expected to result in a Material Adverse Effect, and (iii) any disclosures made with respect to a section of this Article IV shall be deemed to qualify (A) any other section of this Article IV specifically referenced or cross-referenced and (B) other sections of this Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (b) as disclosed in any Valley Reports publicly filed with or furnished to the SEC by Valley prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Valley hereby represents and warrants to Providence as follows:

4.1 Corporate Organization.

(a) Valley is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and is a bank holding company duly registered with the Federal Reserve Board under the BHC Act that has elected to be treated as a financial holding company under the BHC Act. Valley has the corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted in all material respects. Valley is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect on Valley. True and complete copies of the restated certificate of incorporation of Valley, as amended (“Valley Charter”), and bylaws of Valley (“Valley Bylaws”), as in effect as of the date of this Agreement, have previously been made available by Valley to Providence.

(b) Except, in the case of clauses (ii) and (iii) below only, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Valley, each Subsidiary of Valley (a “Valley Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of Valley to pay dividends or distributions, except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities.

The deposit accounts of each Subsidiary of Valley that is an insured depository institution are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the knowledge of Valley, threatened.

4.2 Capitalization.

(a) As of the date hereof, the authorized capital stock of Valley consists of (i) 650,000,000 shares of Valley Common Stock and (ii) 50,000,000 shares of preferred stock, no par value per share, of Valley (“Valley Preferred Stock”), including 4,600,000 shares of Non-Cumulative Perpetual Series A Preferred Stock (“Valley Series A Preferred Stock”), 4,600,000 shares of Non-Cumulative Perpetual Series B Preferred Stock (“Valley Series B Preferred Stock”) and 6,900,000 shares of Non-Cumulative Perpetual Series C Preferred Stock (“Valley Series C Preferred Stock”). As of August 20, 2026, no shares of capital stock or other voting securities of Valley are issued, reserved for issuance or outstanding, other than (i) 552,755,226 shares of Valley Common Stock issued and outstanding, (ii) 4,600,000 shares of Valley Series A Preferred Stock issued and outstanding, (iii) 4,000,000 shares of Valley Series B Preferred Stock issued and outstanding, (iv) 6,000,000 shares of Valley Series C Preferred Stock issued and outstanding, (v) zero (0) shares of unvested restricted Valley Common Stock entitled to vote, (vi) 8,112,603 shares of Valley Common Stock reserved for issuance upon vesting of time-based and performance-based restricted stock unit awards, (vii) 6,100 shares of Valley Common Stock reserved for issuance upon the exercise of outstanding stock options, (viii) 4,857,108 shares of Valley Common Stock reserved for issuance for future grants under Valley’s equity compensation plans, and (ix) 8,273,524 shares of Valley Common Stock held in treasury. As of the date of this Agreement, except as set forth in the immediately preceding sentence and for changes since August 20, 2026, resulting from the exercise, vesting or settlement of any Valley equity awards described in the immediately preceding sentence, there are no shares of capital stock or other voting securities or equity interests of Valley issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Valley Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Valley may vote are issued or outstanding.

(b) There are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which Valley or any of its Subsidiaries has a contractual or other obligation with respect to the voting or transfer of the Valley Common Stock or other equity interests of Valley.

(c) Valley owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Valley Subsidiary, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Valley Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

4.3 Authority; No Violation.

(a) Valley has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the board of directors of Valley. The board of directors of Valley has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Valley and its shareholders. Except for the adoption and approval of the Bank Merger Agreement by the board of directors of Valley Bank and Valley as its sole shareholder, no other corporate proceedings on the part of Valley are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Valley and (assuming due authorization, execution and delivery by Providence) constitutes a valid and binding obligation of Valley, enforceable against Valley in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of Valley Common Stock to be issued in the Merger have been validly authorized and, when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of Valley will have any preemptive right or similar rights in respect thereof.

(b) Neither the execution and delivery of this Agreement by Valley, nor the consummation by Valley of the transactions contemplated hereby, nor compliance by Valley with any of the terms or provisions hereof, will (i) violate any provision of the Valley Charter or the Valley Bylaws or comparable governing documents of any Valley Subsidiary or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Valley, any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Valley or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Valley or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Valley.

4.4 Consents and Approvals. Except for (a) the filing of any required applications, filings and notices, as applicable, with the NASDAQ, (b) the filing of any required applications, filings and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval or waiver of prior approval of such applications, filings and notices, (c) the filing of any required applications, filings and notices, as applicable, with the Office of the Comptroller of the Currency under the Bank Merger Act and approval or waiver of prior approval of such applications, filings and notices, (d) the filing of any required applications, filings and notices, as applicable, with the Illinois DOB in connection with the Bank Merger, including under the Bank Merger Act, and approval of such applications, filings and notices, (e) the filing of any required applications, filings or notices listed on Section 3.4 of the Providence Disclosure Schedule or Section 4.4 of the Valley Disclosure Schedule and approval of such applications, filings and notices, (f) the filing with the SEC of the S-4 in which the Proxy Statement will be included as a prospectus, and declaration of effectiveness of the S-4, (g) the filing of the Certificates of Merger with the Illinois Secretary pursuant to the IBCA and the New Jersey Treasury pursuant to the NJBC, as applicable, and the filing of the Bank Merger Certificates with the applicable Governmental Entities as required by applicable law, and (h) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Valley Common Stock pursuant to this Agreement and the approval of the listing of such Valley Common Stock on the NASDAQ, no notices to, consents or approvals of or non-objections of, waivers or authorizations by, or applications, filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by Valley of this Agreement or (ii) the consummation by Valley of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, Valley is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and the Bank Merger on a timely basis.

4.5 Reports.

(a) Valley and each of its Subsidiaries have timely filed or furnished, as applicable, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2023 with any Regulatory Agencies, including any report, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file or furnish such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Valley. Subject to Section 9.7, except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of Valley and its Subsidiaries, (i) no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Valley, investigation into the business or operations of Valley or any of its Subsidiaries since January 1, 2023, (ii) there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Valley or any of its Subsidiaries, and (iii) there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Valley or any of its Subsidiaries since January 1, 2023, in each case of clauses (i) through (iii) above, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Valley.

(b) Since January 1, 2024, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on Valley, Valley has filed or furnished all forms, documents and reports and amendments thereto required to be filed or furnished with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, and has paid all fees and assessments due and payable in connection therewith. An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Valley or any of its Subsidiaries pursuant to the Securities Act or the Exchange Act, as the case may be, since January 1, 2023 (the “Valley Reports”) is publicly available. No such Valley Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Valley Reports filed or furnished under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Valley has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the Valley Reports.

4.6 Financial Statements.

(a) The financial statements of Valley and its Subsidiaries included (or incorporated by reference) in the Valley Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Valley and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Valley and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Valley and its Subsidiaries have been, since January 1, 2023, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Since January 1, 2023, KPMG LLP has not resigned (or informed Valley that it intends to resign) or been dismissed as independent public accountants of Valley as a result of or in connection with any disagreements with Valley on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except as would not reasonably be expected to have a Material Adverse Effect on Valley, neither Valley nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for (a) those liabilities that are reflected or reserved against on the consolidated balance sheet of Valley included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (including any notes thereto) and (b) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2025, or in connection with this Agreement and the transactions contemplated hereby, whether or not the same would have been required to be reflected on the Valley Financial Statements if it had existed on or before December 31, 2025.

4.7 Broker’s Fees. Neither Valley nor any Valley Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement, other than any such fee that will be payable solely by Valley or any Valley Subsidiary.

4.8 Absence of Certain Changes or Events.

(a) Since December 31, 2025, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Valley.

(b) Since December 31, 2025 through the date of this Agreement, except with respect to the transactions contemplated hereby, Valley and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course consistent with past practice (other than discussions and negotiations related to this Agreement or any other potential strategic transactions).

4.9 Legal Proceedings.

(a) Neither Valley nor any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of Valley, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature (i) that is against Valley or any of its Subsidiaries or any of their current or former directors or executive officers, or (ii) that is of a material nature challenging the validity or propriety of this Agreement or the transactions contemplated hereby, in each case that would reasonably be expected to be, individually or in the aggregate, material to Valley and its Subsidiaries, taken as a whole.

(b) There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon Valley, any of its Subsidiaries or the assets of Valley or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates).

4.10 Compliance with Applicable Law.

(a) Valley and each of its Subsidiaries hold, and have at all times since January 1, 2023 held, all licenses, registrations, franchises, certificates, variances, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Valley. Neither Valley nor any of its Subsidiaries has knowledge of, or has received written notice of, any material violations since January 1, 2023 of any licenses, registrations, franchises, certificates, variances, permits and authorizations necessary for the lawful conduct of their respective businesses and properties or any applicable law, and, to the knowledge of Valley, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit or authorization that is material to Valley and its Subsidiaries, taken as a whole, is pending or threatened.

(b) Except as would not reasonably be likely to be, either individually or in the aggregate, material to Valley and its Subsidiaries, taken as a whole, Valley and each of its Subsidiaries have complied with and are not in default or violation under any law, statute, order, rule, regulation, policy or guideline of any Governmental Entity applicable to Valley or any of its Subsidiaries, including (to the extent applicable to Valley or its Subsidiaries) all laws related to data protection or privacy (including laws relating to the privacy and security of Personal Data), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act and Regulation V, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act and Regulation C, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act and Regulation E, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of Treasury and any other law or regulation relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act and Regulation W, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans.

(c) Valley Bank has a Community Reinvestment Act rating of “satisfactory” or better.

(d) As of the date hereof, Valley, Valley Bank and each other insured depository institution Subsidiary of Valley is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary bank regulator) and, as of the date hereof, neither Valley nor any of its Subsidiaries has received any written indication from a Governmental Entity that its status as “well-capitalized” or that Valley Bank’s Community Reinvestment Act rating will change within one (1) year from the date of this Agreement.

4.11 Taxes and Tax Returns.

(a) Each of Valley and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. All material Taxes of Valley and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of Valley and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither Valley nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect.

(b) No deficiency with respect to a material amount of Taxes has been proposed, asserted or assessed against Valley or any of its Subsidiaries. There are no pending or threatened (in writing) disputes, claims, audits, examinations or other proceedings regarding any material Taxes of Valley and its Subsidiaries or the assets of Valley and its Subsidiaries. Neither Valley nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that Valley or any of its Subsidiaries was required to file any Tax Return in respect of material Taxes that was not filed or was liable for any material amount of Taxes that was not paid. There are no Liens for material Taxes (except Taxes not yet due and payable) on any of the assets of Valley or any of its Subsidiaries.

4.12 Reorganization. Valley has not taken any action and, to the knowledge of Valley, there is no fact or circumstance that could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.13 Agreements with Regulatory Agencies. Subject to Section 9.7, neither Valley nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2023, a recipient of any supervisory letter from, or since January 1, 2023, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Valley Disclosure Schedule, a “Valley Regulatory Agreement”), nor has Valley or any of its Subsidiaries been advised in writing or, to the knowledge of Valley, orally, since January 1, 2023, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Valley Regulatory Agreement.

4.14 Financial Capability. Valley has, and will have prior to the Effective Time, sufficient funds to pay the aggregate cash consideration payable pursuant to Section 1.5 and to perform its other obligations under this Agreement.

4.15 No Other Representations or Warranties.

(a) Except for the representations and warranties made by Valley in this Article IV, neither Valley nor any other person makes any express or implied representation or warranty with respect to Valley, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Valley hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Valley nor any other person on behalf of Valley makes or has made any representation or warranty to Providence or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Valley, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by Valley in this Article IV, any oral or written information presented to Providence or any of its affiliates or representatives in the course of their due diligence investigation of Valley, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b) Valley acknowledges and agrees that neither Providence nor any other person on behalf of Providence has made or is making any express or implied representation or warranty other than those contained in Article III.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Conduct of Business Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the Providence Disclosure Schedule), required by law or any Governmental Entity or as consented to in writing by Valley (such consent not to be unreasonably withheld, conditioned or delayed), (a) Providence shall, and shall cause each of its Subsidiaries to, (i) conduct its business in the ordinary course in all material respects consistent with past practice and (ii) use commercially reasonable best efforts to maintain and preserve intact its business organization, and relationships with employees, customers and Governmental Entities, and advantageous business relationships and (b) take no action that would reasonably be expected to adversely affect or materially delay the ability to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or the ability of Providence to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

5.2 Providence Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement

(including as set forth on the Providence Disclosure Schedule), required by applicable law or as consented to in writing by Valley (such consent not to be unreasonably withheld, conditioned or delayed), Providence shall not, and shall not permit any of its Subsidiaries to:

(a) incur any indebtedness for borrowed money (other than indebtedness of Providence or any of its wholly owned Subsidiaries to Providence or any of its Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, in each case other than in the ordinary course of business consistent with past practice (x) not in excess of $100,000 in the aggregate or (y) for the creation of deposit liabilities, issuance of letters of credit, purchases of federal funds, borrowings from the Federal Home Loan Bank and the Federal Reserve Bank discount window, sales of certificates of deposits, and entry into repurchase agreements;

(b) (i) adjust, split, combine or reclassify any capital stock;

(ii) make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or other equity or voting securities (except (A) the acceptance of shares of Providence Common Stock as payment for the exercise price of Providence Stock Options or for withholding taxes incurred in connection with the exercise of Providence Stock Options, in each case, in accordance with past practice and to the extent required or permitted by the terms of the applicable award agreements or warrant agreements, as applicable, as in effect on the date hereof, (B) dividends paid by any of the Subsidiaries of Providence to Providence or any of its wholly owned Subsidiaries, (C) quarterly cash dividends by Providence in an amount not to exceed $0.32 per share of Providence Common Stock and paid in a manner consistent with past practice with respect to the timing of the declaration, payment and record date of such dividend, and (D) annual cash dividends by Providence as required pursuant to the Providence Series B Certificate of Designation and the Providence Series C Certificate of Designation in an amount not to exceed $12.50 per share of Providence Preferred Stock and paid in a manner consistent with past practice with respect to the timing of the declaration, payment and record date of such dividend); grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, including Providence Stock Options, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock or other equity or voting securities; or

(iii) issue, sell or otherwise permit to become outstanding any additional shares of capital stock or other equity or voting securities or securities convertible or exchangeable into, or exercisable for or valued by reference to, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, except for the issuance of shares upon the exercise of Providence Stock Options or the vesting or settlement of Providence Stock Options outstanding as of the date hereof;

(c) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any person other than a wholly-owned Subsidiary, or cancel, release or assign any indebtedness of any such person or any claims against any such person, in each case other than in the ordinary course of business;

(d) except for foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith in the ordinary course of business, make any investment or acquisition, whether by purchase of stock, securities or other equity interests, contributions to capital, property transfers, or merger or consolidation or formation of a joint venture or otherwise, in or of any property or assets of any person other than a wholly owned Subsidiary of Providence;

(e) (i) terminate, materially amend, or waive any material provision of, any Providence Contract, or make any material change in any instrument or agreement governing the terms of any of its securities, other than renewals in the ordinary course of business consistent with past practice and without material adverse changes to terms with respect to Providence or its Subsidiaries, or (ii) enter into any contract that would constitute a Providence Contract if it were in effect on the date of this Agreement;

(f) except as required under applicable law, this Agreement or by the terms of any Providence Benefit Plan as in effect as of the date hereof, (i) enter into, adopt or terminate any Providence Benefit Plan (including any plans, programs, policies, agreements or arrangements that would be considered a Providence Benefit Plan if in effect as of the date hereof), (ii) amend any Providence Benefit Plan, other than de minimis administrative amendments in the ordinary course of business consistent with past practice that do not increase the cost or expense of maintaining, or increase the benefits payable under, such Providence Benefit Plan, (iii) except for customary payment of bonus compensation as described in Section 5.2(f)(iii) of the Providence Disclosure Schedule in the ordinary course of business consistent with past practice, pay, grant or award, or commit to pay, grant or award, any bonuses or incentive compensation, (iv) accelerate the vesting, funding or payment of, or otherwise deviate from the terms provided in the applicable award agreement with respect to the vesting, payment, settlement or exercisability of, any Providence Stock Options or other equity-based awards or other compensation or benefit, (v) enter into any collective bargaining agreement or similar agreement or arrangement, (vi) increase the compensation, bonus, severance, termination pay or other benefits payable to any of their respective current, prospective or former employees, officers, directors or independent contractors, except for ordinary course annual and promotion or elevation-related increases in a manner set forth in Section 5.2(f)(vi) of the Providence Disclosure Schedule, (vii) fund or provide any funding for any rabbi trust or similar arrangement, (viii) terminate the employment or services of any employee, officer, director or any independent contractor or consultant whose annual base salary or wage or annual consulting fee is greater than $125,000, in each case other than for cause, or (ix) hire or promote any employee, officer, director or any independent contractor or consultant whose annual base fee or base wage is or would be greater than $125,000;

(g) settle any claim, suit, action or proceeding other than any settlement involving solely money damages not in excess of $10,000 individually or $100,000 in the aggregate that would not impose any material restriction on the business of Providence or its Subsidiaries or the Surviving Corporation or its Subsidiaries;

(h) (i) agree or consent to the issuance of any injunction, decree, order or judgment restricting or adversely affecting its or its Subsidiaries’ respective businesses or operations or (ii) waive or release any material rights or claims other than in the ordinary course of business;

(i) take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(j) amend the Providence Articles, the Providence Bylaws, or comparable governing documents of its Subsidiaries;

(k) merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries;

(l) materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, except as may be required by GAAP; provided, however, that the foregoing shall not apply to dealings with financial assets or investment securities in the ordinary course of business consistent with past practice;

(m) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

(n) enter into a new line of business or change in any material respect its lending, collateral eligibility, investment, underwriting, risk and asset liability management, interest rate or fee pricing policies and other banking and operating, hedging, securitization and servicing policies and practices (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except in the ordinary course of business consistent with past practice or as required by such policies or applicable law, regulation or a Governmental Entity;

(o) except pursuant to existing commitments entered into prior to the date of this Agreement and disclosed to Valley prior to the date of this Agreement, make or acquire, renew, modify or extend any loans that, (A) are outside of the ordinary course of business consistent with past practice or inconsistent with, or in excess of the limitations contained in, Providence’s loan policy, or (B) increase the aggregate outstanding commitments or credit exposure to any customer by more than $5,000,000 on a fully-secured basis (or $1,500,000 on any loan that is not on a fully-secured basis), in each case of this clause (B), without first notifying by email and, if requested by Valley within two (2) business days of receipt of such notice, consulting with Valley (which notification will be made through a representative designated by Valley in Section 5.2(o) of the Valley Disclosure Schedule); provided, that if Valley does not respond to any consent request from Providence sought pursuant to this clause (o) within three (3) business days after the relevant loan package is provided to Valley, such non-response shall be deemed to constitute consent pursuant to this clause (o);

(p) (i) Other than in accordance with the investment policies of Providence or any of its Subsidiaries in effect on the date hereof or in securities transactions as provided in (ii) below, make any investment either by contributions to capital, property transfers or purchase of any property or assets of any Person, (ii) other than purchases of direct obligations of the United States of America or obligations of United States government agencies which are entitled to the full faith and credit of the United States of America, in any case with a remaining maturity at the time of purchase of one year or less, purchase or acquire securities of any type; or (iii) materially change the composition of or restructure its investment securities portfolio, including any changes in the credit quality or the duration of the securities therein; provided, however, that the foregoing shall not apply to dealings with financial assets or investment securities in the ordinary course of business consistent with past practice;

(q) make, or commit to make, any capital expenditures that exceed more than $100,000 in the aggregate;

(r) make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any material amended Tax Return, enter into any closing agreement with respect to Taxes, or settle any material Tax claim, audit, assessment or dispute or surrender any material right to claim a refund of Taxes;

(s) (i) make any application for the opening or relocation of, or open or relocate, any branch office, loan production office or other significant office or operations facility of Providence or its Subsidiaries, (ii) other than in consultation with Valley, make any application for the closing of or close any branch or (iii) other than in consultation with Valley, purchase any new real property (other than other real estate owned (OREO) properties in the ordinary course of business) or enter into, amend or renew any lease with respect to real property;

(t) foreclose upon or otherwise acquire any commercial real property (i) in excess of $50,000, or (ii) that would reasonably be expected to raise environmental concerns (e.g., gas stations, dry cleaners, etc.), in each case, prior to receipt of a Phase I environmental review thereof;

(u) cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar (in amount, scope and insurer) to that in effect as of the date of this Agreement;

(v) knowingly take any action that is intended to adversely affect or materially delay the ability of Providence or its Subsidiaries to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or by the Bank Merger Agreement or the Requisite Providence Shareholder

Approval or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement or to consummate the transactions contemplated hereby or thereby; or

(w) agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.

5.3 Valley Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth on the Valley Disclosure Schedule), required by applicable law or as consented to in writing by Providence (such consent not to be unreasonably withheld, conditioned or delayed), Valley shall not, and shall not permit any of its Subsidiaries to:

(a) amend the Valley Charter or the Valley Bylaws in a manner that would adversely affect the holders of Providence Common Stock, or adversely affect the holders of Providence Common Stock relative to the other holders of Valley Common Stock;

(b) (i) adjust, split, combine or reclassify any capital stock of Valley or (ii) make, declare or pay any extraordinary dividend, or make any other extraordinary distribution on, any shares of Valley Common Stock;

(c) except as and to the extent required by applicable law or a Regulatory Agency, knowingly take any action that is intended to adversely affect or materially delay the ability of Valley or its Subsidiaries to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or by the Bank Merger Agreement or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement or to consummate the transactions contemplated hereby or thereby;

(d) take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent or impede the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

(e) agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by this Section 5.3.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Regulatory Matters.

(a) Valley and Providence shall promptly prepare a proxy statement with respect to the Providence Meeting (including any amendments or supplements thereto, the “Proxy Statement”), and Valley (with Providence’s reasonable cooperation) shall promptly prepare and file with the SEC the S-4. Valley and Providence shall cooperate with each other and use reasonable best efforts to make such filing within sixty (60) days of the date of this Agreement. Each of Valley and Providence shall use reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the S-4 effective for so long as necessary to consummate the transactions contemplated by this Agreement, and Providence shall thereafter mail or deliver the Proxy Statement to its shareholders. Prior to the filing of the S-4, Valley shall consult with Providence with respect to such filing and afford Providence and its Representatives reasonable opportunity to review and comment thereon and shall consider in good faith for inclusion any comments thereon submitted by Providence. Valley shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement as promptly as practicable, and Providence shall furnish all information concerning Providence and its Subsidiaries and the holders of Providence Common Stock as may be reasonably requested in connection with any such action.

(b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (and in the case of the applications, notices, petitions and filings required to obtain the Requisite Regulatory Approvals, shall use their reasonable best efforts to make such filings as soon as reasonably practicable and in no event later than forty-five (45) days of the date of this Agreement), to obtain as promptly as practicable all permits, consents, approvals, waivers of prior approval and authorizations of all third parties, Regulatory Agencies and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties, Regulatory Agencies and Governmental Entities. Without limiting the foregoing, Valley and Providence shall, and shall cause their respective Subsidiaries to cooperate with each other in connection therewith (including the furnishing of any information that may be reasonably requested or required to obtain the Requisite Regulatory Approvals) and shall, and shall cause their respective Subsidiaries to, use reasonable best efforts to respond and comply as promptly as practicable to any requests by Governmental Entities for documents and information. Valley and Providence shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Providence or Valley, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, orders, approvals, waivers, non-objections and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

(c) In furtherance and not in limitation of the foregoing, each of Valley and Providence shall use its reasonable best efforts to resolve any objection that may be asserted by any Governmental Entity with respect to this Agreement, including to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing, and (ii) avoid or eliminate each and every impediment so as to enable the Closing to occur as soon as possible, provided, however, that notwithstanding anything contained in this Agreement, Valley or Providence shall not be required to, and Valley or Providence shall not (without the written consent of the other party), take any action, or commit to take any action, or agree to any condition or restriction that would reasonably be expected to have a material adverse effect on the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger (measured on a scale relative to Providence and its Subsidiaries, taken as a whole) (a “Materially Burdensome Regulatory Condition”).

(d) Valley and Providence shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Valley, Providence or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement. Each of Valley and Providence agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it specifically for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 and each amendment or supplement thereto, if any, is filed and becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Proxy Statement and any amendment or supplement thereto will, at the time of filing and the date of mailing to the shareholders of Providence and at the time of the Providence Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading, and (iii) any applications, notices and filings required in order to obtain the Requisite Regulatory Approvals will, at the time each is filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of Valley and Providence further agrees that if it becomes aware that any information furnished by it would cause any of the statements in the S-4 or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take appropriate steps to correct the S-4 or the Proxy Statement and any amendment or supplement thereto.

(e) Valley and Providence shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

6.2 Access to Information.

(a) Subject to Section 9.7, upon reasonable notice and subject to applicable laws, each of Valley and Providence, for the purposes of verifying the representations and warranties of the other party and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, directors, employees, agents, accountants, counsel, advisors and other representatives (collectively, “Representatives”) of the other party, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, personnel, information technology systems, and records; provided that such investigation or requests shall not interfere unnecessarily with normal business operations of the other party, and each shall reasonably cooperate with the other party in preparing to execute after the Effective Time the conversion or consolidation of systems and business operations generally (including by entering into customary confidentiality, non-disclosure and similar agreements with such service providers and/or the other party), and, during such period, during normal business hours and in a manner so as not to interfere with normal business operations, each of Valley and Providence shall, and shall cause its respective Subsidiaries to, make available to the other party such information concerning its business, properties and personnel as such party may reasonably request. Each party shall use commercially reasonable efforts to minimize any interference with the other party’s regular business operations during any such access. Neither Valley nor Providence nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Valley’s or Providence’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make reasonably appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) Each of Valley and Providence shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or Representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated May 6, 2026, between Valley and Providence (the “Confidentiality Agreement”).

(c) No investigation by either of the parties or their respective Representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth herein. Nothing contained in this Agreement shall give either party, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

(d) From and after the date hereof, Providence shall provide Valley (x) within ten (10) business days of the end of each calendar month with (i) an unaudited, consolidated balance sheet of Providence Bank as of the end of such calendar month and (ii) an unaudited, consolidated statement of income of Providence Bank for such month, and (y) within ten (10) business days of the end of each calendar quarter with (i) an unaudited, consolidated balance sheet of Providence and its Subsidiaries as of the end of such calendar quarter and (ii) an unaudited, consolidated balance sheet of Providence and its Subsidiaries for such quarter (collectively, the “Subsequent Unaudited Financial Statements”). The Subsequent Unaudited Financial Statements shall (A) be prepared from, and in accordance with, the books and records of Providence and its Subsidiaries, (B) fairly present in all material respects the results of operations, and financial position of, as applicable, Providence and each of its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to normal year-end audit adjustments), and (C) be prepared, to the extent applicable, in a manner consistent with the methodologies, assumptions, policies and practices used in the preparation of the Providence Financial Statements. Subject to Section 6.2(a), Providence shall make available to Valley all relevant books, records and other supporting information reasonably required for Valley’s review of the Subsequent Unaudited Financial Statements upon reasonable advance notice and during normal business hours. As soon as practicable after they become available, Providence shall provide Valley all call reports filed by Providence’s depositary Subsidiaries with any Governmental Entity after the date of this Agreement.

(e) Providence shall, and shall use reasonable best efforts to cause Providence’s independent auditor to, cooperate with Valley in connection with the preparation of financial statements of Providence and pro forma financial statements, if any, that Valley informs Providence it intends to file with the SEC, including delivering such audited and/or unaudited financial statements as Valley may reasonably request for inclusion in such filings and using reasonable best efforts to cause Providence’s independent auditor to deliver to Valley any related consents.

6.3 Providence Shareholder Approval.

(a) Providence shall take, in accordance with applicable law and the Providence Articles and Providence Bylaws, all actions necessary to convene a meeting of its shareholders (the “Providence Meeting”) to be held as soon as reasonably practicable after the S-4 is declared effective for the purpose of obtaining the Requisite Providence Shareholder Approval required in connection with this Agreement and the Merger and, if so desired and mutually agreed, upon other matters of the type customarily brought before an annual or special meeting of shareholders to approve a merger agreement. Except in the case of a Providence Adverse Recommendation Change, the board of directors of Providence shall use its commercially reasonable best efforts to obtain from the shareholders of Providence the Requisite Providence Shareholder Approval, including by communicating to its shareholders its recommendation (and including such recommendation in the Proxy Statement) that they approve this Agreement and the transactions contemplated hereby (the “Providence Board Recommendation”). If requested by Valley, Providence shall engage proxy solicitor reasonably acceptable to Valley to assist in the solicitation of proxies from shareholders relating to the Requisite Providence Shareholder Approval. Providence and its board of directors shall not (i) withhold, withdraw, modify or qualify in a manner adverse to Valley the Providence Board Recommendation, (ii) fail to make the Providence Board Recommendation in the Proxy Statement, (iii) adopt, approve, recommend or endorse a Providence Acquisition Proposal or publicly announce an intention to adopt, approve, recommend or endorse a Providence Acquisition Proposal, (iv) fail to publicly and without qualification (A) recommend against any Providence Acquisition Proposal or (B) reaffirm the Providence Board Recommendation, in each case within ten (10) business days (or such fewer number of days as remains prior to the Providence Meeting) after a Providence Acquisition Proposal is made public or any request by Valley to do so, or (v) publicly propose to do any of the foregoing (any of the foregoing, a “Providence Adverse Recommendation Change”). However, subject to Section 8.1 and Section 8.2, if the board of directors of Providence, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would more likely than not result in a violation of its fiduciary duties under applicable law to make or continue to make the Providence Board Recommendation, then, prior to the receipt of the Requisite Providence Shareholder Approval, in submitting this Agreement and the Merger to its shareholders, the board of directors of Providence may (but shall not be required to) withhold or withdraw or modify or qualify in a manner adverse to Valley the Providence Board

Recommendation or may submit this Agreement and the Merger to its shareholders without recommendation (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), in which event the board of directors of Providence may communicate the basis for its Providence Adverse Recommendation Change to its shareholders in the Proxy Statement or an appropriate amendment or supplement thereto; provided that the board of directors of Providence may not take any actions under this sentence unless (i) it gives Valley at least three (3) business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken by the board of directors of Providence in response to a Providence Acquisition Proposal, the latest material terms and conditions and the identity of the third party in any such Providence Acquisition Proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (ii) at the end of such notice period, the board of directors of Providence takes into account any amendment or modification to this Agreement proposed by Valley and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless more likely than not result in a violation of its fiduciary duties under applicable law to make or continue to make the Providence Board Recommendation. Any material amendment to any Providence Acquisition Proposal will be deemed to be a new Providence Acquisition Proposal for purposes of this Section 6.3 and will require a new notice period as referred to in this Section 6.3.

(b) Providence shall adjourn or postpone the Providence Meeting, if, as of the time for which such meeting is originally scheduled, there are insufficient shares of Providence Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting, Providence has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Providence Shareholder Approval. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the Providence Meeting shall be convened and this Agreement and the Merger shall be submitted to the shareholders of Providence at the Providence Meeting, for the purpose of voting on the approval of this Agreement and the Merger and the other matters contemplated hereby, and nothing contained herein shall be deemed to relieve Providence of such obligation. Providence shall only be required to adjourn or postpone the Providence Meeting two (2) times pursuant to the first sentence of this Section 6.3(b).

6.4 Legal Conditions to Merger. Subject in all respects to Section 6.1, each of Valley and Providence shall, and shall cause its Subsidiaries to, use their reasonable best efforts, in each case as promptly as practicable, (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal and regulatory requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by Providence or Valley or any of their respective Subsidiaries in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement and (c) to obtain the tax opinions referenced in Section 7.2(c) and Section 7.3(d), including by executing and delivering representations contained in certificates of officers of Providence and Valley reasonably satisfactory in form and substance to their respective counsel.

6.5 Stock Exchange Listing. Valley shall cause the shares of Valley Common Stock to be issued in the Merger to be approved for listing on the NASDAQ, subject to official notice of issuance, prior to the Effective Time.

6.6 Employee Matters.

(a) Valley shall provide the employees of Providence and its Subsidiaries as of the Effective Time (the “Continuing Employees”), for so long as they are employed following the Effective Time, with the following during the period commencing at the Effective Time and ending on the first anniversary of the Effective Time

(the “Continuation Period”): (i) annual base salary or wages, as applicable, that are no less than the annual base salary or wages in effect for each such employee immediately prior to the Effective Time, and (ii) incentive and commission compensation opportunities and employee benefits (excluding non-qualified deferred compensation, equity or equity-based incentive compensation, change in control or retention arrangements or any other one-time payments) that are substantially comparable in the aggregate to those provided to similarly situated employees of Valley or its Subsidiaries; provided that, until such time as Valley fully integrates the Continuing Employees into its plans, participation in the Providence Benefit Plans shall be deemed to satisfy the foregoing standards, it being understood that the Continuing Employees may commence participating in the plans of Valley and its Subsidiaries on different dates following the Effective Time with respect to different benefit plans. Each Continuing Employee who is not party to an individual agreement providing for severance or termination benefits and is terminated during the Continuation Period under severance qualifying circumstances shall be provided severance benefits under the broad-based severance policy maintained by Valley or its Subsidiaries.

(b) With respect to any employee benefit plans of Valley or its Subsidiaries in which any Continuing Employees become eligible to participate on or after the Effective Time (the “New Plans”), Valley and its Subsidiaries shall use commercially reasonable efforts to: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any New Plans, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Providence Benefit Plan; (ii) provide each such employee and their eligible dependents with credit for any co-payments or coinsurance and deductibles paid prior to the Effective Time under an Providence Benefit Plan that provides health care benefits (including medical, dental and vision), to the same extent that such credit was given under the analogous Providence Benefit Plan prior to the Effective Time, in satisfying any applicable deductible, co-payment, coinsurance or maximum out-of-pocket requirements under any New Plans; and (iii) recognize all service of such employees with Providence and its Subsidiaries for all purposes in any New Plan to the same extent that such service was taken into account under the analogous Providence Benefit Plan prior to the Effective Time; provided that, the foregoing service recognition shall not apply (A) to the extent it would result in duplication of benefits for the same period of service, (B) for purposes of any defined benefit pension or retiree welfare plan, (C) for purposes of any benefit plan that is a frozen plan or provides grandfathered benefits, or (D) for purposes of any equity incentive awards granted by Valley.

(c) Unless otherwise requested by Valley in writing at least five (5) business days prior to the Effective Time, Providence shall cause any 401(k) plan sponsored or maintained by Providence (the “Providence 401(k) Plan”) to be terminated effective as of the day immediately prior to the Effective Time and contingent upon the occurrence of the Closing. If the Providence 401(k) Plan is terminated, the Continuing Employees shall be eligible to participate, effective as soon as reasonably practicable following the Effective Time, in a 401(k) plan sponsored or maintained by Valley or one of its Subsidiaries (a “Valley 401(k) Plan”). Providence and Valley shall take any and all actions as may be required, including amendments to the Providence 401(k) Plan and/or Valley 401(k) Plan to permit the Continuing Employees who are then actively employed to make rollover contributions to the Valley 401(k) Plan of “eligible rollover distributions” (with the meaning of Section 401(a)(31) of the Code) in the form of cash, notes (in the case of loans) or a combination thereof. Providence shall provide Valley with evidence that the Providence 401(k) Plan has been terminated or amended, as applicable, in accordance with this Section 6.6(c); provided that, prior to amending or terminating the Providence 401(k) Plan, Providence shall provide the form and substance of any applicable resolutions or amendments to Valley for review and approval.

(d) No later than five (5) business days prior to the Closing Date, Providence shall submit for approval by shareholders of Providence and its affiliates entitled to vote on such matters (the “280G Equityholders”), in conformance with Section 280G of the Code and the regulations thereunder (the “280G Equityholder Vote”), any payments that could reasonably be expected to constitute a “parachute payment” pursuant to Section 280G of the Code, including any new proposed arrangements with Valley (each, a “Parachute Payment”) on behalf of each “disqualified individual” (as defined in Section 280G of the Code and the regulations promulgated thereunder) and which are irrevocably waived by such individual under the immediately following sentence. Prior to the distribution of the 280G Equityholder Vote materials, Providence shall use commercially reasonable efforts to obtain an irrevocable waiver of the right to any Parachute Payment (in the absence of the 280G Equityholder Vote) from each of the applicable “disqualified individuals” (as defined under Section 280G of the Code and the regulations thereunder) whose Parachute Payments would be subject to the 280G Equityholder Vote. Providence shall have delivered to Valley complete copies of all disclosures, the waivers and other related documents that will be provided to the 280G Equityholders in connection with the 280G Equityholder Vote at least ten (10) business days prior to the Closing Date for Valley’s comment and approval.

(e) Nothing in this Agreement shall confer upon any employee, officer, director or consultant of Providence or any of its Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Corporation, Providence, Valley, or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, Providence, Valley or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of Providence or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any Providence Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of Valley or any of its Subsidiaries or affiliates to amend, modify or terminate any particular Providence Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of Section 9.12, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including any current or former employee, officer, director or consultant of Providence or any of its Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.7 Indemnification; Insurance.

(a) At or prior to the Effective Time, Valley shall purchase past acts and extended reporting period insurance coverage under Providence’s (i) current directors and officers insurance policy, (ii) employment practices liability insurance policy and (iii) bankers professional insurance policy (provided that Valley may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured for each of the foregoing), in each case that (x) provides coverage with respect to claims arising from facts or events which occurred at the Effective Time or during at least the six (6) year period immediately preceding the Effective Time (including the transactions contemplated by this Agreement) and (y) is in effect for a period of at least six (6) years from and after the Effective Time; provided, however, Valley shall not be obligated to expend, on an annual basis, an amount in excess of 300% of the current annual premium paid as of the date hereof by Providence for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then Valley shall cause to be maintained policies of insurance which provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, Providence may, in consultation with Valley, obtain at or prior to the Effective Time a six-year “tail” policy under Providence’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap. If Valley or Providence purchases such a “tail policy,” then Valley shall maintain in effect such “tail policy” for its full term and honor all obligations thereunder; provided, however, that if such “tail policy” is terminated by the insurance provider, then Valley shall use its commercially reasonable efforts to obtain and maintain a preplacement “tail policy” on terms and conditions providing substantially equivalent benefits as the terminated “tail policy”, for an aggregate cost not exceeding the Premium Cap.

(b) All rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors and officers of Providence and Providence Subsidiaries as provided in the Providence Articles, the Providence Bylaws, the governing or organizational documents of any Subsidiary of Providence and any indemnification agreements in existence as of the date hereof and disclosed in Section 6.7(b) of the Providence Disclosure Schedule, shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of no less than six (6) years from and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless to the fullest extent permitted under applicable law, or in such person’s capacity as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of Providence or any Providence Subsidiary) (together with such person’s heirs, executors or administrators, collectively, the “Providence Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such person is or was a director or officer of Providence or any of its Subsidiaries and pertaining to matters, acts or omissions existing or occurring at or prior to the Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated by this Agreement; provided that in the case of advancement of expenses, the Providence Indemnified Party to whom expenses are advanced provides an undertaking (in a reasonable and customary form) to repay such advances if it is ultimately determined that such Providence Indemnified Party is not entitled to indemnification. The rights of each Providence Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such person may have under the Providence Articles, the Providence Bylaws, the governing or organizational documents of any Subsidiary of Providence and any indemnification agreements in existence as of the date hereof and disclosed in Section 6.7(b) of the Providence Disclosure Schedule, the IBCA, directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to Providence or the Providence Subsidiaries or otherwise.

(c) The obligations of Providence, Valley and the Surviving Corporation under this Section 6.7 shall not be terminated or modified after the Effective Time in a manner so as to adversely affect any Providence Indemnified Party or any other person entitled to the benefit of this Section 6.7 without the prior written consent of the affected Providence Indemnified Party or affected person.

(d) The provisions of this Section 6.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Providence Indemnified Party and his or her heirs and representatives. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets or deposits to any other person or engages in any similar transaction, then in each such case, the Surviving Corporation will cause proper provision to be made so that the successors and assigns of the Surviving Corporation will expressly assume the obligations set forth in this Section 6.7.

6.8 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Valley or the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the then-current officers and directors of each party to this Agreement and their respective Subsidiaries shall take, or cause to be taken, all such necessary action as may be reasonably requested by the other party, at the expense of the party who makes any such request.

6.9 Advise of Changes. Valley and Providence shall each promptly advise the other party of any effect, change, event, circumstance, condition, occurrence or development known to it (i) that has had or is reasonably expected to have a Material Adverse Effect on it or (ii) which it believes would or would be reasonably expected to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.9 or the failure of any condition set forth in Section 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or 7.3 to be satisfied; and provided, further, that the delivery of any notice pursuant to this

Section 6.9 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

6.10 Providence Acquisition Proposals. Except as specifically permitted by this Section 6.10, Providence shall not, and shall cause its Subsidiaries, officers and directors, and use its reasonable best efforts to cause its and their Representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to, (ii) engage or participate in any negotiations with any person concerning or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any Providence Acquisition Proposal (except to notify a person that has made or, to the knowledge of Providence, is making any inquiries with respect to, or is considering making, a Providence Acquisition Proposal, of the existence of the provisions of this Section 6.10); provided that, prior to the receipt of the Requisite Providence Shareholder Approval, in the event Providence receives an unsolicited bona fide written Providence Acquisition Proposal, it may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished confidential or nonpublic information or data and participate in such negotiations or discussions to the extent that its board of directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable law; provided, further, that, prior to providing any confidential or nonpublic information permitted to be provided pursuant to the foregoing proviso, Providence shall have provided such information to Valley, and shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with Providence. Providence will, and will use its reasonable best efforts to cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than Valley with respect to any Providence Acquisition Proposal. Providence shall cause its Representatives to, promptly request (to the extent it has not already done so prior to the date of this Agreement) any person that has executed a confidentiality or non-disclosure agreement in connection with any actual or potential Providence Acquisition Proposal that remains in effect as of the date of this Agreement to return or destroy all confidential information of Providence or its Subsidiaries in the possession of such person or such person’s Representatives. Providence will promptly (and in any event within twenty-four (24) hours) advise Valley following receipt of any Providence Acquisition Proposal or any inquiry which could reasonably be expected to lead to a Providence Acquisition Proposal, and the substance thereof (including the material terms and conditions of and the identity of the person making such inquiry or Providence Acquisition Proposal), will provide Valley with an unredacted copy of any such Providence Acquisition Proposal and any draft agreements, proposals or other materials received in connection with any such inquiry or Providence Acquisition Proposal and will keep Valley reasonably apprised of any related developments, discussions and negotiations on a current basis, including by providing to Valley as soon as reasonably practicable (and in any event within forty-eight (48) hours) any amendments to or revisions of the terms of such inquiry or Providence Acquisition Proposal. Providence shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof. Unless this Agreement has been terminated in accordance with its terms, Providence shall not, and shall cause its Subsidiaries and its and their Representatives not to on its behalf, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (whether written or oral, binding or nonbinding) (other than a confidentiality agreement referred to and entered into in accordance with this Section 6.10) relating to any Providence Acquisition Proposal. As used in this Agreement, “Providence Acquisition Proposal” shall mean, other than the transactions contemplated by this Agreement, any offer, inquiry or proposal relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of Providence and its Subsidiaries or 20% or more of any class of equity or voting securities of Providence or its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Providence, (ii) any tender offer or exchange offer that, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of Providence or its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Providence, or (iii) a merger, consolidation, share exchange or other business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving Providence or its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Providence.

6.11 Public Announcements. The parties hereto agree that the initial press release with respect to the execution and delivery of this Agreement shall be a release mutually agreed to by Providence and Valley. Thereafter, each of the parties agrees that no public release, statement or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (i) as required by applicable law, or any listing agreement with or rule of any national securities exchange or association, or the rules or regulations of any applicable Governmental Entity to which the relevant party is subject, in which case the party required to make the release, statement or announcement shall consult with the other party about, and allow the other party reasonable time to comment on such release, statement or announcement in advance of such issuance or (ii) for such releases, announcements or statements that are consistent with other such releases, statements or announcements made after the date of this Agreement in compliance with this Section 6.11.

6.12 Change of Method. Valley may, at any time prior to the Effective Time, change the method of effecting the Merger if and to the extent reasonably requested by Valley, and Providence agrees to enter into such amendments to this Agreement as Valley may reasonably request in order to give effect to such restructuring; provided, however, that no such change or amendment shall (a) alter or change the Exchange Ratio or the amount of Cash Merger Consideration per share of Providence Common Stock provided for in this Agreement, (b) be reasonably expected to prevent the parties from obtaining the opinions of counsel referred to in Sections 7.2(c) and 7.3(d) or adversely affect the Tax treatment of the Merger with respect to Providence’s shareholders, (c) be reasonably expected to cause the Closing to be materially delayed or the receipt of the Requisite Regulatory Approvals to be prevented or materially delayed, or (d) require submission to or approval of the Providence shareholders after the Merger has been approved by the Providence shareholders. The parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both parties in accordance with Section 9.2.

6.13 Takeover Restrictions. Providence and its Subsidiaries shall not take any action that would cause any Takeover Restriction to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and Valley and its Subsidiaries shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Restriction now or hereafter in effect. If any Takeover Restriction may become, or may purport to be, applicable to the transactions contemplated hereby, Valley will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Restriction on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Restriction.

6.14 Litigation and Claims. Each of Valley and Providence shall promptly notify the other party in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator pending or, to the knowledge of Valley or Providence, as applicable, threatened against Valley, Providence or any of their respective Subsidiaries that (a) questions or would reasonably be expected to question the validity of this Agreement, the Bank Merger Agreement or the other agreements contemplated hereby or thereby or any actions taken or to be taken by Valley, Providence, or their respective Subsidiaries with respect hereto or thereto, or (b) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby. Providence shall give Valley the opportunity to participate, at Valley’s expense, in Providence’s defense or settlement of any shareholder litigation against Providence and/or its directors or executive officers relating to the transactions contemplated by this Agreement, including the Merger and the Bank Merger. Providence agrees that it shall not settle or offer to settle any litigation commenced prior to or after the date of this Agreement against Providence or its directors, executive officers or similar persons by any shareholder of Providence relating to this Agreement, the Merger, the Bank Merger or any other transaction contemplated hereby without the prior written consent of Valley, which consent shall not be unreasonably withheld, conditioned or delayed.

6.15 Foundation. At or promptly following the Closing, Valley will contribute $3,000,000 to the Providence Bank & Trust Stewardship Program (the “Foundation” ), which amount will be dedicated to the markets in which Providence operates. Valley anticipates fully distributing such funds over a three (3)-year period following the Closing. The composition of the Foundation’s board of directors shall be mutually agreed by the parties.

6.16 Advisory Client Consent Process.

(a) As promptly as reasonably practicable following the date of this Agreement, Providence shall, and shall, as applicable, cause each Advisory Entity to send a written notice to each Advisory Client (i) informing such Advisory Client of the transactions contemplated hereby, (ii) informing such Advisory Client that the Advisory Entity intends to continue to provide advisory services to such Advisory Client after the Closing, and (iii) unless the Advisory Client’s investment advisory contract requires the Advisory Client’s written consent to such deemed assignment (in which case the Advisory Client’s consent shall be requested), informing such Advisory Client that the consent of such Advisory Client will be deemed to have been provided if such Advisory Client does not notify in writing the Advisory Entity of its objection to such deemed assignment, or of its termination of its Advisory Agreement, within thirty (30) days after the sending of such notice. At the end of such thirty (30)-day period, if such Advisory Client has not provided written notice to the Advisory Entity of such objection or termination, such Advisory Client shall be deemed to have provided its Client Consent for all purposes under this Agreement. In the case of a Person who becomes an Advisory Client during the period from the date of this Agreement through the Closing (a “New Client”), the Client Consent of such New Client shall be deemed to have been provided for all purposes hereunder, if the Advisory Entity provides such New Client with disclosure prior to the entering into of its Advisory Agreement (A) informing such New Client of the transactions contemplated hereby, (B) informing such New Client that the Advisory Entity intends to continue to provide Investment Advisory Services to such New Client after Closing, and (C) informing such New Client that the consent of such New Client will be deemed to have been provided by the entering in to by such New Client of its Advisory Agreement.

(b) Prior to distribution, Valley shall be provided a reasonable opportunity to review all communications to be used by Providence with the Advisory Clients, or otherwise in connection with obtaining the Client Consents, and Providence shall consider in good faith all reasonable and timely comments from Valley to such materials and communications. Providence shall take reasonable steps to keep Valley reasonably informed of the status of obtaining the Client Consents.

6.17 Redemption of Providence Preferred Stock. No later than thirty (30) days prior to the Closing, Providence shall, and shall cause its Subsidiaries to, take all actions necessary, appropriate or advisable to redeem, effective as of immediately prior to the Closing, all issued and outstanding shares of Providence Preferred Stock in accordance with the requirements of the Providence Articles, the Providence Series B Certificate of Designation and the Providence Series C Certificate of Designation, as may be applicable, and applicable law (the “Preferred Stock Redemption”); provided that Providence shall provide Valley with a reasonable opportunity to review and comment on any notice or other materials relating to such Preferred Stock Redemption and shall incorporate all reasonable comments of Valley with respect thereto.

6.18 Data Conversion. Valley intends to convert some or all of Providence’s information and data onto Valley’s information technology systems (the “Data Conversion”). Valley agrees to use all commercially reasonable efforts to promptly commence preparations for implementation of the Data Conversion with the goal of effecting the Data Conversion as soon as reasonably practicable after the Effective Time. Providence agrees to use commercially reasonable efforts to cooperate with Valley in preparing for the Data Conversion within the time frame set forth above, including providing reasonable access to data, information systems, and personnel having expertise with Providence’s and the Providence Subsidiaries’ information and data systems; provided however, that Providence shall not be required to terminate any third-party service provider arrangements prior to the Effective Time. In the event that, prior to the Effective Time, Providence takes, at the request of Valley, any action relative to third parties to facilitate the Data Conversion that results in the imposition of any termination fees or other charges or expenses, Valley shall indemnify Providence for all such fees, charges, and expenses, and the costs of reversing the Data Conversion process, if the Merger is not consummated for any reason, other than the breach of this Agreement by Providence or the termination of this Merger Agreement by Providence pursuant to Section 8.1(e) or Section 8.1(f).

ARTICLE VII

CONDITIONS PRECEDENT

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Shareholder Approval. The Requisite Providence Shareholder Approval shall have been obtained.

(b) Stock Exchange Listing. The shares of Valley Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on the NASDAQ, subject to official notice of issuance.

(c) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

(d) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement shall be in effect. No law, statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement.

(e) Regulatory Approvals. All regulatory authorizations, consents, orders, approvals or waiver of prior approvals (x) from the Federal Reserve Board, the Office of the Comptroller of the Currency and the Illinois DOB and (y) set forth in Sections 3.4 and 4.4 which are necessary to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger, or those the failure of which to be obtained would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Valley or the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (such approvals and the expiration of such waiting periods being referred to herein as the “Requisite Regulatory Approvals”), and no Requisite Regulatory Approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.

7.2 Conditions to Obligations of Valley. The obligation of Valley to effect the Merger is also subject to the satisfaction, or waiver by Valley, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. The representations and warranties of Providence set forth in (i) Sections 3.2(a), and 3.9(a) (in each case after giving effect to the lead-in to Article III) shall be true and correct (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and (ii) Sections 3.1, 3.2(d), 3.2(e), 3.3(a), 3.8 and 3.15 (in each case, after giving effect to the lead-in to Article III) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of Providence set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article III) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on Providence.

(b) Performance of Obligations of Providence. Providence shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Tax Opinion. Valley shall have received the opinion of Wachtell, Lipton, Rosen & Katz, in form and substance reasonably satisfactory to Valley, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Valley and Providence reasonably satisfactory in form and substance to such counsel.

(d) FIRPTA Certificate. Valley shall have received from Providence a properly executed Foreign Investment and Real Property Tax Act of 1980 notification letter, dated as of the Closing Date, which shall satisfy the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) and shall state that shares of capital stock of Providence do not constitute “United States real property interests” under Section 897(c) of the Code. In addition, simultaneously with delivery of such notification letter, Providence shall have provided to Valley, as agent for Providence, a form of notice to the IRS in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2) along with written authorization for Valley to deliver such notice form to the IRS on behalf of Providence upon the Closing.

(e) Offer Letters. Each of the persons set forth in Section 7.2(e) of the Providence Disclosure Schedule shall have entered into an Offer Letter with Valley and/or Valley Bank and such agreements shall remain in full force and effect.

(f) Voting Agreements. Each of the directors of Providence shall have entered into a Voting Agreement and such Voting Agreements shall remain in full force and effect.

(g) Preferred Stock Redemption. Providence shall have effected the Preferred Stock Redemption.

(h) Officer’s Certificate. Valley shall have received a certificate signed on behalf of Providence by an executive officer of Providence stating that the conditions specified in Sections 7.2(a) and 7.2(b) have been satisfied.

7.3 Conditions to Obligations of Providence. The obligation of Providence to effect the Merger is also subject to the satisfaction or waiver by Providence at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Valley set forth in (i) Sections 4.2(a) and 4.8(a) (in each case, after giving effect to the lead-in to Article IV) shall be true and correct (other than, in the case of Section 4.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and (ii) Sections 4.1(a), 4.1(b) (with respect to Valley Bank only), 4.2(c) (with respect to Valley Bank only), 4.3(a) and 4.7 (in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of Valley set forth in this Agreement, including but not limited to those set forth in Sections 4.1(b) and 4.2(c), in each case with respect to Valley Subsidiaries other than Valley Bank only (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on Valley.

(b) Performance of Obligations of Valley. Valley shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Officer’s Certificate. Providence shall have received a certificate signed on behalf of Valley by an executive officer of Valley stating that the conditions specified in Sections 7.3(a) and 7.3(b) have been satisfied.

(d) Tax Opinion. Providence shall have received the opinion of Dickinson Wright PLLC, in form and substance reasonably satisfactory to Providence, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Valley and Providence reasonably satisfactory in form and substance to such counsel.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Requisite Providence Shareholder Approval:

(a) by mutual consent of Valley and Providence in a written instrument;

(b) by either Valley or Providence if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the Bank Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the Bank Merger, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein;

(c) by either Valley or Providence if the Merger shall not have been consummated on or before August 24, 2027 (the “Termination Date”) unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein; provided that, notwithstanding the foregoing provisions of this Section 8.1(c), Valley and Providence may mutually agree in writing to amend the Termination Date to any other date as they mutually agree;

(d) by either Valley or Providence (provided that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein) if there shall have been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of Providence, in the case of a termination by Valley, or Valley, in the case of a termination by Providence, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by Valley, or Section 7.3, in the case of a termination by Providence, and which is not cured by the earlier of the Termination Date and forty-five (45) days following written notice to Providence, in the case of a termination by Valley, or Valley, in the case of a termination by Providence, or by its nature or timing cannot be cured during such period;

(e) by Valley, prior to such time as the Requisite Providence Shareholder Approval is obtained, if Providence or the board of directors of Providence (i) shall have made a Providence Adverse Recommendation Change or (ii) materially breaches its obligations under Section 6.3 or Section 6.10; or

(f) by either Valley or Providence, if the Requisite Providence Shareholder Approval shall not have been obtained upon a vote thereon taken at the Providence Meeting (including any adjournment or postponement thereof).

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e) or (f) of this Section 8.1 shall give written notice of such termination to the other party in accordance with Section 9.5, specifying the provision or provisions hereof pursuant to which such termination is effected.

8.2 Effect of Termination.

(a) In the event of termination of this Agreement by either Valley or Providence as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Valley, Providence, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.2(b), Section 6.11, this Section 8.2 and Article IX shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Valley nor Providence shall be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of any provision of this Agreement.

(b) (i) In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been communicated to or otherwise made known to the Board of Directors or senior management of Providence or shall have been made directly to its shareholders generally or any person shall have publicly announced (and not withdrawn at least two (2) business days prior to the Providence Meeting) an Acquisition Proposal with respect to Providence and (A) (x) thereafter this Agreement is terminated by Valley pursuant to Section 8.1(c) without the Requisite Providence Shareholder Approval having been obtained (and all other conditions set forth in Section 7.1 and Section 7.3 were satisfied or were capable of being satisfied prior to such termination), (y) thereafter this Agreement is terminated by Valley pursuant to Section 8.1(d) as a result of a willful and material breach or (z) thereafter this Agreement is terminated by either Valley or Providence pursuant to Section 8.1(f), and (B) prior to the date that is twelve (12) months after the date of such termination, Providence enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then Providence shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Valley, by wire transfer of same day funds, a fee equal to $11,115,000 (the “Termination Fee”); provided, that for purposes of this Section 8.2(b)(i), all references in the definition of “Acquisition Proposal” to “20%” shall instead refer to “50%”.

(ii) In the event that this Agreement is terminated by Valley pursuant to Section 8.1(e)(i) or (ii), then Providence shall pay Valley, by wire transfer of same day funds, the Termination Fee as promptly as reasonably practicable after the date of termination (and in any event, within three (3) business days thereafter).

(c) Notwithstanding anything to the contrary herein, but without limiting Section 8.2(d) or the right of any party to recover liabilities or damages arising out of the other party’s fraud or willful and material breach of any provision of this Agreement, in no event shall Providence be required to pay the Termination Fee on more than one occasion.

(d) Providence acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Valley would not enter into this Agreement; accordingly, if Providence fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, Valley commences a suit which results in a judgment against Providence for the Termination Fee or any portion thereof, Providence shall pay the costs and expenses of Valley (including reasonable attorneys’ fees and expenses) in connection with such suit. In addition, if Providence fails to pay the amounts payable pursuant to this Section 8.2, then Providence shall pay interest on such overdue amounts (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the “prime rate” as published in The Wall Street Journal on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid. The amounts payable by Providence pursuant to Section 8.2(b) and this Section 8.2(d) constitute liquidated damages and not a penalty, and, except in the case of fraud or willful and material breach, shall be the sole monetary remedy of Valley in the event of a termination of this Agreement specified in such applicable section and a Termination Fee is paid to Valley.

ARTICLE IX

GENERAL PROVISIONS

9.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement, which shall survive in accordance with its terms) shall survive the Effective Time, except for Section 6.7, and for those other covenants and agreements contained herein and therein which by their terms apply or are to be performed in whole or in part after the Effective Time.

9.2 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after the receipt of the Requisite Providence Shareholder Approval; provided, however, that after the receipt of the Requisite Providence Shareholder Approval, there may not be, without further approval of such shareholders of Providence, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties hereto.

9.3 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained herein; provided, however, that after the receipt of the Requisite Providence Shareholder Approval, there may not be, without further approval of such shareholders of Providence, any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.4 Expenses. Except as otherwise expressly provided in this Agreement, including in Section 8.2, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that Valley shall pay and bear the cost of (a) each regulatory filing, application, notification, registration or similar fee required to be paid by any party in connection with this Agreement and the transactions contemplated by this Agreement under the Securities Act, the Exchange Act, applicable banking laws and other applicable laws, and (b) any fees and expenses (excluding each party’s internal costs and fees and expenses of attorneys, accountants and financial and other advisors) incurred in respect of printing, filing and mailing of the Proxy Statement and S-4.

9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail (provided that no notice is received by the e-mail sender within twelve (12) hours thereafter indicating that such e-mail was undeliverable or otherwise not delivered), (b) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or one (1) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Providence, to:

Providence Financial Corporation

630 E 162nd St.

South Holland, IL 60473

Attention:     Steve VanDrunen

E-mail:      svandrunen@providence.bank

With a copy (which shall not constitute notice) to:

Dickinson Wright PLLC

71 S. Wacker Drive, Suite 2700

Chicago, Illinois 60606

Attention:     Mark Ryerson

E-mail:      MRyerson@dwlaw.com

and

if to Valley, to:

Valley National Bancorp

70 Speedwell Avenue

Morristown, NJ 07960

Attention:     Ira Robbins, President and Chief Executive Officer

E-mail:      irobbins@valley.com

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:     Matthew M. Guest

E-mail:     MGuest@wlrk.com

9.6 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to “Articles,” “Sections,” “Exhibits” or “Schedules,” such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge of Providence” means the actual knowledge of any of the officers of Providence listed on Section 9.6 of the Providence Disclosure Schedule, and the “knowledge of Valley” means the actual knowledge of any of the officers of Valley listed on Section 9.6 of the Valley Disclosure Schedule. As used herein, (a) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York or Chicago, Illinois are authorized by law or executive order to be closed, (b) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (c) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person, and (d) the term “made available” means any document or other information that was (i) provided by one party or its representatives to the other party and its representatives at least one business day prior to the date hereof, (ii) included in the virtual data room of a party at least one business day prior to the date hereof or (iii) filed by a party with the SEC and publicly available on EDGAR at least one (1) business day prior to the date hereof. The Providence Disclosure Schedule and the Valley Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law.

9.7 Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no provision of this Agreement shall require or be interpreted to require, and no disclosure, representation or warranty shall be required to be made (or any other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information of a Governmental Entity by any party hereto to the extent prohibited by applicable law, and, to the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of this sentence apply.

9.8 Counterparts. This Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.9 Entire Agreement. This Agreement (including the Providence Disclosure Schedule, Valley Disclosure Schedule and other documents and the instruments referred to herein) together with the Voting Agreements, the Offer Letters and the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.10 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles (except that matters relating to the fiduciary duties of the board of directors of Valley and Providence shall be subject to the laws of the States of New Jersey and Illinois, respectively).

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matters, any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.5.

9.11 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12 Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided (x) in Section 6.7, which is intended to benefit each Providence Indemnified Party and his or her heirs and representatives, this Agreement (including the documents and instruments referred to herein), and (y) in Section 6.6, which is intended to benefit the persons set forth therein, is not intended to and does not confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Except as provided in Section 6.7, notwithstanding any other provision in this Agreement to the contrary, no consent, approval or agreement of any third-party beneficiary will be required to amend, modify or waive any provision of this Agreement.

9.13 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

9.14 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

9.15 Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

VALLEY NATIONAL BANCORP

By:	/s/ Ira Robbins
Name: Ira Robbins
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

PROVIDENCE FINANCIAL CORPORATION

By:	/s/ Steven G. Van Drunen
Name: Steven G. Van Drunen
Title: President & Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

EXECUTION VERSION

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of August [●], 2026, by and between Valley National Bancorp, a New Jersey corporation and registered bank holding company (“Purchaser”), and the individual or entity whose name appears in the signature block to this Agreement (the “Shareholder”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, Purchaser and Providence Financial Corporation, an Illinois corporation (“Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things and subject to the terms and conditions of the Merger Agreement, Company will merge with and into Purchaser (the “Merger”), with Purchaser continuing as the surviving entity;

WHEREAS, as of the date hereof, the Shareholder and its Affiliates Beneficially Own the shares of Common Stock set forth on Schedule A (such shares, the “Existing Shares”, and such Existing Shares, together with any additional shares of Common Stock that are Beneficially Owned by the Shareholder and its Affiliates on or after the date hereof, the “Covered Shares”);

WHEREAS, as a condition and inducement to Purchaser entering into the Merger Agreement, Purchaser has required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to such Shareholder’s Covered Shares; and

WHEREAS, the board of directors of Company has adopted and approved the Merger Agreement and the transactions contemplated thereby, understanding that the execution and delivery of this Agreement by the Shareholder is a material inducement and condition to Purchaser’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

VOTING

Section 1.01. Agreement to Vote.

(a) The Shareholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at any meeting of the shareholders of Company (whether annual or special), however called, including any adjournment or postponement thereof, such Shareholder shall, in each case to the fullest extent that the Shareholder is entitled to vote the Covered Shares thereon or consent thereto:

(i) appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum;

(ii) vote (or cause to be voted), in person or by proxy, all of such Covered Shares (A) in favor of (1) in favor of any proposals for the approval and adoption of the Merger Agreement or any other proposal submitted to Company shareholders pursuant to, or necessary or advisable for, the consummation of the transactions contemplated by the Merger Agreement and (2) any proposal to adjourn or postpone any meeting of the shareholders of Company at which any of the foregoing matters are submitted for consideration and vote of the shareholders of Company to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; and (B) against any Acquisition Proposal, without regard to any recommendation to the shareholders of the Company by the board of directors of Company concerning such Acquisition Proposal, and against any other action, agreement or transaction involving Company or any of its Subsidiaries that would reasonably be expected to materially impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or any other transactions contemplated by the Merger Agreement or this Agreement or the performance by Company of its obligations under the Merger Agreement or by such Shareholder of its obligations under this Agreement; and

(iii) not to vote or execute any written consent to rescind or amend in any manner any prior vote of written consent, as a shareholder of Company, to approve or adopt the Merger Agreement unless this Agreement shall have been terminated in accordance with its terms.

(b) The Shareholder hereby agrees (i) not to commence or participate in and (ii) to take all actions necessary to opt out of, any class in any class action with respect to any claim, derivative or otherwise, against Purchaser, Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) alleging a breach of any fiduciary duty of the board of directors of Company in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby (for the avoidance of doubt, participating in the defense of any claims made against the Shareholder and asserting any counterclaims in connection therewith shall not be prohibited).

(c) The obligations of the Shareholder specified in this Section 1.01 shall apply whether or not the Merger or any action described above are recommended by the board of directors of Company (or any committee thereof), and shall be equally applicable to any action by written consent.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Shareholder hereby represents and warrants to Purchaser as follows:

Section 2.01. Authorization; Validity of Agreement. Such Shareholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Shareholder and, assuming this Agreement constitutes a legal, valid and binding obligation of Purchaser, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other applicable law affecting creditor’s rights generally and subject to general principles of equity.

Section 2.02. Ownership. (a) Such Shareholder’s Existing Shares are as of the date hereof, and all of the Covered Shares Beneficially Owned by such Shareholder as of the record date and meeting date for any meeting of Company shareholders pursuant to Section 1.01(a) will be, Beneficially Owned by such Shareholder and (b) as of the date hereof such Shareholder has good and valid title to such Shareholder’s Existing Shares, free and clear of any security interest, pledge, mortgage, lien or other encumbrance, other than pursuant to this Agreement, the Merger Agreement or under applicable federal or state securities laws. With respect to any outstanding Covered Shares of which the Shareholder is not the record owner, such lack of record ownership will not prevent or impair such Shareholder from complying with any obligation, agreement or covenant set forth herein. As of the date hereof, such Shareholder’s Existing Shares constitute all of the shares of Common Stock (or any other voting equity interests of Company) owned of record by such Shareholder over which such Shareholder has sole voting power.

Section 2.03. No Violation. The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of its obligations under this Agreement will not, (a) violate any Law applicable to the Shareholder or the Covered Shares; or (b) conflict with, or result in a breach or default under, any agreement or instrument or any order, arbitration award, judgment or decree to which the Shareholder or any of its Affiliates is a party or any term or condition of any of its Affiliates’ certificate of limited partnership, partnership agreement or comparable organizational documents, as applicable.

Section 2.04. Consents and Approvals. The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than the filings of any required reports with the SEC. No consent of such Shareholder’s spouse is necessary under any “community property” or other laws in order for Shareholder to enter into and perform his or her obligations under this Agreement.

Section 2.05. Absence of Litigation. As of the date hereof, there is no litigation, action, suit or proceeding pending or, to the knowledge of such Shareholder, threatened against or affecting such Shareholder and/or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of such Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 2.06. Absence of Other Voting Agreements. None of the Covered Shares is or will be subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Agreement. None of the Covered Shares is subject to any pledge agreement pursuant to which the Shareholder does not retain sole and exclusive voting rights with respect to the Covered Shares subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

Section 2.07. Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Purchaser or Company in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder.

Section 2.08. Reliance by Purchaser. Such Shareholder understands and acknowledges that Purchaser is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Shareholder and the representations and warranties of such Shareholder contained herein. Such Shareholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

ARTICLE III

OTHER COVENANTS

Section 3.01. Prohibition on Transfers; Other Actions. The Shareholder agrees that the Shareholder shall not, prior to the termination of this Agreement in accordance with Section 4.01, directly or indirectly, offer for sale, sell, short sell, transfer, tender, pledge, encumber, assign, or otherwise dispose of, or grant a proxy with respect to, any of the Shareholder’s Covered Shares (each a “Transfer”), or enter into any contract, option, arrangement or understanding with respect to a Transfer of the Covered Shares or enter into or acquire a derivative contract with respect to any of the Covered Shares. Any Transfer in violation of this Agreement shall be void ab initio. In furtherance of the foregoing, prior to the termination of this Agreement in accordance with Section 4.01, the Shareholder shall not request that Company or its transfer agent register the transfer (book-entry or otherwise) of any certificate representing any of such Shareholder’s Covered Shares. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require any action, or restrict the Shareholder, with respect to any Covered Shares that are subject to any pledge or security interest in effect as of the date hereof and previously disclosed to Purchaser to the extent such action or restriction is inconsistent with the terms of such pledge or security interest; provided that, unless and until there is a bona fide foreclosure with respect to such pledge or security interest, such Shareholder agrees that there are no terms of any such pledge or security interest that will prevent or impair such Shareholder from complying with any obligation, agreement or covenant set forth herein. The Shareholder hereby agrees that, prior to the termination of this Agreement in accordance with Section 4.01, the Shareholder shall not deposit any Covered Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Shareholder under this Agreement with respect to any of the Covered Shares owned by the Shareholder. Notwithstanding anything contained herein to the contrary, this Section 3.01 shall not prohibit (i) transfers by will or operation of law, in each case subject to the transferee being bound by this Agreement, or (ii) transfers for estate or tax planning purposes, in each case subject to the transferee agreeing in writing to be bound by the terms of this Agreement.

Section 3.02. No Solicitation; Support of Acquisition Proposals. Prior to the termination of this Agreement in accordance with Section 4.01, the Shareholder agrees that it shall not, and shall direct and use its reasonable best efforts to cause its Affiliates and Representatives not to, directly or indirectly (i) initiate or solicit an Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any Acquisition Proposal, (iv) approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (whether written or oral, binding or nonbinding) (other than a confidentiality agreement entered into in accordance with the terms of the Merger Agreement) in connection with or relating to any Acquisition Proposal, (v) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person, with respect to the voting of any shares of Common Stock or other capital stock of Company in connection with any vote or other action relating to any Acquisition Proposal, other than to recommend that the shareholders of Company vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby as otherwise expressly provided in this Agreement, (vi) approve, adopt, recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, any agreement with respect to any Acquisition Proposal, or (vii) agree or propose to do any of the foregoing, in each case, except to the extent Company is permitted to do so pursuant to the terms of the Merger Agreement or to notify a Person that has made or, to the knowledge of the Shareholder, is making any inquiries with respect to, or is considering making, an Acquisition Proposal, of the existence of the provisions of this Section 3.02.

Section 3.03. Further Assurances.

Prior to the termination of this Agreement in accordance with Section 4.01, the Shareholder agrees that it shall take all reasonable actions and make all reasonable efforts, and execute and deliver all such further agreements, documents, certificates, instruments, proxies and voting instructions as reasonably necessary, in order to fulfill the Shareholder’s agreements and obligations contemplated hereby, including the agreement to vote the Covered Shares in accordance with Section 1.01 of this Agreement.

Section 3.04. Disclosure. The Shareholder hereby authorizes Purchaser and Company to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement and any Form S-4 filed by Purchaser in connection with the transactions contemplated by the Merger Agreement such Shareholder’s identity and ownership of such Shareholder’s Covered Shares and the nature of such Shareholder’s obligations under this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.01. Termination. This Agreement shall remain in effect until the earlier to occur of (a) the Effective Time, (b) the date the Merger Agreement is terminated in accordance with its terms and (c) the entry into any amendment, modification, waiver or other change to any provision of the Merger Agreement, as in effect on the date hereof, without the Shareholder’s prior written consent, that (i) diminishes the amount or changes the form of the Merger Consideration, (ii) extends the Termination Date (other than as contemplated by the terms of the Merger Agreement as in effect on the date hereof) or imposes any additional conditions or obligations that would reasonably be expected to materially impede or delay the consummation of the transactions contemplated by the Merger Agreement, or (iii) otherwise would reasonably be expected to adversely affect the rights or obligations of the Shareholder in connection with the transactions contemplated by the Merger Agreement. Neither the provisions of this Section 4.01 nor the termination of this Agreement shall (x) relieve any party hereto from any liability to any other party arising out of or in connection with a material breach of this Agreement (including with respect to any representation, warranty or covenant contained herein) prior to such termination or expiration or (y) terminate the obligations under Article IV of this Agreement.

Section 4.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (provided no “error” message or other notification of non-delivery is generated), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Purchaser to:

Valley National Bancorp

70 Speedwell Avenue

Morristown, NJ 07960

Attn: Ira Robbins, President and Chief Executive Officer

Email: irobbins@valley.com

with a copy (which shall not constitute notice) to:

Valley National Bancorp

70 Speedwell Avenue

Morristown, NJ 07960

Attn: Lyndse Sloan, Senior Executive Vice President and General Counsel

Email: lsloan@valley.com

and to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Matthew Guest

E-mail: MGuest@wlrk.com

(b)	if to the Shareholder, to the address set forth in Schedule A with a copy (which shall not constitute notice) to:

Providence Financial Corporation

630 E 162nd St.

South Holland, IL 60473

Attention: Steve VanDrunen

E-mail: svandrunen@providence.bank

and

Dickinson Wright PLLC

71 S. Wacker Drive, Suite 2700

Chicago, IL 60606

Attention: Mark Ryerson

Email: mryerson@dwlaw.com

Section 4.03. Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement. The following capitalized terms, as used in this Agreement, have the following meanings:

(a) “Affiliate” of a specified Person is any Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person (including as the term “control” is defined for purposes of the Bank Holding Company Act of 1956); provided that, for purposes of this Agreement, in no event shall Company or any of its controlled Affiliates be deemed to be an Affiliate of such Shareholder. For purposes of this Agreement, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

(b) “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” each have a correlative meaning.

(c) “Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

(d) “Representatives” means, with respect to a Person, such Person’s Affiliates and its and their respective officers, directors, employees, agents and advisors.

(e) “Subsidiary” means, with respect to any Person, any other Person, whether incorporated or unincorporated, (a) of which such first Person or any other Subsidiary of such first Person is a general partner or manager or (b) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such other Person is directly or indirectly owned or controlled by such first Person or by any one or more of its Subsidiaries.

Section 4.04. Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections Exhibits, or Schedules, such reference shall be to an Article or Section of or Exhibit, or Schedule to this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable law. References to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section.

Section 4.05. Counterparts. This Agreement may be executed in counterparts all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 4.06. Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, constitute the entire agreement among the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

Section 4.07. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 4.02.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.07(c).

Section 4.08. Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Purchaser and the Shareholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 4.09. Remedies. The parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 4.10. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 4.11. Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

Section 4.12. Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations contained herein shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 4.13. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 4.14. Capacity as a Shareholder. This Agreement shall apply to the Shareholder solely in such Shareholder’s capacity as a shareholder of Company and shall not apply in any manner to the Shareholder or any family member of such Shareholder in any capacity as a director or officer of Company or its Subsidiaries or in any other capacity (and shall not limit or affect any actions taken by such Shareholder or any family member of such Shareholder in the capacity of director or officer of Company or its Subsidiaries, and no such action taken by such Shareholder or any family member of such Shareholder in the capacity of director or officer of Company or its Subsidiaries shall be deemed to constitute a breach of this Agreement).

Section 4.15 No Ownership; Control. Nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any of the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain and belong to Shareholder and Purchaser shall have no power or authority to direct Shareholder in the voting of any of the Covered Shares or the performance by Shareholder of its duties or responsibilities as a shareholder of Company, except as otherwise provided in this Agreement. For the avoidance of doubt, this is a voting agreement only, and is not to be interpreted as a written consent to the transactions contemplated by the Merger Agreement or as granting Purchaser a proxy to vote the Covered Shares subject to this Agreement. Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that Purchaser by reason of this Agreement shall not be deemed (until consummation of the transactions contemplated by the Merger Agreement)

to control, directly or indirectly, Company or its Subsidiaries and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Company or its Subsidiaries.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

VALLEY NATIONAL BANCORP

By:
Name:
Title:

[SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

[Shareholder]

[SIGNATURE PAGE TO VOTING AGREEMENT]

Schedule A

[●]

A-1

Annex C

August 24, 2026

The Board of Directors

Providence Financial Corporation

630 East 162nd Street

South Holland, IL 60473

Members of the Board:

You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common shareholders of Providence Financial Corporation (“Providence”) of the Merger Consideration (as defined below) to be received by such shareholders in the proposed merger of Providence with and into Valley National Bancorp (“Valley”), (such merger, the “Merger”), pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and between Valley and Providence. Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the Merger and without any action on the part of Valley, Providence or the holder of any of the securities of either of the foregoing, each share of common stock, par value $1.00 per share, of Providence (“Providence Common Stock”) issued and outstanding immediately prior to the Effective Time, except for shares of Providence Common Stock owned by Providence as treasury stock or otherwise owned by Providence or Valley (in each case other than the Exception Shares (as defined in the Agreement)) and Dissenting Shares (as defined in the Agreement), shall be converted into the right to receive: (i) $21.47 in cash (the “Cash Consideration”) and (ii) 4.3854 shares of common stock, no par value per share, of Valley (“Valley Common Stock” and, such number of shares of Valley Common Stock, the “Stock Consideration”). The Cash Consideration and the Stock Consideration, taken together, are referred to herein as the “Merger Consideration.” The terms and conditions of the Merger are more fully set forth in the Agreement.

The Agreement also provides that, immediately following the Effective Time, Providence Bank & Trust, a wholly-owned subsidiary of Providence, will merge with and into Valley National Bank, a wholly-owned subsidiary of Valley (such merger, the “Bank Merger”), pursuant to a separate bank merger agreement.

KBW has acted as financial advisor to Providence and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. We and our affiliates, in the ordinary course of our and their broker-dealer businesses, may from time to time purchase securities from, and sell securities to, Providence and Valley. In addition, as market makers in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Valley for our and their own respective accounts and for the accounts of our and their respective customers and clients. We have acted exclusively for the board of directors of Providence (the “Board”) in rendering this opinion and will receive a fee from Providence for our services. A portion of our fee is payable upon the rendering of this

Keefe, Bruyette & Woods, A Stifel Company

www.kbw.com

The Board of Directors – Providence Financial Corporation

August 24, 2026

opinion and a significant portion is contingent upon the successful completion of the Merger. In addition, Providence has agreed to indemnify us for certain liabilities arising out of our engagement.

Other than in connection with this present engagement, in the past two years, KBW has not provided investment banking or financial advisory services to Providence. In the past two years, KBW has provided investment banking and financial advisory services to Valley and received compensation for such services. KBW acted as left bookrunning manager to Valley in connection with Valley’s May 2026 offering of subordinated notes. We may in the future provide investment banking and financial advisory services to Providence or Valley and receive compensation for such services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Providence and Valley and bearing upon the Merger, including among other things, the following: (i) a draft of the Agreement dated August 24, 2026 (the most recent draft made available to us); (ii) the audited financial statements for the three fiscal years ended December 31, 2025 of Providence; (iii) the unaudited financial statements for the fiscal quarters ended March 31, 2026 and June 30, 2026 of Providence; (iv) the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2025 of Valley; (v) the unaudited quarterly financial statements and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026 of Valley; (vi) certain regulatory filings of Providence and Valley and their respective subsidiaries, including, as applicable, the quarterly reports on Form FR Y-9C and call reports filed with respect to each quarter during the three year period ended December 31, 2025 and the quarters ended March 31, 2026 and June 30, 2026; (vii) certain other interim reports and other communications of Providence and Valley provided to their respective shareholders; and (viii) other financial information concerning the businesses and operations of Providence and Valley furnished to us by Providence and Valley or which we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of Providence and Valley; (ii) the assets and liabilities of Providence and Valley; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial information for Providence and certain financial and stock market information for Valley with similar information for certain other companies, the securities of which are publicly traded; (v) financial and operating forecasts and projections of Providence that were prepared by Providence management, provided to and discussed with us by such management, and used and relied upon by us at the direction of such management and with the consent of the Board; and (vi) publicly available consensus “street estimates” of Valley, as well as assumed Valley long-term growth rates that were provided to us by Providence management, all of which information was discussed with us by Valley management and used and relied upon by us based on such discussions, at the direction of Providence management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions held by the managements of Providence and Valley regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have considered the results of the efforts undertaken by Providence, with our assistance, to solicit indications of interest from third parties regarding a potential transaction with Providence.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to or discussed with us or that was publicly available and we have not independently verified the accuracy or completeness of any such information

The Board of Directors – Providence Financial Corporation

August 24, 2026

or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of Providence as to the reasonableness and achievability of the financial and operating forecasts and projections of Providence referred to above (and the assumptions and bases therefor), and we have assumed that such forecasts and projections have been reasonably prepared and represent the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We have further relied, with the consent of Providence, upon Valley management as to the reasonableness and achievability of the publicly available consensus “street estimates” of Valley and the assumed Valley long-term growth rates, all as referred to above (and the assumptions and bases for all such information), and we have assumed that all such information represents, reasonable estimates and that the forecasts and projections reflected in such information will be realized in the amounts and in the time periods currently estimated.

It is understood that the portion of the foregoing financial information of Providence and Valley that was provided to us was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available consensus “street estimates” of Valley referred to above, is based on numerous variables and assumptions that are inherently uncertain and, accordingly, actual results could vary significantly from those set forth in such information. We have assumed, based on discussions with the managements of Providence and Valley and with the consent of the Board, that all such information provides a reasonable basis upon which we can form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

We also assumed that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Providence or Valley since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for credit losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for credit losses for each of Providence and Valley are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Providence or Valley, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of Providence or Valley under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. We have made note of the classification by Providence and Valley of their respective loans and owned securities as either held to maturity or held for investment, on the one hand, or available or held for sale, on the other hand, and have also reviewed reported fair value marks-to-market and other reported valuation information, if any, relating to such loans or owned securities contained in the parties’ respective financial statements, but we express no view as to any such matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as our view of the actual value of any companies or assets.

We have assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transactions (including, without limitation, the Bank Merger) will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft reviewed by us and referred to above), with no adjustments to the Merger Consideration and no other consideration or payments in respect of Providence Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents

The Board of Directors – Providence Financial Corporation

August 24, 2026

will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transactions and that all conditions to the completion of the Merger and any related transactions will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Providence, Valley or the pro forma entity, or the contemplated benefits of the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by representatives of Providence that Providence has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Providence, Valley, the Merger and any related transactions, and the Agreement. KBW has not provided advice with respect to any such matters.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Merger Consideration to the holders of Providence Common Stock. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transactions (including the Bank Merger or the redemption by Providence of the outstanding preferred stock of Providence immediately prior to the Effective Time), including without limitation, the form or structure of the Merger or any such related transactions (including the form or structure of the Merger Consideration or the allocation thereof between cash and stock), the treatment of the outstanding preferred stock of Providence in connection with the Merger, any consequences of the Merger or any such related transactions to Providence, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder, charitable foundation or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. There is currently significant volatility in the stock and other financial markets arising from global tensions and political division, economic uncertainty, recently announced actual or threatened imposition of tariff increases, inflation, and prolonged higher interest rates. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of Providence to engage in the Merger or any related transactions or enter into the Agreement; (ii) the relative merits of the Merger or any related transactions as compared to any strategic alternatives that are, have been or may be available to or contemplated by Providence or the Board; (iii) the fairness of the amount or nature of any compensation to any of Providence’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of Providence Common Stock; (iv) the effect of the Merger or any related transactions on, or the fairness of the consideration to be received by, holders of any class of securities of Providence (other than holders of Providence Common Stock solely with respect to the Merger Consideration (as described herein) and not relative to the consideration to be received by holders of any class of preferred stock or other class of securities) or holders of any class of securities of Valley or any other party to any transaction contemplated by the Agreement; (v) whether Valley has sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate Cash Consideration to the holders of Providence Common Stock at the closing of the Merger; (vi) the actual value of Valley Common Stock to be issued in the Merger; (vii) the prices, trading range or volume at which Valley Common Stock will trade following the public announcement of the Merger or the consummation of the Merger; (viii) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement; or (ix) any legal, regulatory,

The Board of Directors – Providence Financial Corporation

August 24, 2026

accounting, tax or similar matters relating to Providence, Valley, their respective shareholders, or relating to or arising out of or as a consequence of the Merger or any related transactions (including the Bank Merger), including whether or not the Merger will qualify as a tax-free reorganization for United States federal income tax purposes.

This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of Providence Common Stock or any shareholder of any other entity as to how to vote or act in connection with the Merger or any other matter, nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, support, or shareholders’ agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Providence Common Stock.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

Annex D

ILLINOIS BUSINESS CORPORATION ACT OF 1983

ARTICLE 11. MERGER AND CONSOLIDATION – DISSENTERS’ RIGHTS

SECTIONS 11.65 AND 11.70

5/11.65. RIGHT TO DISSENT.

§ 11.65. Right to dissent.

(a)	A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

(1)

consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

(2)	consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

(3)	an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

(i)	alters or abolishes a preferential right of such shares;

(ii)	alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

(iii)	in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

(4)

any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

(b)

A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

(c)

A record owner of shares may assert dissenters’ rights as to fewer than all the shares recorded in such person’s name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters’ rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters’ rights as to shares held on such person’s behalf only if the beneficial owner submits to the corporation the record owner’s written consent to the dissent before or at the same time the beneficial owner asserts dissenters’ rights. (Last amended by P.A. 85-1269, L. ‘88, eff. 1-1-89.)

5/11.70. PROCEDURE TO DISSENT.

§ 11.70. Procedure to dissent.

(a)

If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters’ rights, a shareholder may assert dissenters’ rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

(b)

If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under section 11.30 or section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters’ rights, a shareholder may assert dissenter’s rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

(c)

Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation’s latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation’s statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

(d)

A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

(e)

If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation’s statement of value, shall notify the corporation in writing of the shareholder’s estimated fair value and amount of interest due and demand payment for the difference between the shareholder’s estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

(f)

If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

(g)

The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

(h)

Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

(i)

The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

(1)	Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

(2)

Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

(j)	As used in this Section:

(1)

“Fair value”, with respect to a dissenter’s shares, means the proportionate interest of the shareholder in the corporation, without discount for minority status or, absent extraordinary circumstance, lack of marketability, immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

(2)

“Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances. (Last amended by P.A. 94-889, L. ‘06, eff. 1-1-07.)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Article VI of the Valley articles provides that Valley must indemnify its present and former officers, directors, employees and agents and persons serving at its request against expenses, including attorney’s fees, judgments, fines or amounts paid in settlement, incurred in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by the NJBCA. Article VI also provides that such indemnification will not exclude any other rights to indemnification to which a person may otherwise be entitled, and authorizes Valley to purchase and maintain insurance on behalf of any of the persons enumerated against any liability asserted against such person and incurred by such person in any such capacity, arising out of his or her status as such, whether or not Valley would have the power to indemnify him under the provisions of Article VI.

Section 3-5 of the NJBCA empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent, other than in a derivative action, if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of the NJBCA, the term “corporate agent” includes any present or former director, officer, employee or agent of the corporation, or of any constituent corporation absorbed by the corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent.

With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the New Jersey Superior Court or the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable to the corporation.

The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the board of directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the shareholders.

A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent’s expenses if the agent agrees to repay the expenses if it is ultimately determined that the agent is not entitled to indemnification.

As permitted by Section 2-7(3) of the NJBCA, Article VII of the Valley articles provides:

A director or officer of the corporation will not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except that this provision will not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person’s duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the NJBCA is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director and/or officer of the corporation will be eliminated or limited to the fullest extent permitted by the NJBCA as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders of the corporation or otherwise will not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification.

The NJBCA, as it affects exculpation, has not changed since the adoption of this provision by Valley in 1987.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of August 24, 2026, by and between Valley National Bancorp and Providence Financial Corporation (attached as Annex A to the proxy statement/prospectus forming a part of this Registration Statement).

3.1	Restated Certificate of Incorporation of Valley National Bancorp (incorporated by reference to Exhibit 3.1 of Valley National Bancorp’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 7, 2020).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Valley National Bancorp (incorporated by reference to Exhibit 3.1 of Valley National Bancorp’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2024).

3.3	By-Laws of Valley National Bancorp, as amended and restated (incorporated by reference to Exhibit 3.1 of Valley National Bancorp’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2018).

4.1	Description of Valley National Bancorp’s capital stock (incorporated by reference to Exhibit 4D of Valley National Bancorp’s Annual Report on Form 10-K filed on February 27, 2026).

5.1	Opinion of Day Pitney LLP as to validity of the securities being registered.*

8.1	Opinion of Wachtell, Lipton, Rosen & Katz regarding certain U.S. income tax aspects of the merger.*

8.2	Opinion of Dickinson Wright PLLC regarding certain U.S. income tax aspects of the merger.*

23.1	Consent of KPMG LLP.

23.2	Consent of Day Pitney LLP (included as part of the opinion filed as Exhibit 5.1).*

23.3	Consent of Wachtell, Lipton, Rosen & Katz (included as part of its opinion filed as Exhibit 8.1).*

23.4	Consent of Dickinson Wright PLLC (included as part of its opinion filed as Exhibit 8.2).*

Exhibit No.	Description

24.1	Powers of Attorney of Directors and Officers of Valley National Bancorp (included on the signature page of this Registration Statement and incorporated herein by reference).

99.1	Form of Proxy of Providence Financial Corporation.*

99.2	Consent of Keefe, Bruyette & Woods, Inc.

107	Filing Fee Table.

*	To be filed by amendment.
†

Certain schedules and exhibits have been omitted in reliance on Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that Valley National Bancorp may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

Item 22.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)

That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; this includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(9)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(10)

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

VALLEY NATIONAL BANCORP

By:	/s/ Ira Robbins
Name: Ira Robbins
Title: Chairman of the Board, President & Chief Executive Officer

BE IT KNOWN BY THESE PRESENT: Each of the undersigned directors and officers has made, constituted, and appointed, and does hereby make, constitute, and appoint Ira Robbins, Travis Lan and Lyndsey Sloan, and each of them, with full power of substitution, his or her true and lawful attorneys-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the registrant, to any and all registration statements and amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, relating to the registration under the Securities Act of 1933 of the shares of common stock, no par value, and preferred stock, no par value, of Valley National Bancorp issuable in connection with the merger of Valley National Bancorp and Providence Financial Corporation, and to file with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 21, 2026.

Signature	Title

/s/ Ira Robbins (Ira Robbins)	Chairman of the Board, President & Chief Executive Officer and Director (Principal Executive Officer)

/s/ Travis Lan (Travis Lan)	Senior Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/s/ Mitchell L. Crandell (Mitchell L. Crandell)	Executive Vice President, Chief Accounting Officer (Principal Accounting Officer)

/s/ Eyal Efrat (Eyal Efrat)	Director

/s/ Peter V. Maio (Peter V. Maio)	Director

/s/ Kathleen C. Perrott (Kathleen C. Perrott)	Director

/s/ Nitzan Sandor (Nitzan Sandor)	Director

Signature	Title

/s/ Suresh L. Sani (Suresh L. Sani)	Director

/s/ Lisa J. Schultz (Lisa J. Schultz)	Director

/s/ Jennifer W. Steans (Jennifer W. Steans)	Director

/s/ Carlos J. Vázquez (Carlos J. Vázquez)	Director

/s/ Jeffrey S. Wilks (Jeffrey S. Wilks)	Director

/s/ Dr. Sidney S. Williams, Jr. (Dr. Sidney S. Williams, Jr.)	Director